BEAR STEARNS ASSET BACKED SECURITIES I LLC,

Depositor

EMC MORTGAGE CORPORATION,

Seller and Company

WELLS FARGO BANK, NATIONAL ASSOCIATION,

Master Servicer and Securities Administrator

and

U.S. BANK NATIONAL ASSOCIATION,

Trustee

____________________

POOLING AND SERVICING AGREEMENT

Dated as of July 1, 2005

________________________________________

BEAR STEARNS ASSET BACKED SECURITIES I TRUST 2005-AC5

ASSET-BACKED CERTIFICATES, SERIES 2005-AC5

TABLE OF CONTENTS

Article I

DEFINITIONS

Section 1.01	Defined Terms.
Section 1.02	Allocation of Certain Interest Shortfalls

Article II

CONVEYANCE OF TRUST FUND REPRESENTATIONS AND WARRANTIES

Section 2.01	Conveyance of Trust Fund
Section 2.02	Acceptance of the Mortgage Loans.
Section 2.03	Representations, Warranties and Covenants of the Company, the Master Servicer and the Seller.
Section 2.04	Representations and Warranties of the Depositor
Section 2.05	Delivery of Opinion of Counsel in Connection with Substitutions and Repurchases.
Section 2.06	Countersignature and Delivery of Certificates.

Article III

ADMINISTRATION AND SERVICING OF EMC MORTGAGE LOANS BY COMPANY

Section 3.01	The Company
Section 3.02	Due-on-Sale Clauses; Assumption Agreements.
Section 3.03	Subservicers
Section 3.04	Documents, Records and Funds in Possession of Company To Be Held for Trustee
Section 3.05	Maintenance of Hazard Insurance
Section 3.06	Presentment of Claims and Collection of Proceeds
Section 3.07	Maintenance of the Primary Mortgage Insurance Policies.
Section 3.08	Fidelity Bond, Errors and Omissions Insurance

Section 3.09	Realization Upon Defaulted Mortgage Loans; Determination of Excess Liquidation Proceeds and Realized Losses; Repurchases of Certain Mortgage Loans.
Section 3.10	Servicing Compensation
Section 3.11	REO Property.
Section 3.12	Liquidation Reports
Section 3.13	Annual Statement as to Compliance; Annual Certification.
Section 3.14	Annual Independent Certified Public Accountants’ Servicing Report
Section 3.15	Books and Records

Article IV

ADMINISTRATION AND MASTER SERVICING OF MORTGAGE LOANS BY MASTER SERVICER

Section 4.01	Master Servicer
Section 4.02	REMIC-Related Covenants
Section 4.03	Monitoring of Company and Servicer.
Section 4.04	Fidelity Bond
Section 4.05	Power to Act; Procedures
Section 4.06	Due-on-Sale Clauses; Assumption Agreements
Section 4.07	Release of Mortgage Files.

Section 4.08	Documents, Records and Funds in Possession of Master Servicer, Company and Servicer To Be Held for Trustee.
Section 4.09	Standard Hazard Insurance and Flood Insurance Policies.
Section 4.10	Presentment of Claims and Collection of Proceeds
Section 4.11	Maintenance of the Primary Mortgage Insurance Policies.
Section 4.12	Trustee to Retain Possession of Certain Insurance Policies and Documents
Section 4.13	Realization Upon Defaulted Mortgage Loans
Section 4.14	Compensation for the Master Servicer
Section 4.15	REO Property.
Section 4.16	Annual Officer’s Certificate as to Compliance.
Section 4.17	Annual Independent Accountant’s Servicing Report
Section 4.18	Reports Filed with Securities and Exchange Commission
Section 4.19	UCC
Section 4.20	Optional Purchase of Certain Mortgage Loans

Article V

ACCOUNTS

Section 5.01	Collection of Mortgage Loan Payments; Protected Account.
Section 5.02	Permitted Withdrawals From the Protected Account.
Section 5.03	Reports to Master Servicer
Section 5.04	Collection of Taxes; Assessments and Similar Items; Escrow Accounts
Section 5.05	Servicer Protected Accounts.
Section 5.06	Master Servicer Collection Account.
Section 5.07	Permitted Withdrawals and Transfers from the Master Servicer Collection Account.
Section 5.08	Distribution Account.
Section 5.09	Permitted Withdrawals and Transfers from the Distribution Account.

Article VI

DISTRIBUTIONS AND ADVANCES

Section 6.01	Advances.
Section 6.02	Compensating Interest Payments.
Section 6.03	REMIC Distributions
Section 6.04	Distributions.
Section 6.05	Allocation of Realized Losses.
Section 6.06	Monthly Statements to Certificateholders.
Section 6.07	REMIC Designations and REMIC Distributions.
Section 6.08	Net WAC Reserve Fund and Class I-A Net WAC Pass-Through Amounts.
Section 6.09	Class P Certificate Accounts
Section 6.10	Class I-A-3 Policy Matters.
Section 6.11	Class II-A Policy Matters.

Article VII

THE CERTIFICATES

Section 7.01	The Certificates
Section 7.02	Certificate Register; Registration of Transfer and Exchange of Certificates.
Section 7.03	Mutilated, Destroyed, Lost or Stolen Certificates
Section 7.04	Persons Deemed Owners
Section 7.05	Access to List of Certificateholders’ Names and Addresses

Section 7.06	Book-Entry Certificates
Section 7.07	Notices to Depository
Section 7.08	Definitive Certificates
Section 7.09	Maintenance of Office or Agency

Article VIII

THE COMPANY AND THE MASTER SERVICER

Section 8.01	Liabilities of the Depositor, the Company and the Master Servicer
Section 8.02	Merger or Consolidation of the Depositor, the Company or the Master Servicer.
Section 8.03	Indemnification of the Trustee, the Master Servicer and the Securities Administrator.
Section 8.04	Limitations on Liability of the Depositor, the Company, the Master Servicer and Others
Section 8.05	Master Servicer and Company Not to Resign
Section 8.06	Successor Master Servicer
Section 8.07	Sale and Assignment of Master Servicing

Article IX

DEFAULT; TERMINATION OF MASTER SERVICER; TERMINATION OF COMPANY

Section 9.01	Events of Default
Section 9.02	Trustee to Act; Appointment of Successor
Section 9.03	Notification to Certificateholders, the Certificate Insurers and Rating Agencies.
Section 9.04	Waiver of Defaults
Section 9.05	Company Default
Section 9.06	Waiver of Company Defaults

Article X

CONCERNING THE TRUSTEE AND THE SECURITIES ADMINISTRATOR

Section 10.01	Duties of Trustee and Securities Administrator.
Section 10.02	Certain Matters Affecting the Trustee and the Securities Administrator.
Section 10.03	Trustee and Securities Administrator Not Liable for Certificates or Mortgage Loans
Section 10.04	Trustee and Securities Administrator May Own Certificates
Section 10.05	Trustee’s and Securities Administrator’s Fees and Expenses
Section 10.06	Eligibility Requirements for Trustee and Securities Administrator
Section 10.07	Insurance
Section 10.08	Resignation and Removal of Trustee and Securities Administrator
Section 10.09	Successor Trustee or Securities Administrator
Section 10.10	Merger or Consolidation of Trustee or Securities Administrator
Section 10.11	Appointment of Co-Trustee or Separate Trustee
Section 10.12	Tax Matters

Article XI

TERMINATION

Section 11.01	Termination upon Liquidation or Repurchase of all Mortgage Loans
Section 11.02	Final Distribution on the Group I Certificates and Group II Certificates
Section 11.03	Additional Termination Requirements.

Article XII

MISCELLANEOUS PROVISIONS

Section 12.01	Amendment
Section 12.02	Recordation of Agreement; Counterparts
Section 12.03	Governing Law.
Section 12.04	Intention of Parties
Section 12.05	Notices.
Section 12.06	Severability of Provisions
Section 12.07	Assignment
Section 12.08	Limitation on Rights of Certificateholders
Section 12.09	Inspection and Audit Rights
Section 12.10	Certificates Nonassessable and Fully Paid.
Section 12.11	Certificate Insurer Rights.

Exhibits

Exhibit A-1	Form of Class [A] [X] [PO] Certificates
Exhibit A-2	Form of Class M Certificates
Exhibit A-3	Form of Class B Certificates
Exhibit A-4	Form of Class I-C Certificates
Exhibit A-5	Form of Class [I-P][II-P] Certificates
Exhibit A-6	Form of Class I-R Certificates
Exhibit A-7	Form of Class II-R Certificates
Exhibit B	Mortgage Loan Schedule
Exhibit C	Form of Transfer Affidavit
Exhibit D	Form of Transferor Certificate
Exhibit E	Form of Investment Letter (Non-Rule 144A)
Exhibit F	Form of Rule 144A Investment Letter
Exhibit G	Form of Request for Release
Exhibit H	DTC Letter of Representations
Exhibit I	Schedule of Mortgage Loans with Lost Notes
Exhibit J	Form of Custodial Agreement
Exhibit K	Form of Mortgage Loan Purchase Agreement
Exhibit L	Form of Company Certification
Exhibit M-1	Form of Class I-A-3 Policy
Exhibit M-2	Form of Class II-A Policy
Exhibit N	Form of Yield Maintenance Agreements

POOLING AND SERVICING AGREEMENT, dated as of July 1, 2005, among BEAR STEARNS ASSET BACKED SECURITIES I LLC, a Delaware limited liability company, as depositor (the “Depositor”), EMC MORTGAGE CORPORATION, a Delaware corporation, as seller (in such capacity, the “Seller”) and as company (in such capacity, the “Company”), WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, as master servicer (in such capacity, the “Master Servicer”) and as securities administrator (in such capacity, the “Securities Administrator”) and U.S. BANK NATIONAL ASSOCIATION, a national banking association, as trustee (the “Trustee”).

PRELIMINARY STATEMENT

The Depositor is the owner of the Trust Fund that is hereby conveyed to the Trustee in return for the Certificates.

REMIC I

As provided herein, the Trustee will make an election to treat the segregated pool of assets consisting of Loan Group I and certain other related assets subject to this Agreement (other than the Yield Maintenance Agreements and the Net WAC Reserve Fund) as a REMIC (as defined herein) for federal income tax purposes, and such segregated pool of assets will be designated as “REMIC I.” The Class I-R-1 Certificates will represent the sole class of Residual Interests in REMIC I for purposes of the REMIC Provisions (as defined herein) under federal income tax law. The following table irrevocably sets forth the designation, the Uncertificated REMIC I Pass-Through Rate, the initial Uncertificated Principal Balance and, for purposes of satisfying Treasury Regulation Section 1.860G-1(a)(4)(iii), the “latest possible maturity date” for each of the REMIC I Regular Interests (as defined herein). None of the REMIC I Regular Interests will be certificated.

Designation	Initial Uncertificated Principal Balance	Uncertificated REMIC I Pass-Through Rate	Latest Possible Maturity Date (1)
AA	$367,931,218.64	(2)	August 25, 2035
I-A-1	$1,243,510.00	(2)	August 25, 2035
I-A-2	$200,000.00	(2)	August 25, 2035
I-A-3	$750,000.00	(2)	August 25, 2035
I-A-4	$687,990.00	(2)	August 25, 2035
I-M-1	$253,420.00	(2)	August 25, 2035
I-M-2	$202,740.00	(2)	August 25, 2035
I-M-3	$90,100.00	(2)	August 25, 2035
I-B-1	$82,600.00	(2)	August 25, 2035
I-B-2	$61,950.00	(2)	August 25, 2035
I-B-3	$50,680.00	(2)	August 25, 2035
I-B-4	$112,630.00	(2)	August 25, 2035
ZZ	$3,773,180.38	(2)	August 25, 2035
I-P	$100.00	0.00%	August 25, 2035

___________________

(1)

For purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the Distribution Date in the month following the maturity date for the Mortgage Loan in Loan Group I with the latest maturity date has been designated as the “latest possible maturity date” for each of the REMIC I Regular Interests.

(2)	Calculated in accordance with the definition of “Uncertificated REMIC I Pass-Through Rate” herein.

REMIC II

As provided herein, the Trustee will make an election to treat the segregated pool of assets consisting of the REMIC I Regular Interests as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as “REMIC II.” The Class I-R-2 Certificates will represent the sole class of Residual Interests in REMIC II for purposes of the REMIC Provisions under federal income tax law. The following table irrevocably sets forth the designation, the Uncertificated REMIC II Pass-Through Rate, the initial Uncertificated Principal Balance and, for purposes of satisfying Treasury Regulation Section 1.860G-1(a)(4)(iii), the “latest possible maturity date” for each of the REMIC II Regular Interests (as defined herein). None of the REMIC II Regular Interests will be certificated.

Designation	Initial Uncertificated Principal Balance	Uncertificated REMIC II Pass-Through Rate	Latest Possible Maturity Date(1)
I-A-1	$124,351,000.00	(2)	August 25, 2035
I-A-2	$20,000,000.00	(2)	August 25, 2035
I-A-3	$75,000,000.00	(2)	August 25, 2035
I-A-4	$68,799,000.00	(2)	August 25, 2035
I-M-1	$25,342,000.00	(2)	August 25, 2035
I-M-2	$20,274,000.00	(2)	August 25, 2035
I-M-3	$9,010,000.00	(2)	August 25, 2035
I-B-1	$8,260,000.00	(2)	August 25, 2035
I-B-2	$6,195,000.00	(2)	August 25, 2035
I-B-3	$5,068,000.00	(2)	August 25, 2035
I-B-4	$11,263,000.00	(2)	August 25, 2035
I-C	$1,878,019.02	(2) (3)	August 25, 2035
I-P	$100.00	0.00%	August 25, 2035

___________________

(1)

For purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the Distribution Date in the month following the maturity date for the Mortgage Loan in Loan Group I with the latest maturity date has been designated as the “latest possible maturity date” for each of the REMIC II Regular Interests.

(2)	Calculated in accordance with the definition of “Uncertificated REMIC II Pass-Through Rate” herein.
(3)

REMIC II Regular Interest I-C will not accrue interest on its Uncertificated Principal Balance, but will accrue interest at the related Uncertificated REMIC II Pass-Through Rate on its Uncertificated Notional Balance which shall equal the aggregate of the Uncertificated Principal Balances of the REMIC I Regular Interests other than REMIC I Regular Interest I-P.

REMIC III

As provided herein, the Trustee will make an election to treat the segregated pool of assets consisting of Loan Group II and certain other related assets subject to this Agreement (other than the Yield Maintenance Agreements and the Net WAC Reserve Fund) as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as “REMIC III.” The Class II-R-1 Certificates will represent the sole class of Residual Interests in REMIC III for purposes of the REMIC Provisions under federal income tax law. The following table irrevocably sets forth the designation, the Uncertificated REMIC III Pass-Through Rate, the initial Uncertificated Principal Balance and, for purposes of satisfying Treasury Regulation Section 1.860G-1(a)(4)(iii), the “latest possible maturity date” for each of the REMIC III Regular Interests (as defined herein). None of the REMIC III Regular Interests will be certificated.

Designation	Initial Uncertificated Principal Balance	Uncertificated REMIC III Pass- Through Rate	Latest Possible Maturity Date(1)
PO	$347,260.46	0.000%	August 25, 2020
1-Sub	$5,561.43	5.315%	August 25, 2020
1-ZZZ	$87,999,332.01	5.315%	August 25, 2020
2-Sub	$1,545.75	8.060%	August 25, 2020
2-ZZZ	$24,458,629.84	8.060%	August 25, 2020
II-R-2	$50.00	0.00%	August 25, 2020
II-R-3	$50.00	0.00%	August 25, 2020
P	$100.00	0.00%	August 25, 2020
X	$(3)	(2)	August 25, 2020

___________________

(1)

For purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the Distribution Date in the month following the maturity date for the Mortgage Loan in Loan Group II with the latest maturity date has been designated as the “latest possible maturity date” for each of the REMIC III Regular Interests.

(2)	Calculated in accordance with the definition of “Uncertificated REMIC III Pass-Through Rate” herein.
(3)

REMIC III Regular Interest X will not have an Uncertificated Principal Balance but will accrue interest on its uncertificated notional amount calculated in accordance with the definition of “Uncertificated Notional Amount” herein.

REMIC IV

As provided herein, the Trustee will make an election to treat the segregated pool of assets consisting of the REMIC III Regular Interests as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as “REMIC IV.” The Class II-R-2 Certificates will represent the sole class of Residual Interests in REMIC IV for purposes of the REMIC Provisions under federal income tax law. The following table irrevocably sets forth the designation, the Uncertificated REMIC IV Pass-Through Rate, the initial Uncertificated Principal Balance and, for purposes of satisfying Treasury Regulation Section 1.860G-1(a)(4)(iii), the “latest possible maturity date” for each of the REMIC IV Regular Interests (as defined herein). None of the REMIC IV Regular Interests will be certificated.

Designation	Initial Uncertificated Principal Balance	Uncertificated REMIC IV Pass- Through Rate	Latest Possible Maturity Date(1)
II-A-1	$57,710,426.00	(2)	August 25, 2020
II-A-2	$24,733,039.00	(2)	August 25, 2020
II-A-3	$22,914,426.00	(2)	August 25, 2020
II-B-1	$4,286,868.00	(2)	August 25, 2020
II-B-2	$1,015,310.00	(2)	August 25, 2020
II-B-3	$564,061.00	(2)	August 25, 2020
II-B-4	$564,061.00	(2)	August 25, 2020
II-B-5	$394,843.00	(2)	August 25, 2020
II-B-6	$282,035.03	(2)	August 25, 2020
II-X-2	(4)	(3)	August 25, 2020
II-PO	$347,260.46	0.00%	August 25, 2020
II-R-3	$50.00	0.00%	August 25, 2020
II-P	$100.00	0.00%	August 25, 2020

___________________

(1)

For purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the Distribution Date in the month following the maturity date for the Mortgage Loan in Loan Group II with the latest maturity date has been designated as the “latest possible maturity date” for each of the REMIC IV Regular Interests.

(2)	Calculated in accordance with the definition of “Uncertificated REMIC IV Pass-Through Rate” herein.
(3)

For federal income tax purposes, REMIC IV Regular Interest II-X-2 will not have an Uncertificated REMIC IV Pass-Through Rate, but will be entitled to 100% of the amounts distributed on REMIC III Regular Interest X.

(4)

For federal income tax purposes, REMIC IV Regular Interest II-X-2 will not have an Uncertificated Principal Balance, but will have an uncertificated notional amount equal to the Uncertificated Notional Amount of REMIC III Regular Interest X.

REMIC V

As provided herein, the Trustee will make an election to treat the segregated pool of assets consisting of the REMIC II Regular Interests and REMIC IV Regular Interests as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as “REMIC V.” The Class II-R-3 Certificates will represent the sole class of Residual Interests in REMIC V for purposes of the REMIC Provisions.

The following table irrevocably sets forth the Class designation, Pass-Through Rate, Initial Certificate Principal Balance and, for purposes of satisfying Treasury Regulation Section 1.860G-1(a)(4)(iii), the “latest possible maturity date” for each Class of Certificates that represents one or more of the Regular Interests in REMIC V created hereunder and the Class II-R-1, Class II-R-2 and Class II-R-3 Certificates.

Class Designation	Initial Certificate Principal Balance	Pass-Through Rate	Latest Possible Maturity Date(1)
Class I-A-1	$124,351,000.00	Class I-A-1 Pass-Through Rate	August 25, 2035
Class I-A-2	$20,000,000.00	Class I-A-2 Pass-Through Rate	August 25, 2035
Class I-A-3	$75,000,000.00	Class I-A-3 Pass-Through Rate	August 25, 2035
Class I-A-4	$68,799,000.00	Class I-A-4 Pass-Through Rate	August 25, 2035
Class I-A-5	(4)	Class I-A-5 Pass-Through Rate	August 25, 2035
Class I-M-1	$25,342,000.00	Class I-M-1 Pass-Through Rate	August 25, 2035
Class I-M-2	$20,274,000.00	Class I-M-2 Pass-Through Rate	August 25, 2035
Class I-M-3	$9,010,000.00	Class I-M-3 Pass-Through Rate	August 25, 2035
Class I-B-1	$8,260,000.00	Class I-B-1 Pass -Through Rate	August 25, 2035
Class I-B-2	$6,195,000.00	Class I-B-2 Pass-Through Rate	August 25, 2035
Class I-B-3	$5,068,000.00	Class I-B-3 Pass-Through Rate	August 25, 2035
Class I-B-4	$11,263,000.00	Class I-B-4 Pass-Through Rate	August 25, 2035
Class I-C	$1,878,019.02	N/A(2)	August 25, 2035
Class I-P	$100.00	N/A(3)	August 25, 2035
Class II-A-1	$57,710,426.00	Class II-A-1 Pass-Through Rate	August 25, 2020
Class II-A-2	$24,733,039.00	Class II-A-2 Pass-Through Rate	August 25, 2020
Class II-A-3	$22,914,426.00	Class II-A-3 Pass-Through Rate	August 25, 2020
Class II-A-4	(5)	Class II-A-4 Pass-Through Rate	August 25, 2020
Class II-X-1	(6)	Class II-X-1 Pass-Through Rate	August 25, 2020
Class II-X-2	(7)	Class II-X-2 Pass-Through Rate	August 25, 2020
Class II-PO	$347,260.46	N/A(3)	August 25, 2020
Class II-B-1	$4,286,868.00	Class II-B Pass-Through Rate	August 25, 2020
Class II-B-2	$1,015,310.00	Class II-B Pass-Through Rate	August 25, 2020
Class II-B-3	$564,061.00	Class II-B Pass-Through Rate	August 25, 2020
Class II-B-4	$564,061.00	Class II-B Pass-Through Rate	August 25, 2020
Class II-B-5	$394,843.00	Class II-B Pass-Through Rate	August 25, 2020
Class II-B-6	$282,035.03	Class II-B Pass-Through Rate	August 25, 2020
Class II-R-1	$50.00	N/A(3)	N/A
Class II-R-2	$50.00	N/A(3)	N/A

Class II-R-3	$50.00	N/A(3)	N/A
Class II-P	$100.00	N/A(3)	August 25, 2020

___________________

(1)

For purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the Distribution Date in the month following the maturity date for the Mortgage Loan in Loan Group I with the latest maturity date has been designated as the “latest possible maturity date” for each of the Group I Certificates that represents one or more Regular Interests in REMIC V, and the Distribution Date in the month following the maturity date for the Mortgage Loan in Loan Group II with the latest maturity date has been designated as the “latest possible maturity date” for each of the Group II Certificates that represents one or more of the Regular Interests in REMIC V.

(2)	The Class I-C Certificate will not accrue interest on its Certificate Principal Balance, but will be entitled to 100% of amounts distributed on REMIC II Regular Interest I-C.
(3)	The Class I-P, Class II-PO, Class II-P, Class II-R-1, Class II-R-2 and Class II-R-3 Certificates are not entitled to distributions in respect of interest.
(4)

The Class I-A-5 Certificates do not have an initial Certificate Principal Balance. The Class I-A-5 Certificates have an initial Notional Amount of $144,351,000.00, and for any subsequent Distribution Date, the Class I-A-5 Certificates will have a Notional Amount equal to the aggregate Certificate Principal Balance of the Class I-A-1 Certificates and Class I-A-2 Certificates as of such Distribution Date. For federal income tax purposes, the Class I-A-5 Certificates will have a Notional Amount equal to the aggregate Uncertificated Principal Balance of REMIC II Regular Interest I-A-1 and of REMIC II Regular Interest I-A-2.

(5)

The Class II-A-4 Certificates do not have an initial Certificate Principal Balance. The Class II-A-4 Certificates have an initial Notional Amount of $22,914,426.00, and for any subsequent Distribution Date, the Class II-A-4 Certificates will have a Notional Amount equal to the Certificate Principal Balance of the Class II-A-3 Certificates as of such Distribution Date. For federal income tax purposes, the Class II-A-4 Certificates will have a Notional Amount equal to the Uncertificated Principal Balance of REMIC IV Regular Interest II-A-3.

(6)

The Class II-X-1 Certificates do not have an initial Certificate Principal Balance. The Class II-X-1 Certificates have an initial Notional Amount of $22,914,426.00, and for any subsequent Distribution Date, the Class II-X-1 Certificates will have a Notional Amount equal to the aggregate Certificate Principal Balance of the Class II-A-3 Certificates as of such Distribution Date. For federal income tax purposes, the Class II-X-1 Certificates will have a Notional Amount equal to the Uncertificated Principal Balance of REMIC IV Regular Interest II-A-3.

(7)

The Class II-X-2 Certificates do not have an initial Certificate Principal Balance. The Class II-X-2 Certificates have an initial Notional Amount equal to $388,097.35 and for any subsequent Distribution Date, The Class II-X-2 Certificates will have a Notional Amount equal to the aggregate Stated Principal Balance of the Mortgage Loans in Subgroup II-2 that have Net Mortgage Rates greater than 8.060% per annum. For federal income tax purposes, the Class II-X-2 Certificates will have a Notional Amount equal to the Uncertificated Notional Amount of REMIC IV Regular Interest II-X-2.

The Trust Fund shall be named, and may be referred to as, the “Bear Stearns Asset Backed Securities I Trust 2005-AC5.” The Certificates issued hereunder may be referred to as “Asset-Backed Certificates Series 2005-AC5” (including for purposes of any endorsement or assignment of a Mortgage Note or Mortgage).

In consideration of the mutual agreements herein contained, the Depositor, the Master Servicer, the Securities Administrator, the Seller, the Company and the Trustee agree as follows:

Article I

DEFINITIONS

Section 1.01	Defined Terms.

Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

Accepted Master Servicing Practices: With respect to any Mortgage Loan, those customary mortgage servicing practices of prudent mortgage servicing institutions that master service mortgage loans of the same type and quality as such Mortgage Loan in the jurisdiction where the related Mortgaged Property is located, to the extent applicable to the Trustee or the Master Servicer (except in its capacity as successor to the Company or the related Servicer).

Accepted Servicing Practices: With respect to each EMC Mortgage Loan, those mortgage servicing practices (including collection procedures) that are in accordance with all applicable statutes, regulations and prudent mortgage banking practices for similar mortgage loans.

Account: The Distribution Account, the Master Servicer Collection Account, the Net WAC Reserve Fund and any Protected Account.

Accrued Certificate Interest: With respect to any Group II Certificate (other than the Class II-PO, Class II-P and Class II-R Certificates) for any Distribution Date, means an amount equal to the interest accrued during the related Interest Accrual Period at the applicable Pass-Through Rate on the Certificate Principal Balance or Notional Balance of such Certificate immediately prior to such Distribution Date less (i) in the case of a Group II Senior Certificate (other than the Class II-PO Certificates and Class II-R Certificates), such Certificate’s share of any Net Interest Shortfalls from the related Mortgage Loans and, after the Cross-Over Date, the interest portion of any Realized Losses on the related Mortgage Loans and (ii) in the case of a Group II Subordinate Certificate, such Certificate’s share of any Net Interest Shortfalls and the interest portion of any Realized Losses on the related Mortgage Loans. Such Net Interest Shortfalls will be allocated among the Group II Certificates (other than the Class II-PO, Class II-P and Class II-R Certificates) in proportion to the amount of Accrued Certificate Interest that would have been allocated thereto in the absence of such shortfalls. Accrued Certificate Interest with respect to the Class II-A, Class II-X and Class II-B Certificates will be based on a 360-day year that consists of twelve 30-day months. No Accrued Certificate Interest will be payable with respect to any Class of Group II Certificates after the Distribution Date on which the outstanding Certificate Principal Balance of such Certificate has been reduced to zero. The Class II-PO, Class II-P and Class II-R Certificates are not entitled to Accrued Certificate Interest.

Additional Master Servicing Compensation: The meaning specified in Section 4.14.

Advance: An advance of delinquent payments of principal or interest in respect of a Mortgage Loan required to be made by the Company as provided in Section 6.01(a) hereof, by the related Servicer in accordance with the related Servicing Agreement or by the Master Servicer as provided in Section 6.01(b) hereof.

Agreement: This Pooling and Servicing Agreement and any and all amendments or supplements hereto made in accordance with the terms herein.

Allocable Share: With respect to any Class of Group II Subordinate Certificates on any Distribution Date will generally equal such Class’s pro rata share (based on the Certificate Principal Balance of each Class entitled thereto) of the sum of each of the components of the definition of Subordinate Optimal Principal Amount; provided, that, except as described in the second succeeding sentence, no Class of Group II Subordinate Certificates (other than the Class of Group II Subordinate Certificates outstanding with the lowest numerical designation) shall be entitled on any Distribution Date to receive distributions pursuant to clauses (ii), (iii) and (v) of the definition of Subordinate Optimal Principal Amount unless the Class Prepayment Distribution Trigger for the related Class is satisfied for such Distribution Date. The “Class Prepayment Distribution Trigger” for a Class of Group II Subordinate Certificates for any Distribution Date is satisfied if the fraction (expressed as a percentage), the numerator of which is the aggregate Certificate Principal Balance of such Class and each Class subordinated thereto, if any, and the denominator of which is the aggregate Stated Principal Balance of all of the Mortgage Loans in Loan Group II as of the related Due Date, equals or exceeds such percentage calculated as of the Closing Date. If on any Distribution Date the Certificate Principal Balance of any Class of Group II Subordinate Certificates for which the related Class Prepayment Distribution Trigger was satisfied on such Distribution Date is reduced to zero, any amounts distributable to such Class pursuant to clauses (ii), (iii) and (v) of the definitions of Subordinate Optimal Principal Amount, to the extent of such Class’s remaining Allocable Share, shall be distributed to the remaining Classes of Group II Subordinate Certificates in reduction of their respective Certificate Principal Balances, sequentially, in the order of their numerical class designations. If the Class Prepayment Distribution Trigger is not satisfied for any Class of Group II Subordinate Certificates on any Distribution Date, this may have the effect of accelerating the amortization of more senior Classes of Group II Subordinate Certificates.

Amount Held for Future Distribution: As to any Distribution Date, the aggregate amount held in the Company’s or the related Servicer’s Protected Accounts at the close of business on the immediately preceding Determination Date on account of (i) all Scheduled Payments or portions thereof received in respect of the Mortgage Loans due after the related Due Period and (ii) Principal Prepayments, Liquidation Proceeds and Insurance Proceeds received in respect of such Mortgage Loans after the last day of the related Prepayment Period.

Applied Realized Loss Amount: With respect to any Class of Group I Subordinate Certificates and as to any Distribution Date, the Realized Losses with respect to the Mortgage Loans in Loan Group I which have been applied in reduction of the Certificate Principal Balance of that Class of Certificates pursuant to Section 6.05 of this Agreement, which have not previously been reimbursed reduced by any Subsequent Recoveries applied to such Applied Realized Loss Amount.

Appraised Value: With respect to any Mortgage Loan originated in connection with a refinancing, the appraised value of the Mortgaged Property based upon the appraisal made at the time of such refinancing or, with respect to any other Mortgage Loan, the lesser of (x) the appraised value of the Mortgaged Property based upon the appraisal made by a fee appraiser at the time of the origination of the related Mortgage Loan, and (y) the sales price of the Mortgaged Property at the time of such origination.

Assignment Agreement: Shall mean any of the Wachovia Assignment Agreement, PHH Assignment Agreement, the HSBC Assignment Agreement, the Harbourside Assignment Agreement or the GMACM Assignment Agreement.

Avoided Payment: As defined in the Class II-A Policy.

Bankruptcy Code: Title 11 of the United States Code.

Bishop’s Gate: Bishop’s Gate Residential Mortgage Trust, and any successor thereto.

Book-Entry Certificates: Any of the Certificates that shall be registered in the name of the Depository or its nominee, the ownership of which is reflected on the books of the Depository or on the books of a person maintaining an account with the Depository (directly, as a “Depository Participant”, or indirectly, as an indirect participant in accordance with the rules of the Depository and as described in Section 7.06). As of the Closing Date, each Class of Offered Certificates constitutes a Class of Book-Entry Certificates.

Business Day: Any day other than (i) a Saturday or a Sunday, or (ii) a day on which banking institutions in The City of New York, New York, Minneapolis, Minnesota, Columbia, Maryland or the city in which the Corporate Trust Office of the Trustee or the principal office of the Company or the Master Servicer is located are authorized or obligated by law or executive order to be closed.

Certificate: Any one of the certificates of any Class executed and authenticated by the Securities Administrator in substantially the forms attached hereto as Exhibits A-1 through A-8.

Certificate Insurers: Financial Guaranty Insurance Company and Assured Guaranty Corp.

Certificateholder or Holder: The person in whose name a Certificate is registered in the Certificate Register (initially, Cede & Co., as nominee for the Depository, in the case of any Book-Entry Certificates).

Certificate Owner: With respect to a Book-Entry Certificate, the Person that is the beneficial owner of such Book-Entry Certificate.

Certificate Principal Balance: With respect to any Class of Certificates (other than the Class I-A-5, Class II-A-4, Class II-X-1, Class II-X-2 and Class I-R Certificates) and any Distribution Date, is the original Certificate Principal Balance of such Class, less the sum of (i) all amounts in respect of principal distributed to such Class on previous Distribution Dates and (ii) any Applied Realized Loss Amounts allocated to such Class on previous Distribution Dates; provided that, the Certificate Principal Balance of any Class of Subordinate Certificates with the highest payment priority to which Realized Losses have been allocated shall be increased by the amount of any Subsequent Recoveries on the related Mortgage Loans received by the Master Servicer, but not by more than the amount of Realized Losses previously allocated to reduce the Certificate Principal Balance of that Certificate and, in the case of Loan Group I, not previously reimbursed to such Certificate as an Applied Realized Loss Amount.

Certificate Register: The register maintained pursuant to Section 7.02 hereof.

Class: All Certificates bearing the same Class designation as set forth in Section 7.01 hereof.

Class A Certificate: Any of the Class I-A-1, Class I-A-2, Class I-A-3, Class I-A-4, Class I-A-5, Class II-A-1, Class II-A-2, Class II-A-3 and Class II-A-4 Certificates.

Class B Certificates: Any of the Class I-B-1, Class I-B-2, Class I-B-3, Class I-B-4, Class II-B-1, Class II-B-2, Class II-B-3, Class II-B-4, Class II-B-5 and Class II-B-6 Certificates.

Class M Certificate: Any of the Class I-M-1, Class I-M-2 and Class I-M-3 Certificates.

Class P Certificate: Any of the Class I-P Certificates and Class II-P Certificates.

Class P Certificate Account: Each account established and maintained by the Securities Administrator pursuant to Section 6.09 hereof.

Class R Certificate: Any of the Class I-R-1, Class I-R-2, Class II-R-1, Class II-R-2 and Class II-R-3 Certificates.

Class I-A Certificates: Any of the Class I-A-1, Class I-A-2, Class I-A-3, Class I-A-4 and Class I-A-5 Certificates.

Class I-A Net WAC Pass-Through Amount: Shall mean on any Distribution Date, the excess of (A) the amount of interest the Class I-A-1 Certificates and Class I-A-2 Certificates would have been entitled to receive if no Interest Rate Cap applied, over (B) the amount of interest the Class I-A-1 Certificates and Class I-A-2 Certificates would have been entitled to receive if reductions under the related Interest Rate Cap were allocated as provided in the definition thereof; provided, however, that if One-Month LIBOR plus the applicable margin for the Class I-A-1 Certificates and Class I-A-2 Certificates for such Distribution Date is equal to or greater than the rate of interest for the Class I-A-1 Certificates and Class I-A-2 Certificates determined as if the related Interest Rate Cap allocable to the Class I-A-1, Class I-A-2 and Class I-A-5 Certificates were allocated to the Class I-A-1 Certificates and Class I-A-2 Certificates, the amount determined under clause (A) would be determined as if the Interest Rate Cap allocable to the Class I-A-1, Class I-A-2 and Class I-A-5 Certificates were allocated to the Class I-A-1 Certificates and Class I-A-2 Certificates.

Class I-A-1 Certificate: Any Certificate designated as a “Class I-A-1 Certificate” on the face thereof, in the form of Exhibit A-1 hereto, representing the right to the Percentage Interest of distributions provided for the Class I-A-1 Certificates as set forth herein and evidencing (i) a Regular Interest in REMIC V, (ii) the right to receive the Net WAC Rate Carryover Amount and (iii) the obligation to pay the Class I-A Net WAC Pass-Through Amount.

Class I-A-1 Pass-Through Rate: Shall mean (i) on any Distribution Date which occurs on or prior to the Group I Optional Termination Date, One-Month LIBOR plus 0.500% per annum, with a maximum rate of 5.500% per annum and a minimum rate of 0.500% per annum and (ii) for each Distribution Date thereafter, One-Month LIBOR plus 1.00% per annum, with a maximum rate of 6.00% per annum and a minimum rate of 1.00% per annum, in each case subject to a cap equal to the related Interest Rate Cap for such Distribution Date.

Class I-A-2 Certificate: Any Certificate designated as a “Class I-A-2 Certificate” on the face thereof, in the form of Exhibit A-1 hereto, representing the right to the Percentage Interest of distributions provided for the Class I-A-2 Certificates as set forth herein and evidencing (i) a Regular Interest in REMIC V, (ii) the right to receive the Net WAC Rate Carryover Amount and (iii) the obligation to pay the Class I-A Net WAC Pass-Through Amount.

Class I-A-2 Pass-Through Rate: Shall mean (i) on any Distribution Date which occurs on or prior to the Group I Optional Termination Date, One-Month LIBOR plus 0.500% per annum, with a maximum rate of 5.500% per annum and a minimum rate of 0.500% per annum and (ii) for each Distribution Date thereafter, One-Month LIBOR plus 1.00% per annum, with a maximum rate of 6.00% per annum and a minimum rate of 1.00% per annum, in each case subject to a cap equal to the related Interest Rate Cap for such Distribution Date.

Class I-A-3 Certificate: Any Certificate designated as a “Class I-A-3 Certificate” on the face thereof, in the form of Exhibit A-1 hereto, representing the right to the Percentage Interest of distributions provided for the Class I-A-3 Certificates as set forth herein and evidencing (i) a Regular Interest in REMIC V and (ii) the right to receive the Net WAC Rate Carryover Amount.

Class I-A-3 Deficiency Amount: With respect to any Distribution Date and the Class I-A-3 Certificates, an amount, if any, equal to the sum of (i) the excess of (x) the Monthly Interest Distributable Amount for the Class I-A-3 Certificates on such Distribution Date plus the interest portion of any Realized Losses on the Mortgage Loans in Loan Group I on such Distribution Date which are allocated to reduce the Monthly Interest Distributable Amount for the Class I-A-3 Certificates on such Distribution Date in accordance with this Agreement over (y) the Interest Funds from the Mortgage Loans in Loan Group I on such Distribution Date allocated to pay the Monthly Interest Distributable Amount on the Class I-A-3 Certificates on such Distribution Date as provided in Section 6.04 of this Agreement; and (ii) the Certificate Principal Balance of the Class I-A-3 Certificates to the extent unpaid on the Last Scheduled Distribution Date or earlier termination of the Group I Sub-Trust pursuant to the terms of this Agreement, in each case after giving effect to distributions made on such date from sources other than the Class I-A-3 Policy.

Class I-A-3 Insurance Agreement: The Insurance and Indemnity Agreement dated as of July 29, 2005 among the Class I-A-3 Insurer, the Seller, the Depositor and the Trustee.

Class I-A-3 Insured Amounts: With respect to the Class I-A-3 Certificates (1) any Class I-A-3 Deficiency Amount and (2) any Class I-A-3 Preference Amount.

Class I-A-3 Insurer: Financial Guaranty Insurance Company, a stock insurance corporation organized and created under the laws of the State of New York, or any successor thereto.

Class I-A-3 Insurer Contact Person: The officer designated by the Master Servicer to provide information to the Class I-A-3 Insurer pursuant to Section 6.10(i).

Class I-A-3 Insurer Default: As defined in Section 6.10(l).

Class I-A-3 Insurer Premium Amount: With respect to the Class I-A-3 Policy and each Distribution Date, an amount equal to the product of the Class I-A-3 Insurer Premium Rate and the Certificate Principal Balance of the Class I-A-3 Certificates immediately prior to such Distribution Date.

Class I-A-3 Insurer Premium Rate: A percentage equal to one-twelfth (1/12) of the “premium percentage” set forth in the Class I-A-3 Insurance Agreement.

Class I-A-3 Notice of Nonpayment: Written notice in the form of Exhibit A to the Class I-A-3 Policy.

Class I-A-3 Pass-Through Rate: With regard to any Distribution Date, a fixed rate equal to 5.42% per annum subject to a cap equal to the related Interest Rate Cap for such Distribution Date.

Class I-A-3 Preference Amount: The portion or all of any amount that is insured under the Class I-A-3 Policy that was previously distributed to a Class I-A-3 Certificateholder and is recoverable and recovered from such Class I-A-3 Certificateholder as a voidable preference by a trustee in bankruptcy pursuant to the U.S. Bankruptcy Code, pursuant to a final non-appealable order of a court exercising proper jurisdiction in an insolvency proceeding.

Class I-A-3 Policy: The surety bond, policy number 05030067, including any endorsements thereto, issued by the Class I-A-3 Insurer with respect to the Class I-A-3 Certificates, in the form attached hereto as Exhibit L-1.

Class I-A-3 Policy Payments Account: The separate Eligible Account created and maintained by the Trustee pursuant to Section 6.10(c) in the name of the Trustee for the benefit of the Class I-A-3 Certificateholders and designated “U.S. Bank National Association, in trust for registered holders of Bear Stearns Asset Backed Securities I Trust 2005-AC5, Asset-Backed Certificates, Series 2005-AC5, Class I-A-3.” Funds in the Class I-A-3 Policy Payments Account shall be held in trust for the Class I-A-3 Certificateholders for the uses and purposes set forth in this Agreement.

Class I-A-3 Reimbursement Amount: The sum of (a) the aggregate unreimbursed amount of any payments made by the Class I-A-3 Insurer under the Class I-A-3 Policy, together with interest on such amount from the date of payment by the Class I-A-3 Insurer until paid in full at the Late Payment Rate (as defined in the Class I-A-3 Insurance Agreement) and (b) any other amounts owed to the Class I-A-3 Insurer under the Class I-A-3 Insurance Agreement or pursuant to Section 6.10.

Class I-A-4 Certificate: Any Certificate designated as a “Class I-A-4 Certificate” on the face thereof, in the form of Exhibit A-1 hereto, representing the right to the Percentage Interest of distributions provided for the Class I-A-4 Certificates as set forth herein and evidencing (i) a Regular Interest in REMIC V and (ii) the right to receive the Net WAC Rate Carryover Amount.

Class I-A-4 Pass-Through Rate: With regard to any Distribution Date, a fixed rate equal to 5.50% per annum subject to a cap equal to the related Interest Rate Cap for such Distribution Date.

Class I-A-5 Certificate: Any Certificate designated as a “Class I-A-5 Certificate” on the face thereof, in the form of Exhibit A-1 hereto, representing the right to the Percentage Interest of distributions provided for the Class I-A-5 Certificates as set forth herein and evidencing (i) a Regular Interest in REMIC V, (ii) the right to receive the Net WAC Rate Carryover Amount and (iii) the right to receive the Class I-A Net WAC Pass-Through Amount.

Class I-A-5 Pass-Through Rate: Shall mean on any Distribution Date, 5.00% per annum minus LIBOR, with a maximum rate of 5.00% per annum and a minimum rate of 0.00% per annum, subject to a cap equal to the related Interest Rate Cap for such Distribution Date.

Class I-B Certificates: Any of the Class I-B-1, Class I-B-2, Class I-B-3 and Class I-B-4 Certificates.

Class I-B-1 Certificate: Any Certificate designated as a “Class I-B-1 Certificate” on the face thereof, in the form of Exhibit A-3 hereto, representing the right to the Percentage Interest of distributions provided for the Class I-B-1 Certificates as set forth herein and evidencing (i) a Regular Interest in REMIC V and (ii) the right to receive the Net WAC Rate Carryover Amount.

Class I-B-1 Pass-Through Rate: Shall mean (i) on any Distribution Date which occurs on or prior to the Group I Optional Termination Date, One-Month LIBOR plus 1.300% per annum and (ii) for each Distribution Date thereafter, One-Month LIBOR plus 1.950% per annum, in each case subject to a cap equal to the related Interest Rate Cap for such Distribution Date.

Class I-B-2 Certificate: Any Certificate designated as a “Class I-B-2 Certificate” on the face thereof, in the form of Exhibit A-3 hereto, representing the right to the Percentage Interest of distributions provided for the Class I-B-2 Certificates as set forth herein and evidencing (i) a Regular Interest in REMIC V and (ii) the right to receive the Net WAC Rate Carryover Amount.

Class I-B-2 Pass-Through Rate: Shall mean (i) on any Distribution Date which occurs on or prior to the Group I Optional Termination Date, One-Month LIBOR plus 1.400% per annum and (ii) for each Distribution Date thereafter, One-Month LIBOR plus 2.100% per annum, in each case subject to a cap equal to the related Interest Rate Cap for such Distribution Date.

Class I-B-3 Certificate: Any Certificate designated as a “Class I-B-3 Certificate” on the face thereof, in the form of Exhibit A-3 hereto, representing the right to the Percentage Interest of distributions provided for the Class I-B-3 Certificates as set forth herein and evidencing (i) a Regular Interest in REMIC V and (ii) the right to receive the Net WAC Rate Carryover Amount.

Class I-B-3 Pass-Through Rate: Shall mean (i) on any Distribution Date which occurs on or prior to the Group I Optional Termination Date, One-Month LIBOR plus 1.900% per annum and (ii) for each Distribution Date thereafter, One-Month LIBOR plus 2.850% per annum, in each case subject to a cap equal to the related Interest Rate Cap for such Distribution Date.

Class I-B-4 Certificate: Any Certificate designated as a “Class I-B-4 Certificate” on the face thereof, in the form of Exhibit A-3 hereto, representing the right to the Percentage Interest of distributions provided for the Class I-B-4 Certificates as set forth herein and evidencing (i) a Regular Interest in REMIC V and (ii) the right to receive the Net WAC Rate Carryover Amount.

Class I-B-4 Pass-Through Rate: Shall mean (i) on any Distribution Date which occurs on or prior to the Group I Optional Termination Date, the lesser of (a) 9.00% per annum and (b) One-Month LIBOR plus 3.000% per annum and (ii) for each Distribution Date thereafter, the lesser of (a) 9.00% per annum and (b) One-Month LIBOR plus 4.500% per annum, in each case subject to a cap equal to the related Interest Rate Cap for such Distribution Date.

Class I-C Certificate: Any Certificate designated as a “Class I-C Certificate” on the face thereof, in the form of Exhibit A-4 hereto, representing the right to its Percentage Interest of distributions provided for the Class I-C Certificates herein and evidencing (i) a Regular Interest in REMIC V and (ii) the obligation to pay the Net WAC Rate Carryover Amount.

Class I-C Distribution Amount: With respect to any Distribution Date, the sum of (i) the related Monthly Interest Distributable Amount for the Class I-C Certificates for such Distribution Date, (ii) any Group I Overcollateralization Release Amount for such Distribution Date and (iii) without duplication, any Subsequent Recoveries for Loan Group I not distributed to the Group I Offered Certificates on such Distribution Date; provided, however, that on and after the Distribution Date on which the Certificate Principal Balance of the Group I Offered Certificates has been reduced to zero, the Class I-C Distribution Amount shall include the Group I Overcollateralized Amount.

Class I-M Certificates: Any of the Class I-M-1, Class I-M-2 and Class I-M-3 Certificates.

Class I-M-1 Certificate: Any Certificate designated as a “Class I-M-1 Certificate” on the face thereof, in the form of Exhibit A-2 hereto, representing the right to the Percentage Interest of distributions provided for the Class I-M-1 Certificates as set forth herein and evidencing (i) a Regular Interest in REMIC V and (ii) the right to receive the Net WAC Rate Carryover Amount.

Class I-M-1 Pass-Through Rate: Shall mean (i) on any Distribution Date which occurs on or prior to the Group I Optional Termination Date, One-Month LIBOR plus 0.500% per annum and (ii) for each Distribution Date thereafter, One-Month LIBOR plus 0.750% per annum, in each case subject to a cap equal to the related Interest Rate Cap for such Distribution Date.

Class I-M-2 Certificate: Any Certificate designated as a “Class I-M-2 Certificate” on the face thereof, in the form of Exhibit A-2 hereto, representing the right to the Percentage Interest of distributions provided for the Class I-M-2 Certificates as set forth herein and evidencing (i) a Regular Interest in REMIC V and (ii) the right to receive the Net WAC Rate Carryover Amount.

Class I-M-2 Pass-Through Rate: Shall mean (i) on any Distribution Date which occurs on or prior to the Group I Optional Termination Date, One-Month LIBOR plus 0.680% per annum and (ii) for each Distribution Date thereafter, One-Month LIBOR plus 1.020% per annum, in each case subject to a cap equal to the related Interest Rate Cap for such Distribution Date.

Class I-M-3 Certificate: Any Certificate designated as a “Class I-M-3 Certificate” on the face thereof, in the form of Exhibit A-2 hereto, representing the right to the Percentage Interest of distributions provided for the Class I-M-3 Certificates as set forth herein and evidencing (i) a Regular Interest in REMIC V and (ii) the right to receive the Net WAC Rate Carryover Amount.

Class I-M-3 Pass-Through Rate: Shall mean (i) on any Distribution Date which occurs on or prior to the Group I Optional Termination Date, the lesser of (a) 9.00% per annum and (b) One-Month LIBOR plus 0.730% per annum and (ii) for each Distribution Date thereafter, the lesser of (a) 9.00% per annum and (b) One-Month LIBOR plus 1.095% per annum, in each case subject to a cap equal to the related Interest Rate Cap for such Distribution Date.

Class I-P Certificate: Any Certificate designated as a “Class I-P Certificate” on the face thereof, in the form of Exhibit A-5 hereto, representing the right to its Percentage Interest of distributions provided for the Class I-P Certificates as set forth herein and evidencing a Regular Interest in REMIC V.

Class I-R Certificates: Any of the Class I-R-1 Certificates or Class I-R-2 Certificates.

Class I-R-1 Certificate: Any Certificate designated as a “Class I-R-1 Certificate” on the face thereof, in the form set forth in Exhibit A-6 hereto, evidencing the Residual Interest in REMIC I and representing the right to the Percentage Interest of distributions provided for the Class I-R-1 Certificates as set forth herein.

Class I-R-2 Certificate: Any Certificate designated a “Class I-R-2 Certificate” on the face thereof, in the form set forth in Exhibit A-6 hereto, evidencing the Residual Interest in REMIC II and representing the right to the Percentage Interest of distributions provided for the Class I-R-2 Certificates as set forth herein.

Class II-A Certificate: Any of the Class II-A-1, Class II-A-2, Class II-A-3 and Class II-A-4 Certificates.

Class II-A Insurance Agreement: The Insurance and Indemnity Agreement dated as of July 29, 2005 among the Class II-A Insurer, the Seller, the Depositor and the Trustee.

Class II-A Insurer: Assured Guaranty Corp., a Maryland domiciled insurance company, or any successor thereto.

Class II-A Insurer Default: As defined in Section 6.11.

Class II-A Insurer Premium Amount: With respect to the Class II-A Policy and each Distribution Date, an amount equal to the product of the Certificate Insurer Premium Rate and the Certificate Principal Balance of the Class II-A-1 Certificates and Class II-A-2 Certificates immediately prior to such Distribution Date.

Class II-A Insurer Premium Rate: A percentage equal to one-twelfth (1/12) of the “premium percentage” set forth in the Premium Letter.

Class II-A Policy: The irrevocable financial guaranty insurance policy, No. D-2005-54, including any endorsements thereto, issued by the Certificate Insurer with respect to the Class II-A-1 Certificates and Class II-A-2 Certificates, in the form attached hereto as Exhibit M-2.

Class II-A Policy Payments Account: The separate Eligible Account created and maintained by the Securities Administrator pursuant to Section 6.11(c) in the name of the Trustee for the benefit of the Class II-A Certificateholders and designated “U.S. Bank National

Association, in trust for registered holders of Bear Stearns Asset Backed Securities I Trust 2005-AC5, Asset-Backed Certificates, Series 2005-AC5, Class II-A.” Funds in the Class II-A Policy Payments Account shall be held in trust for the Class II-A Certificateholders for the uses and purposes set forth in this Agreement.

Class II-A Reimbursement Amount: Shall be the sum of (a) the aggregate unreimbursed amount of any payments made by the Class II-A Insurer under the Class II-A Policy, together with interest on such amount from the date of payment by the Class II-A Insurer until paid in full at the Accrual Rate (as defined in the Class II-A Insurance Agreement) and (b) any other amounts owed to the Class II-A Insurer under the Class II-A Insurance Agreement or pursuant to Section 6.11.

Class II-A-1 Certificate: Any Certificate designated as a “Class II-A-1 Certificate” on the face thereof, in the form of Exhibit A-1 hereto, representing the right to the Percentage Interest of distributions provided for the Class II-A-1 Certificates as set forth herein and evidencing a Regular Interest in REMIC V.

Class II-A-1 Pass-Through Rate: Shall mean on any Distribution Date, One-Month LIBOR plus 0.250% per annum, with a maximum rate of 7.500% per annum and a minimum rate of 0.250% per annum.

Class II-A-2 Certificate: Any Certificate designated as a “Class II-A-2 Certificate” on the face thereof, in the form of Exhibit A-1 hereto, representing the right to the Percentage Interest of distributions provided for the Class II-A-2 Certificates as set forth herein and evidencing a Regular Interest in REMIC V.

Class II-A-2 Pass-Through Rate: Shall mean on any Distribution Date, 16.91666667% per annum minus the product of LIBOR and 2.33333, with a maximum rate of 16.91666667% per annum and a minimum rate of 0.00% per annum.

Class II-A-3 Certificate: Any Certificate designated as a “Class II-A-3 Certificate” on the face thereof, in the form of Exhibit A-1 hereto, representing the right to the Percentage Interest of distributions provided for the Class II-A-3 Certificates as set forth herein and evidencing a Regular Interest in REMIC V.

Class II-A-3 Pass-Through Rate: Shall mean on any Distribution Date, One-Month LIBOR plus 0.25% per annum, with a maximum rate of 8.00% per annum and a minimum rate of 0.25% per annum.

Class II-A-4 Certificate: Any Certificate designated as a “Class II-A-4 Certificate” on the face thereof, in the form of Exhibit A-1 hereto, representing the right to the Percentage Interest of distributions provided for the Class II-A-4 Certificates as set forth herein and evidencing a Regular Interest in REMIC V.

Class II-A-4 Pass-Through Rate: Shall mean on any Distribution Date, 7.75% per annum minus One-Month LIBOR with a maximum rate of 7.75% per annum and a minimum rate of 0.00% per annum.

Class II-B Certificate: Any of the Class II-B-1, Class II-B-2, Class II-B-3, Class II-B-4, Class II-B-5, and Class II-B-6 Certificates.

Class II-B Pass-Through Rate: For any Distribution Date, a variable Pass-Through Rate equal to the weighted average of 5.315% and 8.060% per annum, weighted in proportion to the results of subtracting from the aggregate Stated Principal Balance of the Mortgage Loans in Subgroup II-1 and Subgroup II-2 (other than any principal balance attributable to the Class II-PO Certificates), the Certificate Principal Balance of the related Class or Classes of Senior Certificates (other than the Class II-PO Certificates and the Class II-R Certificates); provided that, for federal income tax purposes, the equivalent of the foregoing expressed as the weighted average of the Uncertificated REMIC IV Pass-Through Rates of REMIC IV Regular Interest II-B-1, REMIC IV Regular Interest II-B-2, REMIC IV Regular Interest II-B-3, REMIC IV Regular Interest II-B-4, REMIC IV Regular Interest II-B-5, REMIC IV Regular Interest II-B-6, weighted on the basis of their respective Uncertificated Principal Balances.

Class II-B-1 Certificate: Any Certificate designated as a “Class II-B-1 Certificate” on the face thereof, in the form of Exhibit A-3 hereto, representing the right to the Percentage Interest of distributions provided for the Class II-B-1 Certificates as set forth herein and evidencing a Regular Interest in REMIC V.

Class II-B-2 Certificate: Any Certificate designated as a “Class II-B-2 Certificate” on the face thereof, in the form of Exhibit A-3 hereto, representing the right to the Percentage Interest of distributions provided for the Class II-B-2 Certificates as set forth herein and evidencing a Regular Interest in REMIC V.

Class II-B-3 Certificate: Any Certificate designated as a “Class II-B-3 Certificate” on the face thereof, in the form of Exhibit A-3 hereto, representing the right to the Percentage Interest of distributions provided for the Class II-B-3 Certificates as set forth herein and evidencing a Regular Interest in REMIC V.

Class II-B-4 Certificate: Any Certificate designated as a “Class II-B-4 Certificate” on the face thereof, in the form of Exhibit A-3 hereto, representing the right to the Percentage Interest of distributions provided for the Class II-B-4 Certificates as set forth herein and evidencing a Regular Interest in REMIC V.

Class II-B-5 Certificate: Any Certificate designated as a “Class II-B-5 Certificate” on the face thereof, in the form of Exhibit A-3 hereto, representing the right to the Percentage Interest of distributions provided for the Class II-B-5 Certificates as set forth herein and evidencing a Regular Interest in REMIC V.

Class II-B-6 Certificate: Any Certificate designated as a “Class II-B-6 Certificate” on the face thereof, in the form of Exhibit A-3 hereto, representing the right to the Percentage Interest of distributions provided for the Class II-B-6 Certificates as set forth herein and evidencing a Regular Interest in REMIC V.

Class II-P Certificate: Any Certificate designated as a “Class II-P Certificate” on the face thereof, in the form of Exhibit A-5 hereto, representing the right to its Percentage Interest of distributions provided for the Class II-P Certificates as set forth herein and evidencing a Regular Interest in REMIC V.

Class II-PO Certificate: Any Certificate designated as a “Class II-PO Certificate” on the face thereof, in the form of Exhibit A-1 hereto, representing the right to the Percentage Interest of distributions provided for the Class II-PO Certificates as set forth herein and evidencing a Regular Interest in REMIC V.

Class II-PO Certificate Cash Shortfall: For any Distribution Date, the difference between (i) principal distributable to the Class II-PO Certificates in accordance with priority fifth under Section 6.04(b), and (ii) principal actually distributed to the Class II-PO Certificates after giving effect to Section 6.04(d).

Class II-PO Certificate Deferred Amount: As to each Distribution Date through the Cross-Over Date, the aggregate of all amounts allocable on such dates to the Class II-PO Certificates in respect of the principal portion of Realized Losses in respect of Discount Mortgage Loans in Subgroup II-1 and the Class II-PO Certificate Cash Shortfall and all amounts previously allocated in respect of such losses and such shortfalls to the Class II-PO Certificates, and not distributed on prior Distribution Dates.

Class II-PO Certificate Principal Distribution Amount: The Class II-PO Certificates shall be entitled to distributions from Subgroup II-1. For each Class of Class II-PO Certificates with respect to each Distribution Date will be an amount equal to the sum of:

(i)      the PO Percentage of all scheduled payments of principal due on each Discount Mortgage Loan in Subgroup II-1 on the related Due Date as specified in the amortization schedule at the time applicable thereto (after adjustment for previous principal prepayments but before any adjustment to such amortization schedule by reason of any bankruptcy or similar proceeding or any moratorium or similar waiver or grace period);

(ii)      the PO Percentage of the Stated Principal Balance of each Discount Mortgage Loan in Subgroup II-1 which was the subject of a prepayment in full received by the Master Servicer during the applicable Prepayment Period;

(iii)     the PO Percentage of all partial prepayments of principal of each Discount Mortgage Loan in the Subgroup II-1 received during the applicable Prepayment Period;

(iv)     the lesser of (a) the PO Percentage of the sum of (A) all Net Liquidation Proceeds and Subsequent Recoveries allocable to principal on each Discount Mortgage Loan in Subgroup II-1 which became a Liquidated Mortgage Loan during the related Prepayment Period (other than a Discount Mortgage Loan described in clause (B)) and (B) the Stated Principal Balance of each such Discount Mortgage Loan in Subgroup II-1 purchased by an insurer from the Trustee during the related Prepayment Period pursuant to the related Primary Mortgage Insurance Policy, if any, or otherwise; and (b) the PO Percentage of the sum of (A) the Stated Principal Balance of each Discount Mortgage Loan in Subgroup II-1 which became a Liquidated Mortgage Loan during the related Prepayment Period (other than a Discount Mortgage Loan described in clause (B)) and

(B) the Stated Principal Balance of each such Discount Mortgage Loan in Subgroup II-1 that was purchased by an insurer from the Trustee during the related Prepayment Period pursuant to the related Primary Mortgage Insurance Policy, if any, or otherwise; and

(v)      the PO Percentage of the sum of (a) the Stated Principal Balance of each Discount Mortgage Loan in Subgroup II-1 which was repurchased by the Seller in connection with such Distribution Date and (b) the difference, if any, between the Stated Principal Balance of a Discount Mortgage Loan in Subgroup II-1 that has been replaced by the Seller with a substitute Discount Mortgage Loan pursuant to the Agreement in connection with such Distribution Date and the Stated Principal Balance of such substitute Discount Mortgage Loan.

Class II-R Certificates: The Class II-R-1, Class II-R-2 and Class II-R-3 Certificates.

Class II-R Deposit: An amount equal to $150, which shall be included as part of the Group II Available Funds attributable to Subgroup II-1 and distributed as principal to the Class II-R Certificates on the first Distribution Date.

Class II-R-1 Certificate: Any Certificate designated a “Class II-R-1 Certificate” on the face thereof, in substantially the form set forth in Exhibit A-6 hereto, evidencing the Residual Interest in REMIC III and representing the right to the Percentage Interest of distributions provided for the Class II-R-1 Certificates as set forth herein.

Class II-R-2 Certificate: Any Certificate designated a “Class II-R-2 Certificate” on the face thereof, in substantially the form set forth in Exhibit A-6 hereto, evidencing the Residual Interest in REMIC IV and representing the right to the Percentage Interest of distributions provided for the Class II-R-2 Certificates as set forth herein.

Class II-R-3 Certificate: Any Certificate designated a “Class II-R-3 Certificate” on the face thereof, in substantially the form set forth in Exhibit A-6 hereto, evidencing the Residual Interest in REMIC V and representing the right to the Percentage Interest of distributions provided for the Class II-R-3 Certificates as set forth herein.

Class II-X Certificate: Any of the Class II-X-1 Certificates and Class II-X-2 Certificates.

Class II-X-1 Certificate: Any Certificate designated as a “Class II-X-1 Certificate” on the face thereof, in the form of Exhibit A-1 hereto, representing the right to its Percentage Interest of distributions provided for the Class II-X-1 Certificates as set forth herein and evidencing a Regular Interest in REMIC V.

Class II-X-1 Pass-Through Rate: With regard to any Distribution Date, a fixed rate equal to 0.06% per annum.

Class II-X-2 Certificate: Any Certificate designated as a “Class II-X-2 Certificate” on the face thereof, in the form of Exhibit A-1 hereto, representing the right to its Percentage Interest of distributions provided for the Class II-X-2 Certificates as set forth herein and evidencing a Regular Interest in REMIC V.

Class II-X-2 Pass-Through Rate: With respect to the Class II-X-2 Certificates, the weighted average of the excess of (a) the Net Mortgage Rate on each Mortgage Loan in Subgroup II-2 with a Net Mortgage Rate greater than 8.060% per annum, over (b) 8.060% per annum. For federal income tax purposes, the Class II-X-2 Certificates will not have a Pass-Through Rate, but will be entitled to receive 100% of the interest payable with respect to REMIC IV Regular Interest II-X-2.

Closing Date: July 29, 2005.

Code: The Internal Revenue Code of 1986, including any successor or amendatory provisions.

Company: EMC.

Compensating Interest: An amount, not to exceed the Servicing Fee, to be deposited in the Master Servicer Collection Account by the Company or the related Servicer to the payment of a Prepayment Interest Shortfall on a Mortgage Loan subject to this Agreement; provided that in the event the Company or the related Servicer fails to make such payment, the Master Servicer shall be obligated to do so to the extent provided in Section 6.02(c) hereof.

Corporate Trust Office: The designated office of the Trustee where at any particular time its corporate trust business with respect to this Agreement shall be administered, which office at the date of the execution of this Agreement is located at US Bank Corporate Trust Services, One Federal Street, 3rd Floor, Boston, Massachusetts 02110, Attention: Corporate Trust Services/BSABS I 2005-AC5, or at such other address as the Trustee may designate from time to time.

Corresponding Certificate: With respect to each REMIC II Regular Interest or each REMIC IV Regular Interest (other than REMIC IV Regular Interest II-R-3), as applicable, the Certificate with the corresponding designation.

Corresponding Interest: With respect to each REMIC I Regular Interest, the REMIC II Regular Interest with the corresponding designation.

Cross-Over Date: The first Distribution Date on which the aggregate Certificate Principal Balance of the related Subordinate Certificates has been reduced to zero (giving effect to all related distributions on such Distribution Date).

Custodial Agreement: An agreement, dated as of July 29, 2005, among the Depositor, the Seller, the Trustee, the Master Servicer and the Custodian in substantially the form of Exhibit J hereto.

Custodian: Wells Fargo Bank, National Association, or any successor custodian appointed pursuant to the provisions hereof and the Custodial Agreement.

Cut-off Date: The close of business on July 1, 2005.

Cut-off Date Principal Balance: As to any Mortgage Loan, the unpaid principal balance thereof as of the close of business on the Cut-off Date after application of all Principal

Prepayments received prior to the Cut-off Date and scheduled payments of principal due on or before the Cut-off Date, whether or not received, but without giving effect to any installments of principal received in respect of Due Dates after the Cut-off Date.

Debt Service Reduction: With respect to any Mortgage Loan, a reduction by a court of competent jurisdiction in a proceeding under the Bankruptcy Code in the Scheduled Payment for such Mortgage Loan that became final and non-appealable, except such a reduction resulting from a Deficient Valuation or any other reduction that results in a permanent forgiveness of principal.

Deficient Valuation: With respect to any Mortgage Loan, a valuation by a court of competent jurisdiction of the Mortgaged Property in an amount less than the then outstanding indebtedness under such Mortgage Loan, or any reduction in the amount of principal to be paid in connection with any Scheduled Payment that results in a permanent forgiveness of principal, which valuation or reduction results from an order of such court that is final and non-appealable in a proceeding under the Bankruptcy Code.

Definitive Certificates: As defined in Section 7.06.

Deleted Mortgage Loan: A Mortgage Loan replaced or to be replaced by a Replacement Mortgage Loan.

Delinquent: A Mortgage Loan is “delinquent” if any payment due thereon is not made pursuant to the terms of such Mortgage Loan by the close of business on the day such payment is scheduled to be due. A Mortgage Loan is “30 days delinquent” if such payment has not been received by the close of business on the corresponding day of the month immediately succeeding the month in which such payment was due, or, if there is no such corresponding day (e.g., as when a 30-day month follows a 31-day month in which a payment was due on the 31st day of such month), then on the last day of such immediately succeeding month. Similarly for “60 days delinquent,” “90 days delinquent” and so on.

Denomination: With respect to each Certificate, the amount set forth on the face thereof as the “Initial Principal Balance or initial notional amount of this Certificate”.

Depositor: Bear Stearns Asset Backed Securities I LLC, a Delaware limited liability company, or its successor in interest.

Depository: The initial Depository shall be The Depository Trust Company (“DTC”), the nominee of which is Cede & Co., or any other organization registered as a “clearing agency” pursuant to Section 17A of the Securities Exchange Act of 1934, as amended. The Depository shall initially be the registered Holder of the Book-Entry Certificates. The Depository shall at all times be a “clearing corporation” as defined in Section 8-102(a)(5) of the Uniform Commercial Code of the State of New York.

Depository Agreement: With respect to the Class of Book-Entry Certificates, the agreement among the Depositor, the Trustee and the initial Depository, dated as of the Closing Date, substantially in the form of Exhibit H.

Depository Participant: A broker, dealer, bank or other financial institution or other Person for whom from time to time a Depository effects book-entry transfers and pledges of securities deposited with the Depository.

Determination Date: With respect to any Distribution Date, the 15th day of the month of such Distribution Date or, if such 15th day is not a Business Day, the immediately preceding Business Day.

Discount Mortgage Loan: With respect to Subgroup II-1, any Mortgage Loan in such subgroup with a Net Mortgage Rate less than 5.315% per annum.

Distribution Account: The separate Eligible Account created and maintained by the Securities Administrator pursuant to Section 5.08 in the name of the Trustee for the benefit of the Certificateholders and designated “U.S. Bank National Association, in trust for registered Holders of Bear Stearns Asset Backed Securities I LLC, Asset-Backed Certificates, Series 2005-AC5” shall be held in trust for the Certificateholders for the uses and purposes set forth in this Agreement.

Distribution Account Deposit Date: As to any Distribution Date, on or before 3:00 p.m. Eastern time on the Business Day immediately preceding such Distribution Date.

Distribution Date: The 25th day of each calendar month after the initial issuance of the Certificates, or if such 25th day is not a Business Day, the next succeeding Business Day, commencing in August 2005.

Due Date: As to any Mortgage Loan, the date in each month on which the related Scheduled Payment is due, as set forth in the related Mortgage Note.

Due Period: With respect to any Distribution Date, the period from the second day of the calendar month preceding the calendar month in which such Distribution Date occurs through close of business on the first day of the calendar month in which such Distribution Date occurs.

Eligible Account: Any of (i) an account or accounts maintained with a federal or state chartered depository institution or trust company, the long-term unsecured debt obligations and short-term unsecured debt obligations of which (or, in the case of a depository institution or trust company that is the principal subsidiary of a holding company, the debt obligations of such holding company, so long as Moody’s is not a Rating Agency) are rated by each Rating Agency in one of its two highest long-term and its highest short-term rating categories respectively, at the time any amounts are held on deposit therein, or (ii) an account or accounts in a depository institution or trust company in which such accounts are insured by the FDIC (to the limits established by the FDIC) and the uninsured deposits in which accounts are otherwise secured such that, as evidenced by an Opinion of Counsel delivered to the Trustee and to each Rating Agency, the Certificateholders have a claim with respect to the funds in such account or a perfected first priority security interest against any collateral (which shall be limited to Permitted Investments) securing such funds that is superior to claims of any other depositors or creditors of the depository institution or trust company in which such account is maintained, or (iii) a trust account or accounts maintained with the corporate trust department of a federal or state chartered depository institution or trust company having capital and surplus of not less than $50,000,000, acting in its fiduciary capacity or (iv) any other account acceptable to the Rating Agencies. Eligible Accounts may bear interest, and may include, if otherwise qualified under this definition, accounts maintained with the Trustee.

EMC: EMC Mortgage Corporation, a Delaware corporation.

EMC Mortgage Loans: Those Mortgage Loans serviced by the Company pursuant to the terms of this Agreement.

ERISA: The Employee Retirement Income Security Act of 1974, as amended.

ERISA Restricted Certificates: Any of the Class II-B-4, Class II-B-5, Class II-B-6, Class I-C, Class P and Residual Certificates.

Event of Default: As defined in Section 9.01 hereof.

Excess Liquidation Proceeds: To the extent not required by law to be paid to the related Mortgagor, the excess, if any, of any Liquidation Proceeds with respect to a Mortgage Loan over the Stated Principal Balance of such Mortgage Loan and accrued and unpaid interest at the related Mortgage Rate through the last day of the month in which the Mortgage Loan has been liquidated.

Excess Spread: With respect to any Distribution Date and Loan Group I, the excess, if any, of (i) the Interest Funds for such Loan Group for such Distribution Date, over (ii) the sum of (a) the Class I-A-3 Insurer Premium Amount payable to the Class I-A-3 Insurer for such Distribution Date and (b) the related Monthly Interest Distributable Amounts payable to the Group I Offered Certificates and the Class I-B-4 Certificates on such Distribution Date.

Exemption: Prohibited Transaction Exemption 90-30, as amended from time to time.

Fannie Mae: Fannie Mae (formerly, Federal National Mortgage Association), or any successor thereto.

FDIC: The Federal Deposit Insurance Corporation, or any successor thereto.

Final Recovery Determination: With respect to any defaulted Mortgage Loan or any REO Property (other than a Mortgage Loan or REO Property purchased by the Seller or the Class I-C Certificateholder pursuant to or as contemplated by Section 2.03(c) or Section 11.01), a determination made by the Company pursuant to this Agreement or the applicable Servicer pursuant to the related Servicing Agreement that all Insurance Proceeds, Liquidation Proceeds and other payments or recoveries which the Company or such Servicer, in its reasonable good faith judgment, expects to be finally recoverable in respect thereof have been so recovered. The Master Servicer shall maintain records, based solely on information provided by each Servicer, of each Final Recovery Determination made thereby.

Fiscal Quarter: December 1 to February 29 (or the last day in such month), March 1 to May 31, June 1 to August 31, or September to November 30, as applicable.

Freddie Mac: Freddie Mac (formerly The Federal Home Loan Mortgage Corporation), or any successor thereto.

Global Certificate: Any Private Certificate registered in the name of the Depository or its nominee, beneficial interests in which are reflected on the books of the Depository or on the books of a Person maintaining an account with such Depository (directly or as an indirect participant in accordance with the rules of such depository).

GMACM: GMAC Mortgage Corporation, and any successor thereto.

GMACM Assignment Agreement: The Assignment, Assumption and Recognition Agreement, dated as of July 29, 2005, by and among the Seller, GMACM and the Trustee evidencing the assignment of the GMACM Servicing Agreement to the Trust.

GMACM Loans: Those Mortgage Loans subject to this Agreement which were purchased by the Seller from GMACM pursuant to the GMACM Servicing Agreement.

GMACM Servicing Agreement: Shall mean the Servicing Agreement, dated as of May 1, 2001, as amended by Amendment No. 1, dated as of October 1, 2001 and Amendment No. 2, dated as of July 31, 2002, by and among the Seller and GMACM, as modified by the GMACM Assignment Agreement.

Group I 20% Clean-up Call Date: With respect to Loan Group I, the first Distribution Date upon which the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group I as of the end of the related Due Period is less than or equal to 20% of the aggregate Cut-off Date Principal Balance of the Mortgage Loans in Loan Group I.

Group I Available Funds: The sum of Interest Funds and Principal Funds with respect to the Mortgage Loans in Loan Group I.

Group I Basic Principal Distribution Amount: Shall mean, with respect to any Distribution Date and Group I Certificates, the lesser of (a) the excess of (i) the Group I Available Funds for such Distribution Date over (ii) the aggregate Monthly Interest Distributable Amount for the Group I Offered Certificates and the Class I-B-4 Certificates for such Distribution Date and (b) the excess of (i) the related Principal Remittance Amount for such Distribution Date over (ii) the Group I Overcollateralization Release Amount, if any, for such Distribution Date.

Group I Certificates: Any of the Class I-A, Class I-M, Class I-B, Class I-C, Class I-P and Class I-R Certificates.

Group I Extra Principal Distribution Amount: With respect to any Distribution Date and the Mortgage Loans in Loan Group I (a) on or prior to the earlier of (1) the Group I 20% Clean-Up Call Date and (2) the Distribution Date in July 2015, the lesser of (x) the Excess Spread for Loan Group I for such Distribution Date and (y) the Group I Overcollateralization Increase Amount for such Distribution Date; and (b) thereafter, the Excess Spread for Loan Group I for such Distribution Date; provided that the Excess Spread described in clause (b) will be used first to pay any Group I Overcollateralization Increase Amount, any Net Interest

Shortfalls and any Net WAC Rate Carryover Amounts on such Distribution Date, and the remainder will be applied as part of the Group I Extra Principal Distribution Amount.

Group I Non-Offered Certificate: Any of the Class I-B-4, Class I-R-1, Class I-R-2, Class I-P and Class I-C Certificates.

Group I Offered Certificate: Any of the Class I-A-1, Class I-A-2, Class I-A-3, Class I-A-4, Class I-A-5, Class I-M-1, Class I-M-2, Class I-M-3, Class I-B-1, Class I-B-2 and Class I-B-3 Certificates.

Group I Optional Termination: The termination of the Group I Sub-Trust created hereunder as a result of the purchase of all of the assets related to Loan Group I and any related REO Property pursuant to the last sentence of Section 11.01 hereof.

Group I Optional Termination Date: The first Distribution Date on which the Group I Sub-Trust may be terminated at the option of the Majority Class I-C Certificateholder as described under Section 11.01.

Group I Overcollateralized Amount: With respect to any Distribution Date, is the excess, if any, of (a) the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group I as of the last day of the related Due Period (after giving effect to Scheduled Payments of principal due during the related Due Period to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, including any reduction due to Realized Losses) over (b) the aggregate Certificate Principal Balance of the Group I Offered Certificates and Class I-B-4 Certificates on such Distribution Date (after taking into account the payment of principal other than any Group I Extra Principal Distribution Amount on such Certificates).

Group I Overcollateralization Increase Amount: As of any Distribution Date, the lesser of (a) the excess, if any, of (i) the Group I Overcollateralization Target Amount over (ii) the Group I Overcollateralized Amount on such Distribution Date (after taking into account payments to the Group I Offered Certificates of the Group I Basic Principal Distribution Amount on such Distribution Date) and (b) the Excess Spread for Loan Group I for such Distribution Date.

Group I Overcollateralization Release Amount: With respect to any Distribution Date, the lesser of (x) the related Principal Remittance Amount for such Distribution Date and (y) the excess, if any, of (i) the Group I Overcollateralized Amount for such Distribution Date (assuming that 100% of the related Principal Remittance Amount is applied as a principal payment on such Distribution Date) over (ii) the Group I Overcollateralization Target Amount for such Distribution Date (with the amount pursuant to clause (y) deemed to be $0 if the Group I Overcollateralized Amount is less than or equal to the Group I Overcollateralization Target Amount on that Distribution Date).

Group I Overcollateralization Target Amount: With respect to any Distribution Date, $1,878,019.02.

Group I Senior Certificates: The Class I-A-1, Class I-A-2, Class I-A-3, Class I-A-4 and Class I-A-5 Certificates.

Group I Subordinate Certificates: Any of the Class I-M-1, Class I-M-2, Class I-M-3, Class I-B-1, Class I-B-2, Class I-B-3 and Class I-B-4 Certificates.

Group I Sub-Trust: The portion of the Trust Fund allocated to Loan Group I.

Group II Available Funds: The sum of Interest Funds and Principal Funds with respect to the Mortgage Loans in Loan Group II, and with respect to the first Distribution Date, the Class II-R Deposit which shall be allocable to Subgroup II-1.

Group II Certificates: Any of the Class II-A, Class II-X-1, Class II-X-2, Class II-PO, Class II-B, Class II-P or Class II-R Certificates.

Group II Non-Offered Certificate: Any of the Class II-B-4, Class II-B-5, Class II-B-6 and Class II-P Certificates.

Group II Offered Certificates: Any of the Class II-A-1, Class II-A-2, Class II-A-3, Class II-A-4, Class II-PO, Class II-X-1, Class II-X-2, Class II-R-1, Class II-R-2, Class II-R-3, Class II-B-1, Class II-B-2 and Class II-B-3 Certificates.

Group II Optional Termination: The termination of the Group II Sub-Trust created hereunder as a result of the purchase of all Loan Group II and any related REO Property pursuant to the last sentence of Section 11.01 hereof.

Group II Optional Termination Date: With respect to Loan Group II, the first Distribution Date upon which the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group II as of the end of the related Due Period is less than or equal to 10% of the aggregate Cut-off Date Principal Balance of the Mortgage Loans in Loan Group II.

Group II Senior Certificates: The Class II-A-1, Class II-A-2, Class II-A-3, Class II-A-4, Class II-X-1, Class II-X-2, Class II-PO and Class II-R Certificates.

Group II Subordinate Certificates: Any of the Class II-B-1, Class II-B-2, Class II-B-3, Class II-B-4, Class II-B-5 and Class II-B-6 Certificates.

Group II Sub-Trust: The portion of the Trust Fund allocated to Loan Group II.

Harbourside: Savannah Bank, NA dba Harbourside Mortgage Corporation, and any successor thereto.

Harbourside Assignment Agreement: The Assignment, Assumption and Recognition Agreement, dated as of July 29, 2005, by and among the Seller, Harbourside and the Trustee evidencing the assignment of the Harbourside Servicing Agreement to the Trust.

Harbourside Loans: Those Mortgage Loans subject to this Agreement which were purchased by the Seller from Harbourside pursuant to the Harbourside Servicing Agreement.

Harbourside Servicing Agreement: The Purchase, Warranties and Servicing Agreement, dated as of April 1, 2005, by and among the Seller and Harbourside.

HSBC: HSBC Mortgage Corporation, and any successor thereto.

HSBC Assignment Agreement: The Assignment, Assumption and Recognition Agreement, dated as of July 29, 2005, by and among the Seller, HSBC and the Trustee evidencing the assignment of the HSBC Servicing Agreement to the Trust.

HSBC Loans: Those Mortgage Loans subject to this Agreement which were purchased by the Seller from HSBC pursuant to the HSBC Servicing Agreement.

HSBC Servicing Agreement: Shall mean the Purchase, Warranties and Servicing Agreement, dated as of May 1, 2002, by and among the Seller and HSBC, as modified by the HSBC Assignment Agreement.

Indemnified Persons: The Trustee, the Master Servicer, the Company, the Trust Fund and the Securities Administrator and their officers, directors, agents and employees and, with respect to the Trustee, any separate co-trustee and its officers, directors, agents and employees.

Individual Certificate: Any Private Certificate registered in the name of the Holder other than the Depository or its nominee.

Initial Certificate Principal Balance: With respect to any Certificate, the Certificate Principal Balance of such Certificate or any predecessor Certificate on the Closing Date.

Insurance Agreement: The Class I-A-3 Insurance Agreement and Class II-A Insurance Agreement.

Insurance Policy: With respect to any Mortgage Loan included in the Trust Fund, any insurance policy or LPMI Policy, including all riders and endorsements thereto in effect with respect to such Mortgage Loan, including any replacement policy or policies for any Insurance Policies.

Insurance Proceeds: Proceeds paid in respect of the Mortgage Loans pursuant to any Insurance Policy or any other insurance policy covering a Mortgage Loan, to the extent such proceeds are payable to the mortgagee under the Mortgage, the Company, the related Servicer or the trustee under the deed of trust and are not applied to the restoration of the related Mortgaged Property or released to the Mortgagor in accordance with the procedures that the Company or the related Servicer would follow in servicing mortgage loans held for its own account, in each case other than any amount included in such Insurance Proceeds in respect of Insured Expenses.

Insured Expenses: Expenses covered by an Insurance Policy or any other insurance policy with respect to the Mortgage Loans.

Interest Accrual Period: For any Distribution Date and the Class I-A-3, Class I-A-4, Class II-X and Class II-B Certificates, the calendar month immediately preceding the calendar month in which such Distribution Date occurs. For any Distribution Date and the Class I-A-1, Class I-A-2, Class I-A-5, Class II-A, Class I-M and Class I-B Certificates, the period from and including the 25th day of the calendar month preceding the month in which such Distribution Date occurs (or, with respect to the first Interest Accrual Period for the Class I-M Certificates and Class I-B Certificates, the Closing Date) to and including the 24th day of the calendar month in which such

Distribution Date occurs. The Class R, Class P and Class II-PO Certificates are not entitled to distributions of interest and do not have an Interest Accrual Period.

Interest Determination Date: Shall mean the second LIBOR Business Day preceding the commencement of each Interest Accrual Period.

Interest Funds: For any Distribution Date and each Loan Group, (i) the sum, without duplication, of (a) all scheduled interest during the related Due Period with respect to the related Mortgage Loans less the Servicing Fee and the LPMI Fee, if any, (b) all Advances relating to interest with respect to the related Mortgage Loans made on or prior to the related Distribution Account Deposit Date, (c) all Compensating Interest with respect to the related Mortgage Loans required to be remitted by the Company or the Master Servicer pursuant to this Agreement or the related Servicer pursuant to the related Servicing Agreement with respect to such Distribution Date, (d) Liquidation Proceeds and Subsequent Recoveries with respect to the related Mortgage Loans collected during the related Prepayment Period (to the extent such Liquidation Proceeds and Subsequent Recoveries relate to interest), (e) all amounts relating to interest with respect to each Mortgage Loan in the related Loan Group repurchased by the Seller pursuant to Sections 2.02 and 2.03 and by EMC pursuant to Section 4.20 and (f) all amounts in respect of interest in respect of the related Loan Group paid by the Master Servicer pursuant to Section 11.01, in each case to the extent remitted by the Company or the related Servicer, as applicable, to the Distribution Account pursuant to this Agreement or the related Servicing Agreement minus (ii) all amounts relating to interest in respect of the related Loan Group required to be reimbursed pursuant to Sections 5.02, 5.05, 5.07 and 5.09 or as otherwise set forth in this Agreement.

Interest Only Certificates: The Class I-A-5, Class II-A-4, Class II-X-1 and Class II-X-2 Certificates.

Interest Rate Cap: With respect to the Class I-A-1, Class I-A-2 and Class I-A-5 Certificates, an amount calculated based on an assumed certificate with a principal balance equal to the aggregate Certificate Principal Balance of the Class I-A-1 Certificates and Class I-A-2 Certificates and a fixed Pass-Through Rate of (i) on any Distribution Date which occurs on or prior to the Group I Optional Termination Date, 5.50% per annum and (ii) thereafter, 6.00% per annum. If the weighted average of the Net Mortgage Rates on the Mortgage Loans in Loan Group I is less than 5.50% per annum (or, after the Optional Termination Date, 6.00% per annum), the amount of the shortfall which would occur with respect to the assumed certificate as a result of the cap will be allocated among the Class I-A-1, Class I-A-2 and Class I-A-5 Certificates in proportion to their current entitlements to interest calculated without regard to this cap. Accordingly, in such event the Interest Rate Cap for the Class I-A-1 Certificates and Class I-A-2 Certificates would be equal to the Class I-A-1 Pass-Through Rate and the Class I-A-2 Pass-Through Rate, respectively, (determined without regard to the Interest Rate Cap) less the amount allocable to the Class I-A-1 Certificates and Class I-A-2 Certificates, respectively, pursuant to the preceding sentence, and the Interest Rate Cap for the Class I-A-5 Certificates would be equal to the Class I-A-5 Pass-Through Rate (determined without regard to the Interest Rate Cap) less the amount allocable to the Class I-A-5 Certificates pursuant to the preceding sentence.

With respect to the Class I-A-3 Certificates, the weighted average of the Net Mortgage Rates of all of the Mortgage Loans in Loan Group I minus the Class I-A-3 Insurer Premium Rate payable to the Class I-A-3 Insurer for providing the Class I-A-3 Policy with respect to the Class

I-A-3 Certificates. With respect to the Class I-A-4 Certificates, the weighted average of the Net Mortgage Rates of all of the Mortgage Loans in Loan Group I.

With respect to the Class I-M Certificates and Class I-B Certificates, the lesser of (i) 9.00% per annum and (ii) the weighted average of the Net Mortgage Rates of all of the Mortgage Loans in Loan Group I, in each case, adjusted for the actual number of days elapsed in the related Interest Accrual Period.

For federal income tax purposes, the Interest Rate Cap shall equal (i) with respect to each of the Class I-M Certificates and Class I-B Certificates, a rate equivalent to the foregoing for each such Certificate, expressed as the weighted average of the Uncertificated REMIC I Pass-Through Rates on the REMIC I Regular Interests (other than REMIC I Regular Interest I-P), and (ii) with respect to each of the Class I-A Certificates, a rate equivalent to the foregoing for each such Certificate, calculated using the weighted average of the Uncertificated REMIC I Pass-Through Rates on the REMIC I Regular Interests (other than REMIC I Regular Interest I-P) in place of the weighted average of the Net Mortgage Rates of the Mortgage Loans in Loan Group I.

Interest Shortfall: With respect to any Distribution Date, the aggregate shortfall, if any, in collections of interest (adjusted to the related Net Mortgage Rates) on the related Mortgage Loans resulting from (a) Principal Prepayments with respect to the related Loan Group in full received during the related Prepayment Period, (b) the partial Principal Prepayments with respect to the related Loan Group received during the related Prepayment Period to the extent applied prior to the Due Date in the month of the Distribution Date and (c) interest payments on the related Loan Group being limited pursuant to the provisions of the Relief Act or similar state laws.

Last Scheduled Distribution Date: With respect to the Group I Offered Certificates, August 25, 2035, and with respect to the Group II Offered Certificates, August 25, 2020.

Latest Possible Maturity Date: With respect to the Group I Offered Certificates, the Distribution Date following the final scheduled maturity date of the Mortgage Loan in the portion of the Trust Fund consisting of Loan Group I having the latest scheduled maturity date as of the Cut-off Date, and with respect to the Group II Certificates, the Distribution Date following the final scheduled maturity date of the Mortgage Loan in the portion of the Trust Fund consisting of Loan Group II having the latest scheduled maturity date as of the Cut-off Date. For purposes of the Treasury regulations under Sections 860A through 860G of the Code, the latest possible maturity date of each Regular Interest issued by REMIC I, REMIC II, REMIC III, REMIC IV and REMIC V shall be the Latest Possible Maturity Date applicable to the Certificates for the related portion of the Trust Fund.

Lender-Paid PMI Rate: With respect to any Mortgage Loan covered by an LPMI Policy, the premium to be paid by the applicable Servicer out of interest collections on the related Mortgage Loan.

LIBOR Business Day: Shall mean a day on which banks are open for dealing in foreign currency and exchange in London and New York City.

LIBOR Certificates: Any of the Class I-A-1, Class I-A-2, Class I-A-5, Class II-A-1, Class II-A-2, Class II-A-3, Class II-A-4, Class II-X-2, Class I-M and Class I-B Certificates.

Liquidated Loan: With respect to any Distribution Date, a defaulted Mortgage Loan that has been liquidated through deed-in-lieu of foreclosure, foreclosure sale, trustee’s sale or other realization as provided by applicable law governing the real property subject to the related Mortgage and any security agreements and as to which the Company or the related Servicer has made a Final Recovery Determination with respect thereto.

Liquidation Proceeds: Amounts, other than Insurance Proceeds, received in connection with the partial or complete liquidation of a Mortgage Loan, whether through trustee’s sale, foreclosure sale or otherwise, or in connection with any condemnation or partial release of a Mortgaged Property and any other proceeds received with respect to an REO Property, less the sum of related unreimbursed Advances, Servicing Fees and Servicing Advances and all expenses of liquidation, including property protection expenses and foreclosure and sale costs, including court and reasonable attorneys fees.

Loan Group: Any of Loan Group I or Loan Group II.

Loan Group I: The Mortgage Loans included as part of Loan Group I on the Mortgage Loan Schedule.

Loan Group II: The Mortgage Loans included as part of Loan Group II on the Mortgage Loan Schedule.

Loan-to-Value Ratio: The fraction, expressed as a percentage, the numerator of which is the original principal balance of the related Mortgage Loan and the denominator of which is the Appraised Value of the related Mortgaged Property.

Loss Allocation Limitation: The meaning specified in Section 6.05(c) hereof.

LPMI Fee: Shall mean the fee payable to the insurer for each Mortgage Loan subject to an LPMI Policy as set forth in such LPMI Policy.

LPMI Policy: A policy of mortgage guaranty insurance issued by an insurer meeting the requirements of Fannie Mae and Freddie Mac in which the Company or the related Servicer of the related Mortgage Loan is responsible for the payment of the LPMI Fee thereunder from collections on the related Mortgage Loan.

Majority Class I-C Certificateholder: Shall mean the Holder of a 50.01% or greater Percentage Interest in the Class I-C Certificates.

Master Servicer: Wells Fargo Bank, National Association, in its capacity as master servicer, and its successors and assigns.

Master Servicer Certification: A written certification covering servicing of the Mortgage Loans by the Company and all Servicers and signed by an officer of the Master Servicer that complies with (i) the Sarbanes-Oxley Act of 2002, as amended from time to time, and (ii) the February 21, 2003 Statement by the Staff of the Division of Corporation Finance of the

Securities and Exchange Commission Regarding Compliance by Asset-Backed Issuers with Exchange Act Rules 13a-14 and 15d-14, as in effect from time to time; provided that if, after the Closing Date (a) the Sarbanes-Oxley Act of 2002 is amended, (b) the Statement referred to in clause (ii) is modified or superseded by any subsequent statement, rule or regulation of the Securities and Exchange Commission or any statement of a division thereof, or (c) any future releases, rules and regulations are published by the Securities and Exchange Commission from time to time pursuant to the Sarbanes-Oxley Act of 2002, which in any such case affects the form or substance of the required certification and results in the required certification being, in the reasonable judgment of the Master Servicer, materially more onerous than the form of the required certification as of the Closing Date, the Master Servicer Certification shall be as agreed to by the Master Servicer, the Depositor and the Seller following a negotiation in good faith to determine how to comply with any such new requirements.

Master Servicer Collection Account: The trust accounts or accounts created and maintained pursuant to Section 5.06 hereof, which shall be entitled “U.S. Bank National Association, as Trustee f/b/o Holders of Bear Stearns Asset Backed Securities I LLC, Asset Backed Certificates, Series 2005-AC5 - Master Servicer Collection Account”.

Master Servicing Compensation: The meaning specified in Section 4.14.

MERS: Mortgage Electronic Registration Systems, Inc., a corporation organized and existing under the laws of the State of Delaware, or any successor thereto.

MERS® System: The system of recording transfers of Mortgages electronically maintained by MERS.

MIN: The Mortgage Identification Number for Mortgage Loans registered with MERS on the MERS® System.

MOM Loan: With respect to any Mortgage Loan, MERS acting as the mortgagee of such Mortgage Loan, solely as nominee for the originator of such Mortgage Loan and its successors and assigns, at the origination thereof.

Monthly Interest Distributable Amount: With respect to the Group I Certificates (other than the Class I-P Certificates and Class I-R Certificates) for any Distribution Date, means an amount equal to the interest accrued during the related Interest Accrual Period at the applicable Pass-Through Rate on the Certificate Principal Balance (or Notional Amount) of such Certificate immediately prior to such Distribution Date less such Certificate’s share of any Net Interest Shortfalls. The interest portion of Realized Losses for the Mortgage Loans in Loan Group I shall be allocated to such Certificate pursuant to Section 1.02. The Monthly Interest Distributable Amount with respect to the Class I-A Certificates and Class I-C Certificates is calculated on the basis of a 360-day year consisting of twelve 30-day months. The Monthly Interest Distributable Amount with respect to the Class I-M Certificates and Class I-B Certificates is calculated on the basis of a 360-day year and the actual number of days elapsed during the related Interest Accrual Period. No Monthly Interest Distributable Amount shall be payable with respect to any Class of Certificates after the Distribution Date on which the outstanding Certificate Principal Balance (or Notional Amount) of such Certificate has been reduced to zero.

Monthly Statement: The statement delivered pursuant to Section 6.06.

Moody’s: Moody’s Investors Service, Inc.

Mortgage: The mortgage, deed of trust or other instrument creating a first lien on or first priority ownership interest in an estate in fee simple in real property securing a Mortgage Note.

Mortgage File: The mortgage documents listed in Section 2.01 hereof pertaining to a particular Mortgage Loan and any additional documents delivered to the Trustee or Custodian on its behalf to be added to the Mortgage File pursuant to this Agreement.

Mortgage Loans: Such of the Mortgage Loans transferred and assigned to the Trustee pursuant to the provisions hereof, as from time to time are held as a part of the Trust Fund (including any REO Property), the mortgage loans so held being identified in the Mortgage Loan Schedule, notwithstanding foreclosure or other acquisition of title of the related Mortgaged Property. Any mortgage loan that was intended by the parties hereto to be transferred to the Trust Fund as indicated by such Mortgage Loan Schedule which is in fact not so transferred for any reason including, without limitation, a breach of the representation contained in Section 2.03(b)(v) hereof, shall continue to be a Mortgage Loan hereunder until the Purchase Price with respect thereto has been paid to the Trust Fund.

Mortgage Loan Purchase Agreement: Shall mean the Mortgage Loan Purchase Agreement, dated as of July 29, 2005, between the Seller, as seller and the Depositor, as purchaser.

Mortgage Loan Purchase Price: The price, calculated as set forth in Section 11.01, to be paid in connection with the repurchase of the Mortgage Loans pursuant to Section 11.01.

Mortgage Loan Schedule: The list of Mortgage Loans (as from time to time amended by the Company or the Master Servicer to reflect the deletion of Deleted Mortgage Loans and the addition of Replacement Mortgage Loans pursuant to the provisions of this Agreement) transferred to the Trustee as part of the Trust Fund and from time to time subject to this Agreement, the initial Mortgage Loan Schedule being attached hereto as Exhibit B, setting forth the following information with respect to each Mortgage Loan:

(i)	the loan number;
(ii)	the Loan Group;
(iii)	the Mortgage Rate in effect as of the Cut-off Date;

(iv)	the Servicer (or the Company, if it services the Mortgage Loan), the Servicing Fee Rate;
(v)	the LPMI Fee, if applicable;
(vi)	the Net Mortgage Rate in effect as of the Cut-off Date;
(vii)	the maturity date;

(viii)	the original principal balance;
(ix)	the Cut-off Date Principal Balance;
(x)	the original term;
(xi)	the remaining term;
(xii)	the property type; and
(xiii)	the MIN with respect to each Mortgage Loan.

Such schedule shall also set forth the aggregate Cut-off Date Principal Balance for all of the Mortgage Loans in each Loan Group.

Mortgage Note: The original executed note or other evidence of indebtedness of a Mortgagor under a Mortgage Loan.

Mortgage Rate: The annual rate of interest borne by a Mortgage Note.

Mortgaged Property: The underlying property securing a Mortgage Loan.

Mortgagor: The obligors on a Mortgage Note.

Net Interest Shortfalls: The Interest Shortfalls net of payments by the related Servicer or the Master Servicer in respect of Compensating Interest, together with Interest Shortfalls due to the application of the Relief Act or similar state or local laws.

Net Monthly Excess Cashflow: With respect to any Distribution Date and Loan Group I, the sum of (a) any Group I Overcollateralization Release Amount for such Distribution Date and (b) the Remaining Excess Spread for Loan Group I for such Distribution Date.

Net Mortgage Rate: As to each Mortgage Loan, and at any time, the per annum rate equal to the related Mortgage Rate less the sum of (i) the Servicing Fee Rate and (ii) the rate at which the LPMI Fee is calculated, if any.

Net WAC Rate Carryover Amount: With respect to each Class of Group I Offered Certificates and Class I-B-4 Certificates and any Distribution Date, an amount equal to the sum of (i) the excess, if any, of (x) the amount of interest such Class would have been entitled to receive on such Distribution Date if the Pass-Through Rate applicable to such Class would not have been reduced by the related Interest Rate Cap on such Distribution Date over (y) the amount of interest paid on such Distribution Date if the Pass-Through Rate is limited by the related Interest Rate Cap plus (ii) the related Net WAC Rate Carryover Amount for the previous Distribution Date not previously distributed together with interest thereon at a rate equal to the Pass-Through Rate for such Class for the most recently ended Interest Accrual Period.

Net WAC Reserve Fund: Shall mean the separate trust account created and maintained by the Securities Administrator pursuant to Section 6.08 hereof.

Net WAC Reserve Fund Deposit: With respect to the Net WAC Reserve Fund, an amount equal to $5,000, which the Depositor shall deposit into the Net WAC Reserve Fund pursuant to Section 6.08 hereof.

Non-Book-Entry Certificate: Any Certificate other than a Book-Entry Certificate.

Non-Discount Mortgage Loan: With respect to Loan Group II, any Mortgage Loan with a Net Mortgage Rate greater than or equal to 5.315% per annum.

Non-PO Percentage: With respect to any Mortgage Loan in Loan Group II with a Net Mortgage Rate less than 5.315% per annum, a fraction, expressed as a percentage, (x) the numerator of which is equal to the related Net Mortgage Rate, and (y) the denominator of which is equal to 5.315% per annum. With respect to any other Mortgage Loan in Loan Group II, 100%.

Nonrecoverable Advance: Any portion of an Advance previously made or proposed to be made by the Company or the Master Servicer pursuant to this Agreement or the related Servicer pursuant to the related Servicing Agreement, that, in the good faith judgment of the Company, the Master Servicer or the related Servicer, will not or, in the case of a proposed advance, would not, be ultimately recoverable by it from the related Mortgagor, related Liquidation Proceeds, Insurance Proceeds or otherwise.

Notional Amount: (i) With respect to the Class I-A-5 Certificates, the aggregate Certificate Principal Balance of the Class I-A-1 Certificates and Class I-A-2 Certificates, (ii) with respect to the Class II-A-4 Certificates, the Certificate Principal Balance of the Class II-A-3 Certificates, (iii) with respect to the Class II-X-1 Certificates, the Certificate Principal Balance of the Class II-A-3 Certificates and (iv) with respect to the Class II-X-2 Certificates, the aggregate Stated Principal Balance of the Mortgage Loans in Subgroup II-2 that have Net Mortgage Rates greater than 8.060% per annum. For federal income tax purposes, however, the Notional Amount of the Class I-A-5 Certificates is the aggregate Uncertificated Principal Balance of REMIC II Regular Interest I-A-1 and REMIC II Regular Interest I-A-2, the Notional Amount of the Class II-A-4 Certificates is the Uncertificated Principal Balance of REMIC IV Regular Interest II-A-3, the Notional Amount of the Class II-X-1 Certificates is the Uncertificated Principal Balance of REMIC IV Regular Interest II-A-3 and the Notional Amount of the Class II-X-2 Certificates is an amount equal to the Uncertificated Notional Amount of REMIC IV Regular Interest II-X-2.

With respect to the Class I-C Certificates and any Distribution Date, an amount equal to the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group I. The initial Notional Amount of the Class I-C Certificates shall be $1,878,019.02. For federal income tax purposes, however, the Class I-C Certificates will have a Notional Amount equal to the Uncertificated Notional Amount for REMIC II Regular Interest I-C.

Offered Certificates: Any of the Class I-A-1, Class I-A-2, Class I-A-3, Class I-A-4, Class I-A-5, Class I-M-1, Class I-M-2, Class I-M-3, Class I-B-1, Class I-B-2, Class I-B-3, Class II-A-1, Class II-A-2, Class II-A-3, Class II-A-4, Class II-X-1, Class II-X-2, Class II-PO, Class II-B-1, Class II-B-2, Class II-B-3, Class II-R-1, Class II-R-2 and Class II-R-3 Certificates.

Officer’s Certificate: A certificate (i) signed by the Chairman of the Board, the Vice Chairman of the Board, the President, a Vice President (however denominated), an Assistant Vice President, the Treasurer, the Secretary, or one of the assistant treasurers or assistant secretaries of the Depositor or the Master Servicer (or any other officer customarily performing functions similar to those performed by any of the above designated officers and also to whom, with respect to a particular matter, such matter is referred because of such officer’s knowledge of and familiarity with a particular subject) or (ii), if provided for in this Agreement, signed by a Servicing Officer, as the case may be, and delivered to the Depositor, the Seller, the Securities Administrator, the Master Servicer and/or the Trustee, as the case may be, as required by this Agreement.

One-Month LIBOR: With respect to any Interest Accrual Period and the LIBOR Certificates, the rate determined by the Securities Administrator on the related Interest Determination Date on the basis of the rate for U.S. dollar deposits for one month that appears on Telerate Screen Page 3750 as of 11:00 a.m. (London time) on such Interest Determination Date. If such rate does not appear on such page (or such other page as may replace that page on that service, or if such service is no longer offered, such other service for displaying One-Month LIBOR or comparable rates as may be reasonably selected by the Securities Administrator), One-Month LIBOR for the applicable Interest Accrual Period will be the Reference Bank Rate. If no such quotations can be obtained by the Securities Administrator and no Reference Bank Rate is available, One-Month LIBOR shall be One-Month LIBOR applicable to the preceding Interest Accrual Period. The establishment of One-Month LIBOR on each Interest Determination Date by the Securities Administrator and the Securities Administrator’s calculation of the rate of interest applicable to the LIBOR Certificates for the related Interest Accrual Period shall, in the absence of manifest error, be final and binding.

Opinion of Counsel: A written opinion of counsel, who may be counsel for the Seller, the Depositor, the Company or the Master Servicer, reasonably acceptable to each addressee of such opinion; provided that with respect to Section 2.05, 8.05, 8.07 or 12.01, or the interpretation or application of the REMIC Provisions, such counsel must (i) in fact be independent of the Seller, Depositor, the Company and the Master Servicer, (ii) not have any direct financial interest in the Seller, Depositor, the Company or the Master Servicer or in any affiliate of either, and (iii) not be connected with the Seller, Depositor, the Company or the Master Servicer as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

Original Value: The value of the property underlying a Mortgage Loan based, in the case of the purchase of the underlying Mortgaged Property, on the lower of an appraisal or the sales price of such property or, in the case of a refinancing, on an appraisal.

Originator: With respect to each Mortgage Loan, shall mean the originator set forth in the Mortgage Loan Schedule for such Mortgage Loan.

OTS: The Office of Thrift Supervision.

Outstanding: With respect to the Certificates as of any date of determination, all Certificates theretofore executed and authenticated under this Agreement except:

(a)      Certificates theretofore canceled by the Securities Administrator or delivered to the Securities Administrator for cancellation; and

(b)      Certificates in exchange for which or in lieu of which other Certificates have been executed and delivered by the Securities Administrator pursuant to this Agreement.

Outstanding Mortgage Loan: As of any date of determination, a Mortgage Loan with a Stated Principal Balance greater than zero that was not the subject of a Principal Prepayment in full, and that did not become a Liquidated Loan, prior to the end of the related Prepayment Period.

Ownership Interest: As to any Certificate, any ownership interest in such Certificate including any interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial.

Pass-Through Rate: With respect to each Class of Certificates (other than the Class II-PO, Class I-C, Class P and Class R Certificates), the Class I-A-1 Pass-Through Rate, Class I-A-2 Pass-Through Rate, Class I-A-3 Pass-Through Rate, Class I-A-4 Pass-Through Rate, Class I-A-5 Pass-Through Rate, Class I-M-1 Pass-Through Rate, Class I-M-2 Pass-Through Rate, Class I-M-3 Pass-Through Rate, Class I-B-1 Pass-Through Rate, Class I-B-2 Pass-Through Rate, Class I-B-3, Class I-B-4 Pass-Through Rate, Class II-A-1 Pass-Through Rate, Class II-A-2 Pass-Through Rate, Class II-A-3 Pass-Through Rate, Class II-A-4 Pass-Through Rate, Class II-X-1 Pass-Through Rate, Class II-X-2 Pass-Through Rate or Class II-B Pass-Through Rate, as applicable.

Paying Agent: Wells Fargo Bank, National Association, in its capacity as paying agent, and its successors and assigns.

Percentage Interest: With respect to any Certificate of a specified Class, the Percentage Interest set forth on the face thereof or the percentage obtained by dividing the Denomination of such Certificate by the aggregate of the Denominations of all Certificates of the such Class.

Permitted Investments: At any time, any one or more of the following obligations and securities:

(i)      obligations of the United States or any agency thereof, provided such obligations are backed by the full faith and credit of the United States;

(ii)      general obligations of or obligations guaranteed by any state of the United States or the District of Columbia receiving the highest long-term debt rating of each Rating Agency, or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the Certificates by each Rating Agency;

(iii)     commercial or finance company paper which is then receiving the highest commercial or finance company paper rating of each Rating Agency, or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the Certificates by each Rating Agency;

(iv)     certificates of deposit, demand or time deposits, or bankers’ acceptances issued by any depository institution or trust company incorporated under the laws of the

United States or of any state thereof and subject to supervision and examination by federal and/or state banking authorities (including the Trustee in its commercial banking capacity), provided that the commercial paper and/or long term unsecured debt obligations of such depository institution or trust company are then rated one of the two highest long-term and the highest short-term ratings of each such Rating Agency for such securities, or such lower ratings as will not result in the downgrading or withdrawal of the rating then assigned to the Certificates by any Rating Agency;

(v)      demand or time deposits or certificates of deposit issued by any bank or trust company or savings institution to the extent that such deposits are fully insured by the FDIC;

(vi)     guaranteed reinvestment agreements issued by any bank, insurance company or other corporation containing, at the time of the issuance of such agreements, such terms and conditions as will not result in the downgrading or withdrawal of the rating then assigned to the Certificates by any such Rating Agency;

(vii)     repurchase obligations with respect to any security described in clauses (i) and (ii) above, in either case entered into with a depository institution or trust company (acting as principal) described in clause (iv) above;

(viii)    securities (other than stripped bonds, stripped coupons or instruments sold at a purchase price in excess of 115% of the face amount thereof) bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States or any state thereof which, at the time of such investment, have one of the two highest long term ratings of each Rating Agency (except if the Rating Agency is Moody’s, such rating shall be the highest commercial paper rating of Moody’s for any such securities), or such lower rating as will not result in the downgrading or withdrawal of the rating then assigned to the Certificates by any Rating Agency, as evidenced by a signed writing delivered by each Rating Agency;

(ix)     interests in any money market fund (including any such fund managed or advised by the Trustee or Master Servicer or any affiliate thereof) which at the date of acquisition of the interests in such fund and throughout the time such interests are held in such fund has the highest applicable long term rating by each Rating Agency or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the Certificates by each Rating Agency;

(x)      short term investment funds sponsored by any trust company or banking association incorporated under the laws of the United States or any state thereof (including any such fund managed or advised by the Trustee or any affiliate thereof) which on the date of acquisition has been rated by each Rating Agency in their respective highest applicable rating category or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the Certificates by each Rating Agency; and

(xi)     such other investments having a specified stated maturity and bearing interest or sold at a discount acceptable to each Rating Agency as will not result in the downgrading or withdrawal of the rating then assigned to the Certificates by any Rating Agency, as evidenced by a signed writing delivered by each Rating Agency;

provided, that no such instrument shall be a Permitted Investment if such instrument (i) evidences the right to receive interest only payments with respect to the obligations underlying such instrument, (ii) is purchased at a premium or (iii) is purchased at a deep discount; provided further that no such instrument shall be a Permitted Investment (A) if such instrument evidences principal and interest payments derived from obligations underlying such instrument and the interest payments with respect to such instrument provide a yield to maturity of greater than 120% of the yield to maturity at par of such underlying obligations, or (B) if it may be redeemed at a price below the purchase price (the foregoing clause (B) not to apply to investments in units of money market funds pursuant to clause (vi) above); provided further that no amount beneficially owned by any REMIC may be invested in investments (other than money market funds) treated as equity interests for federal income tax purposes, unless the Master Servicer shall receive an Opinion of Counsel, at the expense of the Master Servicer, to the effect that such investment will not adversely affect the status of any such REMIC as a REMIC under the Code or result in imposition of a tax on any such REMIC. Permitted Investments that are subject to prepayment or call may not be purchased at a price in excess of par.

Permitted Transferee: Any Person (x) other than (i) the United States, any State or political subdivision thereof, any possession of the United States or any agency or instrumentality of any of the foregoing, (ii) a foreign government, International Organization or any agency or instrumentality of either of the foregoing, (iii) an organization (except certain farmers’ cooperatives described in section 521 of the Code) that is exempt from tax imposed by Chapter 1 of the Code (including the tax imposed by section 511 of the Code on unrelated business taxable income) on any excess inclusions (as defined in section 860E(c)(1) of the Code) with respect to any Residual Certificate, (iv) rural electric and telephone cooperatives described in section 1381(a)(2)(C) of the Code or (v) an electing large partnership within the meaning of Section 775(a) of the Code, (y) that is a citizen or resident of the United States, a corporation, partnership (other than a partnership that has any direct or indirect foreign partners) or other entity (treated as a corporation or a partnership for federal income tax purposes), created or organized in or under the laws of the United States, any State thereof or the District of Columbia, an estate whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust or if it has a valid election in effect under applicable U.S. Treasury regulations to be treated as a United States person and (z) other than any other Person so designated by the Trustee or Securities Administrator based upon an Opinion of Counsel addressed to the Trustee or Securities Administrator (which shall not be an expense of the Trustee or Securities Administrator) that states that the Transfer of an Ownership Interest in a Residual Certificate to such Person may cause REMIC I, REMIC II, REMIC III, REMIC IV or REMIC V to fail to qualify as a REMIC at any time that any Certificates are Outstanding. The terms “United States,” “State” and “International Organization” shall have the meanings set forth in section 7701 of the Code or successor provisions. A corporation will not be treated as an instrumentality of the United States or of any State or political subdivision thereof for these purposes if all of its activities are subject to tax and, with the exception of Freddie Mac, a majority of its board of directors is not selected by such government unit.

Person: Any individual, corporation, partnership, joint venture, association, joint- stock company, limited liability company, trust, unincorporated organization or government, or any agency or political subdivision thereof.

PHH: PHH Mortgage Corporation, and any successor thereto.

PHH Assignment Agreement: The Assignment, Assumption and Recognition Agreement, dated as of July 29, 2005, by and among the Seller, PHH, Bishop’s Gate and the Trustee evidencing the assignment of the PHH Servicing Agreement to the Trust.

PHH Loans: Those Mortgage Loans subject to this Agreement which were purchased by the Seller from PHH and Bishop’s Gate pursuant to the PHH Servicing Agreement.

PHH Servicing Agreement: The Purchase, Warranties and Servicing Agreement, dated as of October 23, 2001, by and among the Seller, PHH, as successor to Cendant Mortgage Corporation, and Bishop’s Gate, as modified by the PHH Assignment Agreement.

PO Percentage: With respect to Loan Group II and any related Discount Mortgage Loan a fraction, expressed as a percentage, equal to 5.315% per annum minus the Net Mortgage Rate thereof divided by 5.315% per annum.

Prepayment Assumption: The applicable rate of prepayment, as described in the Prospectus Supplement relating to each Class of Offered Certificates.

Prepayment Charge: Any prepayment premium, penalty or charge payable by a Mortgagor in connection with any Principal Prepayment on a Mortgage Loan pursuant to the terms of the related Mortgage Note.

Prepayment Interest Excess: With respect to any Distribution Date, for each EMC Mortgage Loan that was the subject of a Principal Prepayment in full or in part during the portion of the related Prepayment Period occurring between the first day of the calendar month in which such Distribution Date occurs and the Determination Date of the calendar month in which such Distribution Date occurs, an amount equal to interest (to the extent received) at the applicable Net Mortgage Rate on the amount of such Principal Prepayment for the number of days commencing on the first day of the calendar month in which such Distribution Date occurs and ending on the last date through which interest is collected from the related Mortgagor.

Prepayment Interest Shortfall: With respect to any Distribution Date, for each Mortgage Loan that was the subject of a partial Principal Prepayment, a Principal Prepayment in full, or that became a Liquidated Loan during the related Prepayment Period, (other than a Principal Prepayment in full resulting from the purchase of a Mortgage Loan pursuant to Section 2.02, 2.03, 4.20 or 11.01 hereof), the amount, if any, by which (i) one month’s interest at the applicable Net Mortgage Rate on the Stated Principal Balance of such Mortgage Loan immediately prior to such prepayment (or liquidation) or in the case of a partial Principal Prepayment on the amount of such prepayment (or liquidation proceeds) exceeds (ii) the amount of interest paid or collected in connection with such Principal Prepayment or such liquidation proceeds less the sum of (a) the related Servicing Fee and (b) the LPMI Fee, if any.

Prepayment Period: As to any Distribution Date and (i) each EMC Mortgage Loan, the period commencing on the 16th day of the month prior to the month in which the related Distribution Date occurs and ending on the 15th day of the month in which such Distribution Date occurs and (ii) any other Mortgage Loan, the period set forth in the related Servicing Agreement.

Primary Mortgage Insurance Policy: Any primary mortgage guaranty insurance policy issued in connection with a Mortgage Loan which provides compensation to a Mortgage Note holder in the event of default by the obligor under such Mortgage Note or the related security instrument, if any or any replacement policy therefor through the related Interest Accrual Period for such Class relating to a Distribution Date.

Principal Distribution Amount: With respect to Loan Group I and any Distribution Date, the sum of (a) the Group I Basic Principal Distribution Amount for such Distribution Date and (b) any Group I Extra Principal Distribution Amount for such Distribution Date.

Principal Funds: With respect to any Distribution Date and each Loan Group, (i) the sum, without duplication, of (a) all scheduled principal collected on the related Mortgage Loans during the related Due Period, (b) all Advances relating to principal made with respect to the Mortgage Loans in the related Loan Group on or prior to the Distribution Account Deposit Date, (c) Principal Prepayments with respect to the Mortgage Loans in the related Loan Group exclusive of Prepayment Charges or penalties collected during the related Prepayment Period, (d) the Stated Principal Balance of each Mortgage Loan in the related Loan Group that was repurchased by the Seller pursuant to Sections 2.02 or 2.03 or by EMC pursuant to Section 4.20, (e) the aggregate of all Substitution Adjustment Amounts with respect to the related Mortgage Loans for the related Determination Date in connection with the substitution of related Mortgage Loans pursuant to Section 2.03(d), (e) all Liquidation Proceeds and Subsequent Recoveries with respect to the Mortgage Loans in the related Loan Group collected during the related Prepayment Period (to the extent such Liquidation Proceeds and Subsequent Recoveries relate to principal) and remitted by the Company or the related Servicer to the Distribution Account pursuant to this Agreement or the related Servicing Agreement and (f) amounts in respect of principal paid by the Majority Class I-C Certificateholder and EMC and its designee, as applicable, pursuant to Section 11.01 minus (ii) all related amounts required to be reimbursed pursuant to Sections 5.02, 5.05, 5.07 and 5.09 or as otherwise set forth in this Agreement.

Principal Remittance Amount: With respect to each Distribution Date and Loan Group I, the sum of the amounts listed in clauses (a) through (e) of the definition of Principal Funds.

Principal Prepayment: Any Mortgagor payment or other recovery of (or proceeds with respect to) principal on a Mortgage Loan (including loans purchased or repurchased under Sections 2.02, 2.03, 4.20 and 11.01 hereof) that is received in advance of its scheduled Due Date and is not accompanied by an amount as to interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment. Partial Principal Prepayments shall be applied by the Company or the related Servicer, as appropriate, in accordance with the terms of the related Mortgage Note.

Private Certificates: Any of the Class I-B-4, Class II-B-4, Class II-B-5, Class II-B-6, Class I-C, Class P and Class I-R Certificates.

Prospectus Supplement: The Prospectus Supplement dated July 27, 2005 relating to the public offering of the Offered Certificates.

Protected Account: Each account established and maintained by the Company with respect to receipts on the Mortgage Loans and REO Property in accordance with Section 5.01 hereof or by the related Servicer in accordance with the related Servicing Agreement.

PUD: A Planned Unit Development.

Purchase Price: With respect to any Mortgage Loan required to be repurchased by the Seller pursuant to Section 2.02 or 2.03 hereof, an amount equal to the sum of (i) 100% of the outstanding principal balance of the Mortgage Loan as of the date of such purchase plus (ii) accrued interest thereon at the applicable Mortgage Rate through the first day of the month in which the Purchase Price is to be distributed to Certificateholders, reduced by any portion of the Servicing Fee, Servicing Advances and Advances payable to the purchaser of the Mortgage Loan plus and (iii) any costs and damages (if any) incurred by the Trust in connection with any violation of such Mortgage Loan of any predatory lending laws.

Rating Agency: Each of Moody’s and S&P. If any such organization or its successor is no longer in existence, “Rating Agency” shall be a nationally recognized statistical rating organization, or other comparable Person, designated by the Depositor, notice of which designation shall be given to the Trustee. References herein to a given rating category of a Rating Agency shall mean such rating category without giving effect to any modifiers.

Realized Loss: With respect to each Mortgage Loan as to which a Final Recovery Determination has been made, an amount (not less than zero) equal to (i) the unpaid principal balance of such Mortgage Loan as of the commencement of the calendar month in which the Final Recovery Determination was made, plus (ii) accrued interest from the Due Date as to which interest was last paid by the Mortgagor through the end of the calendar month in which such Final Recovery Determination was made, calculated in the case of each calendar month during such period (A) at an annual rate equal to the annual rate at which interest was then accruing on such Mortgage Loan and (B) on a principal amount equal to the Stated Principal Balance of such Mortgage Loan as of the close of business on the Distribution Date during such calendar month, minus (v) the proceeds, if any, received in respect of such Mortgage Loan during the calendar month in which such Final Recovery Determination was made, net of amounts that are payable therefrom to the Company pursuant to this Agreement or the applicable Servicer pursuant to the related Servicing Agreement. In addition, to the extent the Master Servicer receives Subsequent Recoveries with respect to any Mortgage Loan, the amount of the Realized Loss with respect to that Mortgage Loan will be reduced to the extent such recoveries are distributed to any Class of related Subordinate Certificates or applied to increase Excess Spread on the related Loan Group on any Distribution Date.

With respect to any REO Property as to which a Final Recovery Determination has been made, an amount (not less than zero) equal to (i) the unpaid principal balance of the related Mortgage Loan as of the date of acquisition of such REO Property on behalf of REMIC I or

REMIC III, as applicable, plus (ii) accrued interest from the Due Date as to which interest was last paid by the Mortgagor in respect of the related Mortgage Loan through the end of the calendar month immediately preceding the calendar month in which such REO Property was acquired, calculated in the case of each calendar month during such period (A) at an annual rate equal to the annual rate at which interest was then accruing on the related Mortgage Loan and (B) on a principal amount equal to the Stated Principal Balance of the related Mortgage Loan as of the close of business on the Distribution Date during such calendar month, plus (iii) REO Imputed Interest for such REO Property for each calendar month commencing with the calendar month in which such REO Property was acquired and ending with the calendar month in which such Final Recovery Determination was made, minus (iv) the aggregate of all unreimbursed Advances and Servicing Advances.

With respect to each Mortgage Loan which has become the subject of a Deficient Valuation, the difference between the principal balance of the Mortgage Loan outstanding immediately prior to such Deficient Valuation and the principal balance of the Mortgage Loan as reduced by the Deficient Valuation.

With respect to each Mortgage Loan which has become the subject of a Debt Service Reduction, the portion, if any, of the reduction in each affected Monthly Payment attributable to a reduction in the Mortgage Rate imposed by a court of competent jurisdiction. Each such Realized Loss shall be deemed to have been incurred on the Due Date for each affected Monthly Payment.

Record Date: With respect to the Class I-A-3, Class I-A-4, Class II-B, Class II-PO, Class II-X, Class II-R, Class I-P and Class I-C Certificates and any Distribution Date, the close of business on the last Business Day of the month preceding the month in which such Distribution Date occurs. With respect to any Distribution Date and the Class I-A-1, Class I-A-2, Class I-A-5, Class II-A, Class I-M and Class I-B-1 Certificates, so long as such Certificates are Book-Entry Certificates, the Business Day preceding such Distribution Date, and otherwise, the close of business on the last Business Day of the month preceding the month in which such Distribution Date occurs.

Reference Banks: Shall mean leading banks selected by the Securities Administrator and engaged in transactions in Eurodollar deposits in the international Eurocurrency market (i) with an established place of business in London, (ii) which have been designated as such by the Securities Administrator and (iii) which are not controlling, controlled by, or under common control with, the Depositor, the Seller or the Master Servicer.

Reference Bank Rate: With respect to any Interest Accrual Period shall mean the arithmetic mean, rounded upwards, if necessary, to the nearest whole multiple of 0.03125%, of the offered rates for United States dollar deposits for one month that are quoted by the Reference Banks as of 11:00 a.m., New York City time, on the related Interest Determination Date to prime banks in the London interbank market for a period of one month in an amount approximately equal to the aggregate Certificate Principal Balance of the LIBOR Certificates for such Interest Accrual Period, provided that at least two such Reference Banks provide such rate. If fewer than two offered rates appear, the Reference Bank Rate will be the arithmetic mean, rounded upwards, if necessary, to the nearest whole multiple of 0.03125%, of the rates quoted by one or more major banks in New York City, selected by the Securities Administrator, as of 11:00 a.m.,

New York City time, on such date for loans in United States dollars to leading European banks for a period of one month in amounts approximately equal to the aggregate Certificate Principal Balance of the LIBOR Certificates for such Interest Accrual Period.

Regular Certificate: Any Certificate other than a Residual Certificate.

Regular Interest: A “regular interest” in a REMIC within the meaning of Section 860G(a)(1) of the Code.

Reimbursement Amounts: The Class I-A-3 Reimbursement Amount and the Class II-A Reimbursement Amount.

Relief Act: The Servicemembers Civil Relief Act, as amended or any similar state or local law.

Remaining Excess Spread: With respect to Loan Group I and any Distribution Date, the Excess Spread for Loan Group I, less the sum of (i) any Group I Overcollateralization Increase Amount, in each case, for such Distribution Date and (ii) any unpaid Class I-A-3 Reimbursement Amount related to interest or principal draws not previously paid to the Class I-A-3 Insurer other than pursuant to Section 6.10.

REMIC: A “real estate mortgage investment conduit” within the meaning of section 860D of the Code.

REMIC I: The segregated pool of assets described in Section 6.07(a).

REMIC I Interests: The REMIC I Regular Interests and the Class I-R-1 Certificates.

REMIC I Interest Loss Allocation Amount: With respect to any Distribution Date, an amount equal to (a) the product of (i) the aggregate Stated Principal Balance of Loan Group I and related REO Properties then outstanding and (ii) the Uncertificated REMIC I Pass-Through Rate for REMIC I Regular Interest AA minus the REMIC I Marker Rate, divided by (b) 12.

REMIC I Marker Rate: With respect to REMIC II Regular Interest I-C and any Distribution Date, a per annum rate equal to two (2) times the weighted average of the Uncertificated REMIC I Pass-Through Rates for REMIC I Regular Interest I-A-1, REMIC I Regular Interest I-A-2, REMIC I Regular Interest I-A-3, REMIC I Regular Interest I-A-4, REMIC I Regular Interest I-M-1, REMIC I Regular Interest I-M-2, REMIC I Regular Interest I-M-3, REMIC I Regular Interest I-B-1, REMIC I Regular Interest I-B-2, REMIC I Regular Interest I-B-3, REMIC I Regular Interest I-B-4 and REMIC I Regular Interest ZZ, with the rate on each such REMIC I Regular Interest (other than REMIC I Regular Interest ZZ) subject to a cap equal to the Uncertificated REMIC II Pass-Through Rate for the Corresponding Interest and with the rate on REMIC I Regular Interest ZZ subject to a cap of zero for the purpose of this calculation; provided, however, that for this purpose, the calculation of the Uncertificated REMIC I Pass-Through Rate and the related cap with respect to REMIC I Regular Interest I-M-1, REMIC I Regular Interest I-M-2, REMIC I Regular Interest I-M-3, REMIC I Regular Interest I-B-1, REMIC I Regular Interest I-B-2, REMIC I Regular Interest I-B-3 and REMIC I Regular

Interest I-B-4 shall be multiplied by a fraction, the numerator of which is the actual number of days in the Interest Accrual Period and the denominator of which is 30.

REMIC I Overcollateralization Amount: With respect to any date of determination, (i) 1% of the aggregate Uncertificated Principal Balance of the REMIC I Regular Interests (other than REMIC I Regular Interest I-P) minus (ii) the aggregate Uncertificated Principal Balance of REMIC I Regular Interest I-A-1, REMIC I Regular Interest I-A-2, REMIC I Regular Interest I-A-3, REMIC I Regular Interest I-A-4, REMIC I Regular Interest I-M-1, REMIC I Regular Interest I-M-2, REMIC I Regular Interest I-M-3, REMIC I Regular Interest I-B-1, REMIC I Regular Interest I-B-2, REMIC I Regular Interest I-B-3 and REMIC I Regular Interest I-B-4, in each case as of such date of determination.

REMIC I Overcollateralization Target Amount: 1% of the Group I Overcollateralization Target Amount.

REMIC I Principal Loss Allocation Amount: With respect to any Distribution Date, an amount equal to (a) the product of (i) the aggregate Stated Principal Balance of Loan Group I and related REO Properties then outstanding and (ii) 1 minus a fraction, the numerator of which is two (2) times the aggregate Uncertificated Principal Balance of REMIC I Regular Interest I-A-1, REMIC I Regular Interest I-A-2, REMIC I Regular Interest I-A-3, REMIC I Regular Interest I-A-4, REMIC I Regular Interest I-M-1, REMIC I Regular Interest I-M-2, REMIC I Regular Interest I-M-3, REMIC I Regular Interest I-B-1, REMIC I Regular Interest I-B-2, REMIC I Regular Interest I-B-3 and REMIC I Regular Interest I-B-4, and the denominator of which is the aggregate Uncertificated Principal Balance of REMIC I Regular Interest I-A-1, REMIC I Regular Interest I-A-2, REMIC I Regular Interest I-A-3, REMIC I Regular Interest I-A-4, REMIC I Regular Interest I-M-1, REMIC I Regular Interest I-M-2, REMIC I Regular Interest I-M-3, REMIC I Regular Interest I-B-1, REMIC I Regular Interest I-B-2, REMIC I Regular Interest I-B-3, REMIC I Regular Interest I-B-4 and REMIC I Regular Interest ZZ.

REMIC I Regular Interest ZZ Maximum Interest Deferral Amount: With respect to any Distribution Date, the excess of (i) accrued interest at the Uncertificated REMIC I Pass-Through Rate applicable to REMIC I Regular Interest ZZ for such Distribution Date on a balance equal to the Uncertificated Principal Balance of REMIC I Regular Interest ZZ minus the REMIC I Overcollateralization Amount, in each case for such Distribution Date, over (ii) the Uncertificated Accrued Interest on REMIC I Regular Interest I-A-1, REMIC I Regular Interest I-A-2, REMIC I Regular Interest I-A-3, REMIC I Regular Interest I-A-4, REMIC I Regular Interest I-M-1, REMIC I Regular Interest I-M-2, REMIC I Regular Interest I-M-3, REMIC I Regular Interest I-B-1, REMIC I Regular Interest I-B-2, REMIC I Regular Interest I-B-3 and REMIC I Regular Interest I-B-4 for such Distribution Date, with the rate on each such REMIC I Regular Interest subject to a cap equal to the Uncertificated REMIC II Pass-Through Rate for the Corresponding Interest.

REMIC I Regular Interests: REMIC I Regular Interest AA, REMIC I Regular Interest I-A-1, REMIC I Regular Interest I-A-2, REMIC I Regular Interest I-A-3, REMIC I Regular Interest I-A-4, REMIC I Regular Interest I-M-1, REMIC I Regular Interest I-M-2, REMIC I Regular Interest I-M-3, REMIC I Regular Interest I-B-1, REMIC I Regular Interest I-B-2, REMIC I Regular Interest I-B-3, REMIC I Regular Interest I-B-4, REMIC I Regular Interest ZZ and REMIC I Regular Interest I-P.

REMIC I Regular Interest AA: One of the separate non-certificated beneficial ownership interests in REMIC I issued hereunder and designated as a Regular Interest in REMIC I. REMIC I Regular Interest AA shall accrue interest at the related Uncertificated REMIC I Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

REMIC I Regular Interest I-A-1: One of the separate non-certificated beneficial ownership interests in REMIC I issued hereunder and designated as a Regular Interest in REMIC I. REMIC I Regular Interest I-A-1 shall accrue interest at the related Uncertificated REMIC I Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

REMIC I Regular Interest I-A-2: One of the separate non-certificated beneficial ownership interests in REMIC I issued hereunder and designated as a Regular Interest in REMIC I. REMIC I Regular Interest I-A-2 shall accrue interest at the related Uncertificated REMIC I Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

REMIC I Regular Interest I-A-3: One of the separate non-certificated beneficial ownership interests in REMIC I issued hereunder and designated as a Regular Interest in REMIC I. REMIC I Regular Interest I-A-3 shall accrue interest at the related Uncertificated REMIC I Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

REMIC I Regular Interest I-A-4: One of the separate non-certificated beneficial ownership interests in REMIC I issued hereunder and designated as a Regular Interest in REMIC I. REMIC I Regular Interest I-A-4 shall accrue interest at the related Uncertificated REMIC I Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

REMIC I Regular Interest I-B-1: One of the separate non-certificated beneficial ownership interests in REMIC I issued hereunder and designated as a Regular Interest in REMIC I. REMIC I Regular Interest I-B-1 shall accrue interest at the related Uncertificated REMIC I Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

REMIC I Regular Interest I-B-2: One of the separate non-certificated beneficial ownership interests in REMIC I issued hereunder and designated as a Regular Interest in REMIC I. REMIC I Regular Interest I-B-2 shall accrue interest at the related Uncertificated REMIC I Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

REMIC I Regular Interest I-B-3: One of the separate non-certificated beneficial ownership interests in REMIC I issued hereunder and designated as a Regular Interest in REMIC I. REMIC I Regular Interest I-B-3 shall accrue interest at the related Uncertificated REMIC I Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

REMIC I Regular Interest I-B-4: One of the separate non-certificated beneficial ownership interests in REMIC I issued hereunder and designated as a Regular Interest in REMIC I. REMIC I Regular Interest I-B-4 shall accrue interest at the related Uncertificated REMIC I Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

REMIC I Regular Interest I-M-1: One of the separate non-certificated beneficial ownership interests in REMIC I issued hereunder and designated as a Regular Interest in REMIC I. REMIC I Regular Interest I-M-1 shall accrue interest at the related Uncertificated REMIC I Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

REMIC I Regular Interest I-M-2: One of the separate non-certificated beneficial ownership interests in REMIC I issued hereunder and designated as a Regular Interest in REMIC I. REMIC I Regular Interest I-M-2 shall accrue interest at the related Uncertificated REMIC I Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

REMIC I Regular Interest I-M-3: One of the separate non-certificated beneficial ownership interests in REMIC I issued hereunder and designated as a Regular Interest in REMIC I. REMIC I Regular Interest I-M-3 shall accrue interest at the related Uncertificated REMIC I Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

REMIC I Regular Interest I-P: One of the separate non-certificated beneficial ownership interests in REMIC I issued hereunder and designated as a Regular Interest in REMIC I. REMIC I Regular Interest I-P will not accrue interest and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

REMIC I Regular Interest ZZ: One of the separate non-certificated beneficial ownership interests in REMIC I issued hereunder and designated as a Regular Interest in REMIC I. REMIC I Regular Interest ZZ shall accrue interest at the related Uncertificated REMIC I Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

REMIC II: The segregated pool of assets described in the Preliminary Statement consisting of the REMIC I Regular Interests.

REMIC II Interests: The REMIC II Regular Interests and the Class I-R-2 Certificates.

REMIC II Regular Interests: REMIC II Regular Interest I-A-1, REMIC II Regular Interest I-A-2, REMIC II Regular Interest I-A-3, REMIC II Regular Interest I-A-4, REMIC II Regular Interest I-M-1, REMIC II Regular Interest I-M-2, REMIC II Regular Interest I-M-3, REMIC II Regular Interest I-B-1, REMIC II Regular Interest I-B-2, REMIC II Regular Interest I-B-3, REMIC II Regular Interest I-B-4, REMIC II Regular Interest I-C and REMIC II Regular Interest I-P.

REMIC II Regular Interest I-A-1: One of the separate non-certificated beneficial ownership interests in REMIC II issued hereunder and designated as a Regular Interest in REMIC II. REMIC II Regular Interest I-A-1 shall accrue interest at the related Uncertificated REMIC II Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

REMIC II Regular Interest I-A-2: One of the separate non-certificated beneficial ownership interests in REMIC II issued hereunder and designated as a Regular Interest in REMIC II. REMIC II Regular Interest I-A-2 shall accrue interest at the related Uncertificated REMIC II Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

REMIC II Regular Interest I-A-3: One of the separate non-certificated beneficial ownership interests in REMIC II issued hereunder and designated as a Regular Interest in REMIC II. REMIC II Regular Interest I-A-3 shall accrue interest at the related Uncertificated REMIC II Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

REMIC II Regular Interest I-A-4: One of the separate non-certificated beneficial ownership interests in REMIC II issued hereunder and designated as a Regular Interest in REMIC II. REMIC II Regular Interest I-A-4 shall accrue interest at the related Uncertificated REMIC II Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

REMIC II Regular Interest I-B-1: One of the separate non-certificated beneficial ownership interests in REMIC II issued hereunder and designated as a Regular Interest in REMIC II. REMIC II Regular Interest I-B-1 shall accrue interest at the related Uncertificated REMIC II Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

REMIC II Regular Interest I-B-2: One of the separate non-certificated beneficial ownership interests in REMIC II issued hereunder and designated as a Regular Interest in REMIC II. REMIC II Regular Interest I-B-2 shall accrue interest at the related Uncertificated REMIC II Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

REMIC II Regular Interest I-B-3: One of the separate non-certificated beneficial ownership interests in REMIC II issued hereunder and designated as a Regular Interest in REMIC II. REMIC II Regular Interest I-B-3 shall accrue interest at the related Uncertificated REMIC II Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

REMIC II Regular Interest I-B-4: One of the separate non-certificated beneficial ownership interests in REMIC II issued hereunder and designated as a Regular Interest in REMIC II. REMIC II Regular Interest I-B-4 shall accrue interest at the related Uncertificated REMIC II Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

REMIC II Regular Interest I-C: One of the separate non-certificated beneficial ownership interests in REMIC II issued hereunder and designated as a Regular Interest in REMIC II. REMIC II Regular Interest I-C shall accrue interest at the related Uncertificated REMIC II Pass-Through Rate in effect from time to time and shall not be entitled to distributions of principal.

REMIC II Regular Interest I-C Distribution Amount: With respect to any Distribution Date, the Uncertificated Accrued Interest for REMIC II Regular Interest I-C for such Distribution Date; provided, however, that on and after the Distribution Date on which the Certificate Principal Balance of the Group I Offered Certificates has been reduced to zero, the REMIC II Regular Interest I-C Distribution Amount shall include the Group I Overcollateralized Amount.

REMIC II Regular Interest I-M-1: One of the separate non-certificated beneficial ownership interests in REMIC II issued hereunder and designated as a Regular Interest in REMIC II. REMIC II Regular Interest I-M-1 shall accrue interest at the related Uncertificated REMIC II Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

REMIC II Regular Interest I-M-2: One of the separate non-certificated beneficial ownership interests in REMIC II issued hereunder and designated as a Regular Interest in REMIC II. REMIC II Regular Interest I-M-2 shall accrue interest at the related Uncertificated REMIC II Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

REMIC II Regular Interest I-M-3: One of the separate non-certificated beneficial ownership interests in REMIC II issued hereunder and designated as a Regular Interest in REMIC II. REMIC II Regular Interest I-M-3 shall accrue interest at the related Uncertificated REMIC II Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

REMIC II Regular Interest I-P: One of the separate non-certificated beneficial ownership interests in REMIC II issued hereunder and designated as a Regular Interest in REMIC II. REMIC II Regular Interest P will not accrue interest and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

REMIC III: The segregated pool of assets described in Section 6.07(a).

REMIC III Interests: The REMIC III Regular Interests and the Class II-R-1 Certificates.

REMIC III Regular Interests: REMIC III Regular Interest 1-Sub, REMIC III Regular Interest 2-Sub, REMIC III Regular Interest X, REMIC III Regular Interest PO, REMIC III Regular Interest P, REMIC III Regular Interest 1-ZZZ, REMIC III Regular Interest 2-ZZZ, REMIC III Regular Interest II-R-2 and REMIC III Regular Interest II-R-3.

REMIC III Regular Interest 1-Sub: One of the separate non-certificated beneficial ownership interests in REMIC III issued hereunder and designated as a Regular Interest in REMIC III. REMIC III Regular Interest 1-Sub shall accrue interest at the related Uncertificated REMIC III Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

REMIC III Regular Interest 2-Sub: One of the separate non-certificated beneficial ownership interests in REMIC III issued hereunder and designated as a Regular Interest in REMIC III. REMIC III Regular Interest 2-Sub shall accrue interest at the related Uncertificated REMIC III Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

REMIC III Regular Interest 1-ZZZ: One of the separate non-certificated beneficial ownership interests in REMIC III issued hereunder and designated as a Regular Interest in REMIC III. REMIC III Regular Interest 1-ZZZ shall accrue interest at the related Uncertificated REMIC III Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

REMIC III Regular Interest 2-ZZZ: One of the separate non-certificated beneficial ownership interests in REMIC III issued hereunder and designated as a Regular Interest in REMIC III. REMIC III Regular Interest 2-ZZZ shall accrue interest at the related Uncertificated REMIC III Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

REMIC III Regular Interest II-R-2: One of the separate non-certificated beneficial ownership interests in REMIC III issued hereunder and designated as a Regular Interest in REMIC III. REMIC III Regular Interest II-R-2 will not accrue interest and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

REMIC III Regular Interest II-R-3: One of the separate non-certificated beneficial ownership interests in REMIC III issued hereunder and designated as a Regular Interest in REMIC III. REMIC III Regular Interest II-R-3 will not accrue interest and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

REMIC III Regular Interest P: One of the separate non-certificated beneficial ownership interests in REMIC III issued hereunder and designated as a Regular Interest in REMIC III. REMIC III Regular Interest P will not accrue interest and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

REMIC III Regular Interest PO: One of the separate non-certificated beneficial ownership interests in REMIC III issued hereunder and designated as a Regular Interest in REMIC III. REMIC III Regular Interest PO will not accrue interest and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

REMIC III Regular Interest X: One of the separate non-certificated beneficial ownership interests in REMIC III issued hereunder and designated as a Regular Interest in REMIC III. REMIC III Regular Interest X shall accrue interest at the related Uncertificated REMIC III Pass-Through Rate in effect from time to time and shall not be entitled to distributions of principal.

REMIC III Regular Interest X Distribution Amount: With respect to any Distribution Date, the Uncertificated Accrued Interest for REMIC III Regular Interest X for such Distribution Date.

REMIC III Subordinated Balance Ratio: The ratio among the Uncertificated Principal Balances of each of the REMIC III Regular Interests ending with the designation “Sub,” equal to the ratio among, with respect to each such REMIC III Regular Interest, the excess of (x) the aggregate Stated Principal Balance of the Mortgage Loans in the related Subgroup (other than any principal balance attributable to the Class II-PO Certificates) over (y) the aggregate Certificate Principal Balance of the Group II Senior Certificates (other than the Class II-PO Certificates and Class II-R Certificates) in the related Subgroup.

REMIC IV: The segregated pool of assets described in the Preliminary Statement consisting of the REMIC III Regular Interests.

REMIC IV Interests: The REMIC IV Regular Interests and the Class II-R-2 Certificates.

REMIC IV Regular Interests: REMIC IV Regular Interest II-A-1, REMIC IV Regular Interest II-A-2, REMIC IV Regular Interest II-A-3, REMIC IV Regular Interest II-PO, REMIC IV Regular Interest II-P, REMIC IV Regular Interest II-R-3, REMIC IV Regular Interest II-X-2, REMIC IV Regular Interest II-B-1, REMIC IV Regular Interest II-B-2, REMIC IV Regular Interest II-B-3, REMIC IV Regular Interest II-B-4, REMIC IV Regular Interest II-B-5 and REMIC IV Regular Interest II-B-6.

REMIC IV Regular Interest II-A-1: One of the separate non-certificated beneficial ownership interests in REMIC IV issued hereunder and designated as a Regular Interest in REMIC IV. REMIC IV Regular Interest II-A-1 shall accrue interest at the related Uncertificated REMIC IV Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

REMIC IV Regular Interest II-A-2: One of the separate non-certificated beneficial ownership interests in REMIC IV issued hereunder and designated as a Regular Interest in REMIC IV. REMIC IV Regular Interest II-A-2 shall accrue interest at the related Uncertificated REMIC IV Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

REMIC IV Regular Interest II-A-3: One of the separate non-certificated beneficial ownership interests in REMIC IV issued hereunder and designated as a Regular Interest in REMIC IV. REMIC IV Regular Interest II-A-3 shall accrue interest at the related Uncertificated REMIC IV Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

REMIC IV Regular Interest II-B-1: One of the separate non-certificated beneficial ownership interests in REMIC IV issued hereunder and designated as a Regular Interest in REMIC IV. REMIC IV Regular Interest II-B-1 shall accrue interest at the related Uncertificated REMIC IV Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

REMIC IV Regular Interest II-B-2: One of the separate non-certificated beneficial ownership interests in REMIC IV issued hereunder and designated as a Regular Interest in REMIC IV. REMIC IV Regular Interest II-B-2 shall accrue interest at the related Uncertificated REMIC IV Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

REMIC IV Regular Interest II-B-3: One of the separate non-certificated beneficial ownership interests in REMIC IV issued hereunder and designated as a Regular Interest in REMIC IV. REMIC IV Regular Interest II-B-3 shall accrue interest at the related Uncertificated REMIC IV Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

REMIC IV Regular Interest II-B-4: One of the separate non-certificated beneficial ownership interests in REMIC IV issued hereunder and designated as a Regular Interest in REMIC IV. REMIC IV Regular Interest II-B-4 shall accrue interest at the related Uncertificated REMIC IV Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

REMIC IV Regular Interest II-B-5: One of the separate non-certificated beneficial ownership interests in REMIC IV issued hereunder and designated as a Regular Interest in REMIC IV. REMIC IV Regular Interest II-B-5 shall accrue interest at the related Uncertificated REMIC IV Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

REMIC IV Regular Interest II-B-6: One of the separate non-certificated beneficial ownership interests in REMIC IV issued hereunder and designated as a Regular Interest in REMIC IV. REMIC IV Regular Interest II-B-6 shall accrue interest at the related Uncertificated REMIC IV Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

REMIC IV Regular Interest II-P: One of the separate non-certificated beneficial ownership interests in REMIC IV issued hereunder and designated as a Regular Interest in REMIC IV. REMIC IV Regular Interest II-P will not accrue interest and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

REMIC IV Regular Interest II-PO: One of the separate non-certificated beneficial ownership interests in REMIC IV issued hereunder and designated as a Regular Interest in REMIC IV. REMIC IV Regular Interest II-PO will not accrue interest and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

REMIC IV Regular Interest II-R-3: One of the separate non-certificated beneficial ownership interests in REMIC IV issued hereunder and designated as a Regular Interest in REMIC IV. REMIC IV Regular Interest II-R-3 will not accrue interest and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

REMIC IV Regular Interest II-X-2: One of the separate non-certificated beneficial ownership interests in REMIC IV issued hereunder and designated as a Regular Interest in REMIC IV. REMIC IV Regular Interest II-X-2 shall accrue interest at the related Uncertificated REMIC IV Pass-Through Rate in effect from time to time and shall not be entitled to distributions of principal.

REMIC IV Regular Interest II-X-2 Distribution Amount: With respect to any Distribution Date, the REMIC III Regular Interest X Distribution Amount for such Distribution Date.

REMIC V: The segregated pool of assets described in the Preliminary Statement consisting of the REMIC II Regular Interests and the REMIC IV Regular Interests.

REMIC V Certificates: The Regular Certificates and the Class II-R-3 Certificates.

REMIC Opinion: Shall mean an Opinion of Counsel to the effect that the proposed action will not have an adverse affect on any REMIC created hereunder.

REMIC Provisions: Provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Sections 860A through 860G of the Code, and related provisions, and proposed, temporary and final regulations and published rulings, notices and announcements promulgated thereunder, as the foregoing may be in effect from time to time, as well as provisions of applicable state laws.

REMIC Regular Interest: A REMIC I Regular Interest, REMIC II Regular Interest, REMIC III Regular Interest, REMIC IV Regular Interest or Regular Certificate.

Remittance Date: Shall mean (i) with respect to the Company, the Business Day immediately preceding the Distribution Account Deposit Date and (ii) with respect to the related Servicer, the date specified in the related Servicing Agreement.

Remittance Report: As defined in Section 6.04(g).

REO Imputed Interest: As to any REO Property, for any calendar month during which such REO Property was at any time part of REMIC I or REMIC II, one month’s interest at the applicable Net Mortgage Rate on the Stated Principal Balance of such REO Property (or, in the case of the first such calendar month, of the related Mortgage Loan, if appropriate) as of the close of business on the Distribution Date in such calendar month.

REO Property: A Mortgaged Property acquired by the Company or the related Servicer through foreclosure or deed-in-lieu of foreclosure in connection with a defaulted Mortgage Loan.

Replacement Mortgage Loan: A Mortgage Loan or Mortgage Loans in the aggregate substituted by the Seller for a Deleted Mortgage Loan, which must, on the date of such substitution, as confirmed in a Request for Release, (i) have a Stated Principal Balance, after deduction of the principal portion of the Scheduled Payment due in the month of substitution, not in excess of, and not less than 90% of, the Stated Principal Balance of the Deleted Mortgage Loan; (ii) have a fixed Mortgage Rate not less than or more than 1% per annum higher than the Mortgage Rate of the Deleted Mortgage Loan; (iii) have the same or higher credit quality characteristics than that of the Deleted Mortgage Loan; (iv) have a Loan-to-Value Ratio no higher than that of the Deleted Mortgage Loan; (v) have a remaining term to maturity no greater than (and not more than one year less than) that of the Deleted Mortgage Loan; (vi) not permit conversion of the Mortgage Rate from a fixed rate to a variable rate; (vii) have the same lien priority as the Deleted Mortgage Loan; (viii) constitute the same occupancy type as the Deleted Mortgage Loan or be owner occupied; and (ix) comply with each representation and warranty set forth in Section 2.03 hereof.

Repurchase Price: With respect to each Mortgage Loan, a price equal to (i) the outstanding principal balance of such Mortgage Loan, plus (ii) interest on such outstanding principal balance at the Mortgage Rate (net of the Servicing Fee Rate) from the last date through which interest has been paid to the end of the month of repurchase, less (iii) amounts advanced by the Company or the related Servicer in respect of such repurchased Mortgage Loan which are being held in the Master Servicer Collection Account for remittance to the Securities Administrator plus (iv) any costs and damages (if any) incurred by the Trust in connection with any violation of such Mortgage Loan of any anti-predatory lending laws.

Request for Release: The Request for Release to be submitted by the Seller, the Company, the related Servicer or the Master Servicer to the Custodian substantially in the form of Exhibit G. Each Request for Release furnished to the Custodian by the Seller, the Company, the related Servicer or the Master Servicer shall be in duplicate and shall be executed by an officer of such Person or a Servicing Officer (or, if furnished electronically to the Custodian, shall be deemed to have been sent and executed by an officer of such Person or a Servicing Officer) of the Company or the related Servicer, as applicable.

Required Insurance Policy: With respect to any Mortgage Loan, any insurance policy that is required to be maintained from time to time under this Agreement or the related Servicing Agreement.

Residual Certificates: Any of the Class I-R-1, Class I-R-2, Class II-R-1, Class II-R-2 and Class II-R-3 Certificates, each evidencing the sole class of Residual Interests in the related REMIC.

Residual Interest: The sole class of “residual interests” in a REMIC within the meaning of Section 860G(a)(2) of the Code.

Responsible Officer: With respect to the Trustee, any Vice President, any Assistant Vice President, the Secretary, any Assistant Secretary, or any Trust Officer with specific responsibility for the transactions contemplated hereby, any other officer customarily performing functions similar to those performed by any of the above designated officers or other officers of the Trustee specified by the Trustee, as to whom, with respect to a particular matter, such matter is referred because of such officer’s knowledge of and familiarity with the particular subject.

S&P: Standard & Poor’s, a division of The McGraw-Hill Companies, Inc.

Scheduled Payment: The scheduled monthly payment on a Mortgage Loan due on any Due Date allocable to principal and/or interest on such Mortgage Loan.

Securities Act: The Securities Act of 1933, as amended.

Securities Administrator: Wells Fargo Bank, National Association, in its capacity as securities administrator, transfer agent and paying agent hereunder, and its successors and assigns.

Seller: EMC Mortgage Corporation, a Delaware corporation, and its successors and assigns, in its capacity as seller of the Mortgage Loans to the Depositor.

Senior Certificates: Any of the Group I Senior Certificates and Group II Senior Certificates.

Servicer: Any of EMC, Harbourside, HSBC, Wachovia, PHH, Union Federal or GMACM.

Servicing Advances: All customary, reasonable and necessary “out of pocket” costs and expenses (including reasonable legal fees) incurred in the performance by the Company or the related Servicer of its servicing obligations hereunder or under the related Servicing Agreement, including, but not limited to, the cost of (i) the preservation, restoration and protection of a Mortgaged Property, (ii) any enforcement or judicial proceedings, including foreclosures, and including any expenses incurred in relation to any such proceedings that result from the Mortgage Loan being registered in the MERS® System, (iii) the management and liquidation of any REO Property (including, without limitation, realtor’s commissions) and (iv) compliance with any obligations under Section 3.07 hereof to cause insurance to be maintained.

Servicing Agreement: Any of the Harbourside Servicing Agreement, HSBC Servicing Agreement, PHH Servicing Agreement, Wachovia Servicing Agreement or GMACM Servicing Agreement.

Servicing Fee: As to each Mortgage Loan and any Distribution Date, an amount equal to 1/12th of the Servicing Fee Rate multiplied by the Stated Principal Balance of such Mortgage Loan as of the last day of the related Due Period.

Servicing Fee Rate: 0.250% per annum.

Servicing Modification: With respect to any Mortgage Loan that is in default or, in the reasonable judgment of the Company or the related Servicer, as to which default is reasonably foreseeable, any modification which is effected by the Company or the related Servicer in accordance with the terms of this Agreement or the related Servicing Agreement which results in any change in the outstanding Stated Principal Balance, any change in the Mortgage Rate or any extension of the term of such Mortgage Loan.

Servicing Officer: Any officer of the Company or the related Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans (i) in the case of the Company, whose name and facsimile signature appear on a list of servicing officers furnished to the Trustee, the Class I-A-3 Insurer and the Class II-A Insurer by the Company on the Closing Date pursuant to this Agreement, as such list may from time to time be amended and (ii) in the case of the related Servicer, as to which evidence reasonably acceptable to the Trustee, as applicable, of due authorization, by such party has been furnished from time to time to the Trustee.

Startup Day: The Startup Day for each REMIC formed hereunder shall be the Closing Date.

Stated Principal Balance: With respect to any Mortgage Loan or related REO Property and any Distribution Date, the Cut-off Date Principal Balance thereof minus the sum of (i) the principal portion of the Scheduled Payments due with respect to such Mortgage Loan during each Due Period ending prior to such Distribution Date (and irrespective of any delinquency in their payment), (ii) all Principal Prepayments with respect to such Mortgage Loan received prior to or during the related Prepayment Period, and all Liquidation Proceeds to the extent applied by the Company or the related Servicer as recoveries of principal in accordance with Section 3.09 or the related Servicing Agreement with respect to such Mortgage Loan, that were received by the Company or the related Servicer as of the close of business on the last day of the Prepayment Period related to such Distribution Date and (iii) any Realized Losses on such Mortgage Loan incurred during the related Prepayment Period. The Stated Principal Balance of a Liquidated Loan equals zero.

Subgroup: Any of Subgroup II-1 and Subgroup II-2.

Subgroup II-1: All of the Mortgage Loans in Loan Group II with a Net Mortgage Rate of less than or equal to 5.315% per annum, plus the Subgroup II-1 Fraction of the principal balance of any Mortgage Loan in Loan Group II with a Net Mortgage Rate greater than 5.315% per annum and less than 8.060% per annum.

Subgroup II-1 Certificates: The Class II-A-1, Class II-A-2 and Class II-PO Certificates.

Subgroup II-1 Fraction: With respect to any Mortgage Loan in Loan Group II with a Net Mortgage Rate greater than 5.315% per annum and less than 8.060% per annum, a fraction, (x) the numerator of which is equal to 8.060% minus the Net Mortgage Rate of such Mortgage Loan, and (y) the denominator of which is equal to 2.745%.

Subgroup II-2: The Subgroup II-2 Fraction of the Stated Principal Balance of any Mortgage Loan in Loan Group II with a Net Mortgage Rate greater than 5.315% per annum and less than 8.060% per annum and all Mortgage Loans with a Net Mortgage Rate greater than or equal to 8.060% per annum.

Subgroup II-2 Certificates: The Class II-A-3, Class II-A-4, Class II-X-1 and Class II-X-2 Certificates.

Subgroup II-2 Fraction: With respect to any Mortgage Loan with a Net Mortgage Rate of greater than 5.315% per annum and less than 8.060% per annum, a fraction, (x) the numerator of which is equal to the Net Mortgage Rate of such Mortgage Loan minus 5.315%, and (y) the denominator of which is equal to 2.745%.

Subgroup Principal Distribution Amount: With respect to each of Subgroup II-1 and Subgroup II-2 Certificates and each Distribution Date, an amount equal to the sum of the following (but in no event greater than the aggregate Certificate Principal Balances of each of the Subgroup II-1 and Subgroup II-2 Certificates, as applicable, immediately prior to such Distribution Date):

(1)      the applicable Subgroup Senior Percentage of the Non-PO Percentage of the principal portion of all Monthly Payments due on the Mortgage Loans in the related Subgroup on the related Due Date, as specified in the amortization schedule at the time applicable thereto (after adjustment for previous principal prepayments but before any adjustment to such amortization schedule by reason of any bankruptcy or similar proceeding or any moratorium or similar waiver or grace period);

(2)      the applicable Subgroup Senior Prepayment Percentage of the Non-PO Percentage of the Stated Principal Balance of each Mortgage Loan in the related Subgroup which was the subject of a prepayment in full received by the Master Servicer during the applicable Prepayment Period;

(3)      the applicable Subgroup Senior Prepayment Percentage of the Non-PO Percentage of all partial prepayments allocated to principal received during the applicable Prepayment Period;

(4)      the lesser of (a) the applicable Subgroup Senior Prepayment Percentage of the Non-PO Percentage of the sum of (i) all Net Liquidation Proceeds allocable to principal received in respect of each Mortgage Loan in the related Subgroup which became a Liquidated Mortgage Loan during the related Prepayment Period (other than Mortgage Loans described in the immediately following clause (ii)) and all Subsequent Recoveries received in respect of each Liquidated Mortgage Loan in the related Subgroup during the related Due Period and (ii) the Stated Principal Balance of each such Mortgage Loan in the related Subgroup purchased by an insurer from the Trustee during the related Prepayment Period pursuant to the related Primary Mortgage Insurance Policy, if any, or otherwise; and (b) the applicable Subgroup Senior Percentage of the Non-PO Percentage of the sum of (i) the Stated Principal Balance of each Mortgage Loan in the related Subgroup which became a Liquidated Mortgage Loan during the related Prepayment Period (other than the Mortgage Loans described in the immediately following clause (ii)) and (ii) the Stated Principal Balance of each such Mortgage Loan in the related Subgroup that was purchased by an insurer from the Trustee during the related Prepayment Period pursuant to the related Primary Mortgage Insurance Policy, if any or otherwise; and

(5)      the applicable Subgroup Senior Prepayment Percentage of the Non-PO Percentage of the sum of (a) the Stated Principal Balance of each Mortgage Loan in the related Subgroup which was repurchased by EMC or its designee in connection with such Distribution Date and (b) the excess, if any, of the Stated Principal Balance of each Mortgage Loan in the related Subgroup that has been replaced by the EMC or its designee with a substitute Mortgage Loan pursuant to the Mortgage Loan Purchase Agreement in connection with such Distribution Date over the Stated Principal Balance of each such substitute Mortgage Loan.

Subgroup Senior Percentage: With respect to each Subgroup, the lesser of (a) 100% and (b) the percentage (carried to six places rounded up) obtained by dividing the Certificate Principal Balance of the Group II Senior Certificates of such Subgroup (other than the Class II-PO Certificates and the Class II-R Certificates), immediately prior to such Distribution Date, by the aggregate Stated Principal Balance of the Mortgage Loans in the related Subgroup (other than the PO Percentage thereof with respect to the related Discount Mortgage Loans) as of the beginning of the related Due Period.

Subgroup Senior Prepayment Percentage: The Subgroup Senior Prepayment Percentage for the Subgroup II-1 Certificates and Subgroup II-2 Certificates, on any Distribution Date occurring during the periods set forth below will be as follows:

Period (dates inclusive)	Subgroup Senior Prepayment Percentage

August 25, 2005 – July 25, 2010	100%

August 25, 2010 – July 25, 2011	Subgroup Senior Percentage for the related Subgroup Certificates plus 70% of the related Subordinate Percentage.

August 25, 2011 – July 25, 2012	Subgroup Senior Percentage for the related Subgroup Certificates plus 60% of the related Subordinate Percentage.

August 25, 2012 – July 25, 2013	Subgroup Senior Percentage for the related Subgroup Certificates plus 40% of the related Subordinate Percentage.

August 25, 2013 – July 25, 2014	Subgroup Senior Percentage for the related Subgroup Certificates plus 20% of the related Subordinate Percentage.

August 25, 2014 and thereafter	Subgroup Senior Percentage for the related Subgroup Certificates.

Any scheduled reduction to the Subgroup Senior Prepayment Percentage for the Subgroup II-1 Certificates and Subgroup II-2 Certificates shall not be made as of any Distribution Date unless, as of the last day of the month preceding such Distribution Date (1) the aggregate Stated Principal Balance of the Group II Mortgage Loans Delinquent 60 days or more (including for this purpose any such Mortgage Loans in foreclosure and such Mortgage Loans with respect to which the related Mortgaged Property has been acquired by the trust) averaged over the last six months, as a percentage of the aggregate Certificate Principal Balance of the Group II Subordinate Certificates does not exceed 50% and (2) cumulative Realized Losses on the Group II Mortgage Loans do not exceed (a) 30% of the aggregate Certificate Principal Balance of the Original Subordinate Principal Balance if such Distribution Date occurs between and including August 2010 and July 2011, (b) 35% of the Original Subordinate Principal Balance if such Distribution Date occurs between and including August 2011 and July 2012, (c) 40% of the Original Subordinate Principal Balance if such Distribution Date occurs between and including August 2012 and July 2013, (d) 45% of the Original Subordinate Principal Balance if such Distribution Date occurs between and including August 2013 and July 2014, and (e) 50% of the Original Subordinate Principal Balance if such Distribution Date occurs during or after August 2014.

Notwithstanding the foregoing, if on any Distribution Date, the percentage for Subgroup II-1 or Subgroup II-2, the numerator of which is the aggregate Certificate Principal Balance of the Group II Senior Certificates (other than the Class II-PO Certificates and Class II-R Certificates) of such Subgroup immediately preceding such Distribution Date, and the denominator of which is the Stated Principal Balance of the Mortgage Loans in such Subgroup (other than the PO Percentage thereof with respect to the related Discount Mortgage Loans) as of the beginning of the related Due Period, exceeds such percentage as of the Cut-off Date, then the Subgroup Senior Prepayment Percentage with respect to the Senior Certificates of each Subgroup for such Distribution Date will equal 100%.

Subordinate Certificates: Any of the Group I Subordinate Certificates and Group II Subordinate Certificates.

Subordinate Certificate Writedown Amount: With respect to the Group II Subordinate Certificates, the amount by which (x) the sum of the Certificate Principal Balances of the Group II Certificates (other than the Class II-R Certificates) (after giving effect to the distribution of principal and the allocation of Realized Losses in reduction of the Certificate Principal Balances of the Group II Certificates on such Distribution Date) exceeds (y) the Stated Principal Balances of the Mortgage Loans in Loan Group II on the Due Date related to such Distribution Date.

Subordinate Optimal Principal Amount: With respect to the Group II Subordinate Certificates and each Distribution Date will be an amount equal to the sum of the following from each Subgroup (but in no event greater than the aggregate Certificate Principal Balance of the Group II Subordinate Certificates immediately prior to such Distribution Date):

(1)      the applicable Subordinate Percentage of the Non-PO Percentage of the principal portion of all Monthly Payments due on each Mortgage Loan in the related Subgroup on the related Due Date, as specified in the amortization schedule at the time applicable thereto (after adjustment for previous principal prepayments but before any adjustment to such amortization schedule by reason of any bankruptcy or similar proceeding or any moratorium or similar waiver or grace period);

(2)      the applicable Subordinate Prepayment Percentage of the Non-PO Percentage of the Stated Principal Balance of each Mortgage Loan in the related Subgroup which was the subject of a prepayment in full received by the Master Servicer during the applicable Prepayment Period;

(3)      the applicable Subordinate Prepayment Percentage of the Non-PO Percentage of all partial prepayments of principal received during the applicable Prepayment Period for each Mortgage Loan in the related Subgroup;

(4)      the excess, if any, of (a) the Net Liquidation Proceeds allocable to principal received during the related Prepayment Period in respect of each Liquidated Mortgage Loan in the related Subgroup over (b) the sum of the amounts distributable to the Holders of the related Senior Certificates pursuant to clause (4) of the definition of “Subgroup Principal Distribution Amount” and “Class II-PO Certificate Principal Distribution Amount” on such Distribution Date;

(5)      the applicable Subordinate Prepayment Percentage of the Non-PO Percentage of the sum of (a) the Stated Principal Balance of each Mortgage Loan in the related Subgroup which was repurchased by EMC or its designee in connection with such Distribution Date and (b) the difference, if any, between the Stated Principal Balance of a Mortgage Loan in the related Subgroup that has been replaced by the EMC or its designee with a substitute Mortgage Loan pursuant to the Mortgage Loan Purchase Agreement in connection with such Distribution Date and the Stated Principal Balance of such substitute Mortgage Loan; and

(6)      on the Distribution Date on which the Certificate Principal Balances of the related Senior Certificates (other than the Interest Only Certificates and Class II-PO Certificates) have all been reduced to zero, 100% of any applicable Subgroup Principal Distribution Amount.

Subordinate Percentage: As of any Distribution Date and with respect to any Subgroup, 100% minus the related Subgroup Senior Percentage for the Senior Certificates related to such Subgroup.

Subordinate Prepayment Percentage: As of any Distribution Date and with respect to any Subgroup, 100% minus the related Subgroup Senior Prepayment Percentage for such Subgroup, except that on any Distribution Date after the Certificate Principal Balance of each Class of Group II Senior Certificates have each been reduced to zero, the Subordinate Prepayment Percentage for the Group II Subordinate Certificates with respect to such Subgroup will equal 100%.

Subsequent Recoveries: As of any Distribution Date, amounts received by the Master Servicer during the related Due Period or surplus amounts held by the Master Servicer to cover estimated expenses (including, but not limited to, recoveries in respect of the representations and warranties made by the Seller pursuant to the Mortgage Loan Purchase Agreement) specifically related to a Liquidated Mortgage Loan or disposition of an REO Property prior to the related Prepayment Period that resulted in a Realized Loss, after the liquidation or disposition of such Mortgage Loan.

Subservicing Agreement: Any agreement entered into between the Company and a subservicer with respect to the subservicing of any Mortgage Loan hereunder by such subservicer.

Substitution Adjustment Amount: The meaning ascribed to such term pursuant to Section 2.03(d).

Sub-Trust: Each of Loan Group I and Loan Group II.

Successor Master Servicer: The meaning ascribed to such term pursuant to Section 9.01.

Target Rate: With respect to Loan Group I and any Distribution Date on or prior to the Group I Optional Termination Date, 5.50% per annum and with respect to Loan Group I and any Distribution Date after the Group I Optional Termination Date, 6.00% per annum.

Tax Matters Person: The person designated as “tax matters person” in the manner provided under Treasury Regulation Sections 1.860F-4(d) and 301.6231(a)(7)-1T. The Holder of

the greatest Percentage Interest in a Class of Residual Certificates shall be the Tax Matters Person for the related REMIC. The Securities Administrator or any successor thereto or assignee thereof shall serve as tax administrator hereunder and as agent for the related Tax Matters Person.

Transaction Documents: This Agreement, the Mortgage Loan Purchase Agreement, the Custodial Agreement, the Insurance Agreements, the Indemnification Agreement (as defined in the Insurance Agreement), the Underwriting Agreement and the Assured Premium Letter.

Transfer Affidavit: As defined in Section 7.02(c).

Transfer: Any direct or indirect transfer or sale of any Ownership Interest in a Certificate.

Trust Fund: The corpus of the trust created hereunder consisting of (i) the Mortgage Loans and all interest accruing and principal due with respect thereto after the Cut-off Date to the extent not applied in computing the Cut-off Date Principal Balance thereof; (ii) the Class P Certificate Accounts, the Net WAC Reserve Fund, the Distribution Account, the Master Servicer Collection Account maintained by the Master Servicer and the Protected Accounts maintained by the Company and the Servicers and all amounts deposited therein pursuant to the applicable provisions of this Agreement and the Servicing Agreements; (iii) property that secured a Mortgage Loan and has been acquired by foreclosure, deed in lieu of foreclosure or otherwise; (iv) the mortgagee’s rights under the Insurance Policies with respect to the Mortgage Loans; (v) the Servicing Agreements and the Assignment Agreements; (vi) the rights under the Mortgage Loan Purchase Agreement; (vii) for the benefit of the Class I-A-3 Certificate only, the Class I-A-3 Policy; (viii) for the benefit of the Class II-A-1 Certificates and Class II-A-2 Certificates only, the Class II-A Policy; (ix) the rights under the Yield Maintenance Agreements; and (x) all proceeds of the foregoing, including proceeds of conversion, voluntary or involuntary, of any of the foregoing into cash or other liquid property. The Net WAC Reserve Fund shall constitute an asset of the Trust Fund but will not be included in REMIC I, REMIC II, REMIC III, REMIC IV or REMIC V.

Trustee: U.S. Bank National Association, a national banking association, solely in its capacity as trustee for the benefit of the Certificateholders under this Agreement, and any successor thereto, and any corporation or national banking association resulting from or surviving any consolidation or merger to which it or its successors may be a party and any successor trustee as may from time to time be serving as successor trustee hereunder.

Uncertificated Accrued Interest: With respect to each REMIC I Regular Interest, REMIC II Regular Interest, REMIC III Regular Interest or REMIC IV Regular Interest, as applicable, on each Distribution Date, an amount equal to one month’s interest at the related Uncertificated REMIC I Pass-Through Rate, Uncertificated REMIC II Pass-Through Rate, Uncertificated REMIC III Pass-Through Rate or Uncertificated REMIC IV Pass-Through Rate, as applicable, on the Uncertificated Principal Balance of such REMIC Regular Interest. In each case, Uncertificated Accrued Interest will be reduced by any Net Interest Shortfalls in respect of Loan Group I or Loan Group II, as applicable (allocated to such REMIC Regular Interests as set forth in Section 1.02).

Uncertificated Notional Amount: With respect to REMIC II Regular Interest I-C, the aggregate Uncertificated Principal Balance of the REMIC I Regular Interests (other than REMIC I Regular Interest I-P). With respect to REMIC III Regular Interest X, the aggregate Stated Principal Balance of the Mortgage Loans in Subgroup II-2 that have Net Mortgage Rates greater than 8.060% per annum. With respect to REMIC IV Regular Interest II-X-2, an amount equal to the Uncertificated Notional Amount of REMIC III Regular Interest X.

Uncertificated Principal Balance: With respect to each REMIC I Regular Interest, REMIC II Regular Interest, REMIC III Regular Interest or REMIC IV Regular Interest, as applicable, the principal amount of such REMIC Regular Interest outstanding as of any date of determination. As of the Closing Date, the Uncertificated Principal Balance of each REMIC I Regular Interest, REMIC II Regular Interest, REMIC III Regular Interest or REMIC IV Regular Interest, as applicable, shall equal the amount set forth in the Preliminary Statement hereto as its initial Uncertificated Principal Balance. On each Distribution Date, the Uncertificated Principal Balance of each REMIC I Regular Interest, REMIC II Regular Interest, REMIC III Regular Interest or REMIC IV Regular Interest, as applicable, shall be reduced by all distributions of principal made on such REMIC Regular Interest on such Distribution Date pursuant to Section 6.07 and, if and to the extent necessary and appropriate, shall be further reduced on such Distribution Date by Realized Losses as provided in Section 6.05. The Uncertificated Principal Balance of each REMIC I Regular Interest, REMIC II Regular Interest, REMIC III Regular Interest or REMIC IV Regular Interest, as applicable, shall never be less than zero.

Uncertificated REMIC I Pass-Through Rate: With respect to any REMIC I Regular Interest other than REMIC I Regular Interest I-P, and any Distribution Date, a per annum rate equal to the weighted average of the Net Mortgage Rates of Loan Group I as of the first day of the related Due Period, weighted on the basis of the Stated Principal Balances of the Mortgage Loans in Loan Group I as of the first day of the related Due Period. With respect to REMIC I Regular Interest I-P and any Distribution Date, 0.00%.

Uncertificated REMIC II Pass-Through Rate:

With respect to the REMIC II Regular Interests other than REMIC II Regular Interest I-C, REMIC II Regular Interest I-P, REMIC II Regular Interest I-A-1, REMIC II Regular Interest I-A-2 and REMIC II Regular Interest I-A-3, a rate per annum equal to the Pass-Through Rate indicated for the Class of Corresponding Certificates as set forth in the Preliminary Statement.

With respect to REMIC II Regular Interest I-A-1 and REMIC II Regular Interest I-A-2 and (i) any Distribution Date which occurs on or prior to the Group I Optional Termination Date, the lesser of (a) 5.50% per annum and (b) the weighted average of the Uncertificated REMIC I Pass-Through Rates on the REMIC I Regular Interests (other than REMIC I Regular Interest I-P), weighted on the basis of the Uncertificated Principal Balances of each such REMIC I Regular Interest and (ii) for each Distribution Date thereafter, the lesser of (a) 6.00% per annum and (b) the weighted average of the REMIC I Pass-Through Rates on the REMIC I Regular Interests (other than REMIC I Regular Interest I-P), weighted on the basis of the Uncertificated Principal Balances of each such REMIC I Regular Interest.

With respect to REMIC II Regular Interest I-A-3, the lesser of (a) 5.50% per annum and (b) the weighted average of the Uncertificated REMIC I Pass-Through Rates on the REMIC I

Regular Interests (other than REMIC I Regular Interest I-P), weighted on the basis of the Uncertificated Principal Balances of each such REMIC I Regular Interest, minus the Class I-A-3 Insurer Premium Rate payable to the Class I-A-3 Insurer for providing the Class I-A-3 Policy with respect to the Class I-A-3 Certificates.

With respect to REMIC II Regular Interest I-C, a rate per annum equal to the percentage equivalent of a fraction, the numerator of which is the sum of the amount determined for each REMIC I Regular Interest (other than REMIC I Regular Interest I-P) equal to (x) the excess of the Uncertificated REMIC I Pass-Through Rate for such REMIC I Regular Interest over the Marker Rate, applied to (y) a notional amount equal to the Uncertificated Principal Balance of such REMIC I Regular Interest, and the denominator of which is the aggregate Uncertificated Principal Balance of such REMIC I Regular Interests.

With respect to REMIC II Regular Interest I-P, 0.00% per annum.

Uncertificated REMIC III Pass-Through Rate:

With respect to the REMIC III Regular Interests other than REMIC III Regular Interest X, the applicable Uncertificated REMIC III Pass-Through Rate for each such REMIC III Regular Interest as set forth in the Preliminary Statement.

With respect to REMIC III Regular Interest X, a rate per annum equal to the weighted average of the excess, if any, of (a) the Net Mortgage Rates on the Mortgage Loans in Loan Group II with a Net Mortgage Rate greater than 8.060% over (b) 8.060% per annum.

Uncertificated REMIC IV Pass-Through Rate:

With respect to the REMIC IV Regular Interests other than REMIC IV Regular Interest II-X-2, REMIC IV Regular Interest II-A-1, REMIC IV Regular Interest II-A-2 and REMIC IV Regular Interest II-A-3, a rate per annum equal to the Pass-Through Rate indicated for the Class of Corresponding Certificates as set forth in the Preliminary Statement.

With respect to REMIC IV Regular Interest II-X-2, REMIC IV Regular Interest II-X-2 shall not have an Uncertificated REMIC IV Pass-Through Rate, but shall be entitled to 100% of the amounts distributable to REMIC III Regular Interest X for such Distribution Date.

With respect to REMIC IV Regular Interest II-A-1 and REMIC IV Regular Interest II-A-2, a rate per annum equal to the Pass-Through Rate indicated for the Class of Corresponding Certificates, in each case, plus the Class II-A Insurer Premium Rate payable to the Class II-A Insurer for providing the Class II-A Policy with respect to the Class II-A-1 Certificates and Class II-A-2 Certificates.

With respect to REMIC IV Regular Interest II-A-3, 8.06% per annum.

Voting Rights: The portion of the voting rights of all the Group I Certificates that is allocated to any Group I Certificate for purposes of the voting provisions hereunder (subject, in the case of the Class I-A-3 Certificates, to Section 12.11) shall be allocated as follows: (i) 94.00% to the Group I Certificates (other than the Class I-A-5, Class I-P, Class I-C, Class I-R-1 and Class I-R-2 Certificates), (ii) 1% to each of the Class I-A-5 Certificates and Class I-P

Certificates, (iii) 3% to the Class I-C Certificates and (iv) 0.50% to each of the Class I-R-1 Certificates and Class I-R-2 Certificates. The portion of the voting rights of all the Group II Certificates that is allocated to any Group II Certificate for purposes of the voting provisions hereunder shall be allocated as follows: (i) 94.50% to the Group II Certificates (other than the Class II-A-4, Class II-X-1, Class II-X-2, Class I-P, Class II-R-1, Class II-R-2 and Class II-R-3 Certificates), (ii) 1% to each of the Class II-A-4, Class II-X-1, Class II-X-2 and Class II-P Certificates and (iii) 0.50% to each of the Class II-R-1, Class II-R-2 and Class II-R-3 Certificates. The allocation among the Certificates other than the Class I-P, Class II-P, Class I-C, Class I-R-1, Class I-R-2, Class II-R-1, Class II-R-2 and Class II-R-3 Certificates will be in proportion to the Certificate Principal Balance of each such Class relative to the Certificate Principal Balance of all other such Classes. Voting Rights will be allocated among the Certificates of each such Class in accordance with their respective Percentage Interests. For so long as there is no Class II-A Insurer Default, each Holder of a Class II-A Certificate agrees that the Class II-A Insurer shall be treated by the Depositor, the Master Servicer and the Trustee as if the Class II-A Insurer were the Holder of all Class II-A Certificates for the purpose (and solely for the purpose) of the giving of any consent, the making of any direction or the exercise of any voting or other control rights otherwise given the Holders of the Class II-A Certificates hereunder without any further consent of the Holders of the Class II-A Certificates and such holders shall not exercise such rights without the prior written consent of the Class II-A Insurer.

Wachovia: Wachovia Mortgage Corporation, and any successor thereto.

Wachovia Assignment Agreement: The Assignment, Assumption and Recognition Agreement, dated as of July 29, 2005, by and among the Seller, Wachovia, as successor to SouthTrust Mortgage Corporation and the Trustee evidencing the assignment of the Wachovia Servicing Agreement to the Trust.

Wachovia Loans: Those Mortgage Loans subject to this Agreement which were purchased by the Seller from Wachovia pursuant to the Wachovia Servicing Agreement.

Wachovia Servicing Agreement: The Purchase, Warranties and Servicing Agreement, dated as of November 1, 2002, by and between the Seller and Wachovia, as successor to SunTrust Mortgage Corporation, as modified by the Wachovia Assignment Agreement.

Yield Maintenance Agreements: The Yield Maintenance Agreements, dated July 29, 2005 between the Trust (on behalf of the Class I-A-1 Certificateholders and Class I-A-2 Certificateholders) and Bear Stearns Financial Products Inc.

Section 1.02    Allocation of Certain Interest Shortfalls. For purposes of calculating the amount of the Monthly Interest Distributable Amount for the Class I-A-1, Class I-A-2, Class I-A-3, Class I-A-4, Class I-A-5, Class I-M-1, Class I-M-2, Class I-M-3, Class I-B-1, Class I-B-2, Class I-B-3, Class I-B-4 and Class I-C Certificates for any Distribution Date, (1) the aggregate amount of any Net Interest Shortfalls in respect of Loan Group I for any Distribution Date shall be allocated first, in reduction of amounts otherwise distributable to the Class I-C Certificates, Class I-R-1 and Class I-R-2 Certificates, and thereafter, among the Group I Offered Certificates in proportion to the amount of the Monthly Interest Distributable Amount that would have been allocated to such Certificates in the absence of such Net Interest Shortfalls, and (2) the interest portion of Realized Losses for Loan Group I will be allocated first, to the Class I-C Certificates based on, and to the extent of, one month’s interest distributable to such Certificates, second to the Class I-B-4 Certificates, third to the Class I-B-3 Certificates, fourth to the Class I-B-2 Certificates, fifth to the Class I-B-1 Certificates, sixth to the Class I-M-3 Certificates, seventh to the Class I-M-2 Certificates, eighth to the Class I-M-1 Certificates, and following the Cross-Over Date, ninth to the Group I Senior Certificates, on a pro rata basis, in each case, based on, and to the extent of, one month’s interest at the then applicable respective Pass-Through Rates on the respective Certificate Principal Balances of each such Certificate.

For purposes of calculating the amount of Uncertificated Accrued Interest for the REMIC I Regular Interests (other than REMIC I Regular Interest I-P), for any Distribution Date, the aggregate amount of any Net Interest Shortfalls incurred in respect of Loan Group I for any Distribution Date shall be allocated first, to Uncertificated Accrued Interest payable to REMIC I Regular Interest AA and REMIC I Regular Interest ZZ up to an aggregate amount equal to the REMIC I Interest Loss Allocation Amount, 98% and 2%, respectively, and thereafter among REMIC I Regular Interest I-A-1, REMIC I Regular Interest I-A-2, REMIC I Regular Interest I-A-3, REMIC I Regular Interest I-A-4, REMIC I Regular Interest I-M-1, REMIC I Regular Interest I-M-2, REMIC I Regular Interest I-M-3, REMIC I Regular Interest I-B-1, REMIC I Regular Interest I-B-2, REMIC I Regular Interest I-B-3, REMIC I Regular Interest I-B-4 and REMIC I Regular Interest ZZ, pro rata, in each case based on, and to the extent of, one month’s interest at the then applicable respective Uncertificated REMIC I Pass-Through Rates on the respective Uncertificated Principal Balances of each such REMIC I Regular Interest.

For purposes of calculating the amount of Uncertificated Accrued Interest for the REMIC II Regular Interests for any Distribution Date, the aggregate amount of any Net Interest Shortfalls incurred in respect of Loan Group I for any Distribution Date shall be allocated first to REMIC II Regular Interest I-C, and then, pro rata, to REMIC II Regular Interest I-A-1, REMIC II Regular Interest I-A-2, REMIC II Regular Interest I-A-3, REMIC II Regular Interest I-A-4, REMIC II Regular Interest I-M-1, REMIC II Regular Interest I-M-2, REMIC II Regular Interest I-M-3, REMIC II Regular Interest I-B-1, REMIC II Regular Interest I-B-2, REMIC II Regular Interest B-3 and REMIC II Regular Interest I-B-4, in each case based on, and to the extent of, one month’s interest at the then applicable respective Uncertificated REMIC II Pass-Through Rates on the respective Uncertificated Principal Balances of each such REMIC II Regular Interest.

For purposes of calculating the amount of the Accrued Certificate Interest for the Class II-A, Class II-X and Class II-B Certificates for any Distribution Date, (1) the aggregate amount of any Net Interest Shortfalls in respect of Loan Group II for any Distribution Date shall be allocated first, among the Group II Offered Certificates in proportion to the amount of the

Monthly Interest Distributable Amount that would have been allocated to such Certificates in the absence of such Net Interest Shortfalls, and (2) the interest portion of Realized Losses for Loan Group II shall be allocated first, to the Class II-B-6 Certificates, second to the Class II-B-5 Certificates, third to the Class II-B-4 Certificates, fourth to the Class II-B-3 Certificates, fifth to the Class II-B-2 Certificates and sixth to the Class II-B-1 Certificates, and following the Cross-Over Date, fourth to the Group II Senior Certificates, on a pro rata basis.

For purposes of calculating the amount of Uncertificated Accrued Interest for the REMIC III Regular Interests (other than REMIC III Regular Interest P, REMIC III Regular Interest PO, REMIC III Regular Interest II-R-2 and REMIC III Regular Interest II-R-3) for any Distribution Date, the aggregate amount of any Net Interest Shortfalls incurred in respect of Loan Group II for any Distribution Date shall be allocated first, among REMIC III Regular Interest 1-Sub, REMIC III Regular Interest 1-ZZZ, REMIC III Regular Interest 2-Sub, REMIC III Regular Interest 2-ZZZ and REMIC I Regular Interest X, pro rata, based on, and to the extent of, one month’s interest at the then applicable respective Uncertificated REMIC III Pass-Through Rates on the respective Uncertificated Principal Balances of each such REMIC III Regular Interest.

For purposes of calculating the amount of Uncertificated Accrued Interest for the REMIC IV Regular Interests (other than REMIC IV Regular Interest II-P, REMIC IV Regular Interest II-PO and REMIC IV Regular Interest II-R-3) for any Distribution Date, the aggregate amount of any Unpaid Interest Shortfalls incurred in respect of Loan Group II for any Distribution Date shall be allocated among such REMIC IV Regular Interests as such amounts are allocable to the Corresponding Certificates.

Article II

CONVEYANCE OF TRUST FUND

REPRESENTATIONS AND WARRANTIES

Section 2.01   Conveyance of Trust Fund. Pursuant to the Mortgage Loan Purchase Agreement, the Seller sold, transferred, assigned, set over and otherwise conveyed to the Depositor, without recourse, all the right, title and interest of the Seller in and to the assets in the Trust Fund.

The Seller has entered into this Agreement in consideration for the purchase of the Mortgage Loans by the Depositor pursuant to the Mortgage Loan Purchase Agreement and has agreed to take the actions specified herein.

The Depositor, concurrently with the execution and delivery hereof, hereby sells, transfers, assigns, sets over and otherwise conveys to the Trustee for the use and benefit of the Certificateholders, the Class I-A-3 Insurer and the Class II-A Insurer without recourse, all the right, title and interest of the Depositor in and to the Trust Fund. In addition, on or prior to the Closing Date, the Depositor shall cause the Certificate Insurers to deliver the Class I-A-3 Policy and Class II-A Policy to the Trustee with a copy to the Securities Administrator.

In connection with such sale, the Depositor has delivered to, and deposited with, the Trustee or the Custodian, as its agent, the following documents or instruments with respect to each Mortgage Loan so assigned: (i) the original Mortgage Note, including any riders thereto, endorsed without recourse (A) to the order of “U.S. Bank National Association, as Trustee for certificateholders of Bear Stearns Asset Backed Securities I LLC, Asset Backed Certificates, Series 2005-AC5,” or (B) in the case of a loan registered on the MERS system, in blank, and in each case showing to the extent available to the Seller an unbroken chain of endorsements from the original payee thereof to the Person endorsing it to the Trustee, (ii) the original Mortgage and, if the related Mortgage Loan is a MOM Loan, noting the presence of the MIN and language indicating that such Mortgage Loan is a MOM Loan, which shall have been recorded (or if the original is not available, a copy), with evidence of such recording indicated thereon (or if clause (x) in the proviso below applies, shall be in recordable form), (iii) unless the Mortgage Loan is a MOM Loan, the assignment (either an original or a copy, which may be in the form of a blanket assignment if permitted in the jurisdiction in which the Mortgaged Property is located) to the Trustee of the Mortgage with respect to each Mortgage Loan in the name of “U.S. Bank National Association, as Trustee for certificateholders of Bear Stearns Asset Backed Securities I LLC, Asset Backed Certificates, Series 2005-AC5,” which shall have been recorded (or if clause (x) in the proviso below applies, shall be in recordable form) (iv) an original or a copy of all intervening assignments of the Mortgage, if any, to the extent available to the Seller, with evidence of recording thereon, (v) the original policy of title insurance or mortgagee’s certificate of title insurance or commitment or binder for title insurance, if available, or a copy thereof, or, in the event that such original title insurance policy is unavailable, a photocopy thereof, or in lieu thereof, a current lien search on the related Mortgaged Property and (vi) originals or copies of all available assumption, modification or substitution agreements, if any; provided, however, that in lieu of the foregoing, the Seller may deliver the following documents, under the circumstances set forth below: (x) if any Mortgage, assignment thereof to the Trustee or intervening assignments thereof have been delivered or are being delivered to recording offices for recording and have not been returned in time to permit their delivery as specified above, the Depositor may deliver a true copy thereof with a certification by the Seller or the title company issuing the commitment for title insurance, on the face of such copy, substantially as follows: “Certified to be a true and correct copy of the original, which has been transmitted for recording” and (y) in lieu of the Mortgage Notes relating to the Mortgage Loans identified in the list set forth in Exhibit I, the Depositor may deliver a lost note affidavit and indemnity and a copy of the original note, if available; and provided, further, however, that in the case of Mortgage Loans which have been prepaid in full after the Cut-off Date and prior to the Closing Date, the Depositor, in lieu of delivering the above documents, may deliver to the Trustee and its Custodian a certification of a Servicing Officer to such effect and in such case shall deposit all amounts paid in respect of such Mortgage Loans, in the Master Servicer Collection Account or in the Distribution Account on the Closing Date. In the case of the documents referred to in clause (x) above, the Depositor shall deliver such documents to the Trustee or its Custodian promptly after they are received. The Seller shall cause, at its expense, the Mortgage and intervening assignments, if any, and to the extent required in accordance with the foregoing, the assignment of the Mortgage to the Trustee to be submitted for recording promptly after the Closing Date provided that the Seller need not cause to be recorded any assignment (a) in any jurisdiction under the laws of which, as evidenced by an Opinion of Counsel addressed to the Trustee and the Certificate Insurers delivered by the Seller to the Trustee and the Rating Agencies, the recordation of such assignment is not necessary to protect the Trustee’s interest in the related Mortgage Loan or (b) if MERS is identified on the Mortgage or on a properly recorded assignment of the Mortgage as mortgagee of record solely as nominee for Seller and its successors and assigns. In the event that the Seller, the Depositor or the Master Servicer gives written notice to the Trustee that a court has recharacterized the sale of the Mortgage Loans as a financing, the Seller shall submit or cause to be submitted for recording as specified above or, should the Seller fail to perform such obligations, the Master Servicer shall cause each such previously unrecorded assignment to be submitted for recording as specified above at the expense of the Trust. In the event a Mortgage File is released to the Company or the Servicer as a result of such Person having completed a Request for Release, the Custodian shall, if not so completed, complete the assignment of the related Mortgage in the manner specified in clause (iii) above.

In connection with the assignment of any Mortgage Loan registered on the MERS® System, the Seller further agrees that it will cause, at the Seller’s own expense, within 30 days after the Closing Date, the MERS® System to indicate that such Mortgage Loans have been assigned by the Seller to the Depositor and by the Depositor to the Trustee in accordance with this Agreement for the benefit of the Certificateholders and the Certificate Insurer by including (or deleting, in the case of Mortgage Loans which are repurchased in accordance with this Agreement) in such computer files (a) the code in the field which identifies the specific Trustee and (b) the code in the field “Pool Field” which identifies the series of the Certificates issued in connection with such Mortgage Loans. The Seller further agrees that it will not, and will not permit the Company, any Servicer or the Master Servicer to, and the Master Servicer agrees that it will not, alter the codes referenced in this paragraph with respect to any Mortgage Loan during the term of this Agreement unless and until such Mortgage Loan is repurchased in accordance with the terms of this Agreement or the Mortgage Loan Purchase Agreement.

Section 2.02	Acceptance of the Mortgage Loans.

(a)      Based on the Initial Certification received by it from the Custodian, the Trustee acknowledges receipt of, subject to the further review and exceptions reported by the Custodian pursuant to the procedures described below, the documents (or certified copies thereof) delivered to the Trustee or the Custodian on its behalf pursuant to Section 2.01 and declares that it holds and will continue to hold directly or through a custodian those documents and any amendments, replacements or supplements thereto and all other assets of the Trust Fund delivered to it in trust for the use and benefit of all present and future Holders of the Certificates and the Certificate Insurers. On the Closing Date, the Trustee or the Custodian on its behalf will deliver the Seller, the Trustee and the Certificate Insurers an Initial Certification confirming whether or not it has received the Mortgage File for each Mortgage Loan, but without review of such Mortgage File, except to the extent necessary to confirm whether such Mortgage File contains the original Mortgage Note or a lost note affidavit and indemnity in lieu thereof. No later than 90 days after the Closing Date, the Trustee or the Custodian on its behalf shall, for the benefit of the Certificateholders and the Certificate Insurers, review each Mortgage File delivered to it and execute and deliver to the Seller and the Certificate Insurers and, if reviewed by the Custodian, the Trustee, an Interim Certification. In conducting such review, the Trustee or the Custodian on its behalf will ascertain whether all required documents have been executed and received and whether those documents relate, determined on the basis of the Mortgagor name, original principal balance and loan number, to the Mortgage Loans identified in Exhibit B to this Agreement, as supplemented (provided, however, that with respect to those documents described in subclauses (iv) and (vi) of Section 2.01, such obligations shall extend only to documents actually delivered pursuant to such subclauses). In performing any such review, the Trustee and the Custodian may conclusively rely on the purported due execution and genuineness of any such document and on the purported genuineness of any signature thereon. If the Trustee or the Custodian on its behalf finds any document constituting part of the Mortgage File not to have been executed or received, or to be unrelated to the Mortgage Loans identified in Exhibit B or to appear to be defective on its face, the Trustee or the Custodian on its behalf shall include such information in the exception report. The Seller shall correct or cure any such defect or, if prior to the end of the second anniversary of the Closing Date, the Seller may substitute for the related Mortgage Loan a Replacement Mortgage Loan, which substitution shall be accomplished in the manner and subject to the conditions set forth in Section 2.03 or shall deliver to the Trustee and the Certificate Insurers an Opinion of Counsel addressed to the Trustee to the effect that such defect does not materially or adversely affect the interests of the Certificateholders or the Certificate Insurers in such Mortgage Loan (such determination to be made without regard to the Class I-A-3 Policy or the Class II-A Policy) within 60 days from the date of notice from the Trustee of the defect and if the Seller fails to correct or cure the defect or deliver such opinion within such period, the Seller will, subject to Section 2.03, within 90 days from the notification of the Trustee purchase such Mortgage Loan at the Purchase Price; provided, however, that if such defect relates solely to the inability of the Seller to deliver the Mortgage, assignment thereof to the Trustee, or intervening assignments thereof with evidence of recording thereon because such documents have been submitted for recording and have not been returned by the applicable jurisdiction, the Seller shall not be required to purchase such Mortgage Loan if the Seller delivers such documents promptly upon receipt, but in no event later than 360 days after the Closing Date.

(b)      No later than 180 days after the Closing Date, the Trustee or the Custodian on its behalf will review, for the benefit of the Certificateholders and the Certificate Insurers, the Mortgage Files and will execute and deliver or cause to be executed and delivered to the Seller and the Certificate Insurers and, if reviewed by the Custodian, the Trustee, a Final Certification. In conducting such review, the Trustee or the Custodian on its behalf will ascertain whether each document required to be recorded has been returned from the recording office with evidence of recording thereon and the Trustee or the Custodian on its behalf has received either an original or a copy thereof, as required in Section 2.01 (provided, however, that with respect to those documents described in subclauses (iv) and (vi) of Section 2.01, such obligations shall extend only to documents actually delivered pursuant to such subclauses). If the Trustee or the Custodian on its behalf finds any document with respect to a Mortgage Loan has not been received, or to be unrelated, determined on the basis of the Mortgagor name, original principal balance and loan number, to the Mortgage Loans identified in Exhibit B or to appear defective on its face, the Trustee or the Custodian on its behalf shall note such defect in the exception report attached to the Final Certification and shall promptly notify the Seller and the Certificate Insurers. The Seller shall correct or cure any such defect or, if prior to the end of the second anniversary of the Closing Date, the Seller may substitute for the related Mortgage Loan a Replacement Mortgage Loan, which substitution shall be accomplished in the manner and subject to the conditions set forth in Section 2.03 or shall deliver to the Trustee and the Certificate Insurers an Opinion of Counsel addressed to the Trustee to the effect that such defect does not materially or adversely affect the interests of Certificateholders or the Certificate Insurers in such Mortgage Loan (such determination to be made without regard to the Class I-A-3 Policy or the Class II-A Policy within 60 days from the date of notice from the Trustee of the defect and if the Seller is unable within such period to correct or cure such defect, or to substitute the related Mortgage Loan with a Replacement Mortgage Loan or to deliver such opinion, the Seller shall, subject to Section 2.03, within 90 days from the notification of the Trustee, purchase such Mortgage Loan at the Purchase Price; provided, however, that if such defect relates solely to the inability of the Seller to deliver the Mortgage, assignment thereof to the Trustee or intervening assignments thereof with evidence of recording thereon, because such documents have not been returned by the applicable jurisdiction, the Seller shall not be required to purchase such Mortgage Loan, if the Seller delivers such documents promptly upon receipt, but in no event later than 360 days after the Closing Date.

(c)      In the event that a Mortgage Loan is purchased by the Seller in accordance with subsections 2.02(a) or (b) above or Section 2.03, the Seller shall remit the applicable Purchase Price to the Master Servicer for deposit in the Master Servicer Collection Account and shall provide written notice to the Trustee and the Certificate Insurers detailing the components of the Purchase Price, signed by a Servicing Officer. Upon deposit of the Purchase Price in the Master Servicer Collection Account and upon receipt of a Request for Release with respect to such Mortgage Loan, the Trustee or the Custodian will release to the Seller the related Mortgage File and the Trustee shall execute and deliver all instruments of transfer or assignment, without recourse, representation or warranty furnished to it by the Seller, as are necessary to vest in the Seller title to and rights under the Mortgage Loan. Such purchase shall be deemed to have occurred on the date on which the deposit into the Master Servicer Collection Account was made. The Trustee shall promptly notify the Rating Agencies and the Certificate Insurers of such repurchase. The obligation of the Seller to cure, repurchase or substitute for any Mortgage Loan as to which a defect in a constituent document exists shall be the sole remedies respecting such defect available to the Certificateholders and the Certificate Insurers or to the Trustee on their behalf.

(d)      The Seller shall deliver to the Trustee or the Custodian on its behalf, and Trustee agrees to accept the Mortgage Note and other documents constituting the Mortgage File with respect to any Replacement Mortgage Loan, which the Trustee or the Custodian will review as provided in subsections 2.02(a) and 2.02(b), provided, that the Closing Date referred to therein shall instead be the date of delivery of the Mortgage File with respect to each Replacement Mortgage Loan.

Section 2.03    Representations, Warranties and Covenants of the Company, the Master Servicer and the Seller.

(a)      The Company hereby represents and warrants to the Master Servicer, the Depositor, the Securities Administrator, the Trustee and the Certificate Insurers as follows, as of the Closing Date:

(i)      It is duly organized and is validly existing and in good standing under the laws of the State of Delaware and is duly authorized and qualified to transact any and all business contemplated by this Agreement to be conducted by it in any state in which a Mortgaged Property related to an EMC Mortgage Loan is located or is otherwise not required under applicable law to effect such qualification and, in any event, is in compliance with the doing business laws of any such state, to the extent necessary to ensure its ability to enforce each EMC Mortgage Loan, to service the EMC Mortgage Loans in accordance with the terms of this Agreement and to perform any of its other obligations under this Agreement and any other Transaction Documents to which it is a party in accordance with the terms hereof.

(ii)      It has the full corporate power and authority to service each EMC Mortgage Loan, and to execute, deliver and perform, and to enter into and consummate the transactions contemplated by this Agreement and any other Transaction Documents to which it is a party and has duly authorized by all necessary corporate action on its part the execution, delivery and performance of this Agreement and any other Transaction Documents to which it is a party; and this Agreement and any other Transaction Documents to which it is a party, assuming the due authorization, execution and delivery hereof by the other parties hereto, constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except that (a) the enforceability hereof may be limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors’ rights generally and (b) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

(iii)     The execution and delivery of this Agreement and any other Transaction Documents to which it is a party by it, the servicing of the EMC Mortgage Loans by it under this Agreement, the consummation of any other of the transactions contemplated by this Agreement and any other Transaction Documents to which it is a party, and the fulfillment of or compliance with the terms hereof are in its ordinary course of business and will not (A) result in a breach of any term or provision of its charter or by-laws or (B) conflict with, result in a breach, violation or acceleration of, or result in a default under, the terms of any other material agreement or instrument to which it is a party or by which it may be bound, or (C) constitute a violation of any statute, order or regulation applicable to it of any court, regulatory body, administrative agency or governmental body having jurisdiction over it; and it is not in breach or violation of any material indenture or other material agreement or instrument, or in violation of any statute, order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over it which breach or violation may materially impair its ability to perform or meet any of its obligations under this Agreement and any other Transaction Documents to which it is a party.

(iv)     It is an approved servicer of conventional mortgage loans for Fannie Mae or Freddie Mac and is a mortgagee approved by the Secretary of Housing and Urban Development pursuant to sections 203 and 211 of the National Housing Act.

(v)      No litigation is pending or, to the best of its knowledge, threatened, against it that would materially and adversely affect the execution, delivery or enforceability of this Agreement and any other Transaction Documents to which it is a party or its ability to service the EMC Mortgage Loans or to perform any of its other obligations under this Agreement and any other Transaction Documents to which it is a party in accordance with the terms hereof.

(vi)     No consent, approval, authorization or order of any court or governmental agency or body is required for its execution, delivery and performance of, or compliance with, this Agreement and any other Transaction Documents to which it is a party or the consummation of the transactions contemplated hereby, or if any such consent, approval, authorization or order is required, it has obtained the same.

(b)      Wells Fargo Bank, National Association, in its capacity as Master Servicer and Securities Administrator hereby represents and warrants to the Seller, the Depositor, the Trustee and the Certificate Insurers as follows, as of the Closing Date:

(i)      It is a national banking association duly formed, validly existing and in good standing under the laws of the United States of America and is duly authorized and qualified to transact any and all business contemplated by this Agreement to be conducted by the Master Servicer and the Securities Administrator in any state in which a Mortgaged Property is located or is otherwise not required under applicable law to effect such qualification and, in any event, is in compliance with the doing business laws of any such state, to the extent necessary to ensure its ability to enforce each Mortgage Loan, to service the Mortgage Loans in accordance with the terms of this Agreement and any other Transaction Documents to which it is a party and to perform any of its other obligations under this Agreement in accordance with the terms hereof or thereof;

(ii)      It has the full corporate power and authority to execute, deliver and perform, and to enter into and consummate the transactions contemplated by this Agreement and any other Transaction Documents to which it is a party and has duly authorized by all necessary corporate action on its part the execution, delivery and performance of this Agreement and any other Transaction Documents to which it is a party; and this Agreement and any other Transaction Documents to which it is a party, assuming the due authorization, execution and delivery hereof by the other parties hereto, constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except that (a) the enforceability hereof may be limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors’ rights generally and (b) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

(iii)     The execution and delivery of this Agreement and any other Transaction Documents to which it is a party by it, the consummation of any other of the transactions contemplated by this Agreement, and any other Transaction Documents to which it is a party and the fulfillment of or compliance with the terms hereof are in its ordinary course of business and will not (A) result in a material breach of any term or provision of its charter or by-laws or (B) materially conflict with, result in a material breach, violation or acceleration of, or result in a material default under, the terms of any other material agreement or instrument to which it is a party or by which it may be bound, or (C) constitute a material violation of any statute, order or regulation applicable to it of any court, regulatory body, administrative agency or governmental body having jurisdiction over it; and it is not in breach or violation of any material indenture or other material agreement or instrument, or in violation of any statute, order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over it which breach or violation may materially impair its ability to perform or meet any of its obligations under this Agreement and any other Transaction Documents to which it is a party.

(iv)     No litigation is pending or, to the best of its knowledge, threatened, against it that would materially and adversely affect the execution, delivery or enforceability of this Agreement and any other Transaction Documents to which it is a party or its ability to perform any of its other obligations under this Agreement and any other Transaction Documents to which it is a party in accordance with the terms hereof.

(v)      No consent, approval, authorization or order of any court or governmental agency or body is required for its execution, delivery and performance of, or compliance with, this Agreement and any other Transaction Documents to which it is a party or the consummation of the transactions contemplated hereby or thereby, or if any such consent, approval, authorization or order is required, it has obtained the same.

(c)      The Seller hereby represents and warrants to the Depositor, the Securities Administrator, the Master Servicer, the Trustee and the Certificate Insurers as follows, as of the Closing Date:

(i)      The Seller is duly organized as a Delaware corporation and is validly existing and in good standing under the laws of the State of Delaware and is duly authorized and qualified to transact any and all business contemplated by this Agreement and any other Transaction Documents to which it is a party to be conducted by the Seller in any state in which a Mortgaged Property is located or is otherwise not required under applicable law to effect such qualification and, in any event, is in compliance with the doing business laws of any such state, to the extent necessary to ensure its ability to enforce each Mortgage Loan, to sell the Mortgage Loans in accordance with the terms of this Agreement and to perform any of its other obligations under this Agreement and any other Transaction Documents to which it is a party in accordance with the terms hereof or thereof.

(ii)      The Seller has the full corporate power and authority to sell each Mortgage Loan, and to execute, deliver and perform, and to enter into and consummate the transactions contemplated by this Agreement and any other Transaction Documents to which it is a party and has duly authorized by all necessary corporate action on the part of the Seller the execution, delivery and performance of this Agreement and any other Transaction Documents to which it is a party; and this Agreement and any other Transaction Documents to which it is a party, assuming the due authorization, execution and delivery hereof by the other parties hereto or thereto, as applicable, constitutes a legal, valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms, except that (a) the enforceability hereof may be limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors’ rights generally and (b) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

(iii)     The execution and delivery of this Agreement and any other Transaction Documents to which it is a party by the Seller, the sale of the Mortgage Loans by the Seller under the Mortgage Loan Purchase Agreement, the consummation of any other of the transactions contemplated by this Agreement and any other Transaction Documents to which it is a party, and the fulfillment of or compliance with the terms hereof and thereof are in the ordinary course of business of the Seller and will not (A) result in a breach of any term or provision of the charter or by-laws of the Seller or (B) conflict with, result in a breach, violation or acceleration of, or result in a default under, the terms of any other material agreement or instrument to which the Seller is a party or by which it may be bound, or (C) constitute a violation of any statute, order or regulation applicable to the Seller of any court, regulatory body, administrative agency or governmental body having jurisdiction over the Seller; and the Seller is not in breach or violation of any material indenture or other material agreement or instrument, or in violation of any statute, order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over it which breach or violation may materially impair the Seller’s ability to perform or meet any of its obligations under this Agreement and any other Transaction Documents to which it is a party.

(iv)     The Seller is an approved seller of conventional mortgage loans for Fannie Mae or Freddie Mac and is a mortgagee approved by the Secretary of Housing and Urban Development pursuant to sections 203 and 211 of the National Housing Act.

(v)      No litigation is pending or, to the best of the Seller’s knowledge, threatened, against the Seller that would materially and adversely affect the execution, delivery or enforceability of this Agreement and any other Transaction Documents to which it is a party or the ability of the Seller to sell the Mortgage Loans or to perform any of its other obligations under this Agreement and any other Transaction Documents to which it is a party in accordance with the terms hereof or thereof.

(vi)     No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Seller of, or compliance by the Seller with, this Agreement and any other Transaction Documents to which it is a party or the consummation of the transactions contemplated hereby or thereby, or if any such consent, approval, authorization or order is required, the Seller has obtained the same.

(vii)     As of the Closing Date, the representations and warranties concerning the Mortgage Loans set forth in Section 7 of the Mortgage Loan Purchase Agreement are true and correct in all material respects.

(d)      Upon discovery by any of the parties hereto or a Certificates Insurer of a breach of a representation or warranty set forth in Section 7 of the Mortgage Loan Purchase Agreement that materially and adversely affects the interests of the Certificateholders or a Certificate Insurer in any Mortgage Loan (such determination to be made without regard to the Class I-A-3 Policy or the Class II-A Policy), the party discovering such breach shall give prompt written notice thereof to the other parties and the Certificate Insurers. The Seller hereby covenants with respect to the representations and warranties set forth in Section 7 of the Mortgage Loan Purchase Agreement, that within 90 days of the discovery of a breach of any representation or warranty set forth therein that materially and adversely affects the interests of the Certificateholders (such determination to be made without regard to the Class I-A-3 Policy or the Class II-A Policy) or the Certificate Insurers in any Mortgage Loan, it shall cure such breach in all material respects and, if such breach is not so cured, (i) if such 90-day period expires prior to the second anniversary of the Closing Date, remove such Mortgage Loan (a “Deleted Mortgage Loan”) from the Trust Fund and substitute in its place a Replacement Mortgage Loan, in the manner and subject to the conditions set forth in this Section; or (ii) repurchase the affected Mortgage Loan or Mortgage Loans from the Trustee at the Purchase Price in the manner set forth below; provided that any such substitution pursuant to (i) above or repurchase pursuant to (ii) above shall not be effected prior to the delivery to the Trustee and the Certificate Insurers of an Opinion of Counsel if required by Section 2.05 hereof and any such substitution pursuant to (i) above shall not be effected prior to the additional delivery to the Trustee of a Request for Release. The Seller shall promptly reimburse the Master Servicer and the Trustee for any expenses reasonably incurred by the Master Servicer or the Trustee in respect of enforcing the remedies for such breach. To enable the Securities Administrator to amend the Mortgage Loan Schedule, the Seller shall, unless it cures such breach in a timely fashion pursuant to this Section 2.03, promptly notify the Securities Administrator whether it intends either to repurchase, or to substitute for, the Mortgage Loan affected by such breach. With respect to the representations and warranties in Section 7 of the Mortgage Loan Purchase Agreement that are made to the best of the Seller’s knowledge, if it is discovered by any of the Depositor, the Master Servicer, the Seller, the Securities Administrator, the Trustee or the Certificate Insurers that the substance of such representation and warranty is inaccurate and such inaccuracy materially and adversely affects the value of the related Mortgage Loan, notwithstanding the Seller’s lack of knowledge with respect to the substance of such representation or warranty, the Seller shall nevertheless be required to cure, substitute for or repurchase the affected Mortgage Loan in accordance with the foregoing.

With respect to any Replacement Mortgage Loan or Loans, the Seller shall deliver to the Trustee for the benefit of the Certificateholders and the Certificate Insurers such documents and agreements as are required by Section 2.01. No substitution shall be made in any calendar month after the Determination Date for such month. Scheduled Payments due with respect to Replacement Mortgage Loans in the Due Period related to the Distribution Date on which such proceeds are to be distributed shall not be part of the Trust Fund and shall be retained by the Seller. For the month of substitution, distributions to Certificateholders will include the Scheduled Payment due on any Deleted Mortgage Loan for the related Due Period and thereafter the Seller shall be entitled to retain all amounts received in respect of such Deleted Mortgage Loan. The Securities Administrator shall amend the Mortgage Loan Schedule for the benefit of the Certificateholders and the Certificate Insurers to reflect the removal of such Deleted Mortgage Loan and the substitution of the Replacement Mortgage Loan or Loans and the Securities Administrator shall deliver the amended Mortgage Loan Schedule to the Trustee and the Custodian and the Certificate Insurers. Upon such substitution, the Replacement Mortgage Loan or Loans shall be subject to the terms of this Agreement in all respects, and the Seller shall be deemed to have made with respect to such Replacement Mortgage Loan or Loans, as of the date of substitution, the representations and warranties set forth in Section 7 of the Mortgage Loan Purchase Agreement with respect to such Mortgage Loan. Upon any such substitution and the deposit into the Master Servicer Collection Account of the amount required to be deposited therein in connection with such substitution as described in the following paragraph and receipt by the Trustee of a Request for Release for such Mortgage Loan, the Trustee or the Custodian shall release to the Seller the Mortgage File relating to such Deleted Mortgage Loan and held for the benefit of the Certificateholders and the Certificate Insurers and the Trustee shall execute and deliver at the Seller’s direction such instruments of transfer or assignment as have been prepared by the Seller, in each case without recourse, representation or warranty as shall be necessary to vest in the Seller, or its respective designee, title to the Trustee’s interest in any Deleted Mortgage Loan substituted for pursuant to this Section 2.03.

For any month in which the Seller substitutes one or more Replacement Mortgage Loans for a Deleted Mortgage Loan, the Master Servicer will determine the amount (if any) by which the aggregate principal balance of all the Replacement Mortgage Loans as of the date of substitution is less than the Stated Principal Balance (after application of the principal portion of the Scheduled Payment due in the month of substitution) of such Deleted Mortgage Loan. An amount equal to the aggregate of such deficiencies, described in the preceding sentence for any Distribution Date (such amount, the “Substitution Adjustment Amount”) shall be deposited into the Master Servicer Collection Account, by the Seller delivering such Replacement Mortgage Loan on the Determination Date for the Distribution Date relating to the Prepayment Period during which the related Mortgage Loan became required to be purchased or replaced hereunder.

In the event that the Seller shall have repurchased a Mortgage Loan, the Purchase Price therefor shall be deposited into the Master Servicer Collection Account maintained by the Master Servicer, on the Determination Date for the Distribution Date in the month following the month during which the Seller became obligated to repurchase or replace such Mortgage Loan and upon such deposit of the Purchase Price, the delivery of an Opinion of Counsel if required by Section 2.05 and the receipt of a Request for Release, the Trustee or the Custodian shall release the related Mortgage File held for the benefit of the Certificateholders and the Certificate Insurers to the Seller, and the Trustee shall execute and deliver at such Person’s direction the related instruments of transfer or assignment prepared by the Seller, in each case without recourse, representation or warranty as shall be necessary to transfer title from the Trustee for the benefit of the Certificateholders and the Certificate Insurers and transfer the Trustee’s interest to the Seller to any Mortgage Loan purchased pursuant to this Section 2.03. It is understood and agreed that the obligation under this Agreement of the Seller to cure, repurchase or replace any Mortgage Loan as to which a breach has occurred and is continuing shall constitute the sole remedies against the Seller respecting such breach available to Certificateholders, the Depositor or the Trustee.

(e)      The representations and warranties set forth in Section 2.03 hereof shall survive delivery of the respective Mortgage Loans and Mortgage Files to the Trustee or the Custodian for the benefit of the Certificateholders and the Certificate Insurers.

Section 2.04    Representations and Warranties of the Depositor. The Depositor hereby represents and warrants to the Master Servicer, the Securities Administrator, the Trustee and the Certificate Insurers as follows, as of the date hereof and as of the Closing Date:

(i)      The Depositor is duly organized and is validly existing as limited liability company in good standing under the laws of the State of Delaware and has full power and authority necessary to own or hold its properties and to conduct its business as now conducted by it and to enter into and perform its obligations under this Agreement and any other Transaction Documents to which it is a party.

(ii)      The Depositor has the full power and authority to execute, deliver and perform, and to enter into and consummate the transactions contemplated by, this Agreement and any other Transaction Documents to which it is a party and has duly authorized, by all necessary action on its part, the execution, delivery and performance of this Agreement and any other Transaction Documents to which it is a party; and this Agreement and any other Transaction Documents to which it is a party, assuming the due authorization, execution and delivery hereof and thereof by the other parties hereto and thereto, constitutes a legal, valid and binding obligation of the Depositor, enforceable against the Depositor in accordance with its terms, subject, as to enforceability, to (i) bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting creditors’ rights generally and (ii) general principles of equity, regardless of whether enforcement is sought in a proceeding in equity or at law.

(iii)     The execution and delivery of this Agreement and any other Transaction Documents to which it is a party by the Depositor, the consummation of the transactions contemplated by this Agreement and any other Transaction Documents to which it is a party, and the fulfillment of or compliance with the terms hereof are in the ordinary course of business of the Depositor and will not (A) result in a breach of any term or provision of the organizational documents of the Depositor or (B) conflict with, result in a breach, violation or acceleration of, or result in a default under, the terms of any other material agreement or instrument to which the Depositor is a party or by which it may be bound or (C) constitute a violation of any statute, order or regulation applicable to the Depositor of any court, regulatory body, administrative agency or governmental body having jurisdiction over the Depositor; and the Depositor is not in breach or violation of any material indenture or other material agreement or instrument, or in violation of any statute, order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over it which breach or violation may materially impair the Depositor’s ability to perform or meet any of its obligations under this Agreement and any other Transaction Documents to which it is a party.

(iv)     No litigation is pending, or, to the best of the Depositor’s knowledge, threatened, against the Depositor that would materially and adversely affect the execution, delivery or enforceability of this Agreement and any other Transaction Documents to which it is a party or the ability of the Depositor to perform its obligations under this Agreement and any other Transaction Documents to which it is a party in accordance with the terms hereof.

(v)      No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Depositor of, or compliance by the Depositor with, this Agreement and any other Transaction Documents to which it is a party or the consummation of the transactions contemplated hereby, or if any such consent, approval, authorization or order is required, the Depositor has obtained the same.

The Depositor hereby represents and warrants to the Trustee and the Certificate Insurers as of the Closing Date, following the transfer of the Mortgage Loans to it by the Seller, the Depositor had good title to the Mortgage Loans and the related Mortgage Notes were subject to no offsets, claims, defenses or counterclaims.

It is understood and agreed that the representations and warranties set forth in the immediately preceding paragraph shall survive delivery of the Mortgage Files to the Trustee or the Custodian for the benefit of the Certificateholders and the Certificate Insurers. Upon discovery by the Depositor, the Trustee or the Certificate Insurers of a breach of such representations and warranties, the party discovering such breach shall give prompt written notice to the others and to each Rating Agency and to the Certificate Insurers.

Section 2.05    Delivery of Opinion of Counsel in Connection with Substitutions and Repurchases.

(a)      Notwithstanding any contrary provision of this Agreement, with respect to any Mortgage Loan that is not in default or as to which default is not imminent, no repurchase or substitution pursuant to Sections 2.02 or 2.03 shall be made unless the Seller delivers to the Trustee and the Certificate Insurers an Opinion of Counsel, addressed to the Trustee and the Certificate Insurers, to the effect that such repurchase or substitution would not (i) result in the imposition of the tax on “prohibited transactions” of REMIC I, REMIC II, REMIC III, REMIC IV or REMIC V or contributions after the Closing Date, as defined in Sections 860F(a)(2) and 860G(d) of the Code, respectively, or (ii) cause any of REMIC I, REMIC II, REMIC III, REMIC IV or REMIC V to fail to qualify as a REMIC at any time that any Certificates are outstanding. Any Mortgage Loan as to which repurchase or substitution was delayed pursuant to this paragraph shall be repurchased or the substitution therefor shall occur (subject to compliance with Sections 2.02 or 2.03) upon the earlier of (a) the occurrence of a default or imminent default with respect to such Mortgage Loan and (b) receipt by the Trustee and the Certificate Insurers of an Opinion of Counsel addressed to the Trustee to the effect that such repurchase or substitution, as applicable, will not result in the events described in clause (i) or clause (ii) of the preceding sentence.

(b)      Upon discovery by the Depositor, the Seller, the Custodian, the Certificate Insurers or the Master Servicer that any Mortgage Loan does not constitute a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code, the party discovering such fact shall promptly (and in any event within 5 Business Days of discovery) give written notice thereof to the other parties and the Trustee. In connection therewith, the Trustee, or the Custodian on its behalf, shall require the Seller, at the Seller’s option, to either (i) substitute, if the conditions in Section 2.03(d) with respect to substitutions are satisfied, a Replacement Mortgage Loan for the affected Mortgage Loan, or (ii) repurchase the affected Mortgage Loan within 90 days of such discovery in the same manner as it would a Mortgage Loan for a breach of representation or warranty contained in Section 2.03. The Trustee, or the Custodian on its behalf, shall reconvey to the Seller the Mortgage Loan to be released pursuant hereto (and the Custodian shall deliver the related Mortgage File) in the same manner, and on the same terms and conditions, as it would a Mortgage Loan repurchased for breach of a representation or warranty contained in Section 2.03.

Section 2.06	Countersignature and Delivery of Certificates.

(a)      The Trustee acknowledges the sale, transfer and assignment to it of the Trust Fund and, concurrently with such transfer and assignment, the Securities Administrator has executed, countersigned and delivered, to or upon the order of the Depositor, the Certificates in authorized denominations evidencing the entire ownership of the Trust Fund. The Trustee agrees to hold the Trust Fund and exercise the rights referred to above for the benefit of all present and future Holders of the Certificates and the Certificate Insurers and to perform the duties set forth in this Agreement in accordance with its terms.

(b)      The Depositor, concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey in trust to the Trustee without recourse all the right, title and interest of the Depositor in and to the REMIC I Regular Interests and the other assets of REMIC II for the benefit of the holders of the REMIC II Interests. The Trustee acknowledges receipt of the REMIC I Regular Interests (all of which are uncertificated) and the other assets of REMIC II and declares that it holds and will hold the same in trust for the exclusive use and benefit of the holders of the REMIC II Interests.

(c)      The Depositor, concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey in trust to the Trustee without recourse all the right, title and interest of the Depositor in and to the REMIC III Regular Interests and the other assets of REMIC IV for the benefit of the holders of the REMIC IV Interests. The Trustee acknowledges receipt of the REMIC III Regular Interests (all of which are uncertificated) and the other assets of REMIC IV and declares that it holds and will hold the same in trust for the exclusive use and benefit of the holders of the REMIC IV Interests.

(d)      The Depositor, concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey in trust to the Trustee without recourse all the right, title and interest of the Depositor in and to the REMIC II Regular Interests, REMIC IV Regular Interests and the other assets of REMIC V for the benefit of the Holders of the REMIC

V Certificates. The Trustee acknowledges receipt of the REMIC II Regular Interests, REMIC IV Regular Interests (all of which are uncertificated) and the other assets of REMIC V and declares that it holds and will hold the same in trust for the exclusive use and benefit of the Holders of the REMIC V Certificates.

Article III

ADMINISTRATION AND SERVICING OF EMC MORTGAGE LOANS BY COMPANY

Section 3.01   The Company. The Company shall service and administer the EMC Mortgage Loans in accordance with customary and usual standards of practice of prudent mortgage loan servicers in the respective states in which the related Mortgaged Properties are located. In connection with such servicing and administration, the Company shall have full power and authority, acting alone and/or through subservicers as provided in Section 3.03, to do or cause to be done any and all things that it may deem necessary or desirable in connection with such servicing and administration, including but not limited to, the power and authority, subject to the terms hereof (i) to execute and deliver, on behalf of the Certificateholders, the Trustee and the Certificate Insurers, customary consents or waivers and other instruments and documents, (ii) to consent to transfers of any related Mortgaged Property and assumptions of the Mortgage Notes and related Mortgages (but only in the manner provided herein), (iii) to collect any Insurance Proceeds and other Liquidation Proceeds or Subsequent Recoveries, and (iv) subject to Section 3.09, to effectuate foreclosure or other conversion of the ownership of the Mortgaged Property securing any EMC Mortgage Loan; provided that the Company shall take no action that is inconsistent with or prejudices the interests of the Trust Fund, the Certificate Insurers or the Certificateholders in any EMC Mortgage Loan or the rights and interests of the Depositor, the Trustee or the Certificate Insurers under this Agreement and any other Transaction Documents to which it is a party.

Without limiting the generality of the foregoing, the Company, in its own name or in the name of the Trust, the Depositor or the Trustee, is hereby authorized and empowered by the Trust, the Depositor and the Trustee, when the Company believes it appropriate in its reasonable judgment, to execute and deliver, on behalf of the Trustee, the Depositor, the Certificateholders or any of them, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge and all other comparable instruments, with respect to the EMC Mortgage Loans, and with respect to the related Mortgaged Properties held for the benefit of the Certificateholders and the Certificate Insurers. The Company shall prepare and deliver to the Depositor and/or the Trustee such documents requiring execution and delivery by any or all of them as are necessary or appropriate to enable the Company to service and administer the EMC Mortgage Loans. Upon receipt of such documents, the Depositor and/or the Trustee shall execute such documents and deliver them to the Company.

In accordance with the standards of the first paragraph of this Section 3.01, the Company shall advance or cause to be advanced funds as necessary for the purpose of effecting the payment of taxes and assessments on the Mortgaged Properties relating to the EMC Mortgage Loans, which advances shall be reimbursable in the first instance from related collections from the Mortgagors pursuant to Section 5.04, and further as provided in Section 5.02. All costs incurred by the Company, if any, in effecting the timely payments of taxes and assessments on the Mortgaged Properties relating to the EMC Mortgage Loans and related insurance premiums shall not, for the purpose of calculating monthly distributions to the Certificateholders, be added to the Stated Principal Balance under the related EMC Mortgage Loans, notwithstanding that the terms of such Mortgage Loans so permit.

Section 3.02	Due-on-Sale Clauses; Assumption Agreements.

(a)      Except as otherwise provided in this Section 3.02, when any property subject to a Mortgage has been or is about to be conveyed by the Mortgagor, the Company shall to the extent that it has knowledge of such conveyance, enforce any due-on-sale clause contained in any Mortgage Note or Mortgage, to the extent permitted under applicable law and governmental regulations, but only to the extent that such enforcement will not adversely affect or jeopardize coverage under any Required Insurance Policy. Notwithstanding the foregoing, the Company is not required to exercise such rights with respect to an EMC Mortgage Loan if the Person to whom the related Mortgaged Property has been conveyed or is proposed to be conveyed satisfies the terms and conditions contained in the Mortgage Note and Mortgage related thereto and the consent of the mortgagee under such Mortgage Note or Mortgage is not otherwise so required under such Mortgage Note or Mortgage as a condition to such transfer. In the event that the Company is prohibited by law from enforcing any such due-on-sale clause, or if coverage under any Required Insurance Policy would be adversely affected, or if nonenforcement is otherwise permitted hereunder, the Company is authorized, subject to Section 3.02(b), to take or enter into an assumption and modification agreement from or with the person to whom such property has been or is about to be conveyed, pursuant to which such person becomes liable under the Mortgage Note and, unless prohibited by applicable state law, the Mortgagor remains liable thereon, provided that the Mortgage Loan shall continue to be covered (if so covered before the Company enters such agreement) by the applicable Required Insurance Policies. The Company, subject to Section 3.02(b), is also authorized with the prior approval of the insurers under any Required Insurance Policies to enter into a substitution of liability agreement with such Person, pursuant to which the original Mortgagor is released from liability and such Person is substituted as Mortgagor and becomes liable under the Mortgage Note. Notwithstanding the foregoing, the Company shall not be deemed to be in default under this Section 3.02(a) by reason of any transfer or assumption that the Company reasonably believes it is restricted by law from preventing.

(b)      Subject to the Company’s duty to enforce any due-on-sale clause to the extent set forth in Section 3.02(a), in any case in which a Mortgaged Property has been conveyed to a Person by a Mortgagor, and such Person is to enter into an assumption agreement or modification agreement or supplement to the Mortgage Note or Mortgage that requires the signature of the Trustee, or if an instrument of release signed by the Trustee is required releasing the Mortgagor from liability on the related EMC Mortgage Loan, the Company shall prepare and deliver or cause to be prepared and delivered to the Trustee for signature and shall direct, in writing, the Trustee to execute the assumption agreement with the Person to whom the Mortgaged Property is to be conveyed and such modification agreement or supplement to the Mortgage Note or Mortgage or other instruments as are reasonable or necessary to carry out the terms of the Mortgage Note or Mortgage or otherwise to comply with any applicable laws regarding assumptions or the transfer of the Mortgaged Property to such Person. In connection with any such assumption, no material term of the Mortgage Note (including, but not limited to, the Mortgage Rate, the amount of the Scheduled Payment and any other term affecting the amount or timing of payment on the EMC Mortgage Loan) may be changed. In addition, the substitute Mortgagor and the Mortgaged Property must be acceptable to the Company in accordance with its servicing standards as then in effect. The Company shall notify the Trustee that any such substitution or assumption agreement has been completed by forwarding to the

Trustee the original of such substitution or assumption agreement, which in the case of the original shall be added to the related Mortgage File and shall, for all purposes, be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting a part thereof. Any fee collected by the Company for entering into an assumption or substitution of liability agreement shall be retained by the Company as additional servicing compensation.

Section 3.03    Subservicers. The Company shall perform all of its servicing responsibilities hereunder or may cause a subservicer to perform any such servicing responsibilities on its behalf, but the use by the Company of a subservicer shall not release the Company from any of its obligations hereunder and the Company shall remain responsible hereunder for all acts and omissions of each subservicer as fully as if such acts and omissions were those of the Company. The Company shall pay all fees of each subservicer from its own funds, and a subservicer’s fee shall not exceed the Servicing Fee payable to the Company hereunder.

At the cost and expense of the Company, without any right of reimbursement from its Protected Account, the Company shall be entitled to terminate the rights and responsibilities of a subservicer and arrange for any servicing responsibilities to be performed by a successor subservicer; provided, however, that nothing contained herein shall be deemed to prevent or prohibit the Company, at the Company’s option, from electing to service the related EMC Mortgage Loans itself. In the event that the Company’s responsibilities and duties under this Agreement are terminated pursuant to Section 9.05, the Company shall at its own cost and expense terminate the rights and responsibilities of each subservicer effective as of the date of termination of the Company. The Company shall pay all fees, expenses or penalties necessary in order to terminate the rights and responsibilities of each subservicer from the Company’s own funds without reimbursement from the Trust Fund.

Notwithstanding the foregoing, the Company shall not be relieved of its obligations hereunder and shall be obligated to the same extent and under the same terms and conditions as if it alone were servicing and administering the EMC Mortgage Loans. The Company shall be entitled to enter into an agreement with a subservicer for indemnification of the Company by the subservicer and nothing contained in this Agreement shall be deemed to limit or modify such indemnification.

Any subservicing agreement and any other transactions or services relating to the EMC Mortgage Loans involving a subservicer shall be deemed to be between such subservicer and the Company alone, and neither the Master Servicer nor the Trustee shall have any obligations, duties or liabilities with respect to such subservicer including any obligation, duty or liability of either the Master Servicer or the Trustee to pay such subservicer’s fees and expenses. For purposes of remittances to the Master Servicer pursuant to this Agreement, the Company shall be deemed to have received a payment on an EMC Mortgage Loan when a subservicer has received such payment.

Section 3.04    Documents, Records and Funds in Possession of Company To Be Held for Trustee. Notwithstanding any other provisions of this Agreement, the Company shall transmit to the Trustee as required by this Agreement all documents and instruments in respect of an EMC Mortgage Loan coming into the possession of the Company from time to time and shall account fully to the Trustee for any funds received by the Company or that otherwise are collected by the

Company as Liquidation Proceeds or Insurance Proceeds in respect of any such Mortgage Loan. All Mortgage Files and funds collected or held by, or under the control of, the Company in respect of any EMC Mortgage Loans, whether from the collection of principal and interest payments or from Liquidation Proceeds, including but not limited to, any funds on deposit in the Protected Account maintained by the Company, shall be held by the Company for and on behalf of the Trustee and shall be and remain the sole and exclusive property of the Trustee, subject to the applicable provisions of this Agreement. The Company also agrees that it shall not create, incur or subject any Mortgage File or any funds that are deposited in the Protected Account maintained by the Company or the Master Servicer Collection Account or in any Escrow Account, or any funds that otherwise are or may become due or payable to the Trustee for the benefit of the Certificateholders and the Certificate Insurers, to any claim, lien, security interest, judgment, levy, writ of attachment or other encumbrance, or assert by legal action or otherwise any claim or right of set off against any Mortgage File or any funds collected on, or in connection with, an EMC Mortgage Loan, except, however, that the Company shall be entitled to set off against and deduct from any such funds any amounts that are properly due and payable to the Company under this Agreement.

Section 3.05   Maintenance of Hazard Insurance. The Company shall cause to be maintained, for each EMC Mortgage Loan, hazard insurance on buildings upon, or comprising part of, the Mortgaged Property against loss by fire, hazards of extended coverage and such other hazards as are customary in the area where the related Mortgaged Property is located with an insurer which is licensed to do business in the state where the related Mortgaged Property is located. Each such policy of standard hazard insurance shall contain, or have an accompanying endorsement that contains, a standard mortgagee clause. The Company shall also cause flood insurance to be maintained on property acquired upon foreclosure or deed in lieu of foreclosure of any EMC Mortgage Loan, to the extent described below. Pursuant to Section 5.01, any amounts collected by the Company under any such policies (other than the amounts to be applied to the restoration or repair of the related Mortgaged Property or property thus acquired or amounts released to the Mortgagor in accordance with the Company’s normal servicing procedures) shall be deposited in the Protected Account maintained by the Company. Any cost incurred by the Company in maintaining any such insurance shall not, for the purpose of calculating monthly distributions to the Certificateholders or remittances to the Trustee for their benefit, be added to the principal balance of the Mortgage Loan, notwithstanding that the terms of the EMC Mortgage Loan so permit. Such costs shall be recoverable by the Company out of late payments by the related Mortgagor or out of Liquidation Proceeds to the extent permitted by Section 5.02. It is understood and agreed that no earthquake or other additional insurance is to be required of any Mortgagor or maintained on property acquired in respect of a Mortgage other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance. If the Mortgaged Property is located at the time of origination of the related EMC Mortgage Loan in a federally designated special flood hazard area and such area is participating in the national flood insurance program, the Company shall cause flood insurance to be maintained with respect to such EMC Mortgage Loan. Such flood insurance shall be in an amount equal to the least of (i) the Stated Principal Balance of the related EMC Mortgage Loan, (ii) minimum amount required to compensate for damage or loss on a replacement cost basis or (iii) the maximum amount of such insurance available for the related Mortgaged Property under the Flood Disaster Protection Act of 1973, as amended.

In the event that the Company shall obtain and maintain a blanket policy insuring against hazard losses on all of the EMC Mortgage Loans, it shall conclusively be deemed to have satisfied its obligations as set forth in the first sentence of this Section 3.05, it being understood and agreed that such policy may contain a deductible clause on terms substantially equivalent to those commercially available and maintained by comparable servicers. If such policy contains a deductible clause, the Company shall, in the event that there shall not have been maintained on the related Mortgaged Property a policy complying with the first sentence of this Section 3.05, and there shall have been a loss that would have been covered by such policy, deposit in the Protected Account maintained by the Company the amount not otherwise payable under the blanket policy because of such deductible clause. Such deposit shall be from the Company’s own funds without reimbursement therefor. In connection with its activities as administrator and servicer of the EMC Mortgage Loans, the Company agrees to present, on behalf of itself, the Depositor and the Trustee for the benefit of the Certificateholders and the Certificate Insurers, claims under any such blanket policy.

Section 3.06    Presentment of Claims and Collection of Proceeds. The Company shall prepare and present on behalf of the Trustee and the Certificateholders and the Certificate Insurers all claims under the Insurance Policies relating to the EMC Mortgage Loans and take such actions (including the negotiation, settlement, compromise or enforcement of the insured’s claim) as shall be necessary to realize recovery under such Insurance Policies. Any proceeds disbursed to the Company in respect of such Insurance Policies shall be promptly deposited in the Protected Account maintained by the Company upon receipt, except that any amounts realized that are to be applied to the repair or restoration of the related Mortgaged Property as a condition precedent to the presentation of claims on the related EMC Mortgage Loan to the insurer under any applicable Insurance Policy need not be so deposited (or remitted).

Section 3.07	Maintenance of the Primary Mortgage Insurance Policies.

(a)      The Company shall not take any action that would result in noncoverage under any applicable Primary Mortgage Insurance Policy of any loss which, but for the actions of the Company would have been covered thereunder. The Company shall use its best efforts to keep in force and effect (to the extent that the EMC Mortgage Loan requires the Mortgagor to maintain such insurance), Primary Mortgage Insurance applicable to each EMC Mortgage Loan. The Company shall not cancel or refuse to renew any such Primary Mortgage Insurance Policy that is in effect at the date of the initial issuance of the related Mortgage Note and is required to be kept in force hereunder.

(b)      The Company agrees to present on behalf of the Trustee and the Certificateholders and the Certificate Insurers, claims to the insurer under any Primary Mortgage Insurance Policies relating to the EMC Mortgage Loans and, in this regard, to take such reasonable action as shall be necessary to permit recovery under any Primary Mortgage Insurance Policies respecting defaulted EMC Mortgage Loans. Pursuant to Section 5.01, any amounts collected by the Company under any Primary Mortgage Insurance Policies shall be deposited in the Protected Account maintained by the Company, subject to withdrawal pursuant to Section 5.02 hereof.

Section 3.08   Fidelity Bond, Errors and Omissions Insurance. The Company shall maintain, at its own expense, a blanket fidelity bond and an errors and omissions insurance policy, with broad coverage with responsible companies on all officers, employees or other persons acting in any capacity with regard to the EMC Mortgage Loans and who handle funds, money, documents and papers relating to the EMC Mortgage Loans. The fidelity bond and errors and omissions insurance shall be in the form of the Mortgage Banker’s Blanket Bond and shall protect and insure the Company against losses, including forgery, theft, embezzlement, fraud, errors and omissions and negligent acts of such persons. Such fidelity bond shall also protect and insure the Company against losses in connection with the failure to maintain any insurance policies required pursuant to this Agreement and the release or satisfaction of an EMC Mortgage Loan which is not in accordance with Accepted Servicing Practices. No provision of this Section 3.08 requiring the fidelity bond and errors and omissions insurance shall diminish or relieve the Company from its duties and obligations as set forth in this Agreement. The minimum coverage under any such bond and insurance policy shall be at least equal to the corresponding amounts required by Accepted Servicing Practices. The Company shall deliver to the Master Servicer a certificate from the surety and the insurer as to the existence of the fidelity bond and errors and omissions insurance policy and shall obtain a statement from the surety and the insurer that such fidelity bond or insurance policy shall in no event be terminated or materially modified without thirty days prior written notice to the Master Servicer and the Trustee. The Company shall notify the Master Servicer and the Trustee within five business days of receipt of notice that such fidelity bond or insurance policy will be, or has been, materially modified or terminated. The Trustee for the benefit of the Certificateholders and the Certificate Insurers must be named as loss payees on the fidelity bond and as additional insured on the errors and omissions policy.

Section 3.09   Realization Upon Defaulted Mortgage Loans; Determination of Excess Liquidation Proceeds and Realized Losses; Repurchases of Certain Mortgage Loans.

(a)      The Company shall use reasonable efforts to foreclose upon or otherwise comparably convert the ownership of properties securing such of the EMC Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments. In connection with such foreclosure or other conversion, the Company shall follow such practices and procedures as it shall deem necessary or advisable and as shall be normal and usual in its general mortgage servicing activities and the requirements of the insurer under any Required Insurance Policy; provided that the Company shall not be required to expend its own funds in connection with any foreclosure or towards the restoration of any property unless it shall determine (i) that such restoration and/or foreclosure will increase the proceeds of liquidation of the EMC Mortgage Loan after reimbursement to itself of such expenses and (ii) that such expenses will be recoverable to it through Insurance Proceeds or Liquidation Proceeds (respecting which it shall have priority for purposes of withdrawals from the Protected Accounts maintained by the Company pursuant to Section 5.02). If the Company reasonably believes that Liquidation Proceeds with respect to any such EMC Mortgage Loan would not be increased as a result of such foreclosure or other action, such EMC Mortgage Loan will be charged-off and will become a Liquidated Loan. The Company will give notice of any such charge-off to the Trustee, the Securities Administrator and the Certificate Insurers. The Company shall be responsible for all other costs and expenses incurred by it in any such proceedings; provided that such costs and expenses shall be Servicing Advances and that it shall be entitled to reimbursement thereof from the proceeds of liquidation of the related Mortgaged Property, as contemplated in Section 5.02. If the Company has knowledge that a Mortgaged Property that the Company is contemplating acquiring in foreclosure or by deed- in-lieu of foreclosure is located within a one-mile radius of any site with environmental or hazardous waste risks known to the Company, the Company will, prior to acquiring the related Mortgaged Property, consider such risks and only take action in accordance with its established environmental review procedures.

With respect to any REO Property relating to an EMC Mortgage Loan, the deed or certificate of sale shall be taken in the name of the Trustee for the benefit of the Certificateholders and the Certificate Insurers (or the Trustee’s nominee on behalf of the Certificateholders and the Certificate Insurers). The Trustee’s name shall be placed on the title to such REO Property solely as the Trustee hereunder and not in its individual capacity. The Company shall ensure that the title to such REO Property references this Agreement and the Trustee’s capacity hereunder. Pursuant to its efforts to sell such REO Property, the Company shall either itself or through an agent selected by the Company protect and conserve such REO Property in the same manner and to such extent as is customary in the locality where such REO Property is located and may, incident to its conservation and protection of the interests of the Certificateholders and the Certificate Insurers, rent the same, or any part thereof, as the Company deems to be in the best interest of the Company and the Certificateholders and the Certificate Insurers for the period prior to the sale of such REO Property. The Company shall prepare for and deliver to the Trustee and the Securities Administrator a statement with respect to each such REO Property that has been rented showing the aggregate rental income received and all expenses incurred in connection with the management and maintenance of such REO Property at such times as is necessary to enable the Trustee to comply with the reporting requirements of the REMIC Provisions. The net monthly rental income, if any, from such REO Property shall be deposited in the Protected Account maintained by the Company with respect to the applicable Loan Group no later than the close of business on each Determination Date. The Company shall perform the tax reporting and withholding related to foreclosures, abandonments and cancellation of indebtedness income as specified by Sections 1445, 6050J and 6050P of the Code by preparing and filing such tax and information returns, as may be required.

In the event that the Trust Fund acquires any Mortgaged Property as aforesaid or otherwise in connection with a default or imminent default on an EMC Mortgage Loan, the Company shall dispose of such Mortgaged Property prior to three years after its acquisition by the Trust Fund or, at the expense of the Trust Fund, request more than 60 days prior to the day on which such three-year period would otherwise expire, an extension of the three-year grace period unless the Trustee and the Certificate Insurers shall have been supplied with an Opinion of Counsel addressed to the Trustee and the Certificate Insurers (such opinion not to be an expense of the Trustee or the Certificate Insurer) to the effect that the holding by the Trust Fund of such Mortgaged Property subsequent to such three-year period will not result in the imposition of taxes on “prohibited transactions” of REMIC I, REMIC II, REMIC III, REMIC IV or REMIC V as defined in Section 860F of the Code or cause either REMIC I, REMIC II, REMIC III, REMIC IV or REMIC V to fail to qualify as a REMIC at any time that any Certificates are outstanding, in which case the Trust Fund may continue to hold such Mortgaged Property (subject to any conditions contained in such Opinion of Counsel). Notwithstanding any other provision of this Agreement, no Mortgaged Property acquired by the Trust Fund shall be rented (or allowed to continue to be rented) or otherwise used for the production of income by or on behalf of the Trust Fund in such a manner or pursuant to any terms that would (i) cause such Mortgaged Property to fail to qualify as “foreclosure property” within the meaning of Section 860G(a)(8) of the Code or (ii) subject any of REMIC I, REMIC II, REMIC III, REMIC IV or REMIC V to the imposition of any federal, state or local income taxes on the income earned from such Mortgaged Property under Section 860G(c) of the Code or otherwise, unless the Company has agreed to indemnify and hold harmless the Trust Fund with respect to the imposition of any such taxes.

The decision of the Company to foreclose on a defaulted EMC Mortgage Loan shall be subject to a determination by the Company that the proceeds of such foreclosure would exceed the costs and expenses of bringing such a proceeding. The income earned from the management of any Mortgaged Properties acquired through foreclosure or other judicial proceeding, net of reimbursement to the Company for expenses incurred (including any property or other taxes) in connection with such management and net of unreimbursed Servicing Fees, Advances, Servicing Advances and any management fee paid or to be paid with respect to the management of such Mortgaged Property, shall be applied to the payment of principal of, and interest on, the related defaulted EMC Mortgage Loans (with interest accruing as though such Mortgage Loans were still current) and all such income shall be deemed, for all purposes in the Agreement, to be payments on account of principal and interest on the related Mortgage Notes and shall be deposited into the Protected Accounts maintained by the Company. To the extent the income received during a Prepayment Period is in excess of the amount attributable to amortizing principal and accrued interest at the related Mortgage Rate on the related EMC Mortgage Loan, such excess shall be considered to be a partial Principal Prepayment for such Mortgage Loan for all purposes hereof.

The Liquidation Proceeds with respect to each Loan Group from any liquidation of a related EMC Mortgage Loan, net of any payment to the Company as provided above, shall be deposited in the related Protected Account for such Loan Group maintained by the Company on the next succeeding Determination Date following receipt thereof for distribution on the related Distribution Date, except that any Excess Liquidation Proceeds shall be retained by the Company as additional servicing compensation.

The proceeds of any Liquidated Loan from each Loan Group, as well as any recovery resulting from a partial collection of related Liquidation Proceeds or any income from a related REO Property, shall be applied in the following order of priority: first, to reimburse the Company for any related unreimbursed Servicing Advances and Servicing Fees, pursuant to Section 5.02 or this Section 3.09; second, to reimburse the Company for any unreimbursed Advances with respect to such Loan Group, pursuant to Section 5.02 or this Section 3.09; third, to accrued and unpaid interest (to the extent no Advance has been made for such amount) on the EMC Mortgage Loan or related REO Property, at the Net Mortgage Rate to the first day of the month in which such amounts are required to be distributed; and fourth, as a recovery of principal of the EMC Mortgage Loan.

(b)      On each Determination Date, the Company shall determine with respect to each Loan Group, the respective aggregate amounts of Excess Liquidation Proceeds and Realized Losses, if any, for the related Prepayment Period.

(c)      The Company has no intent to foreclose on any EMC Mortgage Loan based on the delinquency characteristics as of the Closing Date; provided, that the foregoing does not prevent the Company from initiating foreclosure proceedings on any date hereafter if the facts and circumstances of such EMC Mortgage Loans including delinquency characteristics in the Company’s discretion so warrant such action.

Section 3.10    Servicing Compensation. As compensation for its activities hereunder, the Company shall be entitled to retain or withdraw from its Protected Accounts out of each payment of interest on an EMC Mortgage Loan included in the Trust Fund an amount equal to the Servicing Fee.

Additional servicing compensation in the form of any Excess Liquidation Proceeds, assumption fees, late payment charges, all Prepayment Interest Excess on any EMC Mortgage Loan, all income and gain net of any losses realized from Permitted Investments with respect to funds in or credited to the Protected Accounts maintained by the Company shall be retained by the Company to the extent not required to be deposited in the Protected Accounts maintained by the Company pursuant to Section 5.02. The Company shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder (including payment of any premiums for hazard insurance, as required by Section 3.05 and maintenance of the other forms of insurance coverage required by Section 3.07) and shall not be entitled to reimbursement therefor except as specifically provided in Section 5.02.

EMC shall be entitled to retain any Prepayment Interest Excess pursuant to Section 5.07(e).

Section 3.11	REO Property.

(a)      In the event the Trust Fund acquires ownership of any REO Property in respect of any related EMC Mortgage Loan, the deed or certificate of sale shall be issued to the Trustee, or to its nominee, on behalf of the related Certificateholders and the Certificate Insurers. The Company shall sell any such REO Property as expeditiously as possible and in accordance with the provisions of this Agreement. Pursuant to its efforts to sell such REO Property, the Company shall protect and conserve such REO Property in the manner and to the extent required herein, in accordance with the REMIC Provisions.

(b)      The Company shall deposit all funds collected and received in connection with the operation of any REO Property in respect of any EMC Mortgage Loan into the Protected Accounts maintained by the Company.

(c)      The Company, upon the final disposition of any REO Property in respect of any EMC Mortgage Loan, shall be entitled to reimbursement for any related unreimbursed Advances, unreimbursed Servicing Advances or Servicing Fees from Liquidation Proceeds received in connection with the final disposition of such REO Property; provided, that any such unreimbursed Advances or Servicing Fees as well as any unpaid Servicing Fees may be reimbursed or paid, as the case may be, prior to final disposition, out of any net rental income or other net amounts derived from such REO Property.

Section 3.12    Liquidation Reports. Upon the foreclosure of any Mortgaged Property relating to an EMC Mortgage Loan or the acquisition thereof by the Trust Fund pursuant to a deed-in-lieu of foreclosure, the Company shall submit a liquidation report to the Master Servicer containing such information as shall be mutually acceptable to the Company and the Master Servicer with respect to such Mortgaged Property.

Section 3.13	Annual Statement as to Compliance; Annual Certification.

The Company will deliver to the Master Servicer and the Certificate Insurers not later than March 1, 2006 and not later than March 1 of each year thereafter, a certificate of a Servicing Officer stating, as to each signatory thereof, that (i) a review of the activities of the Company during the preceding calendar year and of performance under this Agreement has been made under such officers’ supervision, and (ii) to the best of such officers’ knowledge, based on such review, the Company has fulfilled all of its obligations under this Agreement throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officers and the nature and status thereof except for such defaults as such officer in its good faith judgment believe to be immaterial.

(a)      (i) The Company will deliver to the Master Servicer, on or before March 1 of each year beginning March 1, 2006 (or, if any such day is not a Business Day, the immediately preceding Business Day), or on any alternative date specified by the Master Servicer upon thirty (30) days written request, a certification containing the information set forth in Exhibit K. Such certification shall be signed by the senior officer in charge of servicing of the Company. In addition, the Company shall provide such other information with respect to the EMC Mortgage Loans and the servicing and administration thereof within the control of the Company which shall be required to enable the Master Servicer to comply with the reporting requirements of the Securities and Exchange Act of 1934, as amended.

(ii)      The Company shall indemnify and hold harmless the Master Servicer and its officers, directors, agents and affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments and other costs and expenses arising out of or based upon a breach by the Company or any of its officers, directors, agents or affiliates of its obligations under this Section 3.13(a) or the Company’s negligence, bad faith or willful misconduct in connection therewith. If the indemnification provided for herein is unavailable or insufficient to hold harmless the Master Servicer, then the Company agrees that it shall contribute to the amount paid or payable by the Master Servicer as a result of the losses, claims, damages or liabilities of the Master Servicer in such proportion as is appropriate to reflect the relative fault of the Master Servicer on the one hand and the Company on the other in connection with a breach of the Company’s obligations under this Section 3.13(a).

Section 3.14    Annual Independent Certified Public Accountants’ Servicing Report. The Company at its expense shall cause a firm of independent public accountants which is a member of the American Institute of Certified Public Accountants to furnish not later than March 1, 2006 and not later than March 1 of each year thereafter a statement, in a form acceptable for filing with the Commission on an Exhibit to Form 10-K, to the Master Servicer and the Certificate Insurers to the effect that, with respect to the preceding calendar year such firm has examined certain documents and records relating to the Company’s servicing of mortgage loans of the same type as the EMC Mortgage Loans pursuant to servicing agreements substantially similar to this Agreement, which agreements may include this Agreement, and that, on the basis of such an examination, conducted substantially in compliance with the Uniform Single Attestation

Program for Mortgage Bankers, such firm is of the opinion that the Company’s servicing has been conducted in compliance with the agreements examined pursuant to this Section 3.14, except for (i) such exceptions as such firm shall believe to be immaterial,(ii) such other exceptions as shall be set forth in such statement and (iii) such exceptions that the Uniform Single Attestation Program for Mortgage Bankers requires it to report.

Section 3.15    Books and Records. The Company shall be responsible for maintaining, and shall maintain, a complete set of books and records for the EMC Mortgage Loans which shall be appropriately identified in the Company’s computer system to clearly reflect the ownership of the EMC Mortgage Loans by the Trust. In particular, the Company shall maintain in its possession, available for inspection by the Master Servicer, the Trustee and the Certificate Insurers and shall deliver to Master Servicer, the Trustee and the Certificate Insurers upon demand, evidence of compliance with all federal, state and local laws, rules and regulations. To the extent that original documents are not required for purposes of realization of Liquidation Proceeds or Insurance Proceeds, documents maintained by the Company may be in the form of microfilm or microfiche or such other reliable means of recreating original documents, including, but not limited to, optical imagery techniques so long as the Company complies with the requirements of Accepted Servicing Practices.

The Company shall maintain with respect to each EMC Mortgage Loan and shall make available for inspection by the Master Servicer, the Trustee and the Certificate Insurers the related servicing file during the time such EMC Mortgage Loan is subject to this Agreement and thereafter in accordance with applicable law.

Article IV

ADMINISTRATION AND MASTER SERVICING OF MORTGAGE LOANS BY MASTER SERVICER

Section 4.01   Master Servicer. The Master Servicer shall, beginning on the Closing Date, supervise, monitor and oversee the obligation of the Company and the related Servicer to service and administer their respective Mortgage Loans in accordance with the terms of this Agreement and the related Servicing Agreement and shall have full power and authority to do any and all things which it may deem necessary or desirable in connection with such master servicing and administration. In performing its obligations hereunder, the Master Servicer shall act in a manner consistent with Accepted Master Servicing Practices. Furthermore, the Master Servicer shall oversee and consult with the Company and the related Servicer as necessary from time-to-time to carry out the Master Servicer’s obligations hereunder, shall receive, review and evaluate all reports, information and other data provided to the Master Servicer by the Company and the related Servicer and shall cause the Company and related Servicer to perform and observe the covenants, obligations and conditions to be performed or observed by such Person under this Agreement and the related Servicing Agreement. The Master Servicer shall independently and separately monitor the Company and the related Servicer’s servicing activities with respect to each related Mortgage Loan, reconcile the results of such monitoring with such information provided in the previous sentence on a monthly basis and coordinate corrective adjustments to the Company’s, the related Servicer’s and Master Servicer’s records, and based on such reconciled and corrected information, the Master Servicer shall provide such information to the Securities Administrator as shall be necessary in order for it to prepare the statements specified in Section 6.06 and any other information and statements required hereunder. The Master Servicer shall reconcile the results of its Mortgage Loan monitoring with the actual remittances of the Company and each Servicer pursuant to this Agreement and the related Servicing Agreement.

The Trustee shall furnish the Company, the Servicers and the Master Servicer with any powers of attorney and other documents in form as provided to it necessary or appropriate to enable the Company, the Servicer and the Master Servicer to service and administer the related Mortgage Loans and REO Property.

The Trustee or the Custodian on its behalf and the Securities Administrator shall provide access to the records and documentation in possession of the Trustee or the Custodian on its behalf or the Securities Administrator regarding the related Mortgage Loans and REO Property and the servicing thereof to the Certificate Insurers, the Certificateholders, the FDIC, and the supervisory agents and examiners of the FDIC, such access being afforded only upon reasonable prior written request and during normal business hours at the office of the Trustee, the Custodian or the Securities Administrator; provided, however, that, unless otherwise required by law, neither the Trustee, the Custodian nor the Securities Administrator shall be required to provide access to such records and documentation if the provision thereof would violate the legal right to privacy of any Mortgagor. The Trustee, the Custodian and the Securities Administrator shall allow representatives of the above entities to photocopy any of the records and documentation and shall provide equipment for that purpose at a charge that covers the Trustee’s, the Custodian’s or the Securities Administrator’s actual costs.

The Trustee shall execute and deliver to the Company or the related Servicer and the Master Servicer any court pleadings, requests for trustee’s sale or other documents necessary or desirable to (i) the foreclosure or trustee’s sale with respect to a Mortgaged Property; (ii) any legal action brought to obtain judgment against any Mortgagor on the Mortgage Note or Security Instrument; (iii) obtain a deficiency judgment against the Mortgagor; or (iv) enforce any other rights or remedies provided by the Mortgage Note or Security Instrument or otherwise available at law or equity.

Section 4.02    REMIC-Related Covenants. For as long as each REMIC created hereunder shall exist, the Trustee and the Securities Administrator shall act in accordance herewith to assure continuing treatment of such REMIC as a REMIC, and the Trustee and the Securities Administrator shall comply with any directions of the Seller, the Company, the Servicers or the Master Servicer to assure such continuing treatment. In particular, the Trustee shall not (a) sell or permit the sale of all or any portion of the Mortgage Loans or of any investment of deposits in an Account unless such sale is as a result of a repurchase of the Mortgage Loans pursuant to this Agreement or the Trustee has received a REMIC Opinion addressed to the Trustee prepared at the expense of the Trust Fund; and (b) other than with respect to a substitution pursuant to the Mortgage Loan Purchase Agreement or Section 2.03 of this Agreement, as applicable, accept any contribution to any REMIC after the Startup Day without receipt of a REMIC Opinion.

Section 4.03	Monitoring of Company and Servicer.

(a)      The Master Servicer shall be responsible for reporting to the Trustee and the Seller the compliance by the Company and the related Servicer with its duties under this Agreement and the related Servicing Agreement. In the review of the Company’s and the related Servicer’s activities, the Master Servicer may rely upon an Officer’s Certificate of the Company and the related Servicer with regard to such Person’s compliance with the terms of this Agreement or the related Servicing Agreement. In the event that the Master Servicer, in its judgment, determines that the Company or the related Servicer should be terminated in accordance with this Agreement or the related Servicing Agreement, or that a notice should be sent pursuant to this Agreement or the related Servicing Agreement with respect to the occurrence of an event that, unless cured, would constitute grounds for such termination, the Master Servicer shall notify the Seller , the Certificate Insurers and the Trustee thereof and the Master Servicer shall issue such notice or take such other action as it deems appropriate.

(b)      The Master Servicer, for the benefit of the Trustee and the Certificateholders and the Certificate Insurers, shall enforce the obligations of the Company under this Agreement and the related Servicer under the related Servicing Agreement, and shall, in the event that the Company or the related Servicer fails to perform its obligations in accordance with this Agreement or the related Servicing Agreement, subject to the preceding paragraph, terminate the rights and obligations of such Person thereunder and act as servicer of the related Mortgage Loans or to cause the Trustee to enter into a new Servicing Agreement with a successor Servicer selected by the Master Servicer; provided, however, it is understood and acknowledged by the parties hereto that there shall be a period of transition (not to exceed 90 days) before the actual servicing functions can be fully transferred to such successor Servicer. Such enforcement, including, without limitation, the legal prosecution of claims, termination of the related Servicing Agreement and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as the Master Servicer, in its good faith business judgment, would require were it the owner of the related Mortgage Loans. The Master Servicer shall pay the costs of such enforcement at its own expense, subject to its right of reimbursement pursuant to the provisions of this Agreement or the related Servicing Agreement, provided that the Master Servicer shall not be required to prosecute or defend any legal action except to the extent that the Master Servicer shall have received reasonable indemnity for its costs and expenses in pursuing such action.

(c)      To the extent that the costs and expenses of the Master Servicer related to any termination of the Company or the related Servicer, appointment of a successor Servicer or the transfer and assumption of servicing by the Master Servicer with respect to this Agreement or the related Servicing Agreement (including, without limitation, (i) all legal costs and expenses and all due diligence costs and expenses associated with an evaluation of the potential termination of the Company or the related Servicer as a result of an event of default by such Person and (ii) all costs and expenses associated with the complete transfer of servicing, including all servicing files and all servicing data and the completion, correction or manipulation of such servicing data as may be required by the successor servicer to correct any errors or insufficiencies in the servicing data or otherwise to enable the successor service to service the Mortgage Loans in accordance with this Agreement or the related Servicing Agreement) are not fully and timely reimbursed by the Company or the terminated Servicer, the Master Servicer shall be entitled to reimbursement of such costs and expenses from the Master Servicer Collection Account.

(d)      The Master Servicer shall require the Company and the related Servicer to comply with the remittance requirements and other obligations set forth in this Agreement or the related Servicing Agreement, as applicable.

(e)      If the Master Servicer acts as a servicer, it will not assume liability for the representations and warranties of the Company or the related Servicer, if any, that it replaces.

Section 4.04    Fidelity Bond. The Master Servicer, at its expense, shall maintain in effect a blanket fidelity bond and an errors and omissions insurance policy, affording coverage with respect to all directors, officers, employees and other Persons acting on such Master Servicer’s behalf, and covering errors and omissions in the performance of the Master Servicer’s obligations hereunder. The errors and omissions insurance policy and the fidelity bond shall be in such form and amount generally acceptable for entities serving as master servicers or trustees.

Section 4.05   Power to Act; Procedures. The Master Servicer shall master service the Mortgage Loans and shall have full power and authority, subject to the REMIC Provisions and the provisions of Article XI hereof, to do any and all things that it may deem necessary or desirable in connection with the master servicing and administration of the Mortgage Loans, including but not limited to the power and authority (i) to execute and deliver, on behalf of the Certificateholders and the Trustee, customary consents or waivers and other instruments and documents, (ii) to consent to transfers of any Mortgaged Property and assumptions of the Mortgage Notes and related Mortgages, (iii) to collect any Insurance Proceeds and Liquidation Proceeds, and (iv) to effectuate foreclosure or other conversion of the ownership of the Mortgaged Property securing any Mortgage Loan, in each case, in accordance with the provisions of this Agreement and the related Servicing Agreement, as applicable; provided, however, that the Master Servicer shall not (and, consistent with its responsibilities under

Section 4.03, shall not permit the Company or the related Servicer to) knowingly or intentionally take any action, or fail to take (or fail to cause to be taken) any action reasonably within its control and the scope of duties more specifically set forth herein, that, under the REMIC Provisions, if taken or not taken, as the case may be, would cause REMIC I, REMIC II, REMIC III, REMIC IV or REMIC V to fail to qualify as a REMIC or result in the imposition of a tax upon the Trust Fund (including but not limited to the tax on prohibited transactions as defined in Section 860F(a)(2) of the Code and the tax on contributions to a REMIC set forth in Section 860G(d) of the Code) unless the Master Servicer has received an Opinion of Counsel (but not at the expense of the Master Servicer) to the effect that the contemplated action will not cause REMIC I, REMIC II, REMIC III, REMIC IV or REMIC V to fail to qualify as a REMIC or result in the imposition of a tax upon REMIC I, REMIC II, REMIC III, REMIC IV or REMIC V as the case may be. The Trustee shall furnish the Master Servicer, upon written request from a Servicing Officer, with any powers of attorney empowering the Master Servicer, the Company or the related Servicer to execute and deliver instruments of satisfaction or cancellation, or of partial or full release or discharge, and to foreclose upon or otherwise liquidate Mortgaged Property, and to appeal, prosecute or defend in any court action relating to the Mortgage Loans or the Mortgaged Property, in accordance with the related Servicing Agreement and this Agreement, and the Trustee shall execute and deliver such other documents, as the Master Servicer may request, to enable the Master Servicer to master service and administer the Mortgage Loans and carry out its duties hereunder, in each case in accordance with Accepted Master Servicing Practices (and the Trustee shall have no liability for misuse of any such powers of attorney by the Master Servicer, the Company or the related Servicer). If the Master Servicer or the Trustee has been advised that it is likely that the laws of the state in which action is to be taken prohibit such action if taken in the name of the Trustee or that the Trustee would be adversely affected under the “doing business” or tax laws of such state if such action is taken in its name, the Master Servicer shall join with the Trustee in the appointment of a co-trustee pursuant to Section 10.11 hereof. In the performance of its duties hereunder, the Master Servicer shall be an independent contractor and shall not, except in those instances where it is taking action in the name of the Trustee, be deemed to be the agent of the Trustee.

Section 4.06    Due-on-Sale Clauses; Assumption Agreements. To the extent provided in this Agreement or the related Servicing Agreement, to the extent Mortgage Loans contain enforceable due-on-sale clauses, the Master Servicer shall cause the Company and the related Servicer to enforce such clauses in accordance with this Agreement or the related Servicing Agreement. If applicable law prohibits the enforcement of a due-on-sale clause or such clause is otherwise not enforced in accordance with this Agreement or the related Servicing Agreement, and, as a consequence, a Mortgage Loan is assumed, the original Mortgagor may be released from liability in accordance with this Agreement or the related Servicing Agreement.

Section 4.07	Release of Mortgage Files.

(a)      Upon becoming aware of the payment in full of any Mortgage Loan, or the receipt by the Company or the related Servicer of a notification that payment in full has been escrowed in a manner customary for such purposes for payment to Certificateholders on the next Distribution Date, the Company or the related Servicer will, if required under the related Servicing Agreement (or if the Company or the related Servicer does not, the Master Servicer may), promptly furnish to the Custodian, on behalf of the Trustee, two copies of a certification substantially in the form of Exhibit G hereto signed by a Servicing Officer or in a mutually agreeable electronic format which will, in lieu of a signature on its face, originate from a Servicing Officer (which certification shall include a statement to the effect that all amounts received in connection with such payment that are required to be deposited in the Protected Account maintained by the Company or the Servicer pursuant to Article V or by the related Servicer pursuant to the related Servicing Agreement have been or will be so deposited) and shall request that the Custodian, on behalf of the Trustee, deliver to the Company or the related Servicer the related Mortgage File. Upon receipt of such certification and request, the Custodian, on behalf of the Trustee, shall promptly release the related Mortgage File to the Company or the related Servicer and the Trustee and Custodian shall have no further responsibility with regard to such Mortgage File. Upon any such payment in full, the Company or the related Servicer is authorized, to give, as agent for the Trustee, as the mortgagee under the Mortgage that secured the Mortgage Loan, an instrument of satisfaction (or assignment of mortgage without recourse, representation or warranty) regarding the Mortgaged Property subject to the Mortgage, which instrument of satisfaction or assignment, as the case may be, shall be delivered to the Person or Persons entitled thereto against receipt therefor of such payment, it being understood and agreed that no expenses incurred in connection with such instrument of satisfaction or assignment, as the case may be, shall be chargeable to the Protected Account.

(b)      From time to time and as appropriate for the servicing or foreclosure of any Mortgage Loan and in accordance with this Agreement or the related Servicing Agreement, the Trustee shall execute such documents as shall be prepared and furnished to the Trustee by the Company, the related Servicer or the Master Servicer (in form reasonably acceptable to the Trustee) and as are necessary to the prosecution of any such proceedings. The Custodian, on behalf of the Trustee, shall, upon the request of the Company, the related Servicer or the Master Servicer, and delivery to the Custodian, on behalf of the Trustee, of two copies of a request for release signed by a Servicing Officer substantially in the form of Exhibit G (or in a mutually agreeable electronic format which will, in lieu of a signature on its face, originate from a Servicing Officer), release the related Mortgage File held in its possession or control to the Company, the related Servicer or the Master Servicer, as applicable. Such trust receipt shall obligate the Company, the related Servicer or the Master Servicer to return the Mortgage File to the Custodian on behalf of the Trustee, when the need therefor by such Person no longer exists unless the Mortgage Loan shall be liquidated, in which case, upon receipt of a certificate of a Servicing Officer similar to that hereinabove specified, the Mortgage File shall be released by the Custodian, on behalf of the Trustee, to the Company, the related Servicer or the Master Servicer.

Section 4.08    Documents, Records and Funds in Possession of Master Servicer, Company and Servicer To Be Held for Trustee.

(a)      The Master Servicer shall transmit and the Company or the related Servicer (to the extent required by this Agreement or the related Servicing Agreement) shall transmit to the Trustee or Custodian such documents and instruments coming into the possession of such Person from time to time as are required by the terms hereof, or in the case of the related Servicer, the related Servicing Agreement, to be delivered to the Trustee or Custodian. Any funds received by the Master Servicer, the Company or by the related Servicer in respect of any Mortgage Loan or which otherwise are collected by the Master Servicer, the Company or by the related Servicer as Liquidation Proceeds or Insurance Proceeds in respect of any Mortgage Loan shall be held for the benefit of the Trustee, the Certificateholders and the Certificate Insurers

subject to the Master Servicer’s right to retain or withdraw from the Master Servicer Collection Account, the Master Servicing Compensation and other amounts provided in this Agreement, and to the right of the Company and the related Servicer to retain its Servicing Fee and other amounts as provided in this Agreement or the related Servicing Agreement. The Master Servicer shall, and (to the extent provided in this Agreement or the related Servicing Agreement) shall cause the Company and the related Servicer to, provide access to information and documentation regarding the Mortgage Loans to the Trustee, its agents and accountants at any time upon reasonable request and during normal business hours, and to Certificateholders that are savings and loan associations, banks or insurance companies, the Office of Thrift Supervision, the FDIC and the supervisory agents and examiners of such Office and Corporation or examiners of any other federal or state banking or insurance regulatory authority if so required by applicable regulations of the Office of Thrift Supervision or other regulatory authority, such access to be afforded without charge but only upon reasonable request in writing and during normal business hours at the offices of the Master Servicer designated by it. In fulfilling such a request the Master Servicer shall not be responsible for determining the sufficiency of such information.

(b)      All Mortgage Files and funds collected or held by, or under the control of, the Master Servicer, in respect of any Mortgage Loans, whether from the collection of principal and interest payments or from Liquidation Proceeds or Insurance Proceeds, shall be held by the Master Servicer for and on behalf of the Trustee and the Certificateholders and shall be and remain the sole and exclusive property of the Trustee; provided, however, that the Master Servicer, the Company and the related Servicer shall be entitled to setoff against, and deduct from, any such funds any amounts that are properly due and payable to the Master Servicer or such Servicer under this Agreement or the related Servicing Agreement.

Section 4.09	Standard Hazard Insurance and Flood Insurance Policies.

(a)      For each Mortgage Loan, the Master Servicer shall enforce any obligation of the Company and the related Servicer under this Agreement or the related Servicing Agreement to maintain or cause to be maintained standard fire and casualty insurance and, where applicable, flood insurance, all in accordance with the provisions of this Agreement or the related Servicing Agreement. It is understood and agreed that such insurance shall be with insurers meeting the eligibility requirements set forth in this Agreement and the related Servicing Agreement and that no earthquake or other additional insurance is to be required of any Mortgagor or to be maintained on property acquired in respect of a defaulted loan, other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance.

(b)      Pursuant to Sections 5.01, 5.04 and 5.06 any amounts collected by the Company, the Servicers or the Master Servicer, or by the Company or the Servicers, under any insurance policies (other than amounts to be applied to the restoration or repair of the property subject to the related Mortgage or released to the Mortgagor in accordance with this Agreement or the Servicing Agreements) shall be deposited by the Company in its Protected Account or by the related Servicer or the Master Servicer into the Master Servicer Collection Account, subject to withdrawal pursuant to Sections 5.02, 5.04, 5.05 and 5.07, as applicable. Any cost incurred by the Master Servicer, the Company or the related Servicer in maintaining any such insurance if the Mortgagor defaults in its obligation to do so shall be added to the amount owing under the Mortgage Loan where the terms of the Mortgage Loan so permit; provided, however, that the addition of any such cost shall not be taken into account for purposes of calculating the distributions to be made to Certificateholders and shall be recoverable by the Master Servicer, the Company or the related Servicer pursuant to Sections 5.02, 5.04, 5.05 and 5.07, as applicable.

Section 4.10    Presentment of Claims and Collection of Proceeds. The Master Servicer shall (to the extent provided in this Agreement and the related Servicing Agreement) cause the Company or the Servicer to, prepare and present on behalf of the Trustee and the Certificateholders all claims under the Insurance Policies and take such actions (including the negotiation, settlement, compromise or enforcement of the insured’s claim) as shall be necessary to realize recovery under such policies. Any proceeds disbursed to the Master Servicer (or disbursed to the Company or the related Servicer and remitted to the Master Servicer) in respect of such policies, bonds or contracts shall be promptly deposited in the Master Servicer Collection Account upon receipt, except that any amounts realized that are to be applied to the repair or restoration of the related Mortgaged Property as a condition precedent to the presentation of claims on the related Mortgage Loan to the insurer under any applicable Insurance Policy need not be so deposited (or remitted).

Section 4.11	Maintenance of the Primary Mortgage Insurance Policies.

(a)      The Master Servicer shall not take, or permit the Company or the related Servicer (to the extent such action is prohibited under this Agreement or the related Servicing Agreement) to take, any action that would result in noncoverage under any applicable Primary Mortgage Insurance Policy of any loss which, but for the actions of the Master Servicer, the Company or the related Servicer, would have been covered thereunder. The Master Servicer shall use its best reasonable efforts to cause the Company and the related Servicer (to the extent required under this Agreement and the related Servicing Agreement) to keep in force and effect (to the extent that the Mortgage Loan requires the Mortgagor to maintain such insurance), primary mortgage insurance applicable to each Mortgage Loan (including any LPMI Policy) in accordance with the provisions of this Agreement and the related Servicing Agreement, as applicable. The Master Servicer shall not, and shall not permit the Company or the related Servicer (to the extent required under this Agreement or the related Servicing Agreement) to, cancel or refuse to renew any such Primary Mortgage Insurance Policy that is in effect at the date of the initial issuance of the Mortgage Note and is required to be kept in force hereunder except in accordance with the provisions of this Agreement and the related Servicing Agreement, as applicable.

(b)      The Master Servicer agrees to cause the Company and the related Servicer (to the extent required under this Agreement and the related Servicing Agreement) to present, on behalf of the Trustee and the Certificateholders, claims to the insurer under any Primary Mortgage Insurance Policies and, in this regard, to take such reasonable action as shall be necessary to permit recovery under any Primary Mortgage Insurance Policies respecting defaulted Mortgage Loans. Pursuant to Sections 5.01, 5.05 and 5.07, any amounts collected by the Company or the related Servicer under any Primary Mortgage Insurance Policies shall be deposited by the Company in its Protected Account or by the related Servicer in the Master Servicer Collection Account, subject to withdrawal pursuant to Section 5.02 or 5.07, as applicable.

Section 4.12   Trustee to Retain Possession of Certain Insurance Policies and Documents. The Trustee (or the Custodian, as directed by the Trustee), shall retain possession and custody of the originals (to the extent available) of any Primary Mortgage Insurance Policies, or certificate of insurance if applicable, and any certificates of renewal as to the foregoing as may be issued from time to time as contemplated by this Agreement. Until all amounts distributable in respect of the Certificates have been distributed in full and the Master Servicer otherwise has fulfilled its obligations under this Agreement, the Trustee (or its Custodian, if any, as directed by the Trustee) shall also retain possession and custody of each Mortgage File in accordance with and subject to the terms and conditions of this Agreement. The Master Servicer shall promptly deliver or cause to be delivered to the Trustee (or the Custodian, as directed by the Trustee), upon the execution or receipt thereof the originals of any Primary Mortgage Insurance Policies, any certificates of renewal, and such other documents or instruments that constitute portions of the Mortgage File that come into the possession of the Master Servicer from time to time.

Section 4.13    Realization Upon Defaulted Mortgage Loans. The Master Servicer shall cause the Company and the related Servicer (to the extent required under this Agreement and the related Servicing Agreement) to foreclose upon, repossess or otherwise comparably convert the ownership of Mortgaged Properties securing such of the Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments, all in accordance with this Agreement or the related Servicing Agreement.

Section 4.14    Compensation for the Master Servicer. The Master Servicer shall be entitled to (i) all income and gain realized from any investment of funds on Permitted Investments in the Master Servicer Collection Account and Distribution Account as compensation for the performance of its obligations hereunder (“Master Servicing Compensation”) and (ii) any interest remitted by the related Servicer in connection with a Principal Prepayment in full or otherwise in excess of amounts required to be remitted to the Master Servicer Collection Account (“Additional Master Servicing Compensation”). The Master Servicer shall be required to pay all expenses incurred by it in connection with its activities hereunder and shall not be entitled to reimbursement therefor except as provided in this Agreement.

Section 4.15	REO Property.

(a)      In the event the Trust Fund acquires ownership of any REO Property in respect of any related Mortgage Loan, the deed or certificate of sale shall be issued to the Trustee, or to its nominee, on behalf of the related Certificateholders. The Master Servicer shall, to the extent provided in this Agreement or the related Servicing Agreement, cause the Company or the related Servicer to sell, any REO Property as expeditiously as possible and in accordance with the provisions of this Agreement and the related Servicing Agreement, as applicable. Pursuant to its efforts to sell such REO Property, the Master Servicer shall cause the Company or the related Servicer to protect and conserve, such REO Property in the manner and to the extent required by this Agreement or the related Servicing Agreement, in accordance with the REMIC Provisions and in a manner that does not result in a tax on “net income from foreclosure property” or cause such REO Property to fail to qualify as “foreclosure property” within the meaning of Section 860G(a)(8) of the Code.

(b)      The Master Servicer shall, to the extent required by this Agreement or the related Servicing Agreement, cause the Company or the related Servicer to deposit all funds collected and received in connection with the operation of any REO Property in the Protected Account.

(c)      The Master Servicer and the Company or the related Servicer, upon the final disposition of any REO Property, shall be entitled to reimbursement for any related unreimbursed Advances and other unreimbursed advances as well as any unpaid Servicing Fees from Liquidation Proceeds received in connection with the final disposition of such REO Property; provided, that any such unreimbursed Monthly Advances as well as any unpaid Servicing Fees may be reimbursed or paid, as the case may be, prior to final disposition, out of any net rental income or other net amounts derived from such REO Property.

(d)      To the extent provided in this Agreement or the related Servicing Agreement, the Liquidation Proceeds from the final disposition of the REO Property, net of any payment to the Master Servicer and the Company or the related Servicer as provided above shall be deposited in the Protected Account on or prior to the Determination Date in the month following receipt thereof and be remitted by wire transfer in immediately available funds to the Master Servicer for deposit into the related Master Servicer Collection Account on the next succeeding Remittance Date.

Section 4.16	Annual Officer’s Certificate as to Compliance.

(a)      The Master Servicer shall deliver to the Securities Administrator, the Trustee, the Certificate Insurers and the Rating Agencies on or before March 1 of each year, commencing on March 1, 2006, an Officer’s Certificate, certifying that with respect to the period ending December 31 of the prior year: (i) such Servicing Officer has reviewed the activities of such Master Servicer during the preceding calendar year or portion thereof and its performance under this Agreement, (ii) to the best of such Servicing Officer’s knowledge, based on such review, such Master Servicer has performed and fulfilled its duties, responsibilities and obligations under this Agreement in all material respects throughout such year, or, if there has been a default in the fulfillment of any such duties, responsibilities or obligations, specifying each such default known to such Servicing Officer and the nature and status thereof, (iii) nothing has come to the attention of such Servicing Officer to lead such Servicing Officer to believe that the Company or any Servicer has failed to perform any of its duties, responsibilities and obligations under this Agreement or the related Servicing Agreement in all material respects throughout such year, or, if there has been a material default in the performance or fulfillment of any such duties, responsibilities or obligations, specifying each such default known to such Servicing Officer and the nature and status thereof.

(b)      Copies of such statements shall be provided to any Certificateholder upon request, by the Master Servicer or by the Trustee at the Master Servicer’s expense if the Master Servicer failed to provide such copies (unless (i) the Master Servicer shall have failed to provide the Trustee with such statement or (ii) the Trustee shall be unaware of the Master Servicer’s failure to provide such statement).

Section 4.17   Annual Independent Accountant’s Servicing Report. If the Master Servicer has, during the course of any fiscal year, directly serviced any of the Mortgage Loans,

then the Master Servicer at its expense shall cause a nationally recognized firm of independent certified public accountants to furnish a statement to the Securities Administrator, the Trustee, the Rating Agencies, the Certificate Insurers and the Seller on or before March 1 of each year, commencing on March 1, 2006 to the effect that, with respect to the most recently ended fiscal year, such firm has examined certain records and documents relating to the Master Servicer’s performance of its servicing obligations under this Agreement and pooling and servicing and trust agreements in material respects similar to this Agreement and to each other and that, on the basis of such examination conducted substantially in compliance with the audit program for mortgages serviced for Freddie Mac or the Uniform Single Attestation Program for Mortgage Bankers, such firm is of the opinion that the Master Servicer’s activities have been conducted in compliance with this Agreement, or that such examination has disclosed no material items of noncompliance except for (i) such exceptions as such firm believes to be immaterial, (ii) such other exceptions as are set forth in such statement and (iii) such exceptions that the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages Serviced by Freddie Mac requires it to report. Copies of such statements shall be provided to any Certificateholder upon request by the Master Servicer, or by the Trustee at the expense of the Master Servicer if the Master Servicer shall fail to provide such copies (unless (i) the Master Servicer shall have failed to provide the Trustee with such statement or (ii) the Trustee shall be unaware of the Master Servicer’s failure to provide such statement). If such report discloses exceptions that are material, the Master Servicer shall advise the Trustee whether such exceptions have been or are susceptible of cure, and will take prompt action to do so.

Section 4.18    Reports Filed with Securities and Exchange Commission. Within 15 days after each Distribution Date, the Securities Administrator shall, in accordance with industry standards, file with the Commission via the Electronic Data Gathering and Retrieval System (“EDGAR”), a Form 8-K (or other comparable Form containing the same or comparable information or other information mutually agreed upon) a copy of the statement to the Certificateholders for such Distribution Date as an exhibit thereto. Prior to January 30 in each year, the Securities Administrator shall, in accordance with industry standards and only if instructed by the Depositor, file a Form 15 Suspension Notice with respect to the Trust Fund, if applicable. Prior to (i) March 15, 2006 and (ii) unless and until a Form 15 Suspension Notice shall have been filed, prior to March 15 of each year thereafter, the Master Servicer shall provide the Securities Administrator with a Master Servicer Certification, together with a copy of the annual independent accountant’s servicing report and annual statement of compliance of the Company to be delivered pursuant to this Agreement and each Servicer, in each case, required to be delivered pursuant to the related Servicing Agreement, and, if applicable, the annual independent accountant’s servicing report and annual statement of compliance to be delivered by the Master Servicer pursuant to Sections 4.16 and 4.17. Prior to (i) March 31, 2006 and (ii) unless and until a Form 15 Suspension Notice shall have been filed, March 31 of each year thereafter, the Securities Administrator shall file a Form 10-K, in substance conforming to industry standards, with respect to the Trust. Such Form 10-K shall include the Master Servicer Certification and other documentation provided by the Master Servicer pursuant to the second preceding sentence. The Depositor hereby grants to the Securities Administrator a limited power of attorney to execute and file each such document on behalf of the Depositor. Such power of attorney shall continue until either the earlier of (i) receipt by the Securities Administrator from the Depositor of written termination of such power of attorney and (ii) the termination of the Trust Fund. The Depositor agrees to promptly furnish to the Securities Administrator, from time to time upon request, such further information, reports and financial statements within its control related to this Agreement, the Mortgage Loans as the Securities Administrator reasonably deems appropriate to prepare and file all necessary reports with the Commission. The Securities Administrator shall have no responsibility to file any items other than those specified in this Section 4.18; provided, however, the Securities Administrator will cooperate with the Depositor in connection with any additional filings with respect to the Trust Fund as the Depositor deems necessary under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Copies of all reports filed by the Securities Administrator under the Exchange Act shall be sent to: the Depositor c/o Bear, Stearns & Co. Inc., Attn: Managing Director-Analysis and Control, One Metrotech Center North, Brooklyn, New York 11202-3859. Fees and expenses incurred by the Securities Administrator in connection with this Section 4.18 shall not be reimbursable from the Trust Fund.

Section 4.19    UCC. The Trustee agrees to file continuation statements for any Uniform Commercial Code financing statements which the Seller has informed the Trustee were filed on the Closing Date in connection with the Trust. The Seller shall file any financing statements or amendments thereto required by any change in the Uniform Commercial Code.

Section 4.20    Optional Purchase of Certain Mortgage Loans. With respect to any Mortgage Loans which as of the first day of a Fiscal Quarter is delinquent in payment by 90 days or more or is an REO Property, EMC shall have the right to purchase any Mortgage Loan from the Trust which becomes 90 days or more delinquent or becomes an REO Property at a price equal to the Repurchase Price; provided however (i) that such Mortgage Loan is still 90 days or more delinquent or is an REO Property as of the date of such purchase and (ii) this purchase option, if not theretofore exercised, shall terminate on the date prior to the last day of the related Fiscal Quarter. This purchase option, if not exercised, shall not be thereafter reinstated unless the delinquency is cured and the Mortgage Loan thereafter again becomes 90 days or more delinquent or becomes an REO Property, in which case the option shall again become exercisable as of the first day of the related Fiscal Quarter.

In addition, EMC shall, at its option, purchase any Mortgage Loan from the Trust if the first Due Date for such Mortgage Loan is subsequent to the Cut-off Date and the initial Monthly Payment is not made within thirty (30) days of such Due Date. Such purchase shall be made at a price equal to the Repurchase Price.

If at any time EMC remits to the Master Servicer a payment for deposit in the Master Servicer Collection Account covering the amount of the Repurchase Price for such a Mortgage Loan, and EMC provides to the Trustee a certification signed by a Servicing Officer stating that the amount of such payment has been deposited in the Master Servicer Collection Account, then the Trustee shall execute the assignment of such Mortgage Loan prepared and delivered to the Trustee, at the request of EMC, without recourse, representation or warranty, to EMC which shall succeed to all the Trustee’s right, title and interest in and to such Mortgage Loan, and all security and documents relative thereto. Such assignment shall be an assignment outright and not for security. EMC will thereupon own such Mortgage, and all such security and documents, free of any further obligation to the Trustee or the Certificateholders with respect thereto.

Article V

ACCOUNTS

Section 5.01	Collection of Mortgage Loan Payments; Protected Account.

(a)      The Company shall make reasonable efforts in accordance with customary and usual standards of practice of prudent mortgage lenders in the respective states in which the Mortgaged Properties related to the EMC Mortgage Loans are located to collect all payments called for under the terms and provisions of the EMC Mortgage Loans to the extent such procedures shall be consistent with this Agreement and the terms and provisions of any related Required Insurance Policy. Consistent with the foregoing, the Company may in its discretion (i) waive any late payment charge and (ii) extend the due dates for payments due on a Mortgage Note related to an EMC Mortgage Loan for a period not greater than 125 days. In the event of any such arrangement, the Company shall make Advances on the related EMC Mortgage Loan during the scheduled period in accordance with the amortization schedule of such EMC Mortgage Loan without modification thereof by reason of such arrangements, and shall be entitled to reimbursement therefor in accordance with Section 6.01. The Company shall not be required to institute or join in litigation with respect to collection of any payment (whether under a Mortgage, Mortgage Note or otherwise or against any public or governmental authority with respect to a taking or condemnation) if it reasonably believes that enforcing the provision of the Mortgage or other instrument pursuant to which such payment is required is prohibited by applicable law. In addition, if (x) an EMC Mortgage Loan is in default or default is imminent or (y) the Company delivers to the Trustee and the Certificate Insurers a certification addressed to the Trustee and the Certificate Insurers, based on the advice of counsel or certified public accountants, in either case, that have a national reputation with respect to taxation of REMICs, that a modification of such EMC Mortgage Loan will not result in the imposition of taxes on or disqualify from REMIC status any of REMIC I, REMIC II, REMIC III, REMIC IV or REMIC V, the Company may, (A) amend the related Mortgage Note to reduce the Mortgage Rate applicable thereto, provided that such reduced Mortgage Rate shall in no event be lower than 5.00% with respect to any EMC Mortgage Loan and (B) amend any Mortgage Note related to an EMC Mortgage Loan to extend to the maturity thereof.

In accordance with the standards of the first paragraph of Section 3.01, the Company shall not waive (or permit a sub-servicer to waive) any Prepayment Charge related to an EMC Mortgage Loan unless: (i) the enforceability thereof shall have been limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors’ rights generally, (ii) the enforcement thereof is illegal, or any local, state or federal agency has threatened legal action if the prepayment penalty is enforced, (iii) the collectability thereof shall have been limited due to acceleration in connection with a foreclosure or other involuntary payment or (iv) such waiver is standard and customary in servicing similar Mortgage Loans and relates to a default or a reasonably foreseeable default and would, in the reasonable judgment of the Company, maximize recovery of total proceeds taking into account the value of such Prepayment Charge and the related EMC Mortgage Loan. If a Prepayment Charge is waived, but does not meet the standards described above, then the Company is required to pay the amount of such waived Prepayment Charge, for the benefit of the Class P Certificates, by remitting such amount to the Master Servicer by the Remittance Date.

(b)      The Company shall establish and maintain a Protected Account (which shall at all times be an Eligible Account) with a depository institution in the name of the Company for the benefit of the Trustee on behalf of the Certificateholders and the Certificate Insurers and designated “U.S. Bank National Association, in trust for registered holders of Bear Stearns Asset Backed Securities I LLC, Asset-Backed Certificates Series 2005-AC5”. The Company shall deposit or cause to be deposited into the Protected Account on a daily basis within one Business Day of receipt, except as otherwise specifically provided herein, the following payments and collections remitted by subservicers or received by it in respect of the EMC Mortgage Loans subsequent to the Cut-off Date (other than in respect of principal and interest due on the EMC Mortgage Loans on or before the Cut-off Date) and the following amounts required to be deposited hereunder:

(i)      all payments on account of principal, including Principal Prepayments, on the EMC Mortgage Loans;

(ii)      all payments on account of interest on the EMC Mortgage Loans net of the related Servicing Fee permitted under Section 3.10 and LPMI Fees, if any;

(iii)     all Liquidation Proceeds and Insurance Proceeds with respect to any EMC Mortgage Loans, other than proceeds to be applied to the restoration or repair of the Mortgaged Property or released to the Mortgagor in accordance with the Company’s normal servicing procedures;

(iv)     any amount required to be deposited by the Company pursuant to Section 5.01(c) in connection with any losses on Permitted Investments;

(v)      any amounts required to be deposited by the Company pursuant to Section 3.05;

(vi)	any Prepayment Charges collected on the EMC Mortgage Loans; and
(vii)	any other amounts required to be deposited hereunder.

The foregoing requirements for remittance by the Company into the Protected Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments in the nature of late payment charges or assumption fees, if collected, need not be remitted by the Company. In the event that the Company shall remit any amount not required to be remitted and not otherwise subject to withdrawal pursuant to Section 5.02, it may at any time withdraw or direct the institution maintaining the Protected Account, to withdraw such amount from the Protected Account, any provision herein to the contrary notwithstanding. Such withdrawal or direction may be accomplished by delivering written notice thereof to the institution maintaining the Protected Account, that describes the amounts deposited in error in the Protected Account. The Company shall maintain adequate records with respect to all withdrawals made pursuant to this Section. All funds deposited in the Protected Account shall be held in trust for the Certificateholders and the Certificate Insurers until withdrawn in accordance with Section 5.02.

(c)      The institution that maintains the Protected Account shall invest the funds in the Protected Account, in the manner directed by the Company, in Permitted Investments which shall mature not later than the Remittance Date and shall not be sold or disposed of prior to its maturity. All such Permitted Investments shall be made in the name of the Trustee, for the benefit of the Certificateholders and the Certificate Insurer. All income and gain net of any losses realized from any such investment shall be for the benefit of the Company as servicing compensation and shall be remitted to it monthly as provided herein. The amount of any losses incurred in the Protected Account in respect of any such investments shall be deposited by the Company into the Protected Account, out of the Company’s own funds.

(d)      The Company shall give at least 30 days advance notice to the Trustee, the Seller, the Master Servicer, each Rating Agency and the Certificate Insurers and the Depositor of any proposed change of location of the Protected Account prior to any change thereof.

Section 5.02	Permitted Withdrawals From the Protected Account.

(a)      The Company may from time to time make withdrawals from the Protected Account for the following purposes:

(i)      to pay itself (to the extent not previously paid to or withheld by the Company), as servicing compensation in accordance with Section 3.10, that portion of any payment of interest that equals the Servicing Fee for the period with respect to which such interest payment was made, and, as additional servicing compensation, those other amounts set forth in Section 3.10;

(ii)      to reimburse the Company for Advances made by it with respect to the Mortgage Loans, provided, however, that the Company’s right of reimbursement pursuant to this subclause (ii) shall be limited to amounts received on particular EMC Mortgage Loan(s) (including, for this purpose, Liquidation Proceeds and Insurance Proceeds and Subsequent Recoveries) that represent late recoveries of payments of principal and/or interest on such particular EMC Mortgage Loan(s) in respect of which any such Advance was made;

(iii)     to reimburse the Company for any previously made portion of a Servicing Advance or an Advance made by the Company that, in the good faith judgment of the Company, will not be ultimately recoverable by it from the related Mortgagor, any related Liquidation Proceeds, Insurance Proceeds or otherwise (a “Nonrecoverable Advance”), to the extent not reimbursed pursuant to clause (ii) or clause (v);

(iv)     to reimburse the Company from Insurance Proceeds for Insured Expenses covered by the related Insurance Policy;

(v)      to pay the Company any unpaid Servicing Fees and to reimburse it for any unreimbursed Servicing Advances, provided, however, that the Company’s right to reimbursement for Servicing Advances pursuant to this subclause (v) with respect to any EMC Mortgage Loan shall be limited to amounts received on particular EMC Mortgage Loan(s) (including, for this purpose, Liquidation Proceeds, Insurance Proceeds and purchase and repurchase proceeds) that represent late recoveries of the payments for which such Servicing Advances were made;

(vi)     to pay to the Seller, the Depositor or itself, as applicable, with respect to each EMC Mortgage Loan or property acquired in respect thereof that has been purchased pursuant to Section 2.02, 2.03 or 4.20 of this Agreement, all amounts received thereon and not taken into account in determining the related Stated Principal Balance of such repurchased EMC Mortgage Loan;

(vii)     to pay any expenses recoverable by the Company pursuant to Section 8.04 of this Agreement;

(viii)    to withdraw pursuant to Section 5.01 any amount deposited in the Protected Account and not required to be deposited therein; and

(ix)     to clear and terminate the Protected Account upon termination of this Agreement pursuant to Section 11.01 hereof.

In addition, no later than 1:00 p.m. Eastern time on the Remittance Date, the Company shall withdraw from the Protected Accounts and remit to the Master Servicer the amount required to be withdrawn therefrom pursuant to Section 5.05 hereof. With respect to any remittance received by the Master Servicer from EMC after the date on which such remittance was due, EMC shall pay to the Master Servicer interest on any such late remittance at an annual rate equal to the prime rate announced to be in effect from time to time as published as the average rate in The Wall Street Journal (Northeast Edition), plus two percentage points, but in no event greater than the maximum amount permitted by applicable law. Such interest shall be deposited in EMC’s Protected Account by EMC on the date such late payment is made and shall cover the period commencing with the day following the date on which such remittance was due and ending with the Business Day on which such remittance is made, both inclusive. Such interest shall be remitted along with the distribution payable on the next succeeding Remittance Date. The payment by EMC of any such interest shall not be deemed an extension of time for payment or a waiver of any Event of Default with respect to EMC.

The Company shall keep and maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any withdrawal from the Protected Account pursuant to subclauses (i), (ii), (iv), (v) and (vi) above. Prior to making any withdrawal from the Protected Account pursuant to subclause (iii), the Company shall deliver to the Trustee an Officer’s Certificate of a Servicing Officer indicating the amount of any previous Advance or Servicing Advance determined by the Company to be a Nonrecoverable Advance and identifying the related EMC Mortgage Loan(s), and their respective portions of such Nonrecoverable Advance.

Section 5.03   Reports to Master Servicer. On or before the tenth calendar day of each month, the Company shall furnish to the Master Servicer electronically in a format acceptable to the Master Servicer loan accounting reports in the investor’s assigned loan number order to document the payment activity on each EMC Mortgage Loan on an individual mortgage loan basis. With respect to each month, such loan accounting reports shall contain the following:

(i)      with respect to each Scheduled Payment and each Loan Group (on both an actual and scheduled basis with respect to mortgage loan balances and on an actual basis with respect to paid-through dates), the amount of such remittance allocable to principal (including a separate breakdown of any Principal Prepayment, including the amount of any Prepayment Interest Shortfall);

(ii)      with respect to each Monthly Payment and each Loan Group, the amount of such remittance allocable to scheduled interest;

(iii)     the amount of servicing compensation received by the Company during the prior calendar month;

(iv)     with respect to each Loan Group, the aggregate stated principal balance of the EMC Mortgage Loans;

(v)      with respect to each Loan Group, the aggregate amount of Advances made by the Company pursuant to Section 6.01;

(vi)     with respect to each Loan Group the aggregate of any expenses reimbursed to the Company during the prior calendar month pursuant to Section 5.02;

(vii)     with respect to each Loan Group the number and aggregate outstanding principal balances of EMC Mortgage Loans (a) delinquent (1) 30 to 59 days, (2) 60 to 89 days, (3) 90 days or more; (b) as to which foreclosure has commenced; and (c) as to which REO Property has been acquired; and

(viii)    with respect to each Loan Group the amount of any Prepayment Charges collected by the Company and the amount of Prepayment Charges paid by the Company in connection with a waiver that is not permitted under this Agreement.

Section 5.04   Collection of Taxes; Assessments and Similar Items; Escrow Accounts. With respect to each EMC Mortgage Loan, to the extent required by the related Mortgage Note, the Company shall establish and maintain one or more accounts (each, an “Escrow Account”) and deposit and retain therein all collections from the Mortgagors (or advances by the Company) for the payment of taxes, assessments, hazard insurance premiums or comparable items for the account of the Mortgagors. Nothing herein shall require the Company to compel a Mortgagor to establish an Escrow Account in violation of applicable law.

Withdrawals of amounts so collected from the Escrow Accounts may be made only to effect timely payment of taxes, assessments, hazard insurance premiums, condominium or PUD association dues, or comparable items, to reimburse the Company out of related collections for any payments made with respect to each EMC Mortgage Loan pursuant to Section 3.01 (with respect to taxes and assessments and insurance premiums) and Section 3.05 (with respect to hazard insurance), to refund to any Mortgagors for any EMC Mortgage Loans any sums as may be determined to be overages, to pay interest, if required by law or the terms of the related Mortgage or Mortgage Note, to such Mortgagors on balances in the Escrow Account or to clear and terminate the Escrow Account at the termination of this Agreement in accordance with Section 11.01 thereof. The Escrow Account shall not be a part of the Trust Fund.

Section 5.05	Servicer Protected Accounts.

(a)      The Master Servicer shall enforce the obligation of the Company and the Servicers to establish and maintain a Protected Account in accordance with this Agreement and the Servicing Agreements, with records to be kept with respect thereto on a Mortgage Loan by Mortgage Loan basis, into which accounts shall be deposited within one Business Day (or as of such other time specified in the Servicing Agreements) of receipt all collections of principal and interest on any Mortgage Loan and with respect to any REO Property received by the Company or the related Servicer, including Principal Prepayments, Insurance Proceeds, Liquidation Proceeds, Subsequent Recoveries, and advances made from the Company’s or such Servicer’s own funds (less servicing compensation as permitted by this Agreement or the related Servicing Agreement) and all other amounts to be deposited in the Protected Accounts. Each of the Company and the Servicers are hereby authorized to make withdrawals from and deposits to the related Protected Account for purposes required or permitted by this Agreement. To the extent provided in this Agreement or any Servicing Agreement, the Protected Account shall be held in a Designated Depository Institution and segregated on the books of such institution in the name of the Trustee for the benefit of Certificateholders.

(b)      To the extent provided in this Agreement or any Servicing Agreement, amounts on deposit in a Protected Account may be invested in Permitted Investments in the name of the Trustee for the benefit of Certificateholders and, except as provided in the preceding paragraph, not commingled with any other funds, such Permitted Investments to mature, or to be subject to redemption or withdrawal, no later than the date on which such funds are required to be withdrawn for deposit in the Master Servicer Collection Account, and shall be held until required for such deposit. The income earned from Permitted Investments made pursuant to this Section 5.05 shall be paid to the Company or the related Servicer under this Agreement or the related Servicing Agreement, and the risk of loss of moneys required to be distributed to the Certificateholders resulting from such investments shall be borne by and be the risk of the Company or the related Servicer, as the case may be. The Company or the related Servicer (to the extent provided in this Agreement or the related Servicing Agreement) shall deposit the amount of any such loss in the Protected Account within two Business Days of receipt of notification of such loss but not later than the second Business Day prior to the Distribution Date on which the moneys so invested are required to be distributed to the Certificateholders.

(c)      To the extent provided in this Agreement or the related Servicing Agreement and subject to this Article V, on or before each Remittance Date, the Company or the related Servicer shall withdraw or shall cause to be withdrawn from its Protected Account and shall immediately deposit or cause to be deposited in the Master Servicer Collection Account amounts representing the following collections and payments (other than with respect to principal of or interest on the Mortgage Loans due on or before the Cut-off Date):

(i)      With respect to each Loan Group Scheduled Payments on the Mortgage Loans received or any related portion thereof advanced by the Company or the related Servicer pursuant to the related Servicing Agreement which were due on or before the related Due Date, net of the amount thereof comprising the Servicing Fees;

(ii)      with respect to each Loan Group, Full Principal Prepayments and any Liquidation Proceeds received by the Company or the related Servicer with respect to such Mortgage Loans in the related Prepayment Period, with interest to the date of prepayment or liquidation, net of the amount thereof comprising the Servicing Fees and LPMI Fees, if any;

(iii)     With respect to each Loan Group, Partial Principal Prepayments received by the Company or the related Servicer for such Mortgage Loans in the related Prepayment Period;

(iv)     With respect to each Loan Group any amount to be used as an Advance; and

(v)      With respect to each Loan Group, the amount of any Prepayment Charges collected with respect to the Mortgage Loans and the amount of any Prepayment Charges paid by the Company or the related Servicer in connection with the waiver of a Prepayment Charge in a manner that is not permitted under this Agreement or the related Servicing Agreement.

(d)      with respect to each Loan Group, withdrawals may be made from a Protected Account by the Company as described in Section 5.02 hereof and by the Master Servicer or the related Servicer only to make remittances as provided in Section 5.05(c), 5.06 and 5.07; to reimburse the Master Servicer or the Servicer for Advances which have been recovered by subsequent collection from the related Mortgagor; to remove amounts deposited in error; to remove fees, charges or other such amounts deposited on a temporary basis; or to clear and terminate the account at the termination of this Agreement in accordance with Section 11.01. As provided in Sections 5.05(c) and 5.06(b) certain amounts otherwise due to the related Servicer may be retained by the related Servicer and need not be deposited in the Master Servicer Collection Account.

Section 5.06	Master Servicer Collection Account.

(a)      The Master Servicer shall establish and maintain in the name of the Trustee, for the benefit of the Certificateholders, the Master Servicer Collection Account which shall be an Eligible Account. The Master Servicer will deposit in the Master Servicer Collection Account as identified by the Master Servicer and as received by the Master Servicer, the following amounts:

(i)      with respect to each Loan Group, any Advance and any Compensating Interest Payments;

(ii)      with respect to each Loan Group, any Insurance Proceeds, Liquidation Proceeds or Subsequent Recoveries received by or on behalf of the Master Servicer or which were not deposited in a Protected Account;

(iii)     with respect to each Loan Group, the Repurchase Price with respect to any Mortgage Loans purchased by the Seller or Section 2.02 or 2.03, any amounts which are to be treated pursuant to Section 5.09 of this Agreement as the payment of such a Repurchase Price, the Repurchase Price with respect to any Mortgage Loans purchased by EMC pursuant to Section 4.20, and all proceeds of any Mortgage Loans or property acquired with respect thereto repurchased by the Seller or its designee pursuant to Section 11.01;

(iv)     with respect to each Loan Group, any amounts required to be deposited with respect to losses on investments of deposits in an Account; and

(v)      with respect to each Loan Group, any other amounts received by or on behalf of the Master Servicer or the Trustee and required to be deposited in the Master Servicer Collection Account pursuant to this Agreement.

(b)      All amounts deposited to the Master Servicer Collection Account shall be held by the Master Servicer in the name of the Trustee in trust for the benefit of the Certificateholders in accordance with the terms and provisions of this Agreement. The requirements for crediting the Master Servicer Collection Account or the Distribution Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments in the nature of late payment charges or assumption, tax service, statement account or payoff, substitution, satisfaction, release and other like fees and charges, need not be credited by the Master Servicer or the related Servicer to the Distribution Account or the Master Servicer Collection Account, as applicable. In the event that the Master Servicer shall deposit or cause to be deposited to the Distribution Account any amount not required to be credited thereto, the Securities Administrator, upon receipt of a written request therefor signed by a Servicing Officer of the Master Servicer, shall promptly transfer such amount to the Master Servicer, any provision herein to the contrary notwithstanding.

(c)      The amount at any time credited to the Master Servicer Collection Account may be invested, in the name of the Trustee, or its nominee, for the benefit of the Certificateholders, in Permitted Investments or be held in cash as directed by Master Servicer. All Permitted Investments shall mature or be subject to redemption or withdrawal on or before, and shall be held until, the next succeeding Distribution Account Deposit Date. Any and all investment earnings from the Master Servicer Collection Account shall be paid to the Master Servicer. The risk of loss of moneys required to be distributed to the Certificateholders resulting from such investments shall be borne by and be the risk of the Master Servicer. The Master Servicer shall deposit the amount of any such loss in the Master Servicer Collection Account within two Business Days of receipt of notification of such loss but not later than the second Business Day prior to the Distribution Date on which the moneys so invested are required to be distributed to the Certificateholders.

Section 5.07    Permitted Withdrawals and Transfers from the Master Servicer Collection Account.

(a)      The Master Servicer will, from time to time on demand of the Master Servicer or the Securities Administrator, make or cause to be made such withdrawals or transfers from the Master Servicer Collection Account as the Master Servicer has designated for such transfer or withdrawal pursuant to this Agreement and the related Servicing Agreement. The Master Servicer may clear and terminate the Master Servicer Collection Account pursuant to Section 11.01 and remove amounts from time to time deposited in error.

(b)      On an ongoing basis, the Master Servicer shall withdraw from the Master Servicer Collection Account to pay itself as provided in Section 4.14 and to pay any expenses, costs and liabilities recoverable by the Trustee, the Master Servicer, the Custodian or the Securities Administrator pursuant to Sections 4.03, 8.03, 8.04 and 10.05; provided however, that the Master Servicer shall be obligated to pay from its own funds any amounts which it is required to pay under Section 8.03(a).

(c)      In addition, on or before each Distribution Account Deposit Date, the Master Servicer shall deposit in the Distribution Account (or remit to the Securities Administrator for deposit therein) any Advances with respect to each Loan Group required to be made by the Master Servicer with respect to the Mortgage Loans.

(d)      No later than 3:00 p.m. New York time on each Distribution Account Deposit Date, the Master Servicer will transfer all Group I Available Funds and Group II Available Funds on deposit in the Master Servicer Collection Account with respect to the related Distribution Date to the Securities Administrator for deposit in the Distribution Account.

Section 5.08	Distribution Account.

(a)      The Securities Administrator shall establish and maintain in the name of the Trustee, for the benefit of the Certificateholders and the Certificate Insurers, the Distribution Account as a segregated trust account or accounts.

(b)      All amounts deposited to the Distribution Account shall be held by the Securities Administrator in the name of the Trustee in trust for the benefit of the Certificateholders and the Certificate Insurers in accordance with the terms and provisions of this Agreement.

(c)      The Distribution Account shall constitute an Eligible Account of the Trust Fund segregated on the books of the Securities Administrator and held by the Securities Administrator and the Distribution Account and the funds deposited therein shall not be subject to, and shall be protected from, all claims, liens, and encumbrances of any creditors or depositors of the Securities Administrator (whether made directly, or indirectly through a liquidator or receiver of the Securities Administrator. The amount at any time credited to the Distribution Account may be, as directed by the Master Servicer, held either uninvested in a trust or deposit account of the Securities Administrator with no liability for interest or other compensation thereof, except as otherwise agreed in writing with the Master Servicer, or invested in the name of the Trustee, in such Permitted Investments as may be selected by the Master Servicer on such direction which mature not later than the Business Day next preceding the succeeding Distribution Date, except if such Permitted Investment is an obligation of or is managed by the institution that maintains such fund or account, then such Permitted Investment shall mature not later than such Distribution Date. Permitted Investments in respect of the Distribution Account shall not be sold or disposed of prior to their maturity. All investment earnings on amounts on deposit in the Distribution Account or benefit from funds uninvested therein from time to time shall be for the account of the Master Servicer. The Master Servicer shall be permitted to receive distribution of any and all investment earnings from the Distribution Account on each Distribution Date. If there is any loss on a Permitted Investment or demand deposit, the Master Servicer shall deposit the amount of the loss in the Distribution Account. With respect to the Distribution Account and the funds deposited therein, the Securities Administrator shall take such action as may be necessary to ensure that the Certificateholders and the Certificate Insurers shall be entitled to the priorities afforded to such a trust account (in addition to a claim against the estate of the Securities Administrator) as provided by 12 U.S.C. § 92a(e), and applicable regulations pursuant thereto, if applicable, or any applicable comparable state statute applicable to state chartered banking corporations.

Section 5.09	Permitted Withdrawals and Transfers from the Distribution Account.

(a)      The Securities Administrator will, from time to time on demand of the Master Servicer, make or cause to be made such withdrawals or transfers from the Distribution Account as the Master Servicer has designated for such transfer or withdrawal pursuant to this Agreement or any Servicing Agreement (limited in the case of amounts due the Master Servicer to those not withdrawn from the Master Servicer Collection Account in accordance with the terms of this Agreement; provided that the Securities Administrator shall not be responsible for such determination and may rely on the Master Servicer’s instructions under this Section 5.09):

(i)      to reimburse the Master Servicer, the Company or the related Servicer for any Advance or Servicing Advance of its own funds, the right of the Master Servicer, the Company or the related Servicer to reimbursement pursuant to this subclause (i) being limited to amounts received on a particular Mortgage Loan (including, for this purpose, the Repurchase Price therefor, Insurance Proceeds and Liquidation Proceeds) which represent late payments or recoveries of the principal of or interest on such Mortgage Loan respecting which such Advance or Servicing Advance was made;

(ii)      to reimburse the Master Servicer, the Company or the related Servicer from Insurance Proceeds or Liquidation Proceeds relating to a particular Mortgage Loan for amounts expended by the Master Servicer, the Company or the related Servicer in good faith in connection with the restoration of the related Mortgaged Property which was damaged by an uninsured cause or in connection with the liquidation of such Mortgage Loan;

(iii)     to reimburse the Master Servicer, the Company or the related Servicer from Insurance Proceeds relating to a particular Mortgage Loan for insured expenses incurred with respect to such Mortgage Loan and to reimburse the Master Servicer, the Company or the related Servicer from Liquidation Proceeds from a particular Mortgage Loan for Liquidation Expenses incurred with respect to such Mortgage Loan; provided that the Master Servicer shall not be entitled to reimbursement for Liquidation Expenses with respect to a Mortgage Loan to the extent that (i) any amounts with respect to such Mortgage Loan were paid as Excess Liquidation Proceeds pursuant to clause (x) of this Subsection (a) to the Master Servicer; and (ii) such Liquidation Expenses were not included in the computation of such Excess Liquidation Proceeds;

(iv)     to reimburse the Master Servicer, the Company or a Servicer for advances of funds pursuant to this Agreement or the related Servicing Agreement, and the right to reimbursement pursuant to this subclause being limited to amounts received on the related Mortgage Loan (including, for this purpose, the Repurchase Price therefor, Insurance Proceeds and Liquidation Proceeds) which represent late recoveries of the payments for which such advances were made;

(v)      to reimburse the Master Servicer, the Company or a Servicer for any Advance or advance, after a Realized Loss has been allocated with respect to the related Mortgage Loan if the Advance or advance has not been reimbursed pursuant to clauses (i) through (iv);

(vi)	to pay the Master Servicer as set forth in Section 4.14;

(vii)     to reimburse the Master Servicer for expenses, costs and liabilities incurred by and reimbursable to it pursuant to Sections 4.03, 8.04(c) and (d) and 12.02 or otherwise reimbursable to it pursuant to this Agreement;

(viii)    to pay to the Master Servicer, as additional servicing compensation, any Excess Liquidation Proceeds with respect to each Loan Group to the extent not retained by the Company or the related Servicer;

(ix)     to reimburse or pay the Company or the related Servicer any such amounts as are due thereto under this Agreement or the related Servicing Agreement and have not been retained by or paid to the Company or the related Servicer, to the extent provided herein and in the related Servicing Agreement;

(x)      to reimburse the Trustee, the Custodian or the Securities Administrator for expenses, costs and liabilities incurred by or reimbursable to it pursuant to this Agreement (to the extent not reimbursed from the Master Servicer Collection Account in accordance with Section 5.07);

(xi)	to remove amounts deposited in error; and
(xii)	to clear and terminate the Distribution Account pursuant to Section 11.01.

(b)      The Master Servicer shall keep and maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of accounting for any reimbursement from the Distribution Account pursuant to subclauses (i) through (iv), inclusive, and (vi) or with respect to any such amounts which would have been covered by such subclauses had the amounts not been retained by the Master Servicer without being deposited in the Distribution Account under Section 5.08.

(c)      On each Distribution Date, the Securities Administrator shall distribute the Group I Available Funds and Group II Available Funds to the extent of funds on deposit in the Distribution Account to the Holders of the related Certificates and the Certificate Insurers in accordance with the Remittance Report upon which the Securities Administrator may conclusively rely.

Article VI

DISTRIBUTIONS AND ADVANCES

Section 6.01	Advances.

(a)      The Company shall make an Advance with respect to any EMC Mortgage Loan and deposit such Advance in the Master Servicer Collection Account no later than 1:00 p.m. Eastern time on the Remittance Date in immediately available funds. The Master Servicer shall cause the related Servicer to remit any such Advance required pursuant to the terms of the related Servicing Agreement. The Company or the related Servicer, as applicable, shall be obligated to make any such Advance only to the extent that such advance would not be a Nonrecoverable Advance. If the Company or the related Servicer shall have determined that it has made a Nonrecoverable Advance or that a proposed Advance or a lesser portion of such Advance would constitute a Nonrecoverable Advance, the Company or the related Servicer, as the case may be, shall deliver (i) to the Securities Administrator for the benefit of the Certificateholders and the Certificate Insurers funds constituting the remaining portion of such Advance, if applicable, and (ii) to the Depositor, the Master Servicer, each Rating Agency, the Certificate Insurers and the Trustee an Officer’s Certificate setting forth the basis for such determination. Subject to the Master Servicer’s recoverability determination, in the event that a Servicer fails to make a required Advance, the Master Servicer shall be required to remit the amount of such Advance to the Distribution Account.

In lieu of making all or a portion of such Advance from its own funds, the Company may (i) cause to be made an appropriate entry in its records relating to the Protected Account that any Amounts Held for Future Distribution has been used by the Company in discharge of its obligation to make any such Advance and (ii) transfer such funds from the Protected Account to the Distribution Account. Any funds so applied and transferred shall be replaced by the Company by deposit in the Distribution Account, no later than the close of business on the Remittance Date immediately preceding the Distribution Date on which such funds are required to be distributed pursuant to this Agreement.

The Company shall be entitled to be reimbursed from the Protected Account for all Advances of its own funds made pursuant to this Section as provided in Section 5.02. The obligation to make Advances with respect to any EMC Mortgage Loan shall continue until such EMC Mortgage Loan is paid in full or the related Mortgaged Property or related REO Property has been liquidated or until the purchase or repurchase thereof (or substitution therefor) from the Trust Fund pursuant to any applicable provision of this Agreement, except as otherwise provided in this Section 6.01.

(b)      If the Scheduled Payment on a Mortgage Loan that was due on a related Due Date and is delinquent other than as a result of application of the Relief Act and for which the Company or the related Servicer was required to make an Advance pursuant to this Agreement or the related Servicing Agreement exceeds the amount deposited in the Master Servicer Collection Account which shall be used for an Advance with respect to such Mortgage Loan, the Master Servicer will deposit in the Master Servicer Collection Account not later than the Distribution Account Deposit Date immediately preceding the related Distribution Date an amount equal to such deficiency, net of the Servicing Fee for such Mortgage Loan except to the extent the Master Servicer determines any such Advance to be nonrecoverable from Liquidation Proceeds, Insurance Proceeds or future payments on the Mortgage Loan for which such Advance was made. Subject to the foregoing, the Master Servicer shall continue to make such Advances through the date that the Company or the related Servicer is required to do so under this Agreement or the related Servicing Agreement, as applicable. If applicable, on the Distribution Account Deposit Date, the Master Servicer shall present an Officer’s Certificate to the Trustee (i) stating that the Master Servicer elects not to make an Advance in a stated amount and (ii) detailing the reason it deems the advance to be nonrecoverable.

Subject to and in accordance with the provisions of Article IX hereof, in the event the Master Servicer fails to make such Advance, then the Trustee, as Successor Master Servicer, shall be obligated to make such Advance, subject to the provisions of this Section 6.01.

Section 6.02	Compensating Interest Payments.

(a)      In the event that there is a Prepayment Interest Shortfall arising from a voluntary Principal Prepayment in part or in full by the Mortgagor with respect to any EMC Mortgage Loan, the Company shall, to the extent of the Servicing Fee for such Distribution Date, deposit into the Master Servicer Collection Account, as a reduction of the Servicing Fee for such Distribution Date, no later than the close of business on the Remittance Date immediately preceding such Distribution Date, an amount equal to the Prepayment Interest Shortfall; and in case of such deposit, the Company shall not be entitled to any recovery or reimbursement from the Depositor, the Trustee, the Seller, the Master Servicer, the Securities Administrator, the Trust Fund or the Certificateholders.

(b)      The Master Servicer shall cause each Servicer under the related Servicing Agreement to remit any required Compensating Interest Payments to the Master Servicer Collection Account on the Remittance Date.

(c)      The Master Servicer shall be required to remit the amount of any such Prepayment Interest Shortfalls, to the extent of the Master Servicing Compensation for such Distribution Date, in the event the Company or the related Servicer is required to make such payment but fails to do so.

Section 6.03    REMIC Distributions. On each Distribution Date, the Securities Administrator, as agent for the Trustee, shall be deemed to make distributions to the REMIC I Regular Interests, the REMIC II Regular Interests, the REMIC III Regular Interests and the REMIC IV Regular Interests in accordance with Section 6.07 hereof.

Section 6.04	Distributions.

(a)      On each Distribution Date, the Group I Available Funds for such Distribution Date shall be withdrawn by the Securities Administrator to the extent of such Group I Available Funds on deposit in the Distribution Account and distributed as directed in accordance with the Remittance Report for such Distribution Date, in the following order of priority:

first, from Interest Funds in respect of Loan Group I in the following order of priority:

1.       To the Class I-A-3 Insurer, the Class I-A-3 Insurer Premium Amount for such Distribution Date;

2.       To the Holders of the Class I-A Certificates, concurrently on a pro rata basis, the related Monthly Interest Distributable Amount for such Class for such Distribution Date;

3.       To the Class I-A-3 Certificate Insurer, any Class I-A-3 Reimbursement Amount relating to interest draws on the Class I-A-3 Policy;

4.       To the Holders of the Class I-M-1 Certificates, the related Monthly Interest Distributable Amount for such Class for such Distribution Date;

5.       To the Holders of the Class I-M-2 Certificates, the related Monthly Interest Distributable Amount for such Class for such Distribution Date;

6.       To the Holders of the Class I-M-3 Certificates, the related Monthly Interest Distributable Amount for such Class for such Distribution Date;

7.       To the Holders of the Class I-B-1 Certificates, the related Monthly Interest Distributable Amount for such Class for such Distribution Date;

8.       To the Holders of the Class I-B-2 Certificates, the related Monthly Interest Distributable Amount for such Class for such Distribution Date;

9.       To the Holders of the Class I-B-3 Certificates, the related Monthly Interest Distributable Amount for such Class for such Distribution Date; and

10.     To the Holders of the Class I-B-4 Certificates, the related Monthly Interest Distributable Amount for such Class for such Distribution Date.

Any Excess Spread for Loan Group I to the extent necessary to meet a level of overcollateralization equal to the Group I Overcollateralization Target Amount shall be the Group I Overcollateralization Increase Amount and shall be included as part of the Principal Distribution Amount with respect to Loan Group I; provided, however, any such Excess Spread that would otherwise be distributed to the Class I-A-3 Certificates to pay the Group I Overcollateralization Increase Amount for any Distribution Date shall be used to pay the Class I-A-3 Insurer any Class I-A-3 Reimbursement Amount relating to interest or principal draws on the Class I-A-3 Policy, if any, which was not previously paid to the Class I-A-3 Insurer pursuant to item 3 of this priority first prior to paying such Group I Overcollateralization Increase Amount to the Class I-A-3 Certificates. Any Excess Spread remaining after the distribution of the amounts described in the preceding sentence shall be applied as Net Monthly Excess Cashflow.

On any Distribution Date, any Net Interest Shortfalls with respect to Loan Group I shall be allocated to the Group I Certificates as set forth in the definition of “Monthly Interest Distributable Amount” in Section 1.01 and in Section 1.02.

second, the Principal Distribution Amount with respect to Loan Group I for any Distribution Date shall be distributed to the Group I Offered Certificates (other than the Class I-A-5 Certificates) and Class I-B-4 Certificates, on a pro rata basis, based on the Certificate Principal Balance of each such Class, until the Certificate Principal Balances thereof have been reduced to zero.

third, on each Distribution Date after the payment of interest and principal to the Group I Offered Certificates as described in priorities first and second of this clause (a), any Net Monthly Excess Cashflow with respect to Loan Group I for such Distribution Date shall be distributed as follows:

1.       To the Holders of the Class I-A Certificates, on a pro rata basis, then to the Holders of the Class I-M-1 Certificates, then to the Holders of the Class I-M-2 Certificates, then to the Holders of the Class I-M-3 Certificates, then to the Holders of the Class I-B-1 Certificates, then to the Holders of the Class I-B-2 Certificates, then to the Holders of the Class I-B-3 Certificates and then to the Holders of the Class I-B-4 Certificates, any related Net Interest Shortfalls for such Classes of Certificates on such Distribution Date, to the extent not previously reimbursed; provided, however, any Net Monthly Excess Cashflow allocable to the Class I-A-3 Certificates under this item 1 of this priority third shall be used to pay any unpaid Class I-A-3 Reimbursement Amounts relating to interest draws owed to the Class I-A-3 Insurer prior to paying any related Net Interest Shortfalls to the Class I-A-3 Certificates;

2.       To the Holders of the Class I-M-1 Certificates, in an amount equal to the Applied Realized Loss Amount for such Class;

3.       To the Holders of the Class I-M-2 Certificates, in an amount equal to the Applied Realized Loss Amount for such Class;

4.       To the Holders of the Class I-M-3 Certificates, in an amount equal to the Applied Realized Loss Amount for such Class;

5.       To the Holders of the Class I-B-1 Certificates, in an amount equal to the Applied Realized Loss Amount for such Class;

6.       To the Holders of the Class I-B-2 Certificates, in an amount equal to the Applied Realized Loss Amount for such Class;

7.       To the Holders of the Class I-B-3 Certificates, in an amount equal to the Applied Realized Loss Amount for such Class;

8.       To the Holders of the Class I-B-4 Certificates, in an amount equal to the Applied Realized Loss Amount for such Class;

9.       From amounts otherwise distributable to the Class I-C Certificates, to the Net WAC Reserve Fund, in respect of the Class I-A Certificates, the Net WAC Rate Carryover Amount for such Class for such Distribution Date or any prior Distribution Dates to the extent unpaid, and to the extent not covered by the Yield Maintenance

Agreements in the case of the Class I-A-1 Certificates and Class I-A-2 Certificates; provided, however, any Net Monthly Excess Cashflow payable to the Class I-A-3 Certificates shall be used to pay any unpaid Class I-A-3 Reimbursement Amount to the extent not paid pursuant to item 3 of priority first of this clause (a);

10.     From amounts otherwise distributable to the Class I-C Certificates, to the Net WAC Reserve Fund, in respect of the Class I-M-1 Certificates, the Net WAC Rate Carryover Amount for such Class for such Distribution Date or any prior Distribution Dates to the extent unpaid;

11.     From amounts otherwise distributable to the Class I-C Certificates, to the Net WAC Reserve Fund, in respect of the Class I-M-2 Certificates, the Net WAC Rate Carryover Amount for such Class for such Distribution Date or any prior Distribution Dates to the extent unpaid;

12.     From amounts otherwise distributable to the Class I-C Certificates, to the Net WAC Reserve Fund, in respect of the Class I-M-3 Certificates, the Net WAC Rate Carryover Amount for such Class for such Distribution Date or any prior Distribution Dates to the extent unpaid;

13.     From amounts otherwise distributable to the Class I-C Certificates, to the Net WAC Reserve Fund, in respect of the Class I-B-1 Certificates, the Net WAC Rate Carryover Amount for such Class for such Distribution Date or any prior Distribution Dates to the extent unpaid;

14.     From amounts otherwise distributable to the Class I-C Certificates, to the Net WAC Reserve Fund, in respect of the Class I-B-2 Certificates, the Net WAC Rate Carryover Amount for such Class for such Distribution Date or any prior Distribution Dates to the extent unpaid;

15.     From amounts otherwise distributable to the Class I-C Certificates, to the Net WAC Reserve Fund, in respect of the Class I-B-3 Certificates, the Net WAC Rate Carryover Amount for such Class for such Distribution Date or any prior Distribution Dates to the extent unpaid;

16.     From amounts otherwise distributable to the Class I-C Certificates, to the Net WAC Reserve Fund, in respect of the Class I-B-4 Certificates, the Net WAC Rate Carryover Amount for such Class for such Distribution Date or any prior Distribution Dates to the extent unpaid;

17.     From amounts otherwise distributable to the Class I-C Certificates, to the Net WAC Reserve Fund, to maintain a balance in the Net WAC Reserve Fund equal to the Net WAC Reserve Fund Deposit;

18.     To the Holders of the Class I-C Certificates, the Class C Distribution Amount less amounts distributed pursuant to items 9 through 17 of this priority third; and

19.     To the Holders of the Class II-R-3 Certificates, any amount of Net Monthly Excess Cashflow with respect to Loan Group I remaining after distributions pursuant to items 1 through 18 of this priority third.

(b)      On each Distribution Date, the Group II Available Funds for such Distribution Date shall be withdrawn by the Securities Administrator to the extent of such Group II Available Funds on deposit in the Distribution Account and distributed as directed in accordance with the Remittance Report for such Distribution Date, in the following order of priority:

first, to the Class A-II Insurer the Class A-II Insurer Premium payable on such Distribution Date;

second, to the Class II-A-1, Class II-A-2, Class II-A-3, Class II-A-4, Class II-X-1 and Class II-X-2 Certificates, on a pro rata basis, the Accrued Certificate Interest on such Classes for such Distribution Date.

third, to the Class II-A-1, Class II-A-2, Class II-A-3, Class II-A-4, Class II-X-1 and Class II-X-2 Certificates, on a pro rata basis, any Accrued Certificate Interest thereon remaining undistributed from previous Distribution Dates, to the extent of remaining Group II Available Funds.

fourth, concurrently as follows:

1.       to the extent of the remaining Group II Available Funds related to Subgroup II-1, first, to the Class II-R-1, Class II-R-2 and Class II-R-3 Certificates, concurrently, on a pro rata basis, as principal, in reduction of the Certificate Principal Balances thereof, until the Certificate Principal Balances thereof have been reduced to zero, and then, to the Class II-A-1 Certificates and Class II-A-2 Certificates, as principal, the Subgroup Principal Distribution Amount for Subgroup II-1, concurrently on a pro rata basis, in reduction of the Certificate Principal Balances thereof, until the Certificate Principal Balances thereof have been reduced to zero; and

2.       to the extent of the remaining Group II Available Funds related to Subgroup II-2, to the Class II-A-3 Certificates, as principal, the Subgroup Principal Distribution Amount for Subgroup II-2, in reduction of the Certificate Principal Balance thereof, until the Certificate Principal Balance thereof has been reduced to zero.

fifth, to the Class II-PO Certificates, the Class II-PO Certificate Principal Distribution Amount for such Distribution Date to the extent of the remaining Group II Available Funds, until the Certificate Principal Balance thereof has been reduced to zero; and

sixth, to the Class II-PO Certificates, the Class II-PO Certificate Deferred Amount, provided, that (i) on any Distribution Date, distributions pursuant to this priority sixth shall not exceed the excess, if any, of (x) Group II Available Funds remaining after giving effect to distributions pursuant to priority first through fifth of this clause (b) above over (y) the sum of the amount of Accrued Certificate Interest for such Distribution Date and Accrued Certificate Interest remaining undistributed from previous Distribution Dates on all Classes of Group II Subordinate Certificates then outstanding, (ii) such distributions shall not reduce the Certificate Principal Balance of the Class II-PO Certificates and (iii) no distribution shall be made in respect of the Class II-PO Certificate Deferred Amount on or after the related Cross-Over Date; and

seventh, to the Class II-A Insurer, any Class II-A Reimbursement Amount relating to any claims under the Class II-A Policy and any amounts due and owing to the Class II-A Insurer hereunder.

(c)      Except as provided below, on each Distribution Date on or prior to the related Cross-Over Date, an amount equal to the sum of the remaining Group II Available Funds after the distributions in (b) above shall be distributed sequentially, in the following order, to the Class II-B-1, Class II-B-2, Class II-B-3, Class II-B-4, Class II-B-5 and Class II-B-6 Certificates, respectively, in each case up to an amount equal to and in the following order: (a) the Accrued Certificate Interest thereon for such Distribution Date, (b) any Accrued Certificate Interest thereon remaining undistributed from previous Distribution Dates and (c) such Class’s Allocable Share, if any, for such Distribution Date, in each case, to the extent of the sum of the remaining Group II Available Funds.

(d)      If, after distributions have been made pursuant to priorities first and second of clause (b) above on any Distribution Date, the remaining Group II Available Funds related to Subgroup II-1 is less than the sum of the Subgroup Principal Distribution Amount for Subgroup II-1 and Class II-PO Certificate Principal Distribution Amount or the remaining Group II Available Funds related to Subgroup II-2 is less than the Subgroup Principal Distribution Amount for Subgroup II-2, such amounts shall be reduced, and such remaining funds shall be distributed to the related Group II Senior Certificates (other than the related Interest Only Certificates and Class II-R Certificates) on the basis of such reduced amounts. Notwithstanding any reduction in principal distributable to the Class II-PO Certificates pursuant to this paragraph, the principal balance of the Class II-PO Certificates shall be reduced not only by principal so distributed but also by the difference between (i) principal distributable to the Class II-PO Certificates in accordance with priority fifth of clause (b) above, and (ii) principal actually distributed to the Class II-PO Certificates after giving effect to this paragraph (such difference for the Class II-PO Certificates, the “Class II-PO Certificate Cash Shortfall”). The Class II-PO Certificate Cash Shortfall for the Class II-PO Certificates with respect to any Distribution Date shall be added to the Class II-PO Certificate Deferred Amount.

(e)      On each Distribution Date, all amounts representing Prepayment Charges in respect of Loan Group I and Loan Group II, as applicable received during the related Prepayment Period and deposited in the Distribution Account shall be withdrawn from the Distribution Account and distributed by the Trustee in accordance with the Remittance Report to the Class I-P Certificates or Class II-P Certificates, as applicable, and shall not be available for distribution to the Holders of any other Class of Certificates. The payment of such Prepayment Charges shall not reduce the Certificate Principal Balance of the Class I-P Certificates and Class II-P Certificates.

(f)      Subject to Section 11.02 hereof respecting the final distribution, on each Distribution Date the Securities Administrator shall make distributions to each Certificateholder of record on the preceding Record Date either by wire transfer in immediately available funds to the account of such Holder at a bank or other entity having appropriate facilities therefor, if (i) such Holder has so notified the Securities Administrator at least 5 Business Days prior to the related Record Date and (ii) such Holder shall hold Regular Certificates with aggregate principal denominations of not less than $1,000,000 or evidencing a Percentage Interest aggregating 10% or more with respect to such Class or, if not, by check mailed by first class mail to such Certificateholder at the address of such Holder appearing in the Certificate Register. Notwithstanding the foregoing, but subject to Section 11.02 hereof respecting the final distribution, distributions with respect to Certificates registered in the name of a Depository shall be made to such Depository in immediately available funds.

(g)      On or before 5:00 p.m. Eastern time on the fifth Business Day immediately preceding each Distribution Date, the Master Servicer shall deliver a report to the Securities Administrator in the form of a computer readable magnetic tape (or by such other means as the Master Servicer and the Securities Administrator may agree from time to time) containing such data and information, as agreed to by the Master Servicer and the Securities Administrator such as to permit the Securities Administrator to prepare the Monthly Statement to Certificateholders and to direct the Securities Administrator in writing to make the required distributions for the related Distribution Date (the “Remittance Report”).

Section 6.05	Allocation of Realized Losses.

(a)      On or prior to each Determination Date, the Master Servicer shall determine the amount of any Realized Loss in respect of each Loan Group in respect of each related Mortgage Loan that occurred during the immediately preceding calendar month.

(b)      The interest portion of Realized Losses with respect to each Loan Group shall be allocated to the related Certificates as described in Section 1.02 hereof.

(c)      The principal portion of all Realized Losses on Loan Group I shall be allocated on each Distribution Date as follows: first, to Net Monthly Excess Cashflow as part of the payment of the Group I Overcollateralization Increase Amount; second, in reduction of the Group I Overcollateralized Amount, until reduced to zero; third, to the Class I-B-4 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; fourth, to the Class I-B-3 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; fifth, to the Class I-B-2 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; sixth, to the Class I-B-1 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; seventh, to the Class I-M-3 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; eighth, to the Class I-M-2 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; and ninth, to the Class I-M-1 Certificates, until the Certificate Principal Balance thereof has been reduced to zero.

(d)      The PO Percentage of the principal portion of all Realized Losses on Discount Mortgage Loans and Class II-PO Certificate Cash Shortfall in Loan Group II shall be allocated to the Class II-PO Certificates until the Certificate Principal Balance of the Class II-PO Certificates is reduced to zero. With respect to any Distribution Date through the related Cross-Over Date, the aggregate of all amounts so allocable to the Class II-PO Certificates on such date in respect of any Realized Losses and any Class II-PO Certificate Cash Shortfalls and all

amounts previously allocated in respect of such Realized Losses or Class II-PO Certificate Cash Shortfalls and not distributed on prior Distribution Dates shall be the “Class II-PO Certificate Deferred Amount.” To the extent funds are available therefor on any Distribution Date through the related Cross-Over Date, distributions in respect of the Class II-PO Certificate Deferred Amount for the Class II-PO Certificates shall be made in accordance with priority sixth of clause (b) of Section 6.07. No interest shall accrue on the Class II-PO Certificate Deferred Amount. On each Distribution Date through the related Cross-Over Date, the Certificate Principal Balance of the lowest ranking class of Group II Subordinate Certificates then outstanding shall be reduced by the amount of any distributions in respect of any Class II-PO Certificate Deferred Amount on such Distribution Date in accordance with the priorities set forth above, through the operation of the Subordinate Certificate Writedown Amount. After the related Cross-Over Date, no more distributions shall be made in respect of, and applicable Realized Losses and Class II-PO Certificate Cash Shortfalls allocable to the Class II-PO Certificates will not be added to, the Class II-PO Certificate Deferred Amount.

(e)      The Non-PO Percentage of the principal portion of Realized Losses on the Mortgage Loans in Loan Group II shall be allocated on any Distribution Date as follows: first, to the Class II-B-6 Certificates; second, to the Class II-B-5 Certificates; third, to the Class II-B-4 Certificates; fourth, to the Class II-B-3 Certificates; fifth, to the Class II-B-2 Certificates; and sixth, to the Class II-B-1 Certificates, in each case until the Certificate Principal Balance of such Class has been reduced to zero. Thereafter, the principal portion of Realized Losses on the Mortgage Loans in Loan Group II shall be allocated on any Distribution Date to the outstanding Class or Classes of Group II Senior Certificates (other than the Interest Only Certificates and the Class II-R Certificates), pro rata, based upon their respective Certificate Principal Balances.

(f)      No reduction of the Certificate Principal Balance of any Class of a Group II Senior Certificate (other than related the Interest Only Certificates and the Class II-R Certificates) shall be made on any Distribution Date on account of Realized Losses to the extent that such reduction would have the effect of reducing the aggregate Certificate Principal Balance of all of the Classes of such Group II Senior Certificates (other than the related Interest Only Certificates and the Class II-R Certificates) as of such Distribution Date to an amount less than the Stated Principal Balances of the Mortgage Loans in Loan Group II as of the related Due Date.

(g)      All Realized Losses to be allocated to the Certificate Principal Balances of all related Classes on any Distribution Date shall be so allocated after the actual distributions to be made on such date as provided above. All references above to the Certificate Principal Balance of any Class of Certificates shall be to the Certificate Principal Balance of such Class immediately prior to the relevant Distribution Date, before reduction thereof by any Realized Losses, in each case to be allocated to such Class of Certificates, on such Distribution Date.

(h)      Any allocation of the principal portion of Realized Losses with respect to each Loan Group to a related Subordinate Certificate on any Distribution Date shall be made by reducing the Certificate Principal Balance thereof by the amount so allocated; any allocation of Realized Losses to a Class I-C Certificate shall be made by reducing the amount otherwise payable in respect thereof pursuant to priority third of Section 6.07(a). No allocations of any Realized Losses shall be made to the Certificate Principal Balances of the Group I Senior Certificates or Class I-P Certificates.

(i)      All Realized Losses and all other losses allocated to a Class of Certificates hereunder shall be allocated among the Certificates of such Class in proportion to the Percentage Interests evidenced thereby.

(j)      In addition, in the event that the Master Servicer receives any Subsequent Recoveries in respect of a Loan Group from the Company or the related Servicer, the Master Servicer shall deposit such funds for such Loan Group into the Master Servicer Collection Account pursuant to Section 5.06. If, after taking into account such Subsequent Recoveries, the amount of a Realized Loss is reduced, the amount of such Subsequent Recoveries shall be applied to increase the Certificate Principal Balance of the related Class of Subordinate Certificates with the highest payment priority to which Realized Losses with respect to such Loan Group have been allocated, but not by more than the amount of Realized Losses previously allocated to that Class of Subordinate Certificates pursuant to this Section 6.05 and, in the case of the Group I Subordinate Certificates, not previously reimbursed to such Class of Subordinate Certificates with Net Monthly Excess Cashflow pursuant to priority third of Section 6.07(a); provided, however, in the case of the Group I Subordinate Certificates, to the extent that no reductions to a Certificate Principal Balance of such Class of Subordinate Certificates currently exists as the result of a prior allocation of a Realized Loss with respect to Loan Group I, such Subsequent Recoveries with respect to such Loan Group shall be applied as Excess Spread to such Loan Group. Holders of Certificates will not be entitled to any payment in respect of current interest on the amount of increases described herein for any Interest Accrual Period preceding the Distribution Date on which such increase occurs. Any such increases shall be applied to the Certificate Principal Balance of each related Subordinate Certificate of such Class in accordance with its respective Percentage Interest.

(k)      (i) The interest portion of Realized Losses on the Mortgage Loans in Loan Group I shall be allocated on each Distribution Date first, to Uncertificated Accrued Interest payable to REMIC I Regular Interest AA and REMIC I Regular Interest ZZ up to an aggregate amount equal to the REMIC I Interest Loss Allocation Amount (without duplication of any such amount attributable to allocations of Net Interest Shortfalls on such Distribution Date pursuant to Section 1.02), 98% and 2%, respectively, and thereafter, to Uncertificated Accrued Interest payable to the REMIC I Regular Interests (other than REMIC I Regular Interest I-P), pro rata, based on the Uncertificated Accrued Interest for each such REMIC I Regular Interest prior to such allocation. The principal portion of Realized Losses on the Mortgage Loans in Loan Group I shall be allocated on each Distribution Date to the following REMIC I Regular Interests in the specified percentages, as follows: first, to the Uncertificated Principal Balances of REMIC I Regular Interest AA and REMIC I Regular Interest ZZ up to an aggregate amount equal to the REMIC I Principal Loss Allocation Amount, 98% and 2%, respectively; second, to the Uncertificated Principal Balances of REMIC I Regular Interest AA, REMIC I Regular Interest I-B-4 and REMIC I Regular Interest ZZ, 98%, 1% and 1%, respectively, until the Uncertificated Principal Balance of REMIC I Regular Interest I-B-4 has been reduced to zero; third, to the Uncertificated Principal Balances of REMIC I Regular Interest AA, REMIC I Regular Interest I-B-3 and REMIC I Regular Interest ZZ, 98%, 1% and 1%, respectively, until the Uncertificated Principal Balance of REMIC I Regular Interest I-B-3 has been reduced to zero; fourth, to the Uncertificated Principal Balances of REMIC I Regular Interest AA, REMIC I Regular Interest I-B-2 and REMIC I Regular Interest ZZ, 98%, 1% and 1%, respectively, until the Uncertificated Principal Balance of REMIC I Regular Interest I-B-2 has been reduced to zero; fifth, to the

Uncertificated Principal Balances of REMIC I Regular Interest AA, REMIC I Regular Interest I-B-1 and REMIC I Regular Interest ZZ, 98%, 1% and 1%, respectively, until the Uncertificated Principal Balance of REMIC I Regular Interest I-B-1 has been reduced to zero; sixth, to the Uncertificated Principal Balances of REMIC I Regular Interest AA, REMIC I Regular Interest I-M-3 and REMIC I Regular Interest ZZ, 98%, 1% and 1%, respectively, until the Uncertificated Principal Balance of REMIC I Regular Interest I-M-3 has been reduced to zero; seventh, to the Uncertificated Principal Balances of REMIC I Regular Interest AA, REMIC I Regular Interest I-M-2 and REMIC I Regular Interest ZZ, 98%, 1% and 1%, respectively, until the Uncertificated Principal Balance of REMIC I Regular Interest I-M-2 has been reduced to zero; and eighth, to the Uncertificated Principal Balances of REMIC I Regular Interest AA, REMIC I Regular Interest I-M-1 and REMIC I Regular Interest ZZ, 98%, 1% and 1%, respectively, until the Uncertificated Principal Balance of REMIC I Regular Interest I-M-1 has been reduced to zero. All Realized Losses on the Mortgage Loans in Loan Group I shall be allocated on each Distribution Date to the REMIC II Regular Interests in the same manner as Realized Losses are allocated to the Corresponding Certificates pursuant to Sections 1.02, 6.05(b) and 6.05(c); provided that, solely for purposes of allocating the interest portion of such Realized Losses to the REMIC II Regular Interests, any such portion otherwise allocable to the Class I-A-5 Certificates under Section 1.02 shall be deemed to be allocated entirely to the Class I-A-1 Certificates and Class I-A-2 Certificates on a pro rata basis.

(ii)      The interest portion of Realized Losses on the Mortgage Loans in Loan Group II shall be allocated on each Distribution Date among REMIC III Regular Interest 1-Sub, REMIC III Regular Interest 1-ZZZ, REMIC III Regular Interest 2-Sub, REMIC III Regular Interest 2-ZZZ and REMIC I Regular Interest X, pro rata, based on the Uncertificated Accrued Interest for each such REMIC III Regular Interest prior to such allocation. The principal portion of Realized Losses on the Mortgage Loans in each of the Subgroups of Loan Group II shall be applied on each Distribution Date, first, to the related REMIC III Regular Interest ending with the designation “Sub,” so that the Uncertificated Principal Balance of each such REMIC III Regular Interest is equal to 0.1% of the excess of (x) the aggregate Stated Principal Balance of the Mortgage Loans in the related Subgroup (other than principal balance attributable to the Class II-PO Certificates) over (y) the aggregate Certificate Principal Balance of the Group II Senior Certificates (other than the Class II-PO Certificates and the Class II-R Certificates) in the related Subgroup (except that if any such excess is a larger number than in the preceding distribution period, the least amount of Realized Losses shall be applied to such REMIC III Regular Interests such that the REMIC III Subordinated Balance Ratio is maintained); and second, any remaining Realized Losses on the Mortgage Loans in each of the Subgroups of Loan Group II shall be allocated to the related REMIC III Regular Interests ending with the designation “ZZZ” (except that if a Realized Loss is recognized with respect to a Discount Mortgage Loan, the PO Percentage of such Realized Loss shall be allocated to REMIC III Regular Interest PO). All Realized Losses on the Mortgage Loans in Loan Group II shall be allocated on each Distribution Date to the REMIC IV Regular Interests in the same manner as Realized Losses are allocated to the Corresponding Certificates pursuant to Sections 1.02, 6.05(d) and 6.05(e); provided that, solely for purposes of allocating the interest portion of such Realized Losses to the REMIC IV Regular Interests, any such portion otherwise allocable to the Class II-A-4 Certificates and Class II-X-1 Certificates under Section 1.02 shall be deemed to be allocated entirely to the Class II-A-3 Certificates.

Section 6.06	Monthly Statements to Certificateholders.

(a)      Not later than each Distribution Date, the Securities Administrator shall prepare and make available to each Holder of Certificates, the Trustee, the Certificate Insurers, the Master Servicer and the Depositor a statement setting forth for the Certificates:

(i)      with respect to each Loan Group, the amount of the related distribution to Holders of each related Class allocable to principal, separately identifying (A) the aggregate amount of any Principal Prepayments included therein, (B) the aggregate of all scheduled payments of principal included therein and (C) Group I Extra Principal Distribution Amount (if any);

(ii)      the amount of such distribution to Holders of the Class I-A-1 Certificates and Class I-A-2 Certificates allocable to interest and the portion thereof, if any, provided by the related Yield Maintenance Agreements;

(iii)     with respect to each Loan Group, the amount of such distribution to Holders of each related Class allocable to interest;

(iv)	any Net WAC Rate Carryover Amounts for the Group I Certificates;

(v)      with respect to each Loan Group, the Certificate Principal Balance or Notional Amount of each related Class after giving effect (i) to all distributions allocable to principal on such Distribution Date and (ii) the allocation of any Applied Realized Loss Amounts with respect to such Loan Group, for such Distribution Date;

(vi)     with respect to each Loan Group, the aggregate of the Stated Principal Balances of all of the related Mortgage Loans for the following Distribution Date;

(vii)     the amount of the Servicing Fees paid to or retained by the Company or the related Servicer for the related Due Period;

(viii)    with respect to each Loan Group, the Pass-Through Rate for each Class of Certificates with respect to the current Interest Accrual Period, and, if applicable, whether such Pass-Through Rate was limited by the related Interest Rate Cap;

(ix)     with respect to each Loan Group, the amount of Advances included in the distribution on such Distribution Date;

(x)      with respect to each Loan Group, the cumulative amount of Applied Realized Loss Amounts to date;

(xi)     with respect to each Loan Group, the number and aggregate principal amounts of Mortgage Loans (A) Delinquent (exclusive of Mortgage Loans in foreclosure and bankruptcy) (1) 31 to 60 days, (2) 61 to 90 days and (3) 91 or more days, (B) in foreclosure and delinquent (1) 31 to 60 days, (2) 61 to 90 days and (3) 91 or more days and (C) in bankruptcy and delinquent (1) 31 to 60 days, (2) 61 to 90 days and (3) 91 or more days, in each case as of the close of business on the last day of the calendar month preceding such Distribution Date;

(xii)     with respect to each Loan Group and any Mortgage Loan that was liquidated during the preceding calendar month, the loan number and Stated Principal Balance of, and Realized Loss on, such Mortgage Loan as of the end of the related Prepayment Period;

(xiii)    with respect to each Loan Group, the total number and principal balance of any real estate owned or REO Properties as of the end of the related Prepayment Period;

(xiv)    with respect to each Loan Group, the three month rolling average of the percent equivalent of a fraction, the numerator of which is the aggregate Stated Principal Balance of the Mortgage Loans that are 60 days or more delinquent or are in bankruptcy or foreclosure or are REO Properties, and the denominator of which is the aggregate Stated Principal Balance of all of the Mortgage Loans as of the last day of the calendar month preceding such Distribution Date;

(xv)     with respect to each Loan Group, the Realized Losses during the related Prepayment Period and the cumulative Realized Losses through the end of the preceding month;

(xvi)    with respect to Loan Group I, the Net WAC Rate Carryover Amount for each Class of Certificates and the amount on deposit in the Net WAC Reserve Fund;

(xvii)    the amount of the distribution made on such Distribution Date to the Holders of the Class I-P Certificates and Class II-P Certificates allocable to related Prepayment Charges.

(xviii)   the Class I-A-3 Insurer Premium Amount and the Class II-A Insurer Premium Amount, as applicable;

(xix) the Class I-A-3 Reimbursement Amount, separately indicating the amount related to (a) interest draws on the Class I-A-3 Policy, (b) principal draws on the Class I-A-3 Policy and (c) all other amounts representing such Class I-A-3 Reimbursement Amount; and

(xx)     the Class II-A Reimbursement Amount, separately indicating the amount related to (a) interest draws on the Class II-A Policy, (b) principal draws on the Class II-A Policy and (c) all other amounts representing such Class II-A Reimbursement Amount.

The Securities Administrator may make the foregoing Monthly Statement (and, at its option, any additional files containing the same information in an alternative format) available each month to Certificateholders and the Certificate Insurers via the Securities Administrator’s internet website. The Securities Administrator’s internet website shall initially be located at “www.ctslink.com”. Assistance in using the website can be obtained by calling the Securities

Administrator’s customer service desk at (301) 815-6600. Parties that are unable to use the above distribution options are entitled to have a paper copy mailed to them via first class mail by calling the customer service desk and indicating such. The Securities Administrator may change the way Monthly Statements are distributed in order to make such distributions more convenient or more accessible to the above parties.

(b)      The Securities Administrator’s responsibility for making the above information available to the Certificateholders is limited to the availability, timeliness and accuracy of the information derived from the Master Servicer, the Company and the Servicers. The Securities Administrator will make available a copy of each statement provided pursuant to this Section 6.06 to each Rating Agency.

(c)      Within a reasonable period of time after the end of each calendar year, the Securities Administrator shall furnish upon request to each Person who at any time during the calendar year was a Certificateholder, the information set forth in clauses (a)(i) and (a)(ii) of this Section 6.06 aggregated for such calendar year or applicable portion thereof during which such Person was a Certificateholder. Such obligation of the Securities Administrator shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Trustee or the Securities Administrator pursuant to any requirements of the Code as from time to time in effect.

(d)      Upon filing with the Internal Revenue Service, the Securities Administrator shall furnish to the Holders of the Residual Certificates the applicable Form 1066 and each applicable Form 1066Q and shall respond promptly to written requests made not more frequently than quarterly by any Holder of a Residual Certificate with respect to the following matters:

(i)      The original projected principal and interest cash flows on the Closing Date on each class of related Regular Interests and related Residual Interests created hereunder and on the related Mortgage Loans, based on the Prepayment Assumption;

(ii)      The projected remaining principal and interest cash flows as of the end of any calendar quarter with respect to each related class of Regular Interests and Residual Interests created hereunder and the related Mortgage Loans, based on the Prepayment Assumption;

(iii)     The applicable Prepayment Assumption and any interest rate assumptions used in determining the projected principal and interest cash flows described above;

(iv)     The original issue discount (or, in the case of the Mortgage Loans, market discount) or premium accrued or amortized through the end of such calendar quarter with respect to each related class of Regular Interests or Residual Interests created hereunder and to the related Mortgage Loans, together with each constant yield to maturity used in computing the same;

(v)      The treatment of losses realized with respect to the related Mortgage Loans or the Regular Interests created hereunder, including the timing and amount of any cancellation of indebtedness income of a REMIC with respect to such Regular Interests or bad debt deductions claimed with respect to the related Mortgage Loans;

(vi)	The amount and timing of any non-interest expenses of a REMIC; and

(vii)     Any taxes (including penalties and interest) imposed on the REMIC, including, without limitation, taxes on “prohibited transactions,” “contributions” or “net income from foreclosure property” or state or local income or franchise taxes.

The information pursuant to clauses (i), (ii), (iii) and (iv) above shall be provided by the Depositor pursuant to Section 10.12.

Section 6.07	REMIC Designations and REMIC Distributions.

(a)      The Trustee shall elect that each of REMIC I, REMIC II, REMIC III, REMIC IV and REMIC V shall be treated as a REMIC under Section 860D of the Code. Any inconsistencies or ambiguities in this Agreement or in the administration of this Agreement shall be resolved in a manner that preserves the validity of such REMIC elections. The assets of REMIC I shall include the Mortgage Loans in Loan Group I and all interest owing in respect of and principal due thereon, the funds in the Distribution Account, the Master Servicer Collection Account and the Protected Accounts maintained by the Company and the Servicers, and any REO Property, in each case, with respect to Loan Group I and any other assets related to Loan Group I subject to this Agreement (other than the Yield Maintenance Agreements and the Net WAC Reserve Fund). The assets of REMIC III shall include the Mortgage Loans in Loan Group II and all interest owing in respect of and principal due thereon, the funds in the Distribution Account, the Master Servicer Collection Account and the Protected Accounts maintained by the Company and the Servicers, and any REO Property, in each case, with respect to Loan Group II, and any other assets related to Loan Group II subject to this Agreement. The REMIC I Regular Interests shall constitute the assets of REMIC II. The REMIC III Regular Interests shall constitute the assets of REMIC IV. The REMIC II Regular Interests and the REMIC IV Regular Interests shall constitute the assets of REMIC V.

(b)      On each Distribution Date, the Group I Available Funds, in the following order of priority and in accordance with the Remittance Report, shall be deemed distributed by REMIC I to REMIC II on account of the REMIC I Regular Interests or withdrawn from the Distribution Account and distributed to the Holders of the Class I-R-1 Certificates:

(i)      first, to the holders of REMIC I Regular Interest AA, REMIC I Regular Interest I-A-1, REMIC I Regular Interest I-A-2, REMIC I Regular Interest I-A-3, REMIC I Regular Interest I-A-4, REMIC I Regular Interest I-M-1, REMIC I Regular Interest I-M-2, REMIC I Regular Interest I-M-3, REMIC I Regular Interest I-B-1, REMIC I Regular Interest I-B-2, REMIC I Regular Interest I-B-3, REMIC I Regular Interest I-B-4 and REMIC I Regular Interest ZZ, pro rata, in an amount equal to (A) the Uncertificated Accrued Interest for each such REMIC I Regular Interest for such Distribution Date, plus (B) any amounts in respect thereof remaining unpaid from previous Distribution Dates. Amounts payable as Uncertificated Accrued Interest in respect of REMIC I Regular Interest ZZ shall be reduced and deferred when the REMIC I Overcollateralization Amount is less than the REMIC I Overcollateralization Target Amount, by the lesser of

(x) the amount of such difference and (y) the REMIC I Regular Interest ZZ Maximum Interest Deferral Amount, and such amount shall be payable to the holders of REMIC I Regular Interest I-A-1, REMIC I Regular Interest I-A-2, REMIC I Regular Interest I-A-3, REMIC I Regular Interest I-A-4, REMIC I Regular Interest I-M-1, REMIC I Regular Interest I-M-2, REMIC I Regular Interest I-M-3, REMIC I Regular Interest I-B-1, REMIC I Regular Interest I-B-2, REMIC I Regular Interest I-B-3 and REMIC I Regular Interest I-B-4 in the same proportion as the Group I Overcollateralization Increase Amount is allocated to the Corresponding Interests, respectively, and the Uncertificated Principal Balance of REMIC I Regular Interest ZZ shall be increased by such amount;

(ii)      second, to the holders of REMIC I Regular Interests (other than REMIC I Regular Interest I-P), in an amount equal to the remainder of the Group I Available Funds for such Distribution Date after the distributions made pursuant to clause (i) above, allocated as follows:

(A)              98.00% of such remainder to the holders of REMIC I Regular Interest AA, until the Uncertificated Principal Balance of such REMIC I Regular Interest is reduced to zero; and

(B)              2.00% of such remainder, first, to the holders of REMIC I Regular Interest I-A-1, REMIC I Regular Interest I-A-2, REMIC I Regular Interest I-A-3, REMIC I Regular Interest I-A-4, REMIC I Regular Interest I-M-1, REMIC I Regular Interest I-M-2, REMIC I Regular Interest I-M-3, REMIC I Regular Interest I-B-1, REMIC I Regular Interest I-B-2, REMIC I Regular Interest I-B-3 and REMIC I Regular Interest I-B-4, in an aggregate amount equal to 1.00% of such remainder and in the same proportion as principal payments are allocated to the Corresponding Interests, until the Uncertificated Principal Balances of such REMIC I Regular Interests are reduced to zero; and second, to the holders of REMIC I Regular Interest ZZ, until the Uncertificated Principal Balance of such REMIC I Regular Interest is reduced to zero; and

(iii)     third, any remaining amount after the distributions made pursuant to clauses (i) and (ii) above to the Holders of the Class I-R-1 Certificates;

(c)      On each Distribution Date, all amounts representing Prepayment Charges on Loan Group I shall be deemed distributed in respect of REMIC I Regular Interest I-P, provided that such amounts shall not reduce the Uncertificated Principal Balance of REMIC I Regular Interest I-P. On the Distribution Date in August 2010, $100 shall be deemed distributed in respect of REMIC I Regular Interest I-P in reduction of the Uncertificated Principal Balance thereof.

(d)      On each Distribution Date, the Group I Available Funds, in the following order of priority and in accordance with the Remittance Report, shall be deemed distributed by REMIC II to REMIC V on account of the REMIC II Regular Interests or withdrawn from the Distribution Account and distributed to the Holders of the Class I-R-2 Certificates:

(i)      to the holders of the REMIC II Regular Interests (other than REMIC II Regular Interest I-P), in the same manner and priority as paid to the Corresponding Certificates,

(A)     the Uncertificated Accrued Interest (or, in the case of REMIC II Regular Interest I-C, the REMIC II Regular Interest I-C Distribution Amount) for such Distribution Date, plus

(B)     any amounts in respect thereof remaining unpaid from previous Distribution Dates; and

(ii)      to the holders of the REMIC II Regular Interests (other than REMIC II Regular Interest I-P), in an amount equal to the remainder of the Group I Available Funds for such Distribution Date after the distributions made pursuant to clause (i) above, allocated in the same manner and priority as paid to the Corresponding Certificates, and any remaining amount to the Holders of the Class I-R-2 Certificates.

(e)      On each Distribution Date, all amounts representing Prepayment Charges distributed in respect of the Class I-P Certificates shall be deemed distributed in respect of REMIC II Regular Interest I-P, provided that such amounts shall not reduce the Uncertificated Principal Balance of REMIC II Regular Interest I-P. On the Distribution Date in August 2010, $100 shall be deemed distributed in respect of REMIC II Regular Interest I-P in reduction of the Uncertificated Principal Balance thereof.

(f)      On each Distribution Date, the Group II Available Funds, in the following order of priority and in accordance with the Remittance Report, shall be deemed distributed by REMIC III to REMIC IV on account of the REMIC III Regular Interests or withdrawn from the Distribution Account and distributed to the Holders of the Class II-R-1 Certificates:

(i)      to the holders of REMIC III Regular Interest 1-Sub, REMIC III Regular Interest 1-ZZZ, REMIC III Regular Interest 2-Sub, REMIC III Regular Interest 2-ZZZ and REMIC III Regular Interest X, pro rata, an amount equal to (A) the Uncertificated Accrued Interest or, in the case of REMIC III Regular Interest X, the REMIC III Regular Interest X Distribution Amount, for such Distribution Date, plus (B) any amounts in respect thereof remaining unpaid from previous Distribution Dates;

(ii)      to the extent of the remainder of the Group II Available Funds for such Distribution Date after the distributions made pursuant to clause (i) above, to the Class II-R-1 Certificates, REMIC III Regular Interest II-R-2 and REMIC III Regular Interest II-R-3, pro rata, as principal, in reduction of the Certificate Principal Balance and Uncertificated Principal Balances, as applicable, thereof, until the Certificate Principal Balance and Uncertificated Principal Balances, as applicable, thereof have been reduced to zero;

(iii)     the remainder of the Group II Available Funds for such Distribution Date after the distributions made pursuant to clauses (i) and (ii) above, allocated as follows:

(A)              first, to each REMIC III Regular Interest ending with the designation “Sub,” the portion of such remainder from the related Subgroup of Loan Group II, so that the Uncertificated Principal Balance of each such REMIC III Regular Interest is equal to 0.1% of the excess of (x) the aggregate Stated Principal Balance of the Mortgage Loans in the related Subgroup (other than the principal balance attributable to the Class II-PO Certificates) over (y) the aggregate Certificate Principal Balance of the Group II Senior Certificates in such Subgroup (other than the Class II-PO Certificates and the Class II-R Certificates) (except that if any such excess is a larger number than in the preceding distribution period, the least amount of funds shall be distributed to such REMIC III Regular Interests such that the REMIC III Subordinated Balance Ratio is maintained); and

(B)              second, any remaining funds from each Subgroup to the related REMIC III Regular Interest ending with the designation “ZZZ” (provided that a portion of the remaining funds equal to the Class II-PO Certificate Principal Distribution Amount attributable to the Discount Mortgage Loans shall be distributed to REMIC III Regular Interest PO); and

(iv)     any remaining amount after the distributions pursuant to clauses (i), (ii) and (iii) above, to the Holders of the Class II-R-1 Certificates.

(g)      On each Distribution Date, all amounts representing Prepayment Charges on Loan Group II shall be deemed distributed in respect of REMIC III Regular Interest P, provided that such amounts shall not reduce the Uncertificated Principal Balance of REMIC III Regular Interest P. On the Distribution Date in August 2010, $100 shall be deemed distributed in respect of REMIC III Regular Interest P in reduction of the Uncertificated Principal Balance thereof.

(h)      On each Distribution Date, the Group II Available Funds, in the following order of priority and in accordance with the Remittance Report, shall be deemed distributed by REMIC IV to REMIC V on account of the REMIC IV Regular Interests or withdrawn from the Distribution Account and distributed to the Holders of the Class II-R-2 Certificates:

(i)      to the holders of the REMIC IV Regular Interests (other than REMIC IV Regular Interest II-P and REMIC IV Regular Interest II-R-3) in the same manner and priority as paid to the Corresponding Certificates,

(A)              the Uncertificated Accrued Interest (or, in the case of REMIC IV Regular Interest II-X-2, the REMIC IV Regular Interest II-X-2 Distribution Amount) for such Distribution Date, plus

(B)              any amounts in respect thereof remaining unpaid from previous Distribution Dates;

(ii)      to the extent of the remainder of the Group II Available Funds for such Distribution Date after the distributions made pursuant to clause (i) above, to the Class II-R-2 Certificates and REMIC IV Regular Interest II-R-3, pro rata, as principal, in reduction of the Certificate Principal Balance and Uncertificated Principal Balance, as applicable, thereof, until the Certificate Principal Balance and Uncertificated Principal Balance, as applicable, thereof have been reduced to zero; and

(iii)     to the holders of the REMIC IV Regular Interests (other than REMIC IV Regular Interest II-P and REMIC IV Regular Interest II-R-3), in an amount equal to the remainder of the Group II Available Funds for such Distribution Date after the distributions made pursuant to clauses (i) and (ii) above, allocated in the same manner and priority as paid to the Corresponding Certificates, and any remaining amount to the Holders of the Class II-R-2 Certificates.

(i)      On each Distribution Date, all amounts representing Prepayment Charges distributed in respect of the Class II-P Certificates shall be deemed distributed in respect of REMIC IV Regular Interest II-P, provided that such amounts shall not reduce the Uncertificated Principal Balance of REMIC IV Regular Interest II-P. On the Distribution Date in August 2010, $100 shall be deemed distributed in respect of REMIC IV Regular Interest II-P in reduction of the Uncertificated Principal Balance thereof.

Section 6.08	Net WAC Reserve Fund and Class I-A Net WAC Pass-Through Amounts.

(a)      The Securities Administrator shall establish a Net WAC Reserve Fund on behalf of the Holders of the Offered Certificates. The Net WAC Reserve Fund must be an Eligible Account. The Net WAC Reserve Fund shall be entitled “Net WAC Reserve Fund, U.S. Bank National Association as Trustee for the benefit of Holders of Bear Stearns Asset Backed Securities I LLC, Asset-Backed Certificates, Series 2005-AC5, Class I-A-2, Class I-A-3, Class I-M-1, Class I-M-2, Class I-M-3, Class I-B-1, Class I-B-2, Class I-B-3 and Class I-B-4 Certificates”. On the Closing Date, the Depositor will deposit, or cause to be deposited, into the Net WAC Reserve Fund an amount equal to the Net WAC Reserve Fund Deposit. On each Distribution Date as to which there is a Net WAC Rate Carryover Amount payable to any Class of Group I Offered Certificates, the Securities Administrator shall, in accordance with the Remittance Report for such Distribution Date, deposit the amounts pursuant to paragraphs 9 through 17 of clause third of Section 6.04(a) with respect to Loan Group I into the Net WAC Reserve Fund, and the Securities Administrator has been directed by the Class I-C Certificateholder to distribute the amounts in the Net WAC Reserve Fund to the Holders of the Group I Offered Certificates in the amounts and priorities set forth in clause third of Section 6.04(a).

(b)      The Net WAC Reserve Fund is an “outside reserve fund” within the meaning of Treasury Regulation Section 1.860G-2(h) and shall be an asset of the Trust Fund but not an asset of any REMIC. The Trustee on behalf of the Trust shall be the nominal owner of the Net WAC Reserve Fund. The Class I-C Certificateholders shall be the beneficial owners of the Net WAC Reserve Fund with respect to Loan Group I, subject to the power of the Securities Administrator to transfer amounts under Section 6.04(a). Amounts in the Net WAC Reserve Fund with respect to Loan Group I shall be held either uninvested in a trust or deposit account of the Securities Administrator with no liability for interest or other compensation thereof or, at the direction of the Majority Class I-C Certificateholder be invested in Permitted Investments that mature no later than the Business Day prior to the next succeeding Distribution Date. All net income and gain from such investments with respect to Loan Group I shall be distributed to the Majority Class I-C Certificateholder not as a distribution in respect of any interest in any REMIC on such Distribution Date. All amounts earned on amounts on deposit in the Net WAC Reserve Fund for Loan Group I shall be taxable to the Majority Class I-C Certificateholder. Any losses on such investments shall be deposited in the Net WAC Reserve Fund by the Majority Class I-C Certificateholder out of its own funds immediately as realized. In the event that the Majority Class I-C Certificateholder shall fail to provide investment instructions to the Securities Administrator, the related amounts on deposit in the Net WAC Reserve Fund shall be held uninvested.

(c)      For federal tax return and information reporting, the right of the Holders of the Group I Offered Certificates to receive payments from the Net WAC Reserve Fund in respect of any Net WAC Rate Carryover Amount shall be assigned a value of zero.

(d)      With respect to each Distribution Date as to which there is a positive Class I-A Net WAC Pass-Through Amount, such amount shall be payable from the Holders of the Class I-A-1, Class I-A-2 and Class I-A-5 Certificates. Accordingly, on each such Distribution Date, the Securities Administrator shall deposit into the Net WAC Reserve Fund the Class I-A Net WAC Pass-Through Amount rather than distributing such amount to the Class I-A-1 Certificateholders and Class I-A-2 Certificateholders. Notwithstanding the foregoing, such Class I-A Net WAC Pass-Through Amount shall for federal, state and local tax purposes be deemed distributed to the Class I-A-1 Certificateholders and Class I-A-2 Certificateholders in respect of the respective Regular Interests the ownership of which are represented by the Class I-A-1 Certificates and Class I-A-2 Certificates.

On each such Distribution Date, the Securities Administrator shall hold the Class I-A Net WAC Pass-Through Amount for the benefit of the Holders of the Class I-A-5 Certificates, and shall distribute such amount to the Holders of the Class I-A-5 Certificates. Payments to the Holders of the Class I-A-5 Certificates of any Class I-A Net WAC Pass-Through Amount will not be payments with respect to a Regular Interest in a REMIC within the meaning of Code Section 860G(a)(1).

By accepting a Class I-A-1 Certificate or Class I-A-2 Certificate, each Class I-A-1 Certificateholder or Class I-A-2 Certificateholder, as applicable, thereby agrees to direct the Securities Administrator, and the Securities Administrator is hereby directed, to deposit into the Net WAC Reserve Fund any Class I-A Net WAC Pass-Through Amount rather than distributing such amounts to the Class I-A-1 Certificateholders or Class I-A-2 Certificateholders and further agrees that such direction is given for good and valuable consideration, the receipt and sufficiency of which is acknowledged by such acceptance. By accepting a Class I-A-1 Certificate or Class I-A-2 Certificate, each Class I-A-1 Certificateholder or Class I-A-2 Certificateholder, as applicable, acknowledges that any such Class I-A Net WAC Pass-Through Amount shall for federal, state and local tax purposes be deemed distributed in respect of the corresponding Regular Interests the ownership of which is represented by the Class I-A-1 Certificates or Class I-A-2 Certificates. By accepting a Class I-A-5 Certificate, each Class I-A-5 Certificateholder acknowledges that for federal, state and local tax purposes any payments of such Class I-A Net

WAC Pass-Through Amount shall not be payments with respect to a Regular Interest in a REMIC within the meaning of Code Section 860G(a)(1).

Section 6.09   Class P Certificate Accounts. The Securities Administrator shall establish and maintain with itself a separate, segregated trust account for each of the Class P Certificates, each titled “Bear Stearns Asset-Backed Securities I Trust 2005-AC5 Class I-P and Class II-P Certificate Account” (each, a “Class P Certificate Account”). On the Closing Date, the Depositor will deposit, or cause to be deposited in each Class P Certificate Account $100.00. Prepayment charges with respect to each Loan Group shall be allocated to the related Class P Certificate. The amount on deposit in each Class P Certificate Account shall be held uninvested. On the August 2010 Distribution Date, the Securities Administrator shall withdraw the amount on deposit in each Class P Certificate Account and remit such amount to the Holders of the related Class P Certificates in reduction of the related Certificate Principal Balance thereof.

Section 6.10	Class I-A-3 Policy Matters.

(a)      If, on the second Business Day before any Distribution Date, the Securities Administrator, on behalf of the Trustee, determines that a Class I-A-3 Deficiency Amount is required to be paid by the Class I-A-3 Insurer on such Distribution Date, the Securities Administrator shall determine the amount of any such Class I-A-3 Deficiency Amount and shall prepare a Class I-A-3 Notice of Nonpayment in the form of Exhibit A to the Class I-A-3 Policy and execute and submit such Class I-A-3 Notice of Nonpayment to the Class I-A-3 Insurer by 12:00 noon, New York City time on the second Business Day before such Distribution Date as a claim for a Class I-A-3 Deficiency Amount. The Securities Administrator’s responsibility for delivering a Class I-A-3 Notice of Nonpayment to the Class I-A-3 Insurer, as provided in the preceding sentence, is limited to the availability, timeliness and accuracy of the information required to be provided hereunder by the Master Servicer to the Securities Administrator.

(b)      In the event the Securities Administrator receives a certified copy, with a copy to the Trustee, of an order of the appropriate court that any scheduled payment of principal or interest on a Class I-A-3 Certificate has been voided in whole or in part as a preference payment under applicable bankruptcy law, the Trustee shall promptly notify the Class I-A-3 Insurer in writing, as appropriate and the fiscal agent, if any, and the Securities Administrator shall make a claim on the Class I-A-3 Policy in accordance with the provisions thereof to obtain payment by the Class I-A-3 Insurer of such voided scheduled payment. In addition, the Securities Administrator shall mail notice to all Holders of the Class I-A-3 Certificates so affected that, in the event that any such Holder’s scheduled payment is so recovered, such Holder will be entitled to payment pursuant to the terms of the Class I-A-3 Policy, a copy of which shall be made available to such Holders by the Securities Administrator. The Securities Administrator shall furnish to the Class I-A-3 Insurer and the appropriate fiscal agent, if any, its records listing the payments on the affected Class I-A-3 Certificates, if any, that have been made by the Securities Administrator and subsequently recovered from the affected Holders, and the dates on which such payments were made by the Securities Administrator.

(c)      At the time of the execution hereof, and for purposes hereof, the Securities Administrator shall establish a separate special purpose trust account in the name of the Trustee for the benefit of the Holders of the Class I-A-3 Certificates and the Class I-A-3 Insurer (the

“Class I-A-3 Policy Payments Account”) over which the Securities Administrator, on behalf of the Trustee, shall have exclusive control and sole right of withdrawal. The Class I-A-3 Policy Payments Account shall be an Eligible Account. The Securities Administrator shall deposit any amount received by it and paid under the Class I-A-3 Policy into the Class I-A-3 Policy Payments Account and distribute such amount only for the purposes of making payments to the Holders of the Class I-A-3 Certificates, in respect of related Class I-A-3 Insured Amounts (or other amounts payable pursuant to paragraph (b) above on the Class I-A-3 Certificates, by the Class I-A-3 Insurer pursuant to the Class I-A-3 Policy) for which the related claim was made under the Class I-A-3 Policy. Such amounts shall be allocated by the Securities Administrator to Holders of the Class I-A-3 Certificates entitled to such payments in the same manner as principal and interest distributions are to be allocated with respect to such Certificates pursuant to Section 6.04. It shall not be necessary for such payments to be made by checks or by wire transfers separate from the checks or wire transfers used to make regular payments hereunder with funds withdrawn from the Distribution Account. However, any payments made on the Class I-A-3 Certificates from funds in the Class I-A-3 Policy Payments Account shall be noted as provided in subsection (e) below. Funds held in the Class I-A-3 Policy Payments Account shall not be invested by the Securities Administrator.

(d)      Any funds received by the Securities Administrator from the Class I-A-3 Insurer for deposit into the Class I-A-3 Policy Payments Account pursuant to the Class I-A-3 Policy in respect of a Distribution Date or otherwise as a result of any claim under such Class I-A-3 Policy shall be applied by the Securities Administrator directly to the payment in full of the Class I-A-3 Insured Amounts due on such Distribution Date on the Class I-A-3 Certificates. Funds received by the Securities Administrator as a result of any claim under the Class I-A-3 Policy shall be used solely for payment to the Holders of the Class I-A-3 Certificates and may not be applied for any purpose, including, without limitation, satisfaction of any costs, expenses or liabilities of the Trustee, the Securities Administrator, the Master Servicer, any Servicer, the Depositor or the Trust Fund. Any funds remaining in the Class I-A-3 Policy Payments Account on the first Business Day after each Distribution Date (other than the Final Scheduled Distribution Date to the extent of funds remaining in the Class I-A-3 Policy Payments Account required to be paid to Holders of the Class I-A-3 Certificates) shall be remitted promptly by the Securities Administrator to the Class I-A-3 Insurer pursuant to written instructions of the Class I-A-3 Insurer.

(e)      The Securities Administrator shall keep complete and accurate records in respect of (i) all funds remitted to the Securities Administrator by the Class I-A-3 Insurer and deposited into the Class I-A-3 Policy Payments Account and (ii) the allocation of such funds to (A) payments of interest on and principal in respect of any Class I-A-3 Certificates and (B) payments in respect of Class I-A-3 Preference Amounts. The Class I-A-3 Insurer shall have the right to inspect such records at reasonable times during normal business hours upon three Business Days’ prior written notice to the Securities Administrator. Any Class I-A-3 Insured Amounts disbursed by the Securities Administrator from proceeds of the Class I-A-3 Policy shall be considered payment by the Class I-A-3 Insurer and not by the Trust Fund with respect to the Class I-A-3 Certificates, and Class I-A-3 Insurer will be entitled to receive the Class I-A-3 Reimbursement Amount pursuant to Section 6.04.

(f)      The Securities Administrator acknowledges, and each Holder of a Class I-A-3 Certificate by its acceptance of such Certificate agrees that, without the need for any further action on the part of the Class I-A-3 Insurer or the Securities Administrator, to the extent the Class I-A-3 Insurer pays Class I-A-3 Insured Amounts, directly or indirectly, on account of principal of interest on any Class I-A-3 Certificates, the Class I-A-3 Insurer shall be fully subrogated to the rights of the Holders of such Class I-A-3 Certificates to receive the Class I-A-3 Reimbursement Amount pursuant to Section 6.04, and the Class I-A-3 Insurer shall also have the rights conferred to the Class I-A-3 Insurer under the Class I-A-3 Insurance Agreement, as if fully set forth herein. The Class I-A-3 Certificateholdlers, by acceptance of such Certificates, assign to the Class I-A-3 Insurer their rights as Holders of the Class I-A-3 Certificates, to the extent of the Class I-A-3 Insurer’s interest with respect to amounts paid under the Class I-A-3 Policy. Each of the Depositor and the Securities Administrator agrees to such subrogation and, further agrees to execute such instruments and to take such reasonable actions at the expense of the Trust Fund as, in the sole judgment of the Class I-A-3 Insurer, are necessary to evidence and, subject to the priority of payment provisions of this Agreement, to perfect the rights of the Class I-A-3 Insurer to receive any moneys paid or payable in respect of the Class I-A-3 Certificates under this Agreement or otherwise. Anything herein to the contrary notwithstanding, solely for purposes of determining the Class I-A-3 Insurer’s voting or control rights as subrogee for payments distributable pursuant to Section 6.04, any payment with respect to distributions to the Class I-A-3 Policy shall not be considered payment of the Class I-A-3 Certificates from the Trust Fund and shall not result in the distribution or the provision for the distribution in reduction of the Certificate Principal Balance of the Class I-A-3 Certificates or Accrued Certificate Interest thereon.

(g)      The Trustee shall promptly notify the Class I-A-3 Insurer of either of the following as to which a Responsible Officer has actual knowledge: (A) the commencement of any proceeding by or against the Depositor commenced under the United States bankruptcy code or any other applicable bankruptcy, insolvency, receivership, rehabilitation or similar law (an “Insolvency Proceeding”) and (B) the making of any claim in connection with any Insolvency Proceeding seeking the avoidance as a preferential transfer (a “Preference Claim”) of any distribution made with respect to the Class I-A-3 Certificates. Each Holder of a Class I-A-3 Certificate, by its purchase of such Certificate, and the Trustee hereby agree that the Class I-A-3 Insurer (so long as no Class I-A-3 Certificate Insurer Default exists) may at any time during the continuation of any proceeding relating to a Preference Claim direct all matters relating to such Preference Claim, including, without limitation, (i) the direction of any appeal of any order relating to any Preference Claim and (ii) the posting of any surety, supersedeas or performance bond pending any such appeal. In addition and without limitation of the foregoing, the Class I-A-3 Insurer shall be subrogated to the rights of the Trustee and each Holder of a Class I-A-3 Certificate, in the conduct of any Preference Claim, including, without limitation, all rights of any party to an adversary proceeding action with respect to any court order issued in connection with any such Preference Claim.

(h)      The Trustee shall surrender the Class I-A-3 Policy to the Class I-A-3 Insurer for cancellation upon the termination of the Trust Fund pursuant to Article IX hereof.

(i)      The Trustee shall, upon retirement of the Class I-A-3 Certificates, furnish to the Class I-A-3 Insurer a notice of such retirement, and, upon retirement of the Class I-A-3 Certificates and the expiration of the Class I-A-3 Policy, surrender the Class I-A-3 Policy to the Class I-A-3 Insurer for cancellation.

(j)      The Trustee shall hold the Class I-A-3 Policy in trust as agent for the Holders of the Class I-A-3 Certificates for purposes of making claims thereon and distributing the proceeds thereof. Neither the Class I-A-3 Policy nor the amounts paid on the Class I-A-3 Policy shall constitute part of the Trust Fund by this Agreement. Each Holder of Class I-A-3 Certificates, by accepting its Class I-A-3 Certificate, appoints the Securities Administrator as attorney in fact for the purpose of making claims on the Class I-A-3 Policy.

Section 6.11	Class II-A Policy Matters.

(a)      If, on the third Business Day before any Distribution Date, the Securities Administrator determines that a Deficiency Amount exists on such Distribution Date, the Securities Administrator shall give notice to the Class II-A Insurer and the Fiscal Agent (as defined in the Class II-A Policy), if any, by telephone or telecopy of the amount of such Deficiency Amount, confirmed in writing by notice substantially in the form of Exhibit A to the Class II-A Policy by 12:00 noon, New York City time on such third Business Day. The Securities Administrator’s responsibility for delivering the notice to the Class II-A Insurer as provided in the preceding sentence is contingent upon its receipt of available, timely and accurate information from the Master Servicer.

(b)      In the event the Securities Administrator receives a certified copy, with a copy to the Trustee, of an order of the appropriate court regarding any Avoided Payment (as defined in the Class II-A Policy), the Trustee shall (i) promptly notify the Class II-A Insurer and the Fiscal Agent, if any, and the Securities Administrator shall (ii) comply with the provisions of the Class II-A Policy to obtain payment by the Class II-A Insurer of such Avoided Payment. In addition, the Securities Administrator shall mail notice to all Holders of the Class II-A-1 Certificates and the Class II-A-2 Certificates so affected that, in the event that any such Holder’s scheduled payment is an Avoided Payment, such Holder shall be entitled to payment pursuant to the terms of the Class II-A Policy, a copy of which shall be made available to such Holders by the Securities Administrator. The Securities Administrator shall furnish to the Class II-A Insurer and the Fiscal Agent, if any, its records listing the payments on the affected Class II-A-1 Certificates and the Class II-A-2 Certificates, if any, that have been made by the Securities Administrator and subsequently recovered from the affected Holders, and the dates on which such payments were made by the Securities Administrator.

(c)     At the time of the execution hereof, and for the purposes hereof, the Securities Administrator shall establish a separate special purpose trust account in the name of the Securities Administrator for the benefit of Holders of the Class II-A-1 Certificates and the Class II-A-2 Certificates (the “Class II-A Policy Payments Account”) over which the Securities Administrator shall have exclusive control and sole right of withdrawal. The Class II-A Policy Payments Account shall be an Eligible Account. The Securities Administrator shall deposit any amount paid under the Class II-A Policy into the Class II-A Policy Payments Account and distribute such amount only for the purposes of making the payments to Holders of the Class II-A-1 Certificates and the Class II-A-2 Certificates in respect of the Insured Payment for which the related claim was made under the Class II-A Policy. Such amounts shall be allocated by the Securities Administrator to Holders of Class II-A-1 Certificates and the Class II-A-2 Certificates affected by such shortfalls in the same manner as interest and principal payments are to be allocated with respect to such Certificates pursuant to Section 6.05. It shall not be necessary for such payments to be made by checks or wire transfers separate from the checks or wire transfers used to make regular payments hereunder with funds withdrawn from the Distribution Account. However, any payments made on the Class II-A-1 Certificates and the Class II-A-2 Certificates from funds in the Class II-A Policy Payments Account shall be noted as provided in subsection (e) below. Funds held in the Class II-A Policy Payments Account shall not be invested by the Securities Administrator.

(d)      Any funds received from the Class II-A Insurer for deposit into the Class II-A Policy Payments Account pursuant to the Class II-A Policy in respect of a Distribution Date or otherwise as a result of any claim under the Class II-A Policy shall be applied by the Securities Administrator directly to the payment in full (i) of the Deficiency Amount due on such Distribution Date on the Class II-A-1 Certificates and the Class II-A-2 Certificates, or (ii) of other amounts payable under the Class II-A Policy. Funds received by the Securities Administrator as a result of any claim under the Class II-A Policy shall be used solely for payment to the Holders of the Class II-A-1 Certificates and the Class II-A-2 Certificates and may not be applied for any other purpose, including, without limitation, satisfaction of any costs, expenses or liabilities of the Securities Administrator, the Depositor, the Seller, any subservicer, the Master Servicer or the Trust Fund. Any funds remaining in the Class II-A Policy Payments Account on the first Business Day after each Distribution Date shall be remitted promptly to the Class II-A Insurer pursuant to the written instruction of the Class II-A Insurer.

(e)      The Securities Administrator shall keep complete and accurate records in respect of (i) all funds remitted to it by the Class II-A Insurer and deposited into the Class II-A Policy Payments Account and (ii) the allocation of such funds to (A) payments of interest on and principal in respect of any Class II-A-1 Certificates and the Class II-A-2 Certificates and (B) the amount of funds available to make distributions on the Class II-A Certificates pursuant to Section 5.04. The Class II-A Insurer shall have the right to inspect such records at reasonable times during normal business hours upon three Business Days’ prior notice to the Securities Administrator.

(f)      The Securities Administrator acknowledges, and each Holder of a Class II-A-1 Certificate or a Class II-A-2 Certificate by its acceptance of the Class II-A-1 Certificate or Class II-A-2 Certificate agrees, that, without the need for any further action on the part of the Class II-A Insurer or the Securities Administrator to the extent the Class II-A Insurer makes payments, directly or indirectly, on account of principal of or interest on any Class II-A-1 Certificates and Class II-A-2 Certificates, the Class II-A Insurer shall be fully subrogated to the rights of the Holders of such Class II-A-1 Certificates and Class II-A-2 Certificates to receive such principal and interest from the Trust Fund. The Holders of the Class II-A-1 Certificates and the Class II-A-2 Certificates, by acceptance of the Class II-A-1 Certificates and the Class II-A-2 Certificates, assign their rights as Holders of the Class II-A-1 Certificates and the Class II-A-2 Certificates to the extent of the Class II-A Insurer’s interest with respect to amounts paid under the Class II-A Policy. Anything herein to the contrary notwithstanding, solely for purposes of determining the Class II-A Insurer’s rights, as applicable, as subrogee for payments distributable pursuant to Section 6.05, any payment with respect to distributions to the Class II-A-1 Certificates and Class II-A-2 Certificates which is made with funds received pursuant to the terms of the Class II-A Policy, shall not be considered payment of the Class II-A Certificates from the Trust Fund and shall not result in the distribution or the provision for the distribution in reduction of the Certificate Principal Balance of the Class II-A-1 Certificates and Class II-A-2 Certificates as described in this Article VI.

The Securities Administrator and the Master Servicer shall cooperate in all respects with any reasonable request by the Class II-A Insurer for action to preserve or enforce the Class II-A Insurer’s rights or interests under this Agreement or the Insurance Agreement without limiting the rights or affecting the interests of the Holders as otherwise set forth herein.

(g)      Upon its becoming aware of the occurrence of an Event of Default, the Securities Administrator shall promptly notify the Class II-A Insurer of such Event of Default.

(h)      The Securities Administrator shall promptly notify the Class II-A Insurer of either of the following as to which a Responsible Officer has actual knowledge: (A) the commencement of any proceeding by or against the Depositor commenced under the United States bankruptcy code or any other applicable bankruptcy, insolvency, receivership, rehabilitation or similar law (an “Insolvency Proceeding”) and (B) the making of any claim in connection with any proceeding seeking the avoidance as a preferential transfer (a “Preference Claim”) of any distribution made with respect to the Class II-A Certificates as to which it has actual knowledge. Each Holder of a Class II-A-1 Certificate or Class II-A-2 Certificate, by its purchase of Class II-A Certificates, and the Securities Administrator hereby agrees that the Class II-A Insurer (so long as no Class II-A Insurer Default exists) may at any time during the continuation of any proceeding relating to a Preference Claim direct all matters relating to such Preference Claim, including, without limitation, (i) the direction of any appeal of any order relating to any Preference Claim and (ii) the posting of any surety, supersedeas or performance bond pending any such appeal. In addition and without limitation of the foregoing, the Class II-A Insurer shall be subrogated to the rights of the Securities Administrator and each Holder of a Class II-A-1 Certificate or Class II-A-2 Certificate in the conduct of any Preference Claim, including, without limitation, all rights of any party to an adversary proceeding action with respect to any court order issued in connection with any such Preference Claim.

(i)	[Reserved.]

(j)      The Securities Administrator shall promptly surrender the Class II-A Policy to the Class II-A Insurer for cancellation upon the reduction of the Certificate Principal Balance of the Class II-A-1 Certificates and Class II-A-2 Certificates to zero.

(k)      The Securities Administrator shall send to the Class II-A Insurer the statements prepared pursuant to Section 6.06, as well as any other statements or communications sent to Holders of the Class II-A-1 Certificates and Class II-A-2 Certificates, in each case at the same time such reports, statements and communications are otherwise sent.

(l)      For so long as there is not continuing default by the Class II-A Insurer under its obligations under the Class II-A Policy (a “Class II-A Insurer Default”), each Holder of a Class II-A-1 Certificate and Class II-A-2 Certificate agrees that the Class II-A Insurer shall be treated by the Depositor, the Master Servicer and the Securities Administrator as if the Class II-A Insurer were the Holder of all Class II-A-1 Certificates and Class II-A-2 Certificates for the purpose (and solely for the purpose) of the giving of any consent, the making of any direction or the exercise of any voting or other control rights otherwise given the Holders of the Class II-A-1 Certificates and Class II-A-2 Certificates hereunder without any further consent of the Holders of the Class II-A-1 Certificates and Class II-A-2 Certificates and such holders shall not exercise such rights without the prior written consent of the Class II-A Insurer.

With respect to this Section 6.11, (i) the terms “Receipt” and “Received” shall mean actual delivery to the Class II-A Insurer and Class II-A Insurer’s Fiscal Agent, if any, received prior to 12:00 noon, New York City time, on a Business Day; delivery either on a day that is not a Business Day or after 12:00 noon, New York City time, shall be deemed to be Received on the next succeeding Business Day. If any notice or certificate given under the Class II-A Policy by the Securities Administrator is not in proper form or is not properly completed, executed or delivered, it shall be deemed not to have been Received. The Class II-A Insurer or its Fiscal Agent, if any, shall promptly so advise the Trustee and the Securities Administrator may submit an amended notice and (ii) “Business Day” means any day other than (A) a Saturday or Sunday, (B) a day on which the Class II-A Insurer is closed or (C) a day on which banking institutions in the City of New York, New York, or in which the Corporate Trust Office of the Securities Administrator is located, are authorized or obligated by law or executive order to be closed.

Unless otherwise designated in writing by the President or a Managing Director of the Class II-A Insurer to the Trustee, the Class I-A-3 Certificate Insurer Premium Amount and Class II-A-3 Certificate Insurer Premium Amount to be paid pursuant to Section 6.04(b) shall be paid by the Securities Administrator to the Certificate Insurer in accordance with the terms of the Premium Letter.

Article VII

THE CERTIFICATES

Section 7.01   The Certificates. The Certificates shall be substantially in the forms attached hereto as Exhibits A-1 through A-6. The Certificates shall be issuable in registered form, in the minimum dollar denominations, integral dollar multiples in excess thereof (except that one Certificate of each Class may be issued in a different amount which must be in excess of the applicable minimum dollar denomination) and aggregate dollar denominations as set forth in the following table:

Class	Minimum Denomination	Integral Multiple in Excess of Minimum	Original Certificate Principal Balance		Pass-Through Rate
I-A-1	$25,000	$1,000	$124,351,000.00		Class I-A-1 Pass-Through Rate
I-A-2	$25,000	$1,000	$20,000,000.00		Class I-A-2 Pass-Through Rate
I-A-3	$25,000	$1,000	$75,000,000.00		Class I-A-3 Pass-Through Rate
I-A-4	$25,000	$1,000	$68,799,000.00		Class I-A-4 Pass-Through Rate
I-A-5	$25,000	$1,000	(3)		Class I-A-5 Pass-Through Rate
I-M-1	$25,000	$1,000	$25,342,000.00		Class I-M-1 Pass-Through Rate
I-M-2	$25,000	$1,000	$20,274,000.00		Class I-M-2 Pass-Through Rate
I-M-3	$25,000	$1,000	$9,010,000.00		Class I-M-3 Pass-Through Rate
I-B-1	$25,000	$1,000	$8,260,000.00		Class I-B-1 Pass-Through Rate
I-B-2	$25,000	$1,000	$6,195,000.00		Class I-B-2 Pass-Through Rate
I-B-3	$25,000	$1,000	$5,068,000.00		Class I-B-3 Pass-Through Rate
I-B-4	$25,000	$1,000	$11,263,000.00		Class I-B-4 Pass-Through Rate
I-C	$25,000	$1,000	$1,878,016.02	(1)	N/A(1)
I-P	$100	N/A	$100.00	(2)	N/A
I-R-1	100%	N/A	N/A		N/A
I-R-2	100%	N/A	N/A		N/A
II-A-1	$25,000	$1,000	$57,710,426.00		Class II-A-1 Pass-Through Rate
II-A-2	$25,000	$1,000	$24,733,039.00		Class II-A-2 Pass-Through Rate
II-A-3	$25,000	$1,000	$22,914,426.00		Class II-A-3 Pass-Through Rate
II-A-4	$25,000	$1,000	(4)		Class II-A-4 Pass-Through Rate
II-B-1	$25,000	$1,000	$4,286,868.00		Class II-B Pass-Through Rate
II-B-2	$25,000	$1,000	$1,015,310.00		Class II-B Pass-Through Rate
II-B-3	$25,000	$1,000	$564,061.00		Class II-B Pass-Through Rate
II-B-4	$25,000	$1,000	$564,061.00		Class II-B Pass-Through ate
II-B-5	$25,000	$1,000	$394,843.00		Class II-B Pass-Through Rate
II-B-6	$25,000	$1,000	$282,035.03		Class II-B Pass-Through Rate
II-PO	$25,000	$1,000	$347,260.00	(2)	N/A
II-X-1	$25,000	$1,000	(5)		Class II-X-1 Pass-Through Rate
II-X-2	$25,000	$1,000	(6)		Class II-X-2 Pass-Through Rate
II-P	$100	N/A	$100.00	(2)	N/A
II-R-1	100%	N/A	$50.00	(2)	N/A
II-R-2	100%	N/A	$50.00	(2)	N/A
II-R-3	100%	N/A	$50.00	(2)	N/A

(1)	The Class I-C Certificate will not accrue interest on its Certificate Principal Balance, but shall be entitled to 100% of amounts distributed on REMIC II Regular Interest I-C.
(2)	The Class I-P, Class II-PO, Class II-P, Class II-R-1, Class II-R-2 and Class II-R-3 Certificates are not entitled to distributions in respect of interest.

(3)

The Class I-A-5 Certificates do not have an initial Certificate Principal Balance. The Class I-A-5 Certificates have an initial Notional Amount of $144,351,000.00, and for any subsequent Distribution Date, the Class I-A-5 Certificates will have a Notional Amount equal to the aggregate Certificate Principal Balance of the Class I-A-1 Certificates and Class I-A-2 Certificates as of such Distribution Date. For federal income tax purposes, the Class I-A-5 Certificates will have a Notional Amount equal to the aggregate Uncertificated Principal Balance of REMIC II Regular Interest I-A-1 and REMIC II Regular Interest I-A-2.

(4)

The Class II-A-4 Certificates do not have an initial Certificate Principal Balance. The Class II-A-4 Certificates have an initial Notional Amount of $22,914,426.00, and for any subsequent Distribution Date, the Class II-A-4 Certificates will have a Notional Amount equal to the Certificate Principal Balance of the Class II-A-3 Certificates as of such Distribution Date. For federal income tax purposes, the Class II-A-4 Certificates will have a Notional Amount equal to the Uncertificated Principal Balance of REMIC IV Regular interest II-A-3.

(5)

The Class II-X-1 Certificates do not have an initial Certificate Principal Balance. The Class II-X-1 Certificates have an initial Notional Amount of $22,914,426.00, and for any subsequent Distribution Date, the Class II-X-1 Certificates will have a Notional Amount equal to the aggregate Certificate Principal Balance of the Class II-A-3 Certificates as of such Distribution Date. For federal income tax purposes, the Class II-X-1 Certificates will have a Notional Amount equal to the Uncertificated Principal Balance of REMIC II Regular Interest II-A-3. For federal income tax purposes, the Class II-X-1 Certificates will have a Notional Amount equal to the Uncertificated Notional Amount of REMIC IV Regular Interest II-A-3.

(6)

The Class II-X-2 Certificates do not have a Certificate Principal Balance. The Class II-X-2 Certificates have an initial Notional Amount equal to $388,097.35 and for any subsequent Distribution Date, the Class II-X-2 Certificates will have a Notional Amount equal to the aggregate Stated Principal Balance of the Mortgage Loans in Subgroup II-2 that have Net Mortgage Rates greater than 8.060% per annum. For federal income tax purposes, the Class II-X-2 Certificates will have a Notional Amount equal to the Uncertificated Notional Amount of REMIC IV Regular Interest II-X-2.

The Certificates shall be executed by manual or facsimile signature on behalf of the Securities Administrator by an authorized officer. Certificates bearing the manual or facsimile signatures of individuals who were, at the time when such signatures were affixed, authorized to sign on behalf of the Securities Administrator shall bind the Securities Administrator, notwithstanding that such individuals or any of them have ceased to be so authorized prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such authentication and delivery. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless there appears on such Certificate the countersignature of the Securities Administrator by manual signature, and such countersignature upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly countersigned and delivered hereunder. All Certificates shall be dated the date of their countersignature. On the Closing Date, the Securities Administrator shall authenticate the Certificates to be issued at the written direction of the Depositor, or any affiliate thereof.

The Depositor shall provide, or cause to be provided, to the Securities Administrator on a continuous basis, an adequate inventory of Certificates to facilitate transfers.

Section 7.02    Certificate Register; Registration of Transfer and Exchange of Certificates.

(a)      The Securities Administrator shall maintain, or cause to be maintained in accordance with the provisions of Section 7.09 hereof, a Certificate Register for the Trust Fund in which, subject to the provisions of subsections (b) and (c) below and to such reasonable regulations as it may prescribe, the Securities Administrator shall provide for the registration of Certificates and of Transfers and exchanges of Certificates as herein provided. Upon surrender for registration of Transfer of any Certificate, the Securities Administrator shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates of the same Class and of like aggregate Percentage Interest.

At the option of a Certificateholder, Certificates may be exchanged for other Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage

Interest upon surrender of the Certificates to be exchanged at the office or agency of the Securities Administrator. Whenever any Certificates are so surrendered for exchange, the Securities Administrator shall execute, authenticate, and deliver the Certificates that the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for registration of Transfer or exchange shall be accompanied by a written instrument of Transfer in form satisfactory to the Securities Administrator duly executed by the Holder thereof or his attorney duly authorized in writing.

No service charge to the Certificateholders shall be made for any registration of Transfer or exchange of Certificates, but payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any Transfer or exchange of Certificates may be required.

All Certificates surrendered for registration of Transfer or exchange shall be canceled and subsequently destroyed by the Securities Administrator in accordance with the Securities Administrator’s customary procedures.

(b)      No Transfer of a Private Certificate shall be made unless such Transfer is made pursuant to an effective registration statement under the Securities Act and any applicable state securities laws or is exempt from the registration requirements under the Securities Act and such state securities laws. In the event that a Transfer is to be made in reliance upon an exemption from the Securities Act and such laws, in order to assure compliance with the Securities Act and such laws, the Certificateholder desiring to effect such Transfer and such Certificateholder’s prospective transferee shall each certify to the Securities Administrator in writing the facts surrounding the Transfer in substantially the forms set forth in Exhibit D (the “Transferor Certificate”) and (x) deliver a letter in substantially the form of either Exhibit E (the “Investment Letter”) or Exhibit F (the “Rule 144A Letter”) or (y) there shall be delivered to the Securities Administrator an Opinion of Counsel addressed to the Securities Administrator that such Transfer may be made pursuant to an exemption from the Securities Act, which Opinion of Counsel shall not be an expense of the Depositor, the Seller, the Master Servicer, the Securities Administrator or the Trustee. The Depositor shall provide to any Holder of a Private Certificate and any prospective transferee designated by any such Holder, information regarding the related Certificates and the Mortgage Loans and such other information as shall be necessary to satisfy the condition to eligibility set forth in Rule 144A(d)(4) for Transfer of any such Certificate without registration thereof under the Securities Act pursuant to the registration exemption provided by Rule 144A. The Securities Administrator and the Master Servicer shall cooperate with the Depositor in providing the Rule 144A information referenced in the preceding sentence, including providing to the Depositor such information regarding the Certificates, the Mortgage Loans and other matters regarding the Trust Fund as the Depositor shall reasonably request to meet its obligation under the preceding sentence. Notwithstanding the provisions of the immediately preceding sentence, no restrictions shall apply with respect to the transfer or registration of transfer of a beneficial interest in any Certificate that is a Global Certificate of a Class to a transferee that takes delivery in the form of a beneficial interest in the Global Certificate of such Class provided that each such transferee shall be deemed to have made such representations and warranties contained in the Rule 144A and Related Matters Certificate as are sufficient to establish that it is a QIB. Each Holder of a Private Certificate desiring to effect such Transfer shall, and does hereby agree to, indemnify the Trustee, the Depositor, the Seller, the

Securities Administrator and the Master Servicer against any liability that may result if the Transfer is not so exempt or is not made in accordance with such federal and state laws.

No Transfer of an ERISA Restricted Certificate shall be made unless either (i) the Master Servicer and the Securities Administrator shall have received a representation from the transferee of such Certificate acceptable to and in form and substance satisfactory to the Master Servicer and the Securities Administrator, to the effect that such transferee is not an employee benefit plan subject to Section 406 of ERISA and/or a plan subject to Section 4975 of the Code, or a Person acting on behalf of any such plan or using the assets of any such plan, or (ii) in the case of any such ERISA Restricted Certificate presented for registration in the name of an employee benefit plan subject to ERISA, or a plan subject to Section 4975 of the Code (or comparable provisions of any subsequent enactments), or a trustee of any such plan or any other person acting on behalf of any such plan, the Securities Administrator shall have received an Opinion of Counsel for the benefit of the Trustee, the Master Servicer and the Securities Administrator and on which they may rely, satisfactory to the Securities Administrator, to the effect that the purchase and holding of such ERISA Restricted Certificate is permissible under applicable law, will not constitute or result in the assets of the Trust being deemed to be “plan assets” under ERISA or the Code, will not result in any prohibited transactions under ERISA or Section 4975 of the Code and will not subject the Trustee, the Master Servicer, the Depositor or the Securities Administrator to any obligation in addition to those expressly undertaken in this Agreement, which Opinion of Counsel shall not be an expense of the Trustee, the Master Servicer, the Depositor or the Securities Administrator. Notwithstanding anything else to the contrary herein, any purported transfer of an ERISA Restricted Certificate to or on behalf of an employee benefit plan subject to Section 406 of ERISA and/or a plan subject to Section 4975 of the Code without the delivery of the Opinion of Counsel as described above shall be void and of no effect; provided that the restriction set forth in this sentence shall not be applicable if there has been delivered to the Securities Administrator an Opinion of Counsel meeting the requirements of clause (ii) of the first sentence of this paragraph. None of the Trustee, the Securities Administrator or the Master Servicer shall be required to monitor, determine or inquire as to compliance with the transfer restrictions with respect to any ERISA Restricted Certificate that is a Book-Entry Certificate, and none of the Trustee, the Securities Administrator or the Master Servicer shall have any liability for transfers of any such Book-Entry Certificates made through the book-entry facilities of any Depository or between or among participants of the Depository or Certificate Owners made in violation of the transfer restrictions set forth herein. None of the Trustee, the Securities Administrator or the Master Servicer shall be under any liability to any Person for any registration of transfer of any ERISA Restricted Certificate that is in fact not permitted by this Section 7.02(b) or for making any payments due on such Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement. The Trustee and the Securities Administrator shall each be entitled, but not obligated, to recover from any Holder of any ERISA Restricted Certificate that was in fact an employee benefit plan subject to Section 406 of ERISA or a plan subject to Section 4975 of the Code or a Person acting on behalf of any such plan at the time it became a Holder or, at such subsequent time as it became such a plan or Person acting on behalf of such a plan, all payments made on such ERISA Restricted Certificate at and after either such time. Any such payments so recovered by the Trustee or the Securities Administrator shall be paid and delivered by the Trustee or the Securities Administrator to the last preceding Holder of such Certificate that is not such a plan or Person acting on behalf of a plan.

Each beneficial owner of a Class I-M, Class I-B, Class II-B-1, Class II-B-2 and Class II-B-3 Certificate or any interest therein shall be deemed to have represented, by virtue of its acquisition or holding of that certificate or interest therein, that either (i) it is not a Plan or investing with “Plan Assets”, (ii) it has acquired and is holding such certificate in reliance on the Exemption, and that it understands that there are certain conditions to the availability of the Exemption, including that the certificate must be rated, at the time of purchase, not lower than “BBB-”(or its equivalent) by S&P, Fitch Ratings or Moody’s, and the certificate is so rated or (iii) (1) it is an insurance company, (2) the source of funds used to acquire or hold the certificate or interest therein is an “insurance company general account,” as such term is defined in Prohibited Transaction Class Exemption (“PTCE”) 95-60, and (3) the conditions in Sections I and III of PTCE 95-60 have been satisfied.

(c)      Each Person who has or who acquires any Ownership Interest in a Residual Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions, and the rights of each Person acquiring any Ownership Interest in a Residual Certificate are expressly subject to the following provisions:

(i)      Each Person holding or acquiring any Ownership Interest in a Residual Certificate shall be a Permitted Transferee and shall promptly notify the Trustee of any change or impending change in its status as a Permitted Transferee.

(ii)      No Ownership Interest in a Residual Certificate may be registered on the Closing Date or thereafter transferred, and the Securities Administrator shall not register the Transfer of any Residual Certificate unless, in addition to the certificates required to be delivered to the Securities Administrator under subparagraph (b) above, the Securities Administrator shall have been furnished with an affidavit (a “Transfer Affidavit”) of the initial owner or the proposed transferee in the form attached hereto as Exhibit C.

(iii)     Each Person holding or acquiring any Ownership Interest in a Residual Certificate shall agree (A) to obtain a Transfer Affidavit from any other Person to whom such Person attempts to Transfer its Ownership Interest in a Residual Certificate, (B) to obtain a Transfer Affidavit from any Person for whom such Person is acting as nominee, trustee or agent in connection with any Transfer of a Residual Certificate and (C) not to Transfer its Ownership Interest in a Residual Certificate or to cause the Transfer of an Ownership Interest in a Residual Certificate to any other Person if it has actual knowledge that such Person is not a Permitted Transferee.

(iv)     Any attempted or purported Transfer of any Ownership Interest in a Residual Certificate in violation of the provisions of this Section 7.02(c) shall be absolutely null and void and shall vest no rights in the purported Transferee. If any purported transferee shall become a Holder of a Residual Certificate in violation of the provisions of this Section 7.02(c), then the last preceding Permitted Transferee shall be restored to all rights as Holder thereof retroactive to the date of registration of Transfer of such Residual Certificate. Neither the Trustee nor the Securities Administrator shall be under any liability to any Person for any registration of Transfer of a Residual Certificate that is in fact not permitted by Section 7.02(b) and this Section 7.02(c) or for making any payments due on such Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the Transfer was registered after receipt of the related Transfer Affidavit. The Securities Administrator shall be entitled but not obligated to recover from any Holder of a Residual Certificate that was in fact not a Permitted Transferee at the time it became a Holder or, at such subsequent time as it became other than a Permitted Transferee, all payments made on such Residual Certificate at and after either such time. Any such payments so recovered by the Securities Administrator shall be paid and delivered by the Securities Administrator to the last preceding Permitted Transferee of such Certificate.

(v)      The Master Servicer shall make available within 60 days of written request from the Securities Administrator, all information necessary to compute any tax imposed under Section 860E(e) of the Code as a result of a Transfer of an Ownership Interest in a Residual Certificate to any Holder who is not a Permitted Transferee.

The restrictions on Transfers of a Residual Certificate set forth in this Section 7.02(c) shall cease to apply (and the applicable portions of the legend on a Residual Certificate may be deleted) with respect to Transfers occurring after delivery to the Securities Administrator and the Certificate Insurers of an Opinion of Counsel addressed to the Securities Administrator and the Certificate Insurers, which Opinion of Counsel shall not be an expense of the Trustee, the Securities Administrator, the Seller, the Certificate Insurers or the Master Servicer to the effect that the elimination of such restrictions will not cause REMIC I, REMIC II, REMIC III, REMIC IV or REMIC V, as applicable, to fail to qualify as a REMIC at any time that the Certificates are outstanding or result in the imposition of any tax on the Trust Fund, a Certificateholder or another Person. Each Person holding or acquiring any Ownership Interest in a Residual Certificate hereby consents to any amendment of this Agreement that, based on an Opinion of Counsel addressed to the Securities Administrator and the Certificate Insurers and furnished to the Securities Administrator and the Certificate Insurer, is reasonably necessary (a) to ensure that the record ownership of, or any beneficial interest in, a Residual Certificate is not transferred, directly or indirectly, to a Person that is not a Permitted Transferee and (b) to provide for a means to compel the Transfer of a Residual Certificate that is held by a Person that is not a Permitted Transferee to a Holder that is a Permitted Transferee.

(d)      The preparation and delivery of all certificates and opinions referred to above in this Section 7.02 shall not be an expense of the Trust Fund, the Trustee, the Depositor, the Seller, the Securities Administrator or the Master Servicer.

(e)      Subject to Subsection 7.02(i), so long as a Global Certificate of such Class is outstanding and is held by or on behalf of the Depository, transfers of beneficial interests in such Global Certificate, or transfers by holders of Individual Certificates of such Class to transferees that take delivery in the form of beneficial interests in the Global Certificate, may be made only in accordance with Subsection 7.02(b) and in accordance with the rules of the Depository:

(i)      In the case of a beneficial interest in the Global Certificate being transferred to an Institutional Accredited Investor, such transferee shall be required to take delivery in the form of an Individual Certificate or Certificates and the Securities Administrator shall register such transfer only upon compliance with the provisions of Subsection 7.02(b).

(ii)      In the case of a beneficial interest in a Class of Global Certificates being transferred to a transferee that takes delivery in the form of an Individual Certificate or Certificates of such Class, except as set forth in clause (i) above, the Securities Administrator shall register such transfer only upon compliance with the provisions of Subsection 7.02(b).

(iii)     In the case of an Individual Certificate of a Class being transferred to a transferee that takes delivery in the form of a beneficial interest in a Global Certificate of such Class, the Securities Administrator shall register such transfer if the transferee has provided the Securities Administrator with a Rule 144A and Related Matters Certificate or comparable evidence as to its QIB status.

(iv)     No restrictions shall apply with respect to the transfer or registration of transfer of a beneficial interest in the Global Certificate of a Class to a transferee that takes delivery in the form of a beneficial interest in the Global Certificate of such Class; provided that each such transferee shall be deemed to have made such representations and warranties contained in the Rule 144A and Related Matters Certificate as are sufficient to establish that it is a QIB.

(f)      Subject to Subsection 7.02(h), an exchange of a beneficial interest in a Global Certificate of a Class for an Individual Certificate or Certificates of such Class, an exchange of an Individual Certificate or Certificates of a Class for a beneficial interest in the Global Certificate of such Class and an exchange of an Individual Certificate or Certificates of a Class for another Individual Certificate or Certificates of such Class (in each case, whether or not such exchange is made in anticipation of subsequent transfer, and, in the case of the Global Certificate of such Class, so long as such Certificate is outstanding and is held by or on behalf of the Depository) may be made only in accordance with this Subsection 7.02(e) and in accordance with the rules of the Depository:

(i)      A holder of a beneficial interest in a Global Certificate of a Class may at any time exchange such beneficial interest for an Individual Certificate or Certificates of such Class.

(ii)      A holder of an Individual Certificate or Certificates of a Class may exchange such Certificate or Certificates for a beneficial interest in the Global Certificate of such Class if such holder furnishes to the Securities Administrator a Rule 144A and Related Matters Certificate or comparable evidence as to its QIB status.

(iii)     A holder of an Individual Certificate of a Class may exchange such Certificate for an equal aggregate principal amount of Individual Certificates of such Class in different authorized denominations without any certification.

(g)        (i)   Upon acceptance for exchange or transfer of an Individual Certificate of a Class for a beneficial interest in a Global Certificate of such Class as provided herein, the Securities Administrator shall cancel such Individual Certificate and shall (or shall request the Depository to) endorse on the schedule affixed to the applicable Global Certificate (or on a continuation of such schedule affixed to the Global Certificate and made a part thereof) or otherwise make in its books and records an appropriate notation evidencing the date of such exchange or transfer and an increase in the certificate balance of the Global Certificate equal to the certificate balance of such Individual Certificate exchanged or transferred therefor.

(ii)               Upon acceptance for exchange or transfer of a beneficial interest in a Global Certificate of a Class for an Individual Certificate of such Class as provided herein, the Securities Administrator shall (or shall request the Depository to) endorse on the schedule affixed to such Global Certificate (or on a continuation of such schedule affixed to such Global Certificate and made a part thereof) or otherwise make in its books and records an appropriate notation evidencing the date of such exchange or transfer and a decrease in the certificate balance of such Global Certificate equal to the certificate balance of such Individual Certificate issued in exchange therefor or upon transfer thereof.

(h)      Any Individual Certificate issued in exchange for or upon transfer of another Individual Certificate or of a beneficial interest in a Global Certificate shall bear the applicable legends set forth in Exhibit A-2.

(i)      Subject to the restrictions on transfer and exchange set forth in this Section 7.02, the holder of any Individual Certificate may transfer or exchange the same in whole or in part (in an initial certificate balance equal to the minimum authorized denomination set forth in Section 7.01 above or any integral multiple of $1.00 in excess thereof) by surrendering such Certificate at the Corporate Trust Office, or at the office of any transfer agent, together with an executed instrument of assignment and transfer satisfactory in form and substance to the Securities Administrator and the Securities Administrator in the case of transfer and a written request for exchange in the case of exchange. The holder of a beneficial interest in a Global Certificate may, subject to the rules and procedures of the Depository, cause the Depository (or its nominee) to notify the Securities Administrator and the Securities Administrator in writing of a request for transfer or exchange of such beneficial interest for an Individual Certificate or Certificates. Following a proper request for transfer or exchange, the Securities Administrator shall, within five Business Days of such request made at the Corporate Trust Office, sign, countersign and deliver at the Corporate Trust Office, to the transferee (in the case of transfer) or holder (in the case of exchange) or send by first class mail at the risk of the transferee (in the case of transfer) or holder (in the case of exchange) to such address as the transferee or holder, as applicable, may request, an Individual Certificate or Certificates, as the case may require, for a like aggregate Percentage Interest and in such authorized denomination or denominations as may be requested. The presentation for transfer or exchange of any Individual Certificate shall not be valid unless made at the Corporate Trust Office by the registered holder in person, or by a duly authorized attorney-in-fact.

Neither the Trustee nor the Securities Administrator nor the Master Servicer shall be required to monitor, determine or inquire as to compliance with the transfer restrictions with respect to the Global Certificates. Any attempted or purported transfer of any Certificate in violation of the provisions of Subsections (a) or (b) above shall be void ab initio and such Certificate shall be considered to have been held continuously by the prior permitted Certificateholder. Any transferor of any Certificate in violation of such provisions, shall indemnify and hold harmless the Trustee, the Securities Administrator and the Master Servicer from and against any and all liabilities, claims, costs or expenses incurred by the Securities Administrator, the Trustee or the Master Servicer as a result of such attempted or purported transfer. Neither the Trustee nor the Securities Administrator shall have any liability for transfer of any such Global Certificates in or through book-entry facilities of any Depository or between or among Depository Participants or Certificate Owners made in violation of the transfer restrictions set forth herein.

Section 7.03    Mutilated, Destroyed, Lost or Stolen Certificates. If (a) any mutilated Certificate is surrendered to the Securities Administrator, or the Securities Administrator receives evidence to its satisfaction of the destruction, loss or theft of any Certificate and of the ownership thereof and (b) there is delivered to the Securities Administrator and the Securities Administrator (and with respect to any Class I-A-3 Certificates to the Class I-A-3 Insurer and with respect to the Class II-A-1 Certificates and Class II-A-2 Certificates, to the Class II-A Insurer) such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Securities Administrator that such Certificate has been acquired by a bona fide purchaser, the Securities Administrator shall execute, authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like Class, tenor and Percentage Interest. In connection with the issuance of any new Certificate under this Section 7.03, the Securities Administrator may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Securities Administrator) connected therewith. Any replacement Certificate issued pursuant to this Section 7.03 shall constitute complete and indefeasible evidence of ownership in the Trust Fund, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time. All Certificates surrendered to the Securities Administrator under the terms of this Section 7.03 shall be canceled and destroyed by the Securities Administrator in accordance with its standard procedures without liability on its part.

Section 7.04    Persons Deemed Owners. The Securities Administrator, the Trustee, the Certificate Insurers and any agent of the Securities Administrator, the Trustee or the Certificate Insurers may treat the person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions as provided in this Agreement and for all other purposes whatsoever, and neither the Securities Administrator, the Trustee, the Certificate Insurers nor any agent of the Securities Administrator, the Trustee or the Certificate Insurers shall be affected by any notice to the contrary.

Section 7.05   Access to List of Certificateholders’ Names and Addresses. If three or more Certificateholders (a) request such information in writing from the Securities Administrator, (b) state that such Certificateholders desire to communicate with other Certificateholders with respect to their rights under this Agreement or under the Certificates, and (c) provide a copy of the communication that such Certificateholders propose to transmit or if the Depositor, the Certificate Insurers or the Master Servicer shall request such information in writing from the Securities Administrator, then the Securities Administrator shall, within ten Business Days after the receipt of such request, provide the Depositor, the Certificate Insurers, the Master Servicer or such Certificateholders at such recipients’ expense the most recent list of the Certificateholders of the Trust Fund held by the Securities Administrator, if any. The Depositor and every Certificateholder, by receiving and holding a Certificate, agree that the Securities Administrator shall not be held accountable by reason of the disclosure of any such information as to the list of the Certificateholders hereunder, regardless of the source from which such information was derived.

Section 7.06    Book-Entry Certificates. The Offered Certificates, upon original issuance, shall be issued in the form of one or more typewritten Certificates representing the Book-Entry Certificates, to be delivered to the Depository by or on behalf of the Depositor. Such Certificates shall initially be registered on the Certificate Register in the name of the Depository or its nominee, and no Certificate Owner of such Certificates will receive a definitive certificate representing such Certificate Owner’s interest in such Certificates, except as provided in Section 7.08. Unless and until definitive, fully registered Certificates (“Definitive Certificates”) have been issued to the Certificate Owners of such Certificates pursuant to Section 7.08:

(a)	the provisions of this Section shall be in full force and effect;

(b)      the Depositor, the Securities Administrator and the Trustee may deal with the Depository and the Depository Participants for all purposes (including the making of distributions) as the authorized representative of the respective Certificate Owners of such Certificates;

(c)      registration of the Book-Entry Certificates may not be transferred by the Trustee except to another Depository;

(d)      the rights of the respective Certificate Owners of such Certificates shall be exercised only through the Depository and the Depository Participants and shall be limited to those established by law and agreements between the Owners of such Certificates and the Depository and/or the Depository Participants. Pursuant to the Depository Agreement, unless and until Definitive Certificates are issued pursuant to Section 7.08, the Depository will make book-

entry transfers among the Depository Participants and receive and transmit distributions of principal and interest on the related Certificates to such Depository Participants;

(e)      the Depository may collect its usual and customary fees, charges and expenses from its Depository Participants;

(f)      the Securities Administrator may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its Depository Participants; and

(g)      to the extent that the provisions of this Section conflict with any other provisions of this Agreement, the provisions of this Section shall control.

For purposes of any provision of this Agreement requiring or permitting actions with the consent of, or at the direction of, Certificateholders evidencing a specified percentage of the aggregate unpaid principal amount of any Class of Certificates, such direction or consent may be given by Certificate Owners (acting through the Depository and the Depository Participants) owning Book-Entry Certificates evidencing the requisite percentage of principal amount of such Class of Certificates.

The Private Certificates shall initially be held in fully registered certificated form. If at any time the Holders of all of the Certificates of one or more such Classes request that the Trustee cause such Class to become Global Certificates, the Depositor (with the assistance of the Trustee) will take such action as may be reasonably required to cause the Depository to accept such Class or Classes for trading if it may legally be so traded. If at anytime there are to be Global Certificates, the Global Certificates shall be delivered to the Depository by the Depositor or deposited with the Trustee as custodian for the Depository.

All transfers by Certificate Owners of such respective Classes of Book-Entry Certificates and any Global Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing such Certificate Owners. Each Depository Participant shall only transfer Book-Entry Certificates of Certificate Owners it represents or of brokerage firms for which it acts as agent in accordance with the Depository’s normal procedures.

Section 7.07   Notices to Depository. Whenever any notice or other communication is required to be given to Certificateholders of a Class with respect to which Book-Entry Certificates have been issued, unless and until Definitive Certificates shall have been issued to the related Certificate Owners, the Securities Administrator shall give all such notices and communications to the Depository.

Section 7.08   Definitive Certificates. If, after Book-Entry Certificates have been issued with respect to any Certificates, (a) the Depositor or the Depository advises the Securities Administrator that the Depository is no longer willing or able to discharge properly its responsibilities under the Depository Agreement with respect to such Certificates and the Depositor is unable to locate a qualified successor, (b) the Depositor, at its sole option, advises the Securities Administrator that it elects to terminate the book-entry system with respect to such Certificates through the Depository or (c) after the occurrence and continuation of an Event of

Default, Certificate Owners of such Book-Entry Certificates having not less than 51% of the Voting Rights evidenced by any Class of Book-Entry Certificates advise the Securities Administrator and the Depository in writing through the Depository Participants that the continuation of a book-entry system with respect to Certificates of such Class through the Depository (or its successor) is no longer in the best interests of the Certificate Owners of such Class, then the Securities Administrator shall notify all Certificate Owners of such Certificates, through the Depository, of the occurrence of any such event and of the availability of Definitive Certificates to applicable Certificate Owners requesting the same. The Depositor shall provide the Securities Administrator with an adequate inventory of certificates to facilitate the issuance and transfer of Definitive Certificates. Upon surrender to the Securities Administrator of any such Certificates by the Depository, accompanied by registration instructions from the Depository for registration, the Securities Administrator shall countersign and deliver such Definitive Certificates. Neither the Depositor nor the Securities Administrator shall be liable for any delay in delivery of such instructions and each may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of such Definitive Certificates, all references herein to obligations imposed upon or to be performed by the Depository shall be deemed to be imposed upon and performed by the Securities Administrator, to the extent applicable with respect to such Definitive Certificates and the Trustee and the Securities Administrator shall recognize the Holders of such Definitive Certificates as Certificateholders hereunder.

Section 7.09    Maintenance of Office or Agency. The Securities Administrator will maintain or cause to be maintained at its expense an office or offices or agency or agencies at Wells Fargo Bank, National Association, Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479 where Certificates may be surrendered for registration of transfer or exchange. The Securities Administrator will give prompt written notice to the Certificateholders and the Certificate Insurers of any change in such location of any such office or agency.

Article VIII

THE COMPANY AND THE MASTER SERVICER

Section 8.01   Liabilities of the Depositor, the Company and the Master Servicer. Each of the Depositor, the Company and the Master Servicer shall be liable in accordance herewith only to the extent of the obligations specifically imposed upon and undertaken by it herein.

Section 8.02    Merger or Consolidation of the Depositor, the Company or the Master Servicer.

(a)      Each of the Depositor, the Company and the Master Servicer will keep in full force and effect its existence, rights and franchises as a corporation under the laws of the state of its incorporation, and will obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement and the other Transaction Documents to which it is a party, the Certificates or any of the Mortgage Loans and to perform its duties under this Agreement and the other Transaction Documents to which it is a party.

(b)      Any Person into which the Depositor, the Company or the Master Servicer may be merged or consolidated, or any corporation resulting from any merger or consolidation to which the Depositor, the Company or the Master Servicer shall be a party, or any Person succeeding to the business of the Depositor, the Company or the Master Servicer, shall be the successor of the Depositor, the Company or the Master Servicer hereunder, without the execution or filing of any paper or further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

Section 8.03    Indemnification of the Trustee, the Master Servicer and the Securities Administrator.

(a)      The Master Servicer agrees to indemnify the Indemnified Persons for, and to hold them harmless against, any loss, liability or expense (including reasonable legal fees and disbursements of counsel) incurred on their part that may be sustained in connection with, arising out of, or relating to, any claim or legal action (including any pending or threatened claim or legal action) relating to this Agreement, including the powers of attorney delivered pursuant to Sections 4.01 and 4.06 hereof, the Assignment Agreements, the Custodial Agreement or the Certificates (i) related to the Master Servicer’s failure to perform its duties in compliance with this Agreement (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to this Agreement) or (ii) incurred by reason of the Master Servicer’s willful misfeasance, bad faith or gross negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder, provided, in each case, that with respect to any such claim or legal action (or pending or threatened claim or legal action), the Trustee shall have given the Master Servicer and the Seller written notice thereof promptly after the Trustee shall have with respect to such claim or legal action knowledge thereof; provided, however that the failure to give such notice shall not relieve the Master Servicer of its indemnification obligations hereunder. This indemnity shall survive the resignation or removal of the Trustee, Master Servicer or the Securities Administrator and the termination of this Agreement.

(b)      The Company agrees to indemnify the Indemnified Persons and to hold them harmless from and against any and all claims, losses, damages, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, fees and expenses that the Indemnified Persons may sustain in any way related to the failure of the Company to perform in any way its duties and service the EMC Mortgage Loans in strict compliance with the terms of this Agreement and for breach of any representation or warranty of the Company contained herein. The Company shall immediately notify the Master Servicer and the Trustee if a claim is made by a third party with respect to this Agreement or the EMC Mortgage Loans, assume (with the consent of the Master Servicer and the Trustee and with counsel reasonably satisfactory to the Master Servicer and the Trustee) the defense of any such claim and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or any Indemnified Person in respect of such claim but failure to so notify the Company shall not limit its obligations hereunder. The Company agrees that it will not enter into any settlement of any such claim without the consent of the Indemnified Persons unless such settlement includes an unconditional release of such Indemnified Persons from all liability that is the subject matter of such claim. The provisions of this Section 8.03(b) shall survive termination of this Agreement.

(c)      The Seller will indemnify any Indemnified Person for any loss, liability or expense of any Indemnified Person not otherwise paid or covered pursuant to Subsections (a) or (b) above.

Section 8.04    Limitations on Liability of the Depositor, the Company, the Master Servicer and Others. Subject to the obligation of the Seller, the Company and the Master Servicer to indemnify the Indemnified Persons pursuant to Section 8.03:

(a)      Neither the Depositor, the Company, the Master Servicer nor any of the directors, officers, employees or agents of the Depositor, the Company and the Master Servicer shall be under any liability to the Indemnified Persons, the Trust Fund or the Certificateholders for taking any action or for refraining from taking any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Depositor, the Company, the Master Servicer or any such Person against any breach of warranties or representations made herein or any liability which would otherwise be imposed by reason of such Person’s willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder.

(b)      The Depositor, the Company, the Master Servicer and any director, officer, employee or agent of the Depositor, the Company and the Master Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder.

(c)      The Depositor, the Company, the Master Servicer the Securities Administrator, the Trustee, the Custodian and any director, officer, employee or agent of the Depositor, the Company, the Master Servicer, the Securities Administrator, the Trustee or the Custodian and the Certificate Insurer shall be indemnified by the Trust and held harmless thereby against any loss, liability or expense (including reasonable legal fees and disbursements of counsel) incurred on their part that may be sustained in connection with, arising out of, or related to, any claim or legal action (including any pending or threatened claim or legal action) relating to this Agreement, the Assignment Agreements, the Custodial Agreement, the Certificates or the Servicing Agreements (except with respect to the Master Servicer only, to the extent that the Master Servicer is indemnified by the Company under this Agreement or by the related Servicer under the related Servicing Agreement), other than (i) any such loss, liability or expense related to the Company’s or the Master Servicer’s failure to perform its respective duties in compliance with this Agreement (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to this Agreement), or to the Custodian’s failure to perform its duties under the Custodial Agreement, or (ii) any such loss, liability or expense incurred by reason of the Company’s, the Master Servicer’s or the Custodian’s willful misfeasance, bad faith or gross negligence in the performance of duties hereunder or under the Custodial Agreement, as applicable, or by reason of reckless disregard of obligations and duties hereunder or under the Custodial Agreement, as applicable.

(d)      Neither the Depositor, the Company nor the Master Servicer shall be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its duties under this Agreement and that in its opinion may involve it in any expense or liability; provided, however, the Master Servicer may in its discretion, with the consent of the Trustee (which consent shall not be unreasonably withheld), undertake any such action which it may deem necessary or desirable with respect to this Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Fund, and the Master Servicer shall be entitled to be reimbursed therefor out of the Master Servicer Collection Account as provided by Section 5.07. Nothing in this Subsection 8.04(d) shall affect the Master Servicer’s obligation to supervise, or to take such actions as are necessary to ensure, the servicing and administration of the Mortgage Loans pursuant to Subsection 4.01(a).

(e)      In taking or recommending any course of action pursuant to this Agreement, unless specifically required to do so pursuant to this Agreement, the Master Servicer shall not be required to investigate or make recommendations concerning potential liabilities which the Trust might incur as a result of such course of action by reason of the condition of the Mortgaged Properties but shall give notice to the Trustee if it has notice of such potential liabilities.

(f)      The Master Servicer shall not be liable for any acts or omissions of the Company or the Servicers, except as otherwise expressly provided herein.

Section 8.05   Master Servicer and Company Not to Resign. (a) Except as provided in Section 8.07, the Master Servicer shall not resign from the obligations and duties hereby imposed on it except (i) with the prior written consent of the Trustee and the Certificate Insurers (which consent shall not be unreasonably withheld) or (ii) upon a determination that any such duties hereunder are no longer permissible under applicable law and such impermissibility cannot be cured. Any such determination permitting the resignation of the Master Servicer shall be evidenced by an Opinion of Counsel to such effect, addressed to and delivered to, the Trustee and the Certificate Insurers. No such resignation by the Master Servicer shall become effective until EMC or the Trustee or a successor to the Master Servicer reasonably satisfactory to the Trustee and the Certificate Insurer shall have assumed the responsibilities and obligations of the

Master Servicer in accordance with Section 9.02 hereof. The Trustee shall notify the Rating Agencies and the Certificate Insurer of the resignation of the Master Servicer.

(b)      The Company shall not resign from the obligations and duties hereby imposed on it except (i) upon the assignment of its servicing duties with respect to all or a portion of the EMC Mortgage Loans to an institution that is a Fannie Mae and Freddie Mac approved seller/servicer in good standing that has a net worth of not less than $10,000,000 and with the prior written consent of the Master Servicer (which consent shall not be unreasonably withheld) or (ii) upon the determination that its duties hereunder are no longer permissible under applicable law and such incapacity cannot be cured by the Company. Any determination permitting the resignation of the Company shall be evidenced by an Opinion of Counsel to such effect addressed to and delivered, to the Master Servicer, the Certificate Insurers and the Trustee which Opinion of Counsel shall be in form and substance acceptable to the Master Servicer, the Certificate Insurers and the Trustee. No appointment of a successor to the Company shall be effective hereunder unless (a) the Rating Agencies have confirmed in writing that such appointment will not result in a downgrade, qualification or withdrawal of the then current ratings assigned to the Certificates without regard to the Class I-A-3 Policy or the Class II-A Policy, (b) such successor shall have represented that it is meets the eligibility criteria set forth in clause (i) above and (c) such successor has agreed to assume the obligations of the Company hereunder to the extent of the EMC Mortgage Loans to be serviced by such successor. The Company shall provide a copy of the written confirmation of the Rating Agencies and the agreement executed by such successor to the Master Servicer and the Trustee. No such resignation shall become effective until a Qualified Successor or the Master Servicer shall have assumed the Company’s responsibilities and obligations hereunder. The Company shall notify the Master Servicer, the Trustee, the Certificate Insurers and the Rating Agencies of the resignation of the Company or the assignment of all or a portion of its servicing duties hereunder in accordance with this Section 8.05.

Section 8.06    Successor Master Servicer. In connection with the appointment of any successor Master Servicer or the assumption of the duties of the Master Servicer, EMC or the Trustee may make such arrangements for the compensation of such successor master servicer out of payments on the Mortgage Loans as EMC or the Trustee and such successor master servicer shall agree. If the successor master servicer does not agree that such market value is a fair price, such successor master servicer shall obtain two quotations of market value from third parties actively engaged in the servicing of single-family mortgage loans. In no event shall the compensation of any successor master servicer exceed that permitted the Master Servicer without the consent of the Certificate Insurers and all of the Certificateholders.

Section 8.07   Sale and Assignment of Master Servicing. The Master Servicer may sell and assign its rights and delegate its duties and obligations in its entirety as Master Servicer under this Agreement and EMC may terminate the Master Servicer without cause and select a new Master Servicer; provided, however, that: (i) the purchaser or transferee accepting such assignment and delegation (a) shall be a Person which (or an Affiliate thereof the primary business of which is the servicing of conventional residential mortgage loans) shall be qualified to service mortgage loans for Fannie Mae or Freddie Mac; (b) shall have a net worth of not less than $10,000,000 (unless otherwise approved by each Rating Agency pursuant to clause (ii) below); (c) shall be reasonably satisfactory to the Trustee and the Certificate Insurers (as evidenced in a writing signed by the Trustee and the Certificate Insurers); and (d) shall execute and deliver to the Trustee and the Certificate Insurers an agreement, in form and substance reasonably satisfactory to the Trustee and the Certificate Insurers, which contains an assumption by such Person of the due and punctual performance and observance of each covenant and condition to be performed or observed by it as master servicer under this Agreement, any custodial agreement from and after the effective date of such agreement; (ii) each Rating Agency and the Certificate Insurers shall be given prior written notice of the identity of the proposed successor to the Master Servicer and each Rating Agency’s rating of the Certificates in effect immediately prior to such assignment, sale and delegation will not be downgraded, qualified or withdrawn as a result of such assignment, sale and delegation (determined without regard to the Class I-A-3 Policy or the Class II-A Policy), as evidenced by a letter to such effect delivered to the Master Servicer and the Trustee and the Certificate Insurers; (iii) the Master Servicer assigning and selling the master servicing shall deliver to the Trustee and the Certificate Insurers an Officer’s Certificate and an Opinion of Counsel addressed to the Trustee and the Certificate Insurers, each stating that all conditions precedent to such action under this Agreement have been completed and such action is permitted by and complies with the terms of this Agreement; and (iv) in the event the Master Servicer is terminated without cause by EMC, EMC shall pay, from its own funds and without any right of reimbursement, the terminated Master Servicer a termination fee equal to 0.25% of the aggregate Stated Principal Balance of the Mortgage Loans at the time the master servicing of the Mortgage Loans is transferred to the successor Master Servicer. No such assignment or delegation shall affect any liability of the Master Servicer arising prior to the effective date thereof.

Article IX

DEFAULT; TERMINATION OF MASTER SERVICER;

TERMINATION OF COMPANY

Section 9.01    Events of Default. “Event of Default,” wherever used herein, means any one of the following events:

(i)      any failure by the Master Servicer to remit to the Securities Administrator any amounts received or collected by the Master Servicer in respect of the Mortgage Loans and required to be remitted by it hereunder or any Advance required to be made by it pursuant to this Agreement, which failure shall continue unremedied for one Business Day after the date on which written notice of such failure shall have been given to the Master Servicer by the Trustee or the Depositor, or to the Trustee and the Master Servicer by the Holders of Certificates evidencing not less than 25% of the Voting Rights evidenced by the Certificates; or

(ii)      any failure by the Master Servicer to observe or perform in any material respect any other of the covenants or agreements on the part of the Master Servicer contained in this Agreement or any breach of a representation or warranty by the Master Servicer, which failure or breach shall continue unremedied for a period of 60 days after the date on which written notice of such failure shall have been given to Master Servicer by the Trustee or the Depositor, or to the Trustee and the Master Servicer by the Holders of Certificates evidencing not less than 25% of the Voting Rights evidenced by the Certificates; or

(iii)     a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 60 consecutive days; or

(iv)     the Master Servicer shall consent to the appointment of a receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Master Servicer or all or substantially all of the property of the Master Servicer; or

(v)      the Master Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of, or commence a voluntary case under, any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations;

(vi)     the Master Servicer assigns or delegates its duties or rights under this Agreement in contravention of the provisions permitting such assignment or delegation under Sections 8.05 or 8.07; or

(vii) The Master Servicer fails to deposit, or cause to be deposited, in the Distribution Account any Advance required to be made by the Master Servicer (other than a Nonrecoverable Advance) by 5:00 p.m. New York City time on the Distribution Account Deposit Date.

If an Event of Default shall occur, then, and in each and every such case, so long as such Event of Default shall not have been remedied, the Trustee may, and at the direction of the Holders of Certificates evidencing not less than 25% of the Voting Rights evidenced by the Certificates, the Trustee shall, by notice in writing to the Master Servicer, with a copy to the Rating Agencies and the Certificate Insurers, and with the consent of the Company, may terminate all of the rights and obligations (but not the liabilities) of the Master Servicer (and the Securities Administrator if the Master Servicer and the Securities Administrator are the same entity) under this Agreement and in and to the Mortgage Loans and the proceeds thereof, other than its rights as a Certificateholder hereunder. On or after the receipt by the Master Servicer of such written notice, all authority and power of the Master Servicer (and, if applicable, the Securities Administrator) hereunder, whether with respect to the Mortgage Loans or otherwise, shall pass to and be vested in the Trustee, or any successor appointed pursuant to Section 9.02 (a “Successor Master Servicer” and, if applicable, “Successor Securities Administrator”). Such Successor Master Servicer shall thereupon if such Successor Master Servicer is a successor to the Master Servicer, make any Advance required by Article VI, subject, in the case of the Trustee, to Section 9.02. The Trustee is hereby authorized and empowered to execute and deliver, on behalf of the terminated Master Servicer and, if applicable, the terminated Securities Administrator, as attorney- in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of any Mortgage Loans and related documents, or otherwise. Unless expressly provided in such written notice, no such termination shall affect any obligation of the Master Servicer to pay amounts owed pursuant to Article VIII or Article X. The Master Servicer and, if applicable, the Securities Administrator agrees to cooperate with the Trustee in effecting the termination of the Master Servicer’s and, if applicable, the Securities Administrator’s responsibilities and rights hereunder, including, without limitation, the transfer to the applicable Successor Master Servicer of all cash amounts which shall at the time be credited to the Master Servicer Collection Account maintained pursuant to Section 5.06, or thereafter be received with respect to the applicable Mortgage Loans. The Trustee shall promptly notify the Rating Agencies and the Certificate Insurers of the occurrence of an Event of Default known to the Trustee.

Notwithstanding any termination of the activities of the Master Servicer hereunder, the Master Servicer shall be entitled to receive, out of any late collection of a Scheduled Payment on a Mortgage Loan that was due prior to the notice terminating the Master Servicer’s rights and obligations as Master Servicer hereunder and received after such notice, that portion thereof to which the Master Servicer would have been entitled pursuant to Sections 5.05 and to receive any other amounts payable to the Master Servicer hereunder the entitlement to which arose prior to the termination of its activities hereunder.

Notwithstanding the foregoing, if an Event of Default described in clause (vii) of this Section 9.01 shall occur, the Trustee shall, by notice in writing to the Master Servicer, with a copy to the Certificate Insurers, which may be delivered by telecopy, immediately terminate all of the rights and obligations of the Master Servicer thereafter arising under this Agreement, but without prejudice to any rights it may have as a Certificateholder or to reimbursement of Advances and other advances of its own funds, and the Trustee shall act as provided in Section 8.02 to carry out the duties of the Master Servicer, including the obligation to make any Advance the nonpayment of which was an Event of Default described in clause (vii) of this Section 9.01. Any such action taken by the Trustee must be prior to the distribution on the relevant Distribution Date.

Section 9.02    Trustee to Act; Appointment of Successor. On and after the time the Master Servicer receives a notice of termination pursuant to Section 9.01 hereof the Trustee shall automatically become the successor to the Master Servicer with respect to the transactions set forth or provided for herein and after a transition period (not to exceed 90 days), shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Master Servicer by the terms and provisions hereof; provided, however, that the Company shall have the right to either (a) immediately assume the duties of the Master Servicer or (b) select a successor Master Servicer; provided, further, however that, pursuant to Article VI hereof, the Trustee in its capacity as successor Master Servicer shall be responsible for making any Advances required to be made by the Master Servicer immediately upon the termination of the Master Servicer and any such Advance shall be made on the Distribution Date on which such Advance was required to be made by the predecessor Master Servicer. Effective on the date of such notice of termination, as compensation therefor, the Trustee shall be entitled to all compensation, reimbursement of expenses and indemnifications that the Master Servicer would have been entitled to if it had continued to act hereunder, provided, however, that the Trustee shall not be (i) liable for any acts or omissions of the Master Servicer, (ii) obligated to make Advances if it is prohibited from doing so under applicable law, (iii) responsible for expenses of the Master Servicer pursuant to Section 2.03 or (iv) obligated to deposit losses on any Permitted Investment directed by the Master Servicer. Notwithstanding the foregoing, the Trustee may, if it shall be unwilling to so act, or shall, if it is prohibited by applicable law from making Advances pursuant to Article VI or if it is otherwise unable to so act, appoint, or petition a court of competent jurisdiction to appoint, any established mortgage loan servicing institution the appointment of which does not adversely affect the then current rating of the Certificates by each Rating Agency (determined without regard to the Class I-A-3 Policy or Class II-A Policy) as the successor to the Master Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer hereunder. Any Successor Master Servicer shall (i) be an institution that is a Fannie Mae and Freddie Mac approved seller/servicer in good standing, that has a net worth of at least $15,000,000, (ii) be acceptable to the Certificate Insurers (which consent shall not be unreasonably withheld) and (iii) be willing to act as successor servicer of any Mortgage Loans under this Agreement or the related Servicing Agreement with respect to which the Company or the original Servicer has been terminated as servicer, and shall have executed and delivered to the Depositor, the Trustee and the Certificate Insurers an agreement accepting such delegation and assignment, that contains an assumption by such Person of the rights, powers, duties, responsibilities, obligations and liabilities of the Master Servicer (other than any liabilities of the Master Servicer hereof incurred prior to termination of the Master Servicer under Section 9.01 or as otherwise set forth herein), with like effect as if originally named as a party to this Agreement, provided that each Rating Agency shall have acknowledged in writing that its rating of the Certificates in effect immediately prior to such assignment and delegation (determined without regard to the Class I-A-3 Policy or the Class II-A Policy) will not be qualified or reduced as a result of such assignment and delegation. If the Trustee assumes the duties and responsibilities of the Master Servicer in accordance with this Section 9.02, the Trustee shall not resign as Master Servicer until a Successor Master Servicer has been appointed and has accepted such appointment. Pending appointment of a successor to the Master Servicer hereunder, the Trustee, unless the Trustee is prohibited by law from so acting, shall, subject to Section 4.04 hereof, act in such capacity as hereinabove provided. In connection with such appointment and assumption, the Trustee may make such arrangements for the compensation of such successor out of payments on Mortgage Loans or otherwise as it and such successor shall agree; provided that no such compensation unless agreed to by the Certificateholders shall be in excess of that permitted the Master Servicer hereunder. The Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. Neither the Trustee nor any other Successor Master Servicer shall be deemed to be in default hereunder by reason of any failure to make, or any delay in making, any distribution hereunder or any portion thereof or any failure to perform, or any delay in performing, any duties or responsibilities hereunder, in either case caused by the failure of the Master Servicer and the Securities Administrator to deliver or provide, or any delay in delivering or providing, any cash, information, documents or records to it.

The costs and expenses of the Trustee in connection with the termination of the Master Servicer, appointment of a Successor Master Servicer and, if applicable, any transfer of servicing, including, without limitation, all costs and expenses associated with the complete transfer of all servicing data and the completion, correction or manipulation of such servicing data as may be required by the Trustee to correct any errors or insufficiencies in the servicing data or otherwise to enable the Trustee or the Successor Master Servicer to service the related Mortgage Loans properly and effectively, to the extent not paid by the terminated Master Servicer, shall be payable to the Trustee pursuant to Section 10.05. Any successor to the Master Servicer as successor servicer under any Subservicing Agreement shall give notice to the applicable Mortgagors of such change of servicer and shall, during the term of its service as successor servicer maintain in force the policy or policies that the Master Servicer is required to maintain pursuant to Section 4.04.

Section 9.03    Notification to Certificateholders, the Certificate Insurers and Rating Agencies.

(a)      Upon any termination of or appointment of a successor to the Master Servicer, the Trustee shall give prompt written notice thereof to Certificateholders, the Certificate Insurers and to each Rating Agency.

(b)      Within 60 days after the occurrence of any Event of Default, the Trustee shall transmit by mail to all Certificateholders and the Certificate Insurers notice of each such Event of Default hereunder actually known to a Responsible Officer of the Trustee, unless such Event of Default shall have been cured or waived.

Section 9.04   Waiver of Defaults. The Trustee shall transmit by mail to all Certificateholders and the Certificate Insurers, within 60 days after the occurrence of any Event of Default actually known to a Responsible Officer of the Trustee, unless such Event of Default shall have been cured, notice of each such Event of Default hereunder known to the Trustee. The Certificate Insurers and Holders of Certificates evidencing not less than 51% of the Voting Rights ( with the consent of the Certificate Insurers, which consent shall not be unreasonably withheld) may, on behalf of all Certificateholders, waive any default by the Master Servicer in the performance of its obligations hereunder and the consequences thereof, except a default in the making of or the causing to be made of any required distribution on the Certificates. Upon any such waiver of a past default, such default shall be deemed to cease to exist, and any Event of Default arising therefrom shall be deemed to have been timely remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived. The Trustee shall give notice of any such waiver to the Rating Agencies and the Certificate Insurers.

Section 9.05   Company Default. In case one or more of the following events of default by the Company (each, a “Company Default”) shall occur and be continuing, that is to say:

(i)      any failure by the Company to remit to the Master Servicer any payment including any Advance required to be made under the terms of this Agreement on any Remittance Date; or

(ii)      failure on the part of the Company duly to observe or perform in any material respect any other of the covenants or agreements (other than Sections 3.13 or 3.14) on the part of the Company set forth in this Agreement, the breach of which has a material adverse effect and which continue unremedied for a period of sixty days (except that such number of days shall be fifteen in the case of a failure to pay any premium for any insurance policy required to be maintained under this Agreement and such failure shall be deemed to have a material adverse effect) after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Company by the Master Servicer; or

(iii)     a decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, bankruptcy, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Company and such decree or order shall have remained in force undischarged or unstayed for a period of sixty days; or

(iv)     the Company shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, bankruptcy, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Company or of or relating to all or substantially all of its property; or

(v)      the Company shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

(vi)     the Company attempts to assign its right to servicing compensation hereunder or the Company attempts to sell or otherwise dispose of all or substantially all of its property or assets or to assign this Agreement or the servicing responsibilities hereunder or to delegate its duties hereunder or any portion thereof except as otherwise permitted herein; or

(vii)     the Company ceases to be qualified to transact business in any jurisdiction where it is currently so qualified, but only to the extent such non-qualification materially and adversely affects the Company’s ability to perform its obligations hereunder;

(viii)    failure by the Company to duly perform, within the required time period, its obligations under Section 3.13 or Section 3.14 which failure continues unremedied for a period of fifteen (15) days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Company by the Master Servicer.

then, and in each and every such case, so long as a Company Default shall not have been remedied, the Master Servicer or either Certificate Insurer, by notice in writing to the Company may, in addition to whatever rights the Master Servicer and the Trustee on behalf of the Certificateholders and the Certificate Insurers may have under Section 8.03 and at law or equity to damages, including injunctive relief and specific performance, terminate all the rights and obligations of the Company under this Agreement and in and to the EMC Mortgage Loans and the proceeds thereof without compensating the Company for the same. On or after the receipt by the Company of such written notice, all authority and power of Company under this Agreement, whether with respect to the EMC Mortgage Loans or otherwise, shall pass to and be vested in the Master Servicer. Upon written request from the Master Servicer or either Certificate Insurer, the Company shall prepare, execute and deliver, any and all documents and other instruments, place in the Master Servicer’s possession all Mortgage Files relating to the EMC Mortgage Loans, and do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the EMC Mortgage Loans and related documents, or otherwise, at the Company’s sole expense. The Company agrees to cooperate with the Master Servicer and the Certificate Insurers in effecting the termination of the Company’s responsibilities and rights hereunder, including, without limitation, the transfer to such successor for administration by it of all cash amounts which shall at the time be credited by the Company to its Protected Account or Escrow Account or thereafter received with respect to the EMC Mortgage Loans or any related REO Property.

Section 9.06    Waiver of Company Defaults. The Master Servicer, with the consent of the Trustee, and the Certificate Insurers and the Certificate Insurers, may waive only by written notice any default by the Company in the performance of its obligations hereunder and its consequences. Upon any such waiver of a past default, such default shall cease to exist, and any Company Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived in writing.

Article X

CONCERNING THE TRUSTEE AND THE SECURITIES ADMINISTRATOR

Section 10.01	Duties of Trustee and Securities Administrator.

(a)      The Trustee, prior to the occurrence of an Event of Default and after the curing or waiver of all Events of Default which may have occurred, and the Securities Administrator each undertake to perform such duties and only such duties as are specifically set forth in this Agreement as duties of the Trustee and the Securities Administrator, respectively. If an Event of Default has occurred and has not been cured or waived, the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and the same degree of care and skill in their exercise, as a prudent person would exercise under the circumstances in the conduct of such Person’s own affairs.

(b)      Upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments which are specifically required to be furnished to the Trustee or the Securities Administrator pursuant to any provision of this Agreement, the Trustee or the Securities Administrator, respectively, shall examine them to determine whether they are, on their face, in the form required by this Agreement; provided, however, that neither the Trustee nor the Securities Administrator shall be responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished by the Master Servicer; provided, further, that neither the Trustee nor the Securities Administrator shall be responsible for the accuracy or verification of any calculation provided to it pursuant to this Agreement.

(c)      On each Distribution Date, the Securities Administrator shall make monthly distributions and the final distribution to the related Certificateholders from related funds in the Distribution Account as provided in Sections 6.04 and 11.02 herein based solely on the applicable Remittance Report.

(d)      No provision of this Agreement shall be construed to relieve the Trustee or the Securities Administrator from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided, however, that:

(i)      Prior to the occurrence of an Event of Default, and after the curing or waiver of all such Events of Default which may have occurred with respect to the Trustee and at all times with respect to the Securities Administrator, the duties and obligations of the Trustee and the Securities Administrator shall be determined solely by the express provisions of this Agreement, neither the Trustee nor the Securities Administrator shall be liable except for the performance of their respective duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee or the Securities Administrator and, in the absence of bad faith on the part of the Trustee or the Securities Administrator, respectively, the Trustee or the Securities Administrator, respectively, may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee or the Securities Administrator, respectively, and conforming to the requirements of this Agreement;

(ii)      Neither the Trustee nor the Securities Administrator shall be liable in its individual capacity for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee or an officer or officers of the Securities Administrator, respectively, unless it shall be proved that the Trustee or the Securities Administrator, respectively, was negligent in ascertaining the pertinent facts;

(iii)     Neither the Trustee nor the Securities Administrator shall be liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the directions of the Holders of Certificates evidencing not less than 25% of the aggregate Voting Rights of the Certificates (or such other percentage as specifically set forth herein), if such action or non-action relates to the time, method and place of conducting any proceeding for any remedy available to the Trustee or the Securities Administrator, respectively, or exercising any trust or other power conferred upon the Trustee or the Securities Administrator, respectively, under this Agreement;

(iv)     The Trustee shall not be required to take notice or be deemed to have notice or knowledge of any default or Event of Default unless a Responsible Officer of the Trustee shall have actual knowledge thereof. In the absence of such notice, the Trustee may conclusively assume there is no such default or Event of Default;

(v)      The Securities Administrator shall not in any way be liable by reason of any insufficiency in any Account held in the name of Trustee unless it is determined by a court of competent jurisdiction in a non-appealable judgment that the Securities Administrator’s gross negligence or willful misconduct was the primary cause of such insufficiency (except to the extent that the Securities Administrator is obligor and has defaulted thereon);

(vi)     The Trustee shall not in any way be liable by reason of any insufficiency in any Account held in the name of Trustee unless it is determined by a court of competent jurisdiction in a non-appealable judgment that the Trustee’s gross negligence or willful misconduct was the primary cause of such insufficiency (except to the extent that the Trustee is obligor and has defaulted thereon);

(vii)     Anything in this Agreement to the contrary notwithstanding, in no event shall the Trustee or the Securities Administrator be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Trustee or the Securities Administrator, respectively, has been advised of the likelihood of such loss or damage and regardless of the form of action; and

(viii)    None of the Securities Administrator, the Master Servicer, the Seller, the Depositor or the Trustee shall be responsible for the acts or omissions of the other, it being understood that this Agreement shall not be construed to render them partners, joint venturers or agents of one another.

Neither the Trustee nor the Securities Administrator shall be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if there is reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it, and none of the provisions contained in this Agreement shall in any event require the Trustee or the Securities Administrator to perform, or be responsible for the manner of performance of, any of the obligations of the Master Servicer or the Company hereunder or any Servicer under the related Servicing Agreement.

(e)      All funds received by the Securities Administrator and required to be deposited in the Distribution Account pursuant to this Agreement shall be promptly so deposited by the Securities Administrator.

Section 10.02	Certain Matters Affecting the Trustee and the Securities Administrator.
(a)	Except as otherwise provided in Section 10.01:

(i)      The Trustee and the Securities Administrator may rely and shall be protected in acting or refraining from acting in reliance on any resolution or certificate of the Seller, the Company, the Master Servicer or the related Servicer, any certificates of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(ii)      The Trustee and the Securities Administrator may consult with counsel and any advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection with respect to any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

(iii)     Neither the Trustee nor the Securities Administrator shall be under any obligation to exercise any of the trusts or powers vested in it by this Agreement, other than its obligation to give notices pursuant to this Agreement, or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee or the Securities Administrator, as applicable, reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby. Nothing contained herein shall, however, relieve the Trustee of the obligation, upon the occurrence of an Event of Default of which a Responsible Officer of the Trustee has actual knowledge (which has not been cured or waived), to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in their exercise, as a prudent person would exercise under the circumstances in the conduct of his own affairs;

(iv)     Prior to the occurrence of an Event of Default hereunder and after the curing or waiver of all Events of Default which may have occurred with respect to the Trustee and at all times with respect to the Securities Administrator, neither the Trustee nor the Securities Administrator shall be liable in its individual capacity for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

(v)      Neither the Trustee nor the Securities Administrator shall be bound to make any investigation into the facts or matters stated in any resolution, certificate,

statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by Holders of Certificates evidencing not less than 25% of the aggregate Voting Rights of the Certificates and provided that the payment within a reasonable time to the Trustee or the Securities Administrator, as applicable, of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee or the Securities Administrator, as applicable, reasonably assured to the Trustee or the Securities Administrator, as applicable, by the security afforded to it by the terms of this Agreement. The Trustee or the Securities Administrator may require reasonable indemnity against such expense or liability as a condition to taking any such action. The reasonable expense of every such examination shall be paid by the Certificateholders requesting the investigation;

(vi)     The Trustee and the Securities Administrator may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or through Affiliates, agents or attorneys; provided, however, that the Trustee may not appoint any paying agent other than the Securities Administrator to perform any paying agent functions under this Agreement without the express written consent of the Master Servicer and the Certificate Insurers, which consents will not be unreasonably withheld. Neither the Trustee nor the Securities Administrator shall be liable or responsible for the misconduct or negligence of any of the Trustee’s or the Securities Administrator’s agents or attorneys or paying agent appointed hereunder by the Trustee or the Securities Administrator with due care and, when required, with the consent of the Master Servicer;

(vii)     Should the Trustee or the Securities Administrator deem the nature of any action required on its part to be unclear, the Trustee or the Securities Administrator, respectively, may require prior to such action that it be provided by the Depositor with reasonable further instructions; the right of the Trustee or the Securities Administrator to perform any discretionary act enumerated in this Agreement shall not be construed as a duty, and neither the Trustee nor the Securities Administrator shall be accountable for other than its negligence or willful misconduct in the performance of any such act;

(viii)    Neither the Trustee nor the Securities Administrator shall be required to give any bond or surety with respect to the execution of the trust created hereby or the powers granted hereunder, except as provided in Subsection 10.07; and

(ix)     Neither the Trustee nor the Securities Administrator shall have any duty to conduct any affirmative investigation as to the occurrence of any condition requiring the repurchase of any Mortgage Loan by any Person pursuant to this Agreement, or the eligibility of any Mortgage Loan for purposes of this Agreement.

(b)      The Trustee is hereby directed by the Depositor to execute and deliver the Insurance Agreements and the Yield Maintenance Agreements. Amounts payable by the Trust on the Closing Date pursuant to the Yield Maintenance Agreements shall be paid by the Depositor or its designee. The Trustee in its individual capacity shall have no responsibility for any of the undertakings, agreements or representations with respect to the Yield Maintenance Agreements, including, without limitation, for making any payments thereunder.

Section 10.03  Trustee and Securities Administrator Not Liable for Certificates or Mortgage Loans. The recitals contained herein and in the Certificates (other than the signature and countersignature of the Trustee on the Certificates) shall be taken as the statements of the Depositor, and neither the Trustee nor the Securities Administrator shall have any responsibility for their correctness. Neither the Trustee nor the Securities Administrator makes any representation as to the validity or sufficiency of the Certificates (other than the signature and countersignature of the Trustee on the Certificates) or of any Mortgage Loan except as expressly provided in Sections 2.02 and 2.06 hereof; provided, however, that the foregoing shall not relieve the Trustee, or the Custodian on its behalf, of the obligation to review the Mortgage Files pursuant to Section 2.02 of this Agreement. The Trustee’s signature and countersignature (or countersignature of its agent) on the Certificates shall be solely in its capacity as Trustee and shall not constitute the Certificates an obligation of the Trustee in any other capacity. Neither the Trustee or the Securities Administrator shall be accountable for the use or application by the Depositor of any of the Certificates or of the proceeds of such Certificates, or for the use or application of any funds paid to the Depositor with respect to the Mortgage Loans. Subject to Section 2.06, neither the Trustee nor the Securities Administrator shall be responsible for the legality or validity of this Agreement or any document or instrument relating to this Agreement, the validity of the execution of this Agreement or of any supplement hereto or instrument of further assurance, or the validity, priority, perfection or sufficiency of the security for the Certificates issued hereunder or intended to be issued hereunder. Neither the Trustee nor the Securities Administrator shall at any time have any responsibility or liability for or with respect to the legality, validity and enforceability of any Mortgage or any Mortgage Loan, or the perfection and priority of any Mortgage or the maintenance of any such perfection and priority, or for or with respect to the sufficiency of the Trust Fund or its ability to generate the payments to be distributed to Certificateholders, under this Agreement. Neither the Trustee nor the Securities Administrator shall have any responsibility for filing any financing or continuation statement in any public office at any time or to otherwise perfect or maintain the perfection of any security interest or lien granted to it hereunder or to record this Agreement.

Section 10.04  Trustee and Securities Administrator May Own Certificates. Each of the Trustee and the Securities Administrator in its individual capacity or in any capacity other than as Trustee or Securities Administrator hereunder may become the owner or pledgee of any Certificates with the same rights it would have if it were not the Trustee or the Securities Administrator, as applicable, and may otherwise deal with the parties hereto.

Section 10.05  Trustee’s and Securities Administrator’s Fees and Expenses. The fees and expenses of the Trustee and the Securities Administrator shall be paid in accordance with a side letter agreement with the Master Servicer and at the expense of the Master Servicer. In addition, the Trustee and the Securities Administrator shall be entitled to recover from the Master Servicer Collection Account pursuant to Section 5.07 all reasonable out-of-pocket expenses, disbursements and advances and the expenses of the Trustee and the Securities Administrator, respectively, in connection with any Event of Default, any breach of this Agreement or any claim or legal action (including any pending or threatened claim or legal action) incurred or made by the Trustee or the Securities Administrator, respectively, in the administration of the trusts hereunder (including the reasonable compensation, expenses and disbursements of its counsel) except any such expense, disbursement or advance as may arise from its negligence or intentional misconduct or which is the responsibility of the Certificateholders or the Trust Fund hereunder. If funds in the Master Servicer Collection Account are insufficient therefor, the Trustee and the Securities Administrator shall recover such expenses, disbursements or advances from the Depositor and the Depositor hereby agrees to pay such expenses, disbursements or advances upon demand. Such compensation and reimbursement obligation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust.

Section 10.06  Eligibility Requirements for Trustee and Securities Administrator. The Trustee and any successor Trustee and the Securities Administrator and any successor Securities Administrator shall during the entire duration of this Agreement be a state bank or trust company or a national banking association organized and doing business under the laws of a state or the United States of America, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus and undivided profits of at least $40,000,000 or, in the case of a successor Trustee, $50,000,000, subject to supervision or examination by federal or state authority and, in the case of the Trustee, rated “BBB” or higher by Fitch, Inc. with respect to their long-term rating and rated “BBB” or higher by Standard & Poor’s and “Baa2” or higher by Moody’s with respect to any outstanding long-term unsecured unsubordinated debt, and, in the case of a successor Trustee or successor Securities Administrator other than pursuant to Section 10.10, rated in one of the two highest long-term debt categories of, or otherwise acceptable to, each of the Rating Agencies and the Certificate Insurers (which consent shall not be unreasonably withheld). The Trustee shall not be an Affiliate of the Master Servicer. If the Trustee publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 10.06 the combined capital and surplus of such corporation shall be deemed to be its total equity capital (combined capital and surplus) as set forth in its most recent report of condition so published. In case at any time the Trustee or the Securities Administrator, as applicable, shall cease to be eligible in accordance with the provisions of this Section 10.06, the Trustee or the Securities Administrator shall resign immediately in the manner and with the effect specified in Section 10.08.

Section 10.07  Insurance. The Trustee and the Securities Administrator, at their own expense, shall at all times maintain and keep in full force and effect: (i) fidelity insurance, (ii) theft of documents insurance and (iii) forgery insurance (which may be collectively satisfied by a “Financial Institution Bond” and/or a “Bankers’ Blanket Bond”). All such insurance shall be in amounts, with standard coverage and subject to deductibles, as are customary for insurance typically maintained by banks or their affiliates which act as custodians for investor-owned mortgage pools. A certificate of an officer of the Trustee or the Securities Administrator as to the Trustee’s or the Securities Administrator’s, respectively, compliance with this Section 10.07 shall be furnished to any Certificateholder and the Certificate Insurers upon reasonable written request.

Section 10.08  Resignation and Removal of Trustee and Securities Administrator. The Trustee and the Securities Administrator may at any time resign (including, in the case of the Securities Administrator, in connection with the resignation or termination of the Master Servicer) and be discharged from the Trust hereby created by giving written notice thereof to the Depositor, the Seller, the Securities Administrator (or the Trustee, if the Securities Administrator resigns) and the Master Servicer, with a copy to the Rating Agencies and the Certificate Insurers. Upon receiving such notice of resignation, the Depositor shall promptly appoint a successor trustee or successor securities administrator, as applicable, by written instrument, in triplicate, one copy of which instrument shall be delivered to each of the resigning trustee or securities administrator, as applicable, and the successor trustee or securities administrator, as applicable. If no successor trustee or successor securities administrator shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee or Securities Administrator may petition any court of competent jurisdiction for the appointment of a successor trustee or securities administrator.

If at any time (i) the Trustee or the Securities Administrator shall cease to be eligible in accordance with the provisions of Section 10.06 hereof and shall fail to resign after written request thereto by the Depositor, (ii) the Trustee or the Securities Administrator shall become incapable of acting, or shall be adjudged as bankrupt or insolvent, or a receiver of the Trustee or the Securities Administrator or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or the Securities Administrator or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or (iii)(A) a tax is imposed with respect to the Trust Fund by any state in which the Trustee or the Securities Administrator or the Trust Fund is located, (B) the imposition of such tax would be avoided by the appointment of a different trustee or securities administrator and (C) the Trustee or the Securities Administrator, as applicable fails to indemnify the Trust Fund against such tax, then the Depositor or the Master Servicer may remove the Trustee or the Securities Administrator, as applicable, and appoint a successor trustee or successor securities administrator, as applicable, by written instrument, in multiple copies, a copy of which instrument shall be delivered to the Trustee, the Securities Administrator, each Master Servicer and the successor trustee or successor securities administrator, as applicable.

The Holders evidencing at least 51% of the Voting Rights of each Class of Certificates (with the prior written consent of the Certificate Insurers, which consents shall not be unreasonably withheld) may at any time remove the Trustee or Securities Administrator and appoint a successor trustee or securities administrator by written instrument or instruments, in multiple copies, signed by such Holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered by the successor trustee or successor securities administrator to each of the Master Servicer, the Trustee or Securities Administrator so removed and the successor trustee or securities administrator so appointed. Notice of any removal of the Trustee or Securities Administrator shall be given to each Rating Agency and the Certificate Insurers by the Trustee or successor trustee.

Any resignation or removal of the Trustee or Securities Administrator and appointment of a successor trustee or securities administrator pursuant to any of the provisions of this Section 10.08 shall become effective upon acceptance of appointment by the successor trustee or securities administrator as provided in Section 10.09 hereof.

Section 10.09  Successor Trustee or Securities Administrator. Any successor trustee or securities administrator appointed as provided in Section 10.08 hereof shall execute, acknowledge and deliver to the Depositor and to its predecessor trustee or predecessor securities administrator, as applicable, and the Master Servicer and the Certificate Insurers an instrument accepting such appointment hereunder and thereupon the resignation or removal of the predecessor trustee or securities administrator shall become effective and such successor trustee or securities administrator, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as trustee or securities administrator herein.

No successor trustee or securities administrator shall accept appointment as provided in this Section 10.09 unless at the time of such acceptance such successor trustee or securities administrator shall be eligible under the provisions of Section 10.06 hereof and its appointment shall not adversely affect the then current rating of the Certificates (without regard to the Class I-A-3 Policy and the Class II-A Policy).

Upon acceptance of appointment by a successor trustee or securities administrator as provided in this Section 10.09, the successor trustee or securities administrator shall mail notice of the succession of such trustee or securities administrator hereunder to all Holders of Certificates. and the Certificate Insurers If the successor trustee or securities administrator fails to mail such notice within ten days after acceptance of appointment, the Depositor shall cause such notice to be mailed at the expense of the Trust Fund.

Section 10.10  Merger or Consolidation of Trustee or Securities Administrator. Any corporation, state bank or national banking association into which the Trustee or the Securities Administrator may be merged or converted or with which it may be consolidated or any corporation, state bank or national banking association resulting from any merger, conversion or consolidation to which the Trustee or the Securities Administrator shall be a party, or any corporation, state bank or national banking association succeeding to substantially all of the corporate trust business of the Trustee or of the business of the Securities Administrator, shall be the successor of the Trustee or the Securities Administrator hereunder, provided that such corporation shall be eligible under the provisions of Section 10.06 hereof without the execution or filing of any paper or further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

Section 10.11  Appointment of Co-Trustee or Separate Trustee. Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing any Mortgage Note may at the time be located, the Master Servicer and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee or co-trustees jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust Fund, and to vest in such Person or Persons, in such capacity and for the benefit of the Certificateholders and the Certificate Insurers, such title to the Trust Fund or any part thereof, whichever is applicable, and, subject to the other provisions of this Section 10.11, such powers, duties, obligations, rights and trusts as the Master Servicer and the Trustee may consider necessary or desirable. If the Master Servicer shall not have joined in such appointment within 15 days after the receipt by it of a request to do so, or in the case an Event of Default shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 10.06 and no notice to Certificateholders of the appointment of any co-trustee or separate trustee shall be required under Section 10.09.

Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

(i)      All rights, powers, duties and obligations conferred or imposed upon the Trustee, except for the obligation of the Trustee under this Agreement to advance funds on behalf of the Master Servicer, shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether a Trustee hereunder or as a Successor Master Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Fund or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Trustee;

(ii)      No trustee hereunder shall be held personally liable by reason of any act or omission of any other trustee hereunder; and

(iii)     The Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee.

Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article X. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee and a copy thereof given to the Master Servicer and the Depositor.

Any separate trustee or co-trustee may, at any time, constitute the Trustee its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co- trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

Section 10.12  Tax Matters. It is intended that the Trust Fund shall constitute one or more REMICs, and that the affairs of the Trust Fund shall be conducted so that each REMIC formed hereunder qualifies as a “real estate mortgage investment conduit” as defined in and in accordance with the REMIC Provisions. In furtherance of such intention, the Securities Administrator covenants and agrees that it shall act as agent for so long as it is also Master Servicer (and the Securities Administrator is hereby appointed to act as agent) on behalf of the Trust Fund. The Trustee and/or the Securities Administrator, as agent on behalf of the Trust Fund, shall do or refrain from doing, as applicable, the following: (a) the Securities Administrator shall prepare and file, or cause to be prepared and filed, in a timely manner, U.S. Real Estate Mortgage Investment Conduit Income Tax Returns (Form 1066 or any successor form adopted by the Internal Revenue Service) and prepare and file or cause to be prepared and filed with the Internal Revenue Service and applicable state or local tax authorities income tax or information returns for each taxable year with respect to each such REMIC containing such information and at the times and in the manner as may be required by the Code or state or local tax laws, regulations or rules, and furnish or cause to be furnished, to Certificateholders the schedules, statements or information at such times and in such manner as may be required thereby; (b) the Securities Administrator shall apply for an employer identification number with the Internal Revenue Service via a Form SS-4 or other comparable method for each REMIC that is or becomes a taxable entity, and within thirty days of the Closing Date, furnish or cause to be furnished to the Internal Revenue Service on Forms 8811 or as otherwise may be required by the Code, the name, title, address, and telephone number of the person that the Holders of the Certificates may contact for tax information relating thereto, together with such additional information as may be required by such form, and update such information at the time or times in the manner required by the Code for the Trust Fund; (c) the Trustee shall make, or cause to be made, elections on behalf of each REMIC formed hereunder to be treated as a REMIC on the federal tax return of such REMIC for its first taxable year (and, if necessary, under applicable state law); (d) the Securities Administrator shall prepare and forward, or cause to be prepared and forwarded, to the Certificateholders and to the Internal Revenue Service and, if necessary, state tax authorities, all information returns and reports as and when required to be provided to them in accordance with the REMIC Provisions, including without limitation, the calculation of any original issue discount using the Prepayment Assumption; (e) the Securities Administrator shall provide information necessary for the computation of tax imposed on the transfer of a Residual Certificate to a Person that is not a Permitted Transferee, or an agent (including a broker, nominee or other middleman) of a Person that is not a Permitted Transferee, or a pass-through entity in which a Person that is not a Permitted Transferee is the record Holder of an interest (the reasonable cost of computing and furnishing such information may be charged to the Person liable for such tax); (f) each of the Securities Administrator and the Trustee shall, to the extent under its control, conduct the affairs of the Trust Fund at all times that any Certificates are outstanding so as to maintain the status of each REMIC formed hereunder as a REMIC under the REMIC Provisions; (g) neither the Trustee nor the Securities Administrator shall knowingly or intentionally take any action or omit to take any action that would cause the termination of the REMIC status of any REMIC formed hereunder; (h) the Trustee shall pay, from the sources specified in the penultimate paragraph of this Section 10.12, as directed by the Securities Administrator in its Remittance Report, the amount of any federal, state and local taxes, including prohibited transaction taxes as described below, imposed on any REMIC formed hereunder prior to the termination of the Trust Fund when and as the same shall be due and payable (but such obligation shall not prevent the Trustee, the Securities Administrator at the written request of the Trustee, or any other appropriate Person from contesting any such tax in appropriate proceedings and shall not prevent the Securities Administrator from withholding payment of such tax, if permitted by law, pending the outcome of such proceedings); (i) the Trustee shall sign or cause to be signed federal, state or local income tax or information returns or any other document prepared by the Securities Administrator pursuant to this Section 10.12 requiring a signature thereon by the Trustee; (j) the Securities Administrator shall maintain records relating to each REMIC formed hereunder including but not limited to the income, expenses, assets and liabilities of each such REMIC and adjusted basis of the Trust Fund property determined at such intervals as may be required by the Code, as may be necessary to prepare the foregoing returns, schedules, statements or information; (k) the Securities Administrator shall, for federal income tax purposes, maintain books and records with respect to the REMICs on a calendar year and on an accrual basis; (l) neither the Trustee nor the Master Servicer shall enter into any arrangement not otherwise provided for in this Agreement by which the REMICs will receive a fee or other compensation for services nor permit the REMICs to receive any income from assets other than “qualified mortgages” as defined in Section 860G(a)(3) of the Code or “permitted investments” as defined in Section 860G(a)(5) of the Code; and (m) as and when necessary and appropriate, the Trustee, or at the written request of the Trustee, the Securities Administrator, shall represent the Trust Fund in any administrative or judicial proceedings relating to an examination or audit by any governmental taxing authority, request an administrative adjustment as to any taxable year of any REMIC formed hereunder, enter into settlement agreements with any governmental taxing agency, extend any statute of limitations relating to any tax item of the Trust Fund, and otherwise act on behalf of each REMIC formed hereunder in relation to any tax matter involving any such REMIC.

In order to enable each of the Trustee and the Securities Administrator to perform its duties as set forth herein, the Depositor shall provide, or cause to be provided, to the Trustee or the Securities Administrator within 10 days after the Closing Date all information or data that the Trustee or the Securities Administrator requests in writing and determines to be relevant for tax purposes to the valuations and offering prices of the Certificates, including, without limitation, the price, yield, prepayment assumption and projected cash flows of the Certificates and the related Mortgage Loans. Thereafter, the Depositor shall provide to the Trustee or the Securities Administrator promptly upon written request therefor, any such additional information or data that the Trustee or the Securities Administrator may, from time to time, request in order to enable the Trustee or the Securities Administrator to perform its duties as set forth herein. The Depositor hereby indemnifies each of Trustee and the Securities Administrator for any losses, liabilities, damages, claims or expenses of the Trustee or the Securities Administrator arising from any errors or miscalculations of the Trustee or the Securities Administrator, as applicable, that result from any failure of the Depositor to provide, or to cause to be provided, accurate information or data to the Trustee or the Securities Administrator, as applicable, on a timely basis.

In the event that any tax is imposed on “prohibited transactions” of any of REMIC I, REMIC II, REMIC III, REMIC IV or REMIC V as defined in Section 860F(a)(2) of the Code, on the “net income from foreclosure property” of the Trust Fund as defined in Section 860G(c) of the Code, on any contribution to any of REMIC I, REMIC II, REMIC III, REMIC IV or REMIC V after the Startup Day pursuant to Section 860G(d) of the Code, or any other tax is imposed, including, without limitation, any federal, state or local tax or minimum tax imposed upon any of REMIC I, REMIC II, REMIC III, REMIC IV or REMIC V, and is, in each case, attributable to the activities of REMIC I or REMIC II or Loan Group I and not paid as otherwise provided for herein, such tax shall be paid by (i) the Trustee or the Securities Administrator, if any such tax arises out of or results from a breach by the Trustee or the Securities Administrator, respectively, of any of its obligations under this Agreement, (ii) any party hereto (other than the Trustee or the Securities Administrator) to the extent any such tax arises out of or results from a breach by such other party of any of its obligations under this Agreement or (iii) in all other cases, or in the event that any liable party hereto fails to honor its obligations under the preceding clauses (i) or (ii), any such tax shall be paid first with amounts otherwise to be distributed to the Class I-R-1 Certificateholders and Class I-R-2 Certificateholders, on a pro rata basis, and second, with amounts otherwise to be distributed to all Group I Offered Certificateholders and Class I-B-

4 Certificateholders in the following order of priority: first, to the Class I-B-4 Certificates, second, to the Class I-B-3 Certificates, third, to the Class I-B-2 Certificates, fourth, to the Class I-B-1 Certificates, fifth, to the Class I-M-3 Certificates, sixth, to the Class I-M-2 Certificates, seventh, to the Class I-M-1 Certificates and eighth, to the Class I-A Certificates, on a pro rata basis, based on the amounts to be distributed.

In the event that any tax is imposed on “prohibited transactions” of any of REMIC I, REMIC II, REMIC III, REMIC IV or REMIC V as defined in Section 860F(a)(2) of the Code, on the “net income from foreclosure property” of the Trust Fund as defined in Section 860G(c) of the Code, on any contribution to any of REMIC I, REMIC II, REMIC III, REMIC IV or REMIC V after the Startup Day pursuant to Section 860G(d) of the Code, or any other tax is imposed, including, without limitation, any federal, state or local tax or minimum tax imposed upon any of REMIC I, REMIC II, REMIC III, REMIC IV or REMIC V, and is, in each case, attributable to the activities of REMIC III or REMIC IV or Loan Group II and not paid as otherwise provided for herein, such tax shall be paid by (i) the Trustee or the Securities Administrator, if any such tax arises out of or results from a breach by the Trustee or the Securities Administrator, respectively, of any of its obligations under this Agreement, (ii) any party hereto (other than the Trustee or the Securities Administrator) to the extent any such tax arises out of or results from a breach by such other party of any of its obligations under this Agreement or (iii) in all other cases, or in the event that any liable party hereto fails to honor its obligations under the preceding clauses (i) or (ii), any such tax shall be paid first with amounts otherwise to be distributed to the Class II-R Certificateholders, on a pro rata basis, and second, with amounts otherwise to be distributed to the following Classes of Group II Certificateholders in the following order of priority: first, to the Class II-B-6 Certificates, second, to the Class II-B-5 Certificates, third, to the Class II-B-4 Certificates, fourth, to the Class II-B-3 Certificates, fifth, to the Class II-B-2 Certificates, sixth, to the Class II-B-1 Certificates, seventh, to the Class II-M-3 Certificates, eighth, to the Class II-M-2 Certificates, ninth, to the Class II-M-1 Certificates and tenth, to the Class II-A Certificates, on a pro rata basis, based on the amounts to be distributed.

Notwithstanding anything to the contrary contained herein, to the extent that such tax is payable by the Holder of any Certificates, the Securities Administrator is hereby authorized to retain on any Distribution Date, from the Holders of the Class R Certificates (and, if necessary, second, from the Holders of the other related Certificates in the priority specified in the preceding sentence), funds otherwise distributable to such Holders in an amount sufficient to pay such tax. The Securities Administrator shall include in its Remittance Report instructions as to distributions to such parties taking into account the priorities described in the second preceding sentence. The Securities Administrator, on written request by the Trustee, agrees to promptly notify in writing the party liable for any such tax of the amount thereof and the due date for the payment thereof.

The Trustee and the Securities Administrator each agree that, in the event it should obtain any information necessary for the other party to perform its obligations pursuant to this Section 10.12, it will promptly notify and provide such information to such other party. Notwithstanding anything in this Agreement to the contrary, the Trustee agrees that, in the event that the Trustee obtains actual knowledge that the Securities Administrator has breached any of its obligations pursuant to this Section 10.12, the Trustee shall perform such obligations on its behalf to the extent that the Trustee possesses all documents necessary to so perform and receives reasonable compensation therefor, provided, however, that the Trustee shall not be liable for any losses resulting from any such breach.

Article XI

TERMINATION

Section 11.01  Termination upon Liquidation or Repurchase of all Mortgage Loans. Subject to Section 11.03, the obligations and responsibilities of the Depositor, the Master Servicer, the Securities Administrator, the Seller and the Trustee created hereby with respect to the related Sub-Trust shall terminate, with respect to Loan Group I, upon the earlier of (a) the purchase by the Majority Class I-C Certificateholder of all of the Group I Mortgage Loans (and related REO Properties) remaining in the Trust Fund at a price (the “Group I Mortgage Loan Purchase Price”) equal to the sum of (i) 100% of the Stated Principal Balance of each related Mortgage Loan (other than in respect of related REO Property), (ii) accrued interest thereon at the applicable Mortgage Rate to, but not including, the first day of the month of such purchase, (iii) the appraised value of any REO Property in the Group I Sub-Trust (up to the Stated Principal Balance of the related Mortgage Loan), such appraisal to be conducted by an appraiser mutually agreed upon by the Master Servicer and the Trustee and (iv) unreimbursed out-of pocket costs of the Company, the Servicers or the Master Servicer, including unreimbursed servicing advances and the principal portion of any unreimbursed Advances made on Loan Group I prior to the exercise of such repurchase right, (v) any Class I-A-3 Reimbursement Amount due the Class I-A-3 Insurer and (vi) such Loan Group’s pro rata share (based on the then outstanding aggregate Stated Principal Balance thereof) of any unreimbursed costs and expenses of the Trustee and the Securities Administrator payable pursuant to Section 10.05 and (b) the later of (i) the maturity or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan remaining in the Group I Sub-Trust and the disposition of all related REO Property and (ii) the distribution to Group I Certificateholders and the Class I-A-3 Insurer of all amounts required to be distributed to them pursuant to this Agreement or the Class I-A-3 Insurance Agreement, as applicable.

Subject to Section 11.03, the obligations and responsibilities of the Depositor, the Master Servicer, the Securities Administrator, the Seller and the Trustee created hereby with respect to the related Sub-Trust shall terminate, with respect to Loan Group II, upon the earlier of (a) the purchase by EMC or its designee of all of the Group II Mortgage Loans (and related REO Properties) remaining in the Trust Fund at a price (the “Group II Mortgage Loan Purchase Price”) equal to the sum of (i) 100% of the Stated Principal Balance of each related Mortgage Loan (other than in respect of related REO Property), (ii) accrued interest thereon at the applicable Mortgage Rate to, but not including, the first day of the month of such purchase, (iii) the appraised value of any REO Property in the Group II Sub-Trust (up to the Stated Principal Balance of the related Mortgage Loan), such appraisal to be conducted by an appraiser mutually agreed upon by the Master Servicer and the Trustee and (iv) unreimbursed out-of pocket costs of the Company, the Servicers or the Master Servicer, including unreimbursed servicing advances and the principal portion of any unreimbursed Advances made on Loan Group II prior to the exercise of such repurchase right, (v) any Class II-A Reimbursement Amount due the Class II-A Insurer and (vi) such Loan Group’s pro rata share (based on the then outstanding aggregate Stated Principal Balance thereof) of any unreimbursed costs and expenses of the Trustee and the Securities Administrator payable pursuant to Section 10.05 and (b) the later of (i) the maturity or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan remaining in the Group II Sub-Trust and the disposition of all related REO Property and (ii) the distribution to

Group II Certificateholders and the Class II-A Insurer of all amounts required to be distributed to them pursuant to this Agreement, as applicable.

In no event shall the Sub-Trusts created hereby continue beyond the earlier of (i) the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof and (ii) the related Latest Possible Maturity Date.

The right to repurchase all Mortgage Loans in Loan Group I and related REO Properties pursuant to the preceding paragraph shall be exercisable in each case on or after the earlier of (i) the Group I 20% Clean Up Call Date and (ii) the Distribution Date in July 2015.

The right to repurchase all Mortgage Loans in Loan Group II and related REO Properties pursuant to the preceding paragraph shall be exercisable on or after the Group II Optional Termination Date.

Notwithstanding anything to the contrary herein, the Class II-R-3 Certificates will not be retired until the later of (i) the retirement of all the Group I Certificates and (ii) the retirement of all the Group II Certificates (other than the Class II-R-3 Certificates).

Section 11.02  Final Distribution on the Group I Certificates and Group II Certificates. If on any Determination Date, (i) the Master Servicer determines that there are no related Outstanding Mortgage Loans and no other funds or assets in the related Sub-Trust other than the funds in the Master Servicer Collection Account, the Master Servicer shall direct the Securities Administrator to send a final distribution notice promptly to each related Certificateholder and the related Certificate Insurer or (ii) the Securities Administrator determines that a Class of Certificates shall be retired after a final distribution on such Class, the Securities Administrator shall notify the related Certificateholders and the related Certificate Insurer within five (5) Business Days after such Determination Date that the final distribution in retirement of such Class of Certificates is scheduled to be made on the immediately following Distribution Date. Any final distribution made pursuant to the immediately preceding sentence shall be made only upon presentation and surrender of the related Certificates at the office of the Securities Administrator specified in the final distribution notice to related Certificateholders. If the Class I-C Certificateholder or EMC or its designee, as applicable, elects to terminate the related Sub-Trust pursuant to Section 11.01, at least 20 days prior to the date notice is to be mailed to the Certificateholders, the Majority Class I-C Certificateholder or EMC or its designee, as applicable, shall notify the Depositor, the related Certificate Insurer, the Securities Administrator, the Trustee of the date the Majority Class I-C Certificateholder or EMC or its designee intends to terminate the related Sub-Trust. The Master Servicer shall remit the related Mortgage Loan Purchase Price to the Securities Administrator on the Business Day prior to the Distribution Date for such Group I Optional Termination by the Majority Class I-C Certificateholder or Group II Optional Termination by EMC or its designee, as applicable.

Notice of any termination of the related Sub-Trust, specifying the Distribution Date on which related Certificateholders may surrender their Certificates for payment of the final distribution and cancellation, shall be given promptly by the Securities Administrator by letter to related Certificateholders and the related Certificate Insurer mailed not earlier than the 10th day and no later than the 15th day of the month immediately preceding the month of such final distribution. Any such notice shall specify (a) the Distribution Date upon which final distribution on the related Certificates shall be made upon presentation and surrender of related Certificates at the office therein designated, (b) the amount of such final distribution, (c) the location of the office or agency at which such presentation and surrender must be made and (d) that the Record Date otherwise applicable to such Distribution Date is not applicable, distributions being made only upon presentation and surrender of the related Certificates at the office therein specified. The Securities Administrator will give such notice to each Rating Agency at the time such notice is given to related Certificateholders.

In the event such notice is given, the Master Servicer shall cause all related funds in the Master Servicer Collection Account to be remitted to the Securities Administrator for deposit in the Distribution Account on the Business Day prior to the applicable Distribution Date in an amount equal to the final distribution in respect of the related Certificates and any Reimbursement Amounts due to the related Certificate Insurer. Upon such final deposit with respect to the Sub-Trust and the receipt by the Trustee of a Request for Release therefor, the Trustee or the Custodian shall promptly release to the Master Servicer, as applicable the Mortgage Files for the related Mortgage Loans and the Trustee shall execute and deliver any documents prepared and delivered to it which are necessary to transfer any REO Property.

Upon presentation and surrender of the related Certificates, the Securities Administrator shall cause to be distributed to related Certificateholders of each Class and to the related Certificate Insurer in accordance with the Remittance Report the amounts allocable to such Certificates and such Certificate Insurer held in the Distribution Account in the order and priority set forth in Section 6.04 hereof on the final Distribution Date and in proportion to their respective Percentage Interests.

In the event that any affected Certificateholders shall not surrender Certificates for cancellation within six months after the date specified in the above mentioned written notice, the Securities Administrator shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within six months after the second notice all the applicable Certificates shall not have been surrendered for cancellation, the Securities Administrator may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Certificateholders concerning surrender of their Certificates, and the cost thereof shall be paid out of the funds and other assets that remain a part of the related Sub-Trusts. If within one year after the second notice all related Certificates shall not have been surrendered for cancellation, the related Residual Certificateholders shall be entitled to all unclaimed funds and other assets of the Trust Fund that remain subject hereto.

Section 11.03	Additional Termination Requirements.

(a)      Upon exercise by the Majority Class I-C Certificateholder or EMC or its designee, as applicable, of its purchase option as provided in Section 11.01, the related Sub-Trust shall be terminated in accordance with the following additional requirements, unless each of the Trustee, the related Certificate Insurer and the Securities Administrator have been supplied with an Opinion of Counsel addressed to the Trustee and the related Certificate Insurer, at the expense of the Majority Class I-C Certificateholder or EMC or its designee, as applicable, to the effect that the failure of the Sub-Trust to comply with the requirements of this Section 11.03 will not (i)

result in the imposition of taxes on “prohibited transactions” of a REMIC, or (ii) cause a REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding:

(1)      The Majority Class I-C Certificateholder or EMC or its designee, as applicable, shall establish a 90-day liquidation period for REMIC I, REMIC II, REMIC III, REMIC IV or REMIC V, as applicable, and notify the Trustee and Securities Administrator thereof, and the Securities Administrator shall in turn specify the first day of such period in a statement attached to the tax return for REMIC I, REMIC II, REMIC III, REMIC IV or REMIC V, as applicable, pursuant to Treasury Regulation Section 1.860F-1. The Majority Class I-C Certificateholder or EMC or its designee, as applicable, shall satisfy all the requirements of a qualified liquidation under Section 860F of the Code and any regulations thereunder, as evidenced by an Opinion of Counsel addressed to the Trustee obtained at the expense of the Majority Class I-C Certificateholder or EMC or its designee, as applicable;

(2)      During such 90-day liquidation period, and at or prior to the time of making the final payment on the Certificates, the Securities Administrator as agent of the Trustee shall sell all of the assets of REMIC I or REMIC III, as applicable, for cash; and

(3)      At the time of the making of the final payment on the related Certificates, the Securities Administrator as agent for the Trustee shall distribute or credit, or cause to be distributed or credited, to the Holders of the related Residual Certificates all cash on hand (other than cash retained to meet claims), and REMIC I, REMIC II, REMIC III, REMIC IV or REMIC V, as applicable, shall terminate at that time.

(b)      By their acceptance of the related Certificates, the Holders thereof hereby authorize the adoption of a 90-day liquidation period for the related REMIC, which authorization shall be binding upon all successor related Certificateholders.

(c)      The Securities Administrator, as agent for each related REMIC, hereby agrees to adopt and sign such a plan of complete liquidation upon the written request of the Majority Class I-C Certificateholder or EMC or its designee, as applicable, and the receipt of the Opinion of Counsel referred to in Section 11.03(a)(1), and to take such other action in connection therewith as may be reasonably requested by the Majority Class I-C Certificateholder or EMC or its designee, as applicable.

Article XII

MISCELLANEOUS PROVISIONS

Section 12.01  Amendment. This Agreement may be amended from time to time by parties hereto and with the consent of the Certificate Insurers, without the consent of any of the Certificateholders to cure any ambiguity, to correct or supplement any provisions herein (including to give effect to the expectations of investors), to change the manner in which the Master Servicer Collection Account maintained by the Master Servicer or the Protected Account maintained by the Company is maintained or to make such other provisions with respect to matters or questions arising under this Agreement as shall not be inconsistent with any other provisions herein if such action shall not, as evidenced by an Opinion of Counsel addressed to the Trustee, adversely affect in any material respect the interests of any Certificateholder; provided that any such amendment shall be deemed not to adversely affect in any material respect the interests of the Certificateholders and no such Opinion of Counsel shall be required if the Person requesting such amendment obtains a letter from each Rating Agency stating that such amendment would not result in the downgrading or withdrawal of the respective ratings then assigned to the Certificates (determined without regard to the Class I-A-3 Policy and the Class II-A Policy).

Notwithstanding the foregoing, without the consent of the Certificateholders, the parties hereto with the consent of the Class I-A-3 Insurer and Class II-A Insurer may at any time and from time to time amend this Agreement to modify, eliminate or add to any of its provisions to such extent as shall be necessary or appropriate to maintain the qualification of each of REMIC I, REMIC II, REMIC III, REMIC IV and REMIC V, as a REMIC under the Code or to avoid or minimize the risk of the imposition of any tax on any of REMIC I, REMIC II, REMIC III, REMIC IV or REMIC V pursuant to the Code that would be a claim against any of REMIC I, REMIC II, REMIC III, REMIC IV or REMIC V at any time prior to the final redemption of the Certificates, provided that the Trustee and the Certificate Insurers have been provided an Opinion of Counsel addressed to the Trustee and the Certificate Insurers, which opinion shall be an expense of the party requesting such opinion but in any case shall not be an expense of the Trustee, the Securities Administrator or the Trust Fund, to the effect that such action is necessary or appropriate to maintain such qualification or to avoid or minimize the risk of the imposition of such a tax.

This Agreement may also be amended from time to time by the parties hereto with the consent of the Certificate Insurers and the Holders of each Class of Certificates affected thereby evidencing over 50% of the Voting Rights of such Class or Classes for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders of Certificates; provided that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, payments required to be distributed on any Certificate without the consent of the Holder of such Certificate, (ii) cause any of REMIC I, REMIC II, REMIC III, REMIC IV or REMIC V to cease to qualify as a REMIC or (iii) reduce the aforesaid percentages of Certificates of each Class the Holders of which are required to consent to any such amendment without the consent of the Holders of all Certificates of such Class then outstanding.

Notwithstanding any contrary provision of this Agreement, the Trustee shall not consent to any amendment to this Agreement unless it and the Certificate Insurers shall have first received an Opinion of Counsel addressed to the Trustee (a copy of which shall be addressed to and delivered to the Certificate Insurers), which opinion shall be an expense of the party requesting such amendment but in any case shall not be an expense of the Trustee or the Securities Administrator, to the effect that such amendment will not (other than an amendment pursuant to clause (ii) of, and in accordance with, the preceding paragraph) cause the imposition of any tax on REMIC I, REMIC II, REMIC III, REMIC IV or REMIC V or the Certificateholders or cause REMIC I, REMIC II, REMIC III, REMIC IV or REMIC V to cease to qualify as a REMIC at any time that any Certificates are outstanding. Further, nothing in this Agreement shall require the Trustee to enter into an amendment without receiving an Opinion of Counsel (a copy of which shall be addressed and delivered to the Certificate Insurers), satisfactory to the Trustee (i) that such amendment is permitted and is not prohibited by this Agreement and (ii) that all requirements for amending this Agreement (including any consent of the applicable Certificateholders) have been complied with.

Notwithstanding any contrary provision of this Agreement, the Class I-A-3 Insurer shall have the right to consent to any amendment which materially affects its rights and obligations under this Agreement or the rights of any Holder of the Class I-A-3 Certificates. So long as there is not a continuing default by the Class I-A-3 Insurer of its obligations under the Class I-A-3 Policy, the Class I-A-3 Insurer has, and may exercise without the consent of the Holders of the Class I-A-3 Certificates, all of the rights of the Holders of the Class I-A-3 Certificates under this Agreement.

Notwithstanding any contrary provision of this Agreement, the Class II-A Insurer shall have the right to consent to any amendment which materially affects its rights and obligations under this Agreement or the rights of any Holder of the Class II-A-1 Certificates and Class II-A-2 Certificates. So long as there is not a continuing default by the Class II-A Insurer of its obligations under the Class II-A Policy, the Class II-A Insurer has, and may exercise without the consent of the Holders of the Class II-A-1 Certificates, all of the rights of the Holders of the Class II-A-1 Certificates under this Agreement.

Promptly after the execution of any amendment to this Agreement requiring the consent of Certificateholders, the Trustee shall furnish written notification of the substance of such amendment to each Certificateholder, the Certificate Insurers and each Rating Agency.

It shall not be necessary for the consent of Certificateholders under this Section to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

Section 12.02  Recordation of Agreement; Counterparts. To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all of the counties or other comparable jurisdictions in which any or all of the Mortgaged Properties are situated, and in any other appropriate public recording office or elsewhere. The Master Servicer shall effect such recordation at the Trust’s expense upon the request in writing of a Certificateholder, but only if such direction is accompanied by an Opinion of Counsel (provided at the expense of the Certificateholder requesting recordation) to the effect that such recordation would materially and beneficially affect the interests of the Certificateholders or is required by law.

For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

Section 12.03	Governing Law.

THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE SUBSTANTIVE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN THE STATE OF NEW YORK AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HERETO AND THE CERTIFICATEHOLDERS SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS WITHOUT REGARD TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAWS).

Section 12.04  Intention of Parties. It is the express intent of the parties hereto that the conveyance of the Mortgage Notes, Mortgages, assignments of Mortgages, title insurance policies and any modifications, extensions and/or assumption agreements and private mortgage insurance policies relating to the Mortgage Loans by the Seller to the Depositor, and by the Depositor to the Trustee be, and be construed as, an absolute sale thereof to the Depositor or the Trustee, as applicable. It is, further, not the intention of the parties that such conveyance be deemed a pledge thereof by the Seller to the Depositor, or by the Depositor to the Trustee. However, in the event that, notwithstanding the intent of the parties, such assets are held to be the property of the Seller or the Depositor, as applicable, or if for any other reason the Mortgage Loan Purchase Agreement or this Agreement is held or deemed to create a security interest in such assets, then (i) the Mortgage Loan Purchase Agreement and this Agreement shall each be deemed to be a security agreement within the meaning of the Uniform Commercial Code of the State of New York and (ii) the conveyance provided for in the Mortgage Loan Purchase Agreement from the Seller to the Depositor, and the conveyance provided for in this Agreement from the Depositor to the Trustee, shall be deemed to be an assignment and a grant by the Seller or the Depositor, as applicable, for the benefit of the Certificateholders and the Certificate Insurers, of a security interest in all of the assets that constitute the Trust Fund, whether now owned or hereafter acquired.

The Depositor for the benefit of the Certificateholders and the Certificate Insurers shall, to the extent consistent with this Agreement, take such actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the assets of the Trust Fund, such security interest would be deemed to be a perfected security interest of first priority under applicable law and shall be maintained as such throughout the term of the Agreement.

Section 12.05	Notices.

(a)      The Trustee shall use its best efforts to promptly provide notice to each Rating Agency and the Certificate Insurers with respect to each of the following of which a Responsible Officer of the Trustee has actual knowledge:

(i)	Any material change or amendment to this Agreement;
(ii)	The occurrence of any Event of Default that has not been cured;

(iii)     The resignation or termination of the Master Servicer, the Securities Administrator or the Trustee and the appointment of any successor;

(iv)     With respect to each Loan Group, the repurchase or substitution of related Mortgage Loans pursuant to Sections 2.02, 2.03, 4.20 and 11.01; and

(v)	With respect to each Loan Group, the final payment to Certificateholders.

(b)      All directions, demands and notices hereunder shall be in writing and shall be deemed to have been duly given when delivered at or mailed by registered mail, return receipt requested, postage prepaid, or by recognized overnight courier, or by facsimile transmission to a number provided by the appropriate party if receipt of such transmission is confirmed to (i) in the case of the Depositor, Bear Stearns Asset Backed Securities I LLC, 383 Madison Avenue, New York, New York 10179, Attention: Chief Counsel; (ii) in the case of the Seller or the Company, EMC Mortgage Corporation, 909 Hidden Ridge Drive, Irving, Texas 75038, Attention: Ralene Ruyle or such other address as may be hereafter furnished to the other parties hereto by the Master Servicer in writing; (iii) in the case of the Trustee, at each Corporate Trust Office or such other address as the Trustee may hereafter furnish to the other parties hereto; (iv) in the case of the Master Servicer or the Securities Administrator, P. O. Box 98, Columbia, Maryland 21046 (or, for overnight deliveries, 9062 Old Annapolis Road, Columbia, Maryland 21045), Attention: BSABS I 2005-AC5 or such other address as may be hereafter furnished to the other parties hereto by the Securities Administrator in writing, (v) in the case of the Rating Agencies, (x) Moody’s Investors Service, Inc., 99 Church Street, New York, New York 10007, Attention: Home Equity Monitoring and (y) Standard & Poor’s, 55 Water Street, 41st Floor, New York, New York 10041, Attention: Mortgage Surveillance Group and (vi) in the case of the Certificate Insurers (x) Financial Guaranty Insurance Company 125 Park Avenue New York, New York 10017 Attention: Research and Risk Management (Bear Stearns 2005-AC5) and (y) Assured Guaranty Corp., 1325 Avenue of the Americas, New York, New York 10019, Attention: General Counsel, with a copy to Risk Management at the same address, or such other address as may be hereafter furnished to the Trustee by the Certificate Insurer in writing. Any notice delivered to the Seller, the Master Servicer, the Securities Administrator, the Certificate Insurers or the Trustee under this Agreement shall be effective only upon receipt. Any notice required or permitted to be mailed to a Certificateholder, unless otherwise provided herein, shall be given by first-class mail, postage prepaid, at the address of such Certificateholder as shown in the Certificate Register; any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Certificateholder receives such notice.

Section 12.06  Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

Section 12.07  Assignment. Notwithstanding anything to the contrary contained herein, except as provided pursuant to Section 8.07, this Agreement may not be assigned by the Master Servicer, the Seller or the Depositor.

Section 12.08  Limitation on Rights of Certificateholders. The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust Fund, nor entitle such Certificateholder’s legal representative or heirs to claim an accounting or to take any action or commence any proceeding in any court for a petition or winding up of the Trust Fund, or otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

No Certificateholder shall have any right to vote (except as provided herein) or in any manner otherwise control the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth or contained in the terms of the Certificates be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third party by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

No Certificateholder shall have any right by virtue or by availing itself of any provisions of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trustee or the Securities Administrator, as appropriate, a written notice of an Event of Default and of the continuance thereof, as hereinbefore provided, the Holders of Certificates evidencing not less than 25% of the Voting Rights evidenced by the Certificates shall also have made written request to the Trustee or the Securities Administrator, as appropriate to institute such action, suit or proceeding in its own name as Trustee or the Securities Administrator, as appropriate, hereunder and shall have offered to the Trustee or the Securities Administrator, as appropriate, such reasonable indemnity as it may require against the costs, expenses, and liabilities to be incurred therein or thereby, and the Trustee or the Securities Administrator, as appropriate, for 60 days after its receipt of such notice, request and offer of indemnity shall have neglected or refused to institute any such action, suit or proceeding; it being understood and intended, and being expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatever by virtue or by availing itself or themselves of any provisions of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of the Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder or to enforce any right under this Agreement, except in the manner herein provided and for the common benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section 12.08, each and every Certificateholder, the Trustee or the Securities Administrator shall be entitled to such relief as can be given either at law or in equity.

Section 12.09  Inspection and Audit Rights. The Master Servicer agrees that, on reasonable prior notice, it will permit any representative of the Depositor, the Certificate Insurers or the Trustee during the Master Servicer’s normal business hours, to examine all the books of account, records, reports and other papers of the Master Servicer relating to the Mortgage Loans, to make copies and extracts therefrom, to cause such books to be audited by independent certified public accountants selected by the Depositor, the Certificate Insurers or the Trustee and to discuss its affairs, finances and accounts relating to such Mortgage Loans with its officers, employees and independent public accountants (and by this provision the Master Servicer hereby authorizes such accountants to discuss with such representative such affairs, finances and accounts), all at such reasonable times and as often as may be reasonably requested. Any out-of-pocket expense incident to the exercise by the Depositor or the Trustee of any right under this Section 12.09 shall be borne by the party requesting such inspection, subject to such party’s right to reimbursement hereunder (in the case of the Trustee, pursuant to Section 10.05 hereof).

Section 12.10	Certificates Nonassessable and Fully Paid.

It is the intention of the Depositor that Certificateholders shall not be personally liable for obligations of the Trust Fund, that the interests in the Trust Fund represented by the Certificates shall be nonassessable for any reason whatsoever, and that the Certificates, upon due authentication thereof by the Trustee pursuant to this Agreement, are and shall be deemed fully paid.

Section 12.11	Certificate Insurer Rights.

(a)      All notices, statements, reports, certificates, lists or opinions required by this Agreement to be sent to the parties hereto, the Rating Agencies or the Certificateholders shall also be sent at such time to the Certificate Insurers at the related notice addresses set forth in Section 12.05.

(b)      The Certificate Insurers shall be express third party beneficiaries of this Agreement for the purpose of enforcing the provisions hereof to the extent of the Certificate Insurers’ or any Certificateholder’s rights explicitly specified herein as if a party hereto.

(c)      All references herein to the ratings assigned to the Certificates and to the interests of any Certificateholders shall be without regard to either Certificate Policy.

(d)      The Trustee (subject to its rights under this Agreement), the Depositor, the Securities Administrator and the Master Servicer shall cooperate in all respects with any reasonable request by the Certificate Insurers for action to preserve or enforce the Certificate Insurers’ rights or interests hereunder without limiting the rights or affecting the interests of the Certificateholders as otherwise set forth herein.

(e)      The Class I-A-3 Insurer and Class II-A Insurer will have the right to exercise all rights, including voting rights, which the Holders of the Class I-A-3 Certificates and Class II-A Certificates, respectively, are entitled to exercise under this Agreement, under the Mortgage Loan Purchase Agreement or any other instrument, document or agreement relating to the foregoing. In addition, the Certificate Insurers shall have the right to participate in, to direct the enforcement or defense of, and, at the Certificate Insurers’ sole option, to institute or assume the defense of, any action, proceeding or investigation for any remedy available to the Trustee and to the Securities Administrator with respect to any matter that could adversely affect the Trust, the Trust Fund or the rights or obligations of the Certificate Insurers hereunder, under the Mortgage Loan Purchase Agreement, under the applicable Insurance Agreement or under the Class I-A-3 Policy, in the case of the Class I-A-3 Insurer, or Class II-A Policy, in the case of the Class II-A Insurer, or any other instrument, document or agreement relating to the foregoing or under the other Transaction Documents, including (without limitation) any insolvency or bankruptcy proceeding in respect of the Seller, the Master Servicer, the Depositor or any Affiliate thereof provided, that such participation or direction shall not be in conflict with any rule of law or with the terms of this Agreement. Following written notice to the Trustee and to the Securities Administrator, each Certificate Insurer shall have the exclusive right to determine, in its sole discretion, the actions necessary to preserve and protect the Trust and the Trust Fund.

(f)      The Trustee hereby agrees to provide to the Certificate Insurers prompt written notice of any action, proceeding or investigation of which it has actual knowledge that names the Trust or the Trustee as a party and that could adversely affect the Trust or the Trust Fund.

(g)      Notwithstanding anything contained herein or in any of the other Transaction Documents to the contrary, the Trustee shall not, without the Certificate Insurers’ prior written consent or unless directed in writing by the Certificate Insurers’, undertake or join any litigation or agree to any settlement of any action, proceeding or investigation affecting the Trust or the Trust Fund to the extent any such settlement, action, proceeding or investigation could reasonably be expected to have a material adverse affect on the rights or obligations of the Certificate Insurers hereunder or under the Class I-A-3 Policy or Class II-A Policy, as applicable, or the Transaction Documents.

Each Holder of a Certificate, by acceptance of its Certificate, and the Trustee agree that Certificate Insurers shall have such rights as set forth in this Section, which are in addition to any rights of the Certificate Insurers pursuant to the other provisions of the Transaction Documents, that the rights set forth in this Section may be exercised by each Certificate Insurer, in its sole discretion, without the need for the consent or approval of any Certificateholder or the Trustee, notwithstanding any other provision contained herein or in any of the other Transaction Documents, and that nothing contained in this Section shall be deemed to be an obligation of the Certificate Insurers to exercise any of the rights provided for herein.

*                  *                  *

IN WITNESS WHEREOF, the Depositor, the Master Servicer, the Seller, the Company, the Securities Administrator and the Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

BEAR STEARNS ASSET BACKED SECURITIES I LLC, as Depositor

By:	/s/ Baron Silverstein
Name: Baron Silverstein
Title: Vice President

EMC MORTGAGE CORPORATION, as Seller and Company

By:	/s/ Jenna Kemp
Name: Jenna Kemp
Title: Senior Vice President

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Securities Administrator and Master Servicer

By:	/s/ Darron C. Woodus
Name: Darron C. Woodus
Title: Assistant Vice President

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:	/s/ Maryellen Hunter
Name: Maryellen Hunter
Title: Assistant Vice President

)
	)	ss.:
COUNTY OF NEW YORK	)

On this 29th day of July, 2005, before me, a notary public in and for said State, appeared Baron Silverstein, personally known to me on the basis of satisfactory evidence to be an authorized representative of Bear Stearns Asset Backed Securities I LLC, one of the companies that executed the within instrument, and also known to me to be the person who executed it on behalf of such limited liability company and acknowledged to me that such limited liability company executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

Notary Public

[Notarial Seal]

STATE OF MARYLAND	)
	)	ss.:
COUNTY OF BALTIMORE	)

On this 29th day of July, 2005, before me, a notary public in and for said State, appeared ____________________, personally known to me on the basis of satisfactory evidence to be an authorized representative of Wells Fargo Bank, National Association that executed the within instrument, and also known to me to be the person who executed it on behalf of such national banking association, and acknowledged to me that such national banking association executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

Notary Public

[Notarial Seal]

STATE OF TEXAS	)
	)	ss.:
COUNTY OF DALLAS	)

On this 29th day of July, 2005, before me, a notary public in and for said State, appeared ________________________, personally known to me on the basis of satisfactory evidence to be an authorized representative of EMC Mortgage Corporation, one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of such corporation and acknowledged to me that such corporation executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

Notary Public

[Notarial Seal]

STATE OF MASSACHUSETTS	)
	)	ss.:
COUNTY OF SUFFOLK	)

On this 29th day of July, 2005, before me, a notary public in and for said State, appeared Maryellen Hunter, personally known to me on the basis of satisfactory evidence to be an authorized representative of U.S. Bank National Association that executed the within instrument, and also known to me to be the person who executed it on behalf of such corporation, and acknowledged to me that such corporation executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

Notary Public

[Notarial Seal]

EXHIBIT A-1

FORM OF CLASS [_-A-_][_-X-_][_-PO] CERTIFICATE

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE “CODE”).

[FOR CLASS I-A-1, CLASS I-A-2, CLASS I-A-3, CLASS I-A-4, CLASS II-A-1, CLASS II-A-2, CLASS II-A-3 AND CLASS II-PO CERTIFICARTES:] THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE DECREASED BY THE PRINCIPAL PAYMENTS HEREON. ACCORDINGLY, FOLLOWING THE INITIAL ISSUANCE OF THE CERTIFICATES, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE DIFFERENT FROM THE DENOMINATION SHOWN BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CERTIFICATE PRINCIPAL BALANCE BY INQUIRY OF THE SECURITIES ADMINISTRATOR NAMED HEREIN.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

Certificate No.1	[Adjustable][Fixed] Pass-Through Rate

Class [_-A-_][_-X-_][_-PO] Senior

Date of Pooling and Servicing Agreement and Cut-off Date: July 1, 2005	Aggregate Initial Certificate [Principal Balance][Notional Amount] of this Certificate as of the Cut-off Date: $[_____________]

First Distribution Date: August 25, 2005	Initial [Certificate Principal][Notional] Balance of this Certificate as of the Cut-off Date: $[_____________]

Master Servicer: Wells Fargo Bank, National Association	CUSIP: ___________

Assumed Final Distribution Date: August 25, 20__

ASSET-BACKED CERTIFICATE

SERIES 2005-AC5

evidencing a percentage interest in the distributions allocable to the Class [_-A-_][_-X-_][_-PO] Certificates with respect to a Trust Fund consisting primarily of a pool of conventional one- to four-family fixed interest rate mortgage loans sold by BEAR STEARNS ASSET BACKED SECURITIES I LLC.

This Certificate is payable solely from the assets of the Trust Fund, and does not represent an obligation of or interest in Bear Stearns Asset Backed Securities I LLC, the Master Servicer, the Trustee or the Securities Administrator referred to below or any of their affiliates or any other person. Neither this Certificate nor the underlying Mortgage Loans are guaranteed or insured by any governmental entity or by Bear Stearns Asset Backed Securities I LLC, the Master Servicer, the Trustee or the Securities Administrator or any of their affiliates or any other person. None of Bear Stearns Asset Backed Securities I LLC, the Master Servicer or any of their affiliates will have any obligation with respect to any certificate or other obligation secured by or payable from payments on the Certificates.

This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced hereby in the beneficial ownership interest of Certificates of the same Class as this Certificate in a trust (the “Trust Fund”) generally consisting of conventional first lien, fixed rate mortgage loans secured by one- to four- family residences (collectively, the “Mortgage Loans”) sold by Bear Stearns Asset Backed Securities I LLC (“BSABS I”). The Mortgage Loans were sold by EMC Mortgage Corporation (“EMC”) to BSABS I. Wells Fargo Bank, National Association will act as master servicer of the Mortgage Loans (the “Master Servicer,” which term includes any successors thereto under the Agreement referred to below). The Trust Fund was created pursuant to the Pooling and Servicing Agreement, dated as of the Cut-off Date specified above (the “Agreement”), among BSABS I, as depositor (the “Depositor”), EMC Mortgage Corporation as seller and company, Wells Fargo Bank, National Association, as Master Servicer and securities administrator (the “Securities Administrator”) and U.S. Bank National Association, as trustee (the “Trustee”), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein shall have the meaning ascribed to them in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

[For Class I-A-1, Class I-A-2, Class I-A-4, Class II-A-1, Class II-A-2, Class II-A-3, Class II-A-4, Class I-A-5, Class II-A-1, Class II-A-2, Class II-A-3 and Class II-A-4 Certificates:] [Interest on this Certificate will accrue from and including the 25th day of the calendar month preceding the month in which a Distribution Date (as hereinafter defined) occurs (or, with respect to the first accrual period, the Closing Date) to and including the 24th day of the calendar month in which that Distribution Date occurs on the Certificate [Principal Balance][Notional Amount] hereof at a per annum rate equal to the Pass-Through Rate set forth above and as further described in the Agreement. The Securities Administrator will distribute on the 25th day of each month, or, if such 25th day is not a Business Day, the immediately following Business Day (each, a “Distribution Date”), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the Business Day immediately preceding such Distribution Date an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount (of interest [and principal], if any) required to be distributed to the Holders of Certificates of the same Class as this Certificate. The Assumed Final Distribution Date is the Distribution Date in the month immediately following the month of the latest scheduled maturity date of any Mortgage Loan [and is not likely to be the date on which the Certificate Principal Balance of this Class of Certificates will be reduced to zero.][The Class I-A-5 Certificates and Class II-A-4 Certificates have no Certificate Principal Balance.]

[For Class I-A-3, Class I-A-4, Class II-X-1 and Class II-X-2 Certificates:][Interest on this Certificate will accrue during the month prior to the month in which a Distribution Date (as hereinafter defined) occurs on the Certificate Principal Balance hereof at a per annum rate equal to the Pass-Through Rate set forth above. The Securities Administrator will distribute on the 25th day of each month, or, if such 25th day is not a Business Day, the immediately following Business Day (each, a “Distribution Date”), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last day (or if such last day is not a Business Day, the Business Day immediately preceding such last day) of the calendar month immediately preceding the month in which the Distribution Date occurs, an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount (of interest and principal, if any) required to be distributed to the Holders of Certificates of the same Class as this Certificate. The Assumed Final Distribution Date is the Distribution Date in the month following the latest scheduled maturity date of any Mortgage Loan and is not likely to be the date on which the Certificate Principal Balance of this Class of Certificates will be reduced to zero.][The Class [II-X-1][II-X-2] Certificates have no Certificate Principal Balance.]

Distributions on this Certificate will be made by the Securities Administrator by check mailed to the address of the Person entitled thereto as such name and address shall appear on the Certificate Register or, if such Person so requests by notifying the Securities Administrator in writing as specified in the Agreement. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Securities Administrator of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Securities Administrator for that purpose and designated in such notice. [The Initial Certificate Principal Balance of this Certificate is set forth above. The Certificate Principal Balance hereof will be reduced to the extent of distributions allocable to principal hereon and any Realized Losses allocable thereto.][The Initial Notional Amount of this Certificate is set forth above.]

This Certificate is one of a duly authorized issue of Certificates designated as set forth on the face hereof (the “Certificates”). The Certificates, in the aggregate, evidence the entire beneficial ownership interest in the Trust Fund formed pursuant to the Agreement.

[Financial Guaranty Insurance Company, in consideration of the payment of the premium and subject to the terms of the Class I-A-3 Policy, has unconditionally and irrevocably guaranteed the payment of an amount equal to the Insured Amount (as defined in the Class I-A-3 Policy) with respect to the Class I-A-3 Certificates with respect to each Distribution Date.]

[This Certificate is entitled to the benefits of an irrevocable and unconditional financial guaranty insurance policy issued by Assured Guaranty Corp. (the “Policy”).]

The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the Trust Fund [and the Policy] for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced hereby, and the rights, duties and immunities of the Trustee.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor and the rights of the Certificateholders under the Agreement from time to time by the parties thereto with the consent of the Certificate Insurers and the Holders of the Class or Classes of Certificates affected thereby evidencing over 50% of the Voting Rights of such Class or Classes. Any such consent by the Certificate Insurers and the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable with the Securities Administrator upon surrender of this Certificate for registration of transfer at the offices or agencies maintained by the Securities Administrator for such purposes, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Securities Administrator duly executed by the Holder hereof or such Holder(s attorney duly authorized in writing, and thereupon one or more new Certificates in authorized denominations representing a like aggregate Percentage Interest will be issued to the designated transferee.

The Certificates are issuable only as registered Certificates without coupons in the Classes and denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for one or more new Certificates evidencing the same Class and in the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

No service charge will be made to the Certificateholders for any such registration of transfer, but the Securities Administrator may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. The Depositor, the Master Servicer, the Securities Administrator, the Trustee and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of Depositor, the Master Servicer, the Securities Administrator, the Trustee or any such agent shall be affected by notice to the contrary.

The obligations created by the Agreement and the Group [I][II] Sub-Trust created thereby (other than the obligations to make payments to related Certificateholders with respect to the termination of the Agreement) shall terminate upon the earlier of (i) the later of (A) the maturity or other liquidation (or Advance with respect thereto) of the last Group [I][II] Mortgage Loan remaining in the Group [I][II] Sub-Trust and disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Group [I][II] Mortgage Loan and (B) the remittance of all related funds due under the Agreement, or (ii) the optional repurchase by the party named in the Agreement of all the Group [I][II] Mortgage Loans and other [related] assets of the Group [I][II] Sub-Trust in accordance with the terms of the Agreement. Such optional repurchase may be made only on or after the [earlier of (i) the first] Distribution Date on which the aggregate Stated Principal Balance of the Group [I][II] Mortgage Loans is less than [or equal to 20%][the percentage] of the aggregate Stated Principal Balance [specified in the Agreement] of the Group [I][II] Mortgage Loans as of the Cut-off Date [and (ii) the Distribution Date in July 2015]. The exercise of such right will effect the early retirement of the Group [I][II] Certificates. In no event, however, will the Group I Sub-Trust created by the Agreement continue beyond the earlier of (i) the expiration of beyond the expiration of 21 years after the death of certain persons identified in the Agreement and (ii) the related Latest Possible Maturity Date.

Unless this Certificate has been countersigned by an authorized signatory of the Securities Administrator by manual signature, this Certificate shall not be entitled to any benefit under the Agreement, or be valid for any purpose.

IN WITNESS WHEREOF, the Securities Administrator has caused this

Certificate to be duly executed.

Dated: July 29, 2005	WELLS FARGO BANK, NATIONAL ASSOCIATION, as Securities Administrator

By:
Authorized Signatory

CERTIFICATE OF AUTHENTICATION

This is one of the Class [_-A-_][_-X-_][_-PO] Certificates referred to in the within-mentioned Agreement.

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Securities Administrator

By:
Authorized Signatory

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto __________________________________ (Please print or typewrite name and address including postal zip code of assignee) a Percentage Interest evidenced by the within Asset-Backed Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Fund.

I (We) further direct the Certificate Registrar to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

______________________________________________________________________________

______________________________________________________________________________

______________________________________________________________________________

______________________________________________________________________________

Dated:
Signature by or on behalf of assignor

Signature Guaranteed

DISTRIBUTION INSTRUCTIONS

This assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds

to	,
for the account of	,
account number___________, or, if mailed by check, to	,
Applicable statements should be mailed to	,
.

This information is provided by	,
the assignee named above, or	,
as its agent.

EXHIBIT A-2

FORM OF CLASS [_]-M-[_] CERTIFICATE

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE SENIOR CERTIFICATES AS DESCRIBED IN THE AGREEMENT (AS DEFINED BELOW).

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE “CODE”).

THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE DECREASED BY THE PRINCIPAL PAYMENTS HEREON AND REALIZED LOSSES ALLOCABLE HERETO AS DESCRIBED IN THE AGREEMENT. ACCORDINGLY, FOLLOWING THE INITIAL ISSUANCE OF THE CERTIFICATES, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE DIFFERENT FROM THE DENOMINATION SHOWN BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CERTIFICATE PRINCIPAL BALANCE BY INQUIRY OF THE TRUSTEE NAMED HEREIN.

[For Class I-M-1, Class I-M-2 and Class I-M-3] UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

[For Class I-M-1, Class I-M-2 and Class I-M-3] EACH BENEFICIAL OWNER OF THIS CERTIFICATE OR ANY INTEREST HEREIN SHALL BE DEEMED TO HAVE REPRESENTED, BY VIRTUE OF ITS ACQUISITION OR HOLDING OF THIS CERTIFICATE OR INTEREST HEREIN, THAT EITHER (I) IT IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (“PLAN”), OR INVESTING WITH ASSETS OF A PLAN OR (II) IT HAS ACQUIRED AND IS HOLDING SUCH CERTIFICATE IN RELIANCE ON PROHIBITED TRANSACTION EXEMPTION 90-30, AS AMENDED FROM TIME TO TIME (“EXEMPTION”), AND THAT IT UNDERSTANDS THAT THERE ARE CERTAIN CONDITIONS TO THE

AVAILABILITY OF THE EXEMPTION, INCLUDING THAT THE CERTIFICATE MUST BE RATED, AT THE TIME OF PURCHASE, NOT LOWER THAN "BBB-" (OR ITS EQUIVALENT) BY STANDARD & POOR'S, FITCH, INC. OR MOODY'S INVESTORS SERVICE, INC., AND THE CERTIFICATE IS SO RATED OR (III) (1) IT IS AN INSURANCE COMPANY, (2) THE SOURCE OF FUNDS USED TO ACQUIRE OR HOLD THE CERTIFICATE OR INTEREST HEREIN IS AN “INSURANCE COMPANY GENERAL ACCOUNT”, AS SUCH TERM IS DEFINED IN PROHIBITED TRANSACTION CLASS EXEMPTION ((PTCE() 95-60, AND (3) THE CONDITIONS IN SECTIONS I AND III OF PTCE 95-60 HAVE BEEN SATISFIED.

Certificate No.1	Variable Pass-Through Rate

CLASS [_]-M-[_] Subordinate

Date of Pooling and Servicing Agreement and Cut-off Date: July 1, 2005	Aggregate Initial Certificate Principal Balance of this Certificate as of the Cut-off Date: $________________

First Distribution Date: August 25, 2005	Initial Certificate Principal Balance of this Certificate as of the Cut-off Date: $________________

Master Servicer: Wells Fargo Bank, National Association	CUSIP: _______________

Assumed Final Distribution Date: August 25, 2035

ASSET-BACKED CERTIFICATE

SERIES 2005-AC5

evidencing a percentage interest in the distributions allocable to the CLASS [_]-M-[_] Certificates with respect to a Trust Fund consisting primarily of a pool of conventional one- to four-family fixed interest rate mortgage loans sold by BEAR STEARNS ASSET BACKED SECURITIES I LLC.

This Certificate is payable solely from the assets of the Trust Fund, and does not represent an obligation of or interest in Bear Stearns Asset Backed Securities I LLC, the Master Servicer, the Trustee or the Securities Administrator referred to below or any of their affiliates or any other person. Neither this Certificate nor the underlying Mortgage Loans are guaranteed or insured by any governmental entity or by Bear Stearns Asset Backed Securities I LLC, the Master Servicer, the Trustee or the Securities Administrator or any of their affiliates or any other person. None of Bear Stearns Asset Backed Securities I LLC, the Master Servicer or any of their affiliates will have any obligation with respect to any certificate or other obligation secured by or payable from payments on the Certificates.

This certifies that ________________ is the registered owner of the Percentage Interest evidenced hereby in the beneficial ownership interest of Certificates of the same Class as this Certificate in a trust (the “Trust Fund”) generally consisting of conventional first lien, fixed rate mortgage loans secured by one- to four- family residences (collectively, the “Mortgage Loans”) sold by Bear Stearns Asset Backed Securities I LLC (“BSABS I”). The Mortgage Loans were sold by

EMC Mortgage Corporation (“EMC”) to BSABS I. Wells Fargo Bank, National Association will act as master servicer of the Mortgage Loans (the “Master Servicer,” which term includes any successors thereto under the Agreement referred to below). The Trust Fund was created pursuant to the Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the “Agreement”), among BSABS I, as depositor (the “Depositor”), EMC Mortgage Corporation as seller and company, Wells Fargo Bank, National Association, as Master Servicer and securities administrator (the “Securities Administrator”) and U.S. Bank National Association as trustee (the “Trustee”), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein shall have the meaning ascribed to them in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

Interest on this Certificate will accrue from and including the 25th day of the calendar month preceding the month in which a Distribution Date (as hereinafter defined) occurs (or, with respect to the first accrual period, the Closing Date) to and including the 24th day of the calendar month in which that Distribution Date occurs on the Certificate Principal Balance hereof at a per annum rate equal to the Pass-Through Rate set forth above and as further described in the Agreement. The Securities Administrator will distribute on the 25th day of each month, or, if such 25th day is not a Business Day, the immediately following Business Day (each, a “Distribution Date”), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the Business Day immediately preceding such Distribution Date, an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount (of interest and principal, if any) required to be distributed to the Holders of Certificates of the same Class as this Certificate. The Assumed Final Distribution Date is the Distribution Date in the month immediately following the month of the latest scheduled maturity date of any Mortgage Loan and is not likely to be the date on which the Certificate Principal Balance of this Class of Certificates will be reduced to zero.

Distributions on this Certificate will be made by the Securities Administrator by check mailed to the address of the Person entitled thereto as such name and address shall appear on the Certificate Register or, if such Person so requests by notifying the Securities Administrator in writing as specified in the Agreement. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Securities Administrator of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose and designated in such notice. The Initial Certificate Principal Balance of this Certificate is set forth above. The Certificate Principal Balance hereof will be reduced to the extent of distributions allocable to principal hereon and any Realized Losses allocable hereto.

This Certificate is one of a duly authorized issue of Certificates designated as set forth on the face hereof (the “Certificates”). The Certificates, in the aggregate, evidence the entire beneficial ownership interest in the Trust Fund formed pursuant to the Agreement.

Each beneficial owner of this Certificate or any interest herein shall be deemed to have represented, by virtue of its acquisition or holding of this certificate or interest herein, that either (i) it is not an employee benefit plan or other retirement arrangement subject to the Employee Retirement Income Security Act of 1974, as amended or section 4975 of the Internal Revenue Code of 1986, as amended (“Plan”), or investing with assets of a Plan or (ii) it has acquired and is holding such certificate in reliance on Prohibited Transaction Exemption 90-30, as amended from time to time (“Exemption”), and that it understands that there are certain conditions to the availability of the Exemption, including that the certificate must be rated, at the time of purchase, not lower than “BBB-” (or its equivalent) by Standard & Poor(s, Fitch, Inc. or Moody(s Investors Service, Inc., and the certificate is so rated or (iii) (1) it is an insurance company, (2) the source of funds used to acquire or hold the certificate or interest herein is an “insurance company general account”, as such term is defined in Prohibited Transaction Class Exemption (“PTCE”) 95-60, and (3) the conditions in Sections I and III of PTCE 95-60 have been satisfied.

The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the Trust Fund for payment hereunder and that the Trustee or the Securities Administrator is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced hereby, and the rights, duties and immunities of the Trustee and the Securities Administrator.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor and the rights of the Certificateholders under the Agreement from time to time by the parties thereto with the consent of the Certificate Insurers and the Holders of the Class or Classes of Certificates affected thereby evidencing over 50% of the Voting Rights of such Class or Classes. Any such consent by the Certificate Insurers and Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable with the Securities Administrator upon surrender of this Certificate for registration of transfer at the offices or agencies maintained by the Securities Administrator for such purposes, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Securities Administrator duly executed by the Holder hereof or such Holder(s attorney duly authorized in writing, and thereupon one or more new Certificates in authorized denominations representing a like aggregate Percentage Interest will be issued to the designated transferee.

The Certificates are issuable only as registered Certificates without coupons in the Classes and denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for one or more new Certificates evidencing the same Class and in the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

No service charge will be made to the Certificateholders for any such registration of transfer, but the Securities Administrator may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. The Depositor, the Master Servicer, the Securities Administrator, the Trustee and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Securities Administrator, the Trustee or any such agent shall be affected by notice to the contrary.

The obligations created by the Agreement and the Group I Sub-Trust created thereby (other than the obligations to make payments to related Certificateholders with respect to the termination of the Agreement) shall terminate upon the earlier of (i) the later of (A) the maturity or other liquidation (or Advance with respect thereto) of the last Group I Mortgage Loan remaining in the Group I Sub-Trust and disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Group I Mortgage Loan and (B) the remittance of all related funds due under the Agreement, or (ii) the optional repurchase by the party named in the Agreement of all the Group I Mortgage Loans and other related assets of the Group I Sub-Trust in accordance with the terms of the Agreement. Such optional repurchase may be made only on or after the earlier of (i) the first Distribution Date on which the aggregate Stated Principal Balance of the Group I Mortgage Loans is less than or equal to 20% of the aggregate Stated Principal Balance of the Group I Mortgage Loans as of the Cut-off Date and (ii) the Distribution Date in July 2015. The exercise of such right will effect the early retirement of the Group I Certificates. In no event, however, will the Group I Sub-Trust created by the Agreement continue beyond the earlier of (i) the expiration of beyond the expiration of 21 years after the death of certain persons identified in the Agreement and (ii) the related Latest Possible Maturity Date.

Unless this Certificate has been countersigned by an authorized signatory of the Securities Administrator by manual signature, this Certificate shall not be entitled to any benefit under the Agreement, or be valid for any purpose.

IN WITNESS WHEREOF, the Securities Administrator has caused this Certificate to be duly executed.

Dated: __________, 20__	U.S. BANK NATIONAL ASSOCIATION, not in its individual capacity but solely as Trustee

By:
Authorized Signatory

CERTIFICATE OF AUTHENTICATION

This is one of the CLASS [_]-M-[_] Certificates referred to in the within-mentioned Agreement.

U.S. BANK NATIONAL ASSOCIATION Authorized signatory of U.S. Bank National Association, not in its individual capacity but solely as Trustee

By:
Authorized Signatory

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto __________________________________ (Please print or typewrite name and address including postal zip code of assignee) a Percentage Interest evidenced by the within Asset-Backed Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Fund.

I (We) further direct the Certificate Registrar to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

______________________________________________________________________________

______________________________________________________________________________

______________________________________________________________________________

______________________________________________________________________________

Dated:
Signature by or on behalf of assignor

Signature Guaranteed

DISTRIBUTION INSTRUCTIONS

This assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds

to	,
for the account of	,
account number___________, or, if mailed by check, to	,
Applicable statements should be mailed to	,
.

This information is provided by	,
the assignee named above, or	,
as its agent.

EXHIBIT A-3

FORM OF CLASS [_]-B-[_] CERTIFICATE

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE SENIOR CERTIFICATES [AND THE CLASS I-M-1, CLASS I-M-2 AND CLASS I-M-3 CERTIFICATES][AND THE CLASS _-B-_ CERTIFICATES] AS DESCRIBED IN THE AGREEMENT (AS DEFINED BELOW).

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE “CODE”).

THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE DECREASED BY THE PRINCIPAL PAYMENTS HEREON AND REALIZED LOSSES ALLOCABLE HERETO AS DESCRIBED IN THE AGREEMENT. ACCORDINGLY, FOLLOWING THE INITIAL ISSUANCE OF THE CERTIFICATES, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE DIFFERENT FROM THE DENOMINATION SHOWN BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CERTIFICATE PRINCIPAL BALANCE BY INQUIRY OF THE SECURITIES ADMINISTRATOR NAMED HEREIN.

[For Class I-B-1, Class I-B-2, Class I-B-3, Class II-B-1, Class II-B-2 and Class II-B-3] UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

[For Class I-B-1, Class I-B-2, Class I-B-3, Class II-B-1, Class II-B-2 and Class II-B-3] EACH BENEFICIAL OWNER OF THIS CERTIFICATE OR ANY INTEREST HEREIN SHALL BE DEEMED TO HAVE REPRESENTED, BY VIRTUE OF ITS ACQUISITION OR HOLDING OF THIS CERTIFICATE OR INTEREST HEREIN, THAT EITHER (I) IT IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (“PLAN”), OR INVESTING WITH ASSETS OF A PLAN OR (II) IT HAS ACQUIRED AND IS HOLDING SUCH CERTIFICATE IN RELIANCE ON PROHIBITED TRANSACTION EXEMPTION 90-30, AS AMENDED FROM TIME TO

TIME (“EXEMPTION”), AND THAT IT UNDERSTANDS THAT THERE ARE CERTAIN CONDITIONS TO THE AVAILABILITY OF THE EXEMPTION, INCLUDING THAT THE CERTIFICATE MUST BE RATED, AT THE TIME OF PURCHASE, NOT LOWER THAN "BBB-" (OR ITS EQUIVALENT) BY STANDARD & POOR'S, FITCH, INC. OR MOODY'S INVESTORS SERVICE, INC., AND THE CERTIFICATE IS SO RATED OR (III) (1) IT IS AN INSURANCE COMPANY, (2) THE SOURCE OF FUNDS USED TO ACQUIRE OR HOLD THE CERTIFICATE OR INTEREST HEREIN IS AN “INSURANCE COMPANY GENERAL ACCOUNT”, AS SUCH TERM IS DEFINED IN PROHIBITED TRANSACTION CLASS EXEMPTION ((PTCE() 95-60, AND (3) THE CONDITIONS IN SECTIONS I AND III OF PTCE 95-60 HAVE BEEN SATISFIED.

[For Class I-B-4, Class II-B-4, Class II-B-5 and Class II-B-6][THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER ANY STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING THIS CERTIFICATE, AGREES THAT THIS CERTIFICATE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS AND ONLY (1) PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”) TO A PERSON THAT THE HOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A (A “QIB”), PURCHASING FOR ITS OWN ACCOUNT OR A QIB PURCHASING FOR THE ACCOUNT OF A QIB, WHOM THE HOLDER HAS INFORMED, IN EACH CASE, THAT THE REOFFER, RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (2) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (3) IN CERTIFICATED FORM TO AN “INSTITUTIONAL ACCREDITED INVESTOR” WITHIN THE MEANING THEREOF IN RULE 501(a)(1), (2), (3) or (7) OF REGULATION D UNDER THE ACT OR ANY ENTITY IN WHICH ALL OF THE EQUITY OWNERS COME WITHIN SUCH PARAGRAPHS PURCHASING NOT FOR DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, SUBJECT TO (A) THE RECEIPT BY THE TRUSTEE OF A LETTER SUBSTANTIALLY IN THE FORM PROVIDED IN THE AGREEMENT AND (B) THE RECEIPT BY THE TRUSTEE OF SUCH OTHER EVIDENCE ACCEPTABLE TO THE TRUSTEE THAT SUCH REOFFER, RESALE, PLEDGE OR TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS OR IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE UNITED STATES AND ANY OTHER APPLICABLE JURISDICTION.]

[For Class I-B-4, Class II-B-4, Class II-B-5 and Class II-B-6] [THIS CERTIFICATE MAY NOT BE ACQUIRED DIRECTLY OR INDIRECTLY BY, OR ON BEHALF OF, AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT WHICH IS SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, UNLESS THE TRANSFEREE CERTIFIES OR REPRESENTS THAT THE PROPOSED TRANSFER AND HOLDING OF A CERTIFICATE AND THE SERVICING, MANAGEMENT AND

OPERATION OF THE TRUST AND ITS ASSETS: (I) WILL NOT RESULT IN ANY PROHIBITED TRANSACTION WHICH IS NOT COVERED UNDER AN INDIVIDUAL OR CLASS PROHIBITED TRANSACTION EXEMPTION, INCLUDING, BUT NOT LIMITED TO, PROHIBITED TRANSACTION EXEMPTION (“PTE”) 84-14, PTE 91-38, PTE 90-1, PTE 95-60 OR PTE 96-23 AND (II) WILL NOT GIVE RISE TO ANY ADDITIONAL OBLIGATIONS ON THE PART OF THE DEPOSITOR, THE SECURITIES ADMINISTRATOR, THE MASTER SERVICER OR THE TRUSTEE, WHICH WILL BE DEEMED REPRESENTED BY AN OWNER OF A BOOK-ENTRY CERTIFICATE OR A GLOBAL CERTIFICATE OR UNLESS AN OPINION SPECIFIED IN SECTION 7.08(a) OF THE AGREEMENT IS PROVIDED.]

Certificate No.1	Adjustable Pass-Through Rate

CLASS [_]-B-[_] Subordinate

Date of Pooling and Servicing Agreement and Cut-off Date: July 1, 2005	Aggregate Initial Certificate Principal Balance of this Certificate as of the Cut-off Date: $________________

First Distribution Date: August 25, 2005	Initial Certificate Principal Balance of this Certificate as of the Cut-off Date: $________________

Master Servicer: Wells Fargo Bank, National Association	CUSIP: _______________

Assumed Final Distribution Date: July 25, 2035

ASSET-BACKED CERTIFICATE

SERIES 2005-AC5

evidencing a percentage interest in the distributions allocable to the CLASS [_]-B-[_] Certificates with respect to a Trust Fund consisting primarily of a pool of conventional one- to four-family fixed interest rate mortgage loans sold by BEAR STEARNS ASSET BACKED SECURITIES I LLC.

This Certificate is payable solely from the assets of the Trust Fund, and does not represent an obligation of or interest in Bear Stearns Asset Backed Securities I LLC, the Master Servicer, the Trustee or the Securities Administrator referred to below or any of their affiliates or any other person. Neither this Certificate nor the underlying Mortgage Loans are guaranteed or insured by any governmental entity or by Bear Stearns Asset Backed Securities I LLC, the Master Servicer, the Trustee or the Securities Administrator or any of their affiliates or any other person. None of Bear Stearns Asset Backed Securities I LLC, the Master Servicer or any of their affiliates will have any obligation with respect to any certificate or other obligation secured by or payable from payments on the Certificates.

This certifies that ________________ is the registered owner of the Percentage Interest evidenced hereby in the beneficial ownership interest of Certificates of the same Class as this Certificate in a trust (the “Trust Fund”) generally consisting of conventional first lien, fixed rate mortgage loans secured by one- to four- family residences (collectively, the “Mortgage Loans”) sold by Bear Stearns Asset Backed Securities I LLC (“BSABS I”). The Mortgage Loans were sold by

EMC Mortgage Corporation (“EMC”) to BSABS I. Wells Fargo Bank, National Association will act as master servicer of the Mortgage Loans (the “Master Servicer,” which term includes any successors thereto under the Agreement referred to below). The Trust Fund was created pursuant to the Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the “Agreement”), among BSABS I, as depositor (the “Depositor”), EMC Mortgage Corporation as seller and company, Wells Fargo Bank, National Association, as Master Servicer and securities administrator (the “Securities Administrator”) and U.S. Bank National Association as trustee (the “Trustee”), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein shall have the meaning ascribed to them in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

[For the Class I-B-4, Class II-B-4, Class II-B-5 and Class II-B-6 Certificates: Each Holder of this Certificate will be deemed to have agreed to be bound by the restrictions set forth in the Agreement to the effect that (i) each person holding or acquiring any Ownership Interest in this Certificate must be a United States Person and a Permitted Transferee, (ii) the transfer of any Ownership Interest in this Certificate will be conditioned upon the delivery to the Trustee of, among other things, an affidavit to the effect that it is a United States Person and Permitted Transferee, (iii) any attempted or purported transfer of any Ownership Interest in this Certificate in violation of such restrictions will be absolutely null and void and will vest no rights in the purported transferee, and (iv) if any person other than a United States Person and a Permitted Transferee acquires any Ownership Interest in this Certificate in violation of such restrictions, then the Depositor will have the right, in its sole discretion and without notice to the Holder of this Certificate, to sell this Certificate to a purchaser selected by the Depositor, which purchaser may be the Depositor, or any affiliate of the Depositor, on such terms and conditions as the Depositor may choose.]

[For the Class I-B-1, Class I-B-2, Class I-B-3 and Class I-B-4 Certificates: Interest on this Certificate will accrue from and including the 25th day of the calendar month preceding the month in which a Distribution Date (as hereinafter defined) occurs (or, with respect to the first accrual period, the Closing Date) to and including the 24th day of the calendar month in which that Distribution Date occurs on the Certificate Principal Balance hereof at a per annum rate equal to the Pass-Through Rate set forth above and as further described in the Agreement. The Securities Administrator will distribute on the 25th day of each month, or, if such 25th day is not a Business Day, the immediately following Business Day (each, a “Distribution Date”), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the Business Day immediately preceding such Distribution Date, an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount (of interest and principal, if any) required to be distributed to the Holders of Certificates of the same Class as this Certificate. The Assumed Final Distribution Date is the Distribution Date in the month immediately following the month of the latest scheduled maturity date of any Mortgage Loan and is not likely to be the date on which the Certificate Principal Balance of this Class of Certificates will be reduced to zero.]

[For the Class II-B-1, Class II-B-2, Class II-B-3, Class II-B-4, Class II-B-5 and Class II-B-6 Certificates: Interest on this Certificate will accrue during the month prior to the month in which a Distribution Date (as hereinafter defined) occurs on the Certificate Principal Balance hereof at a per annum rate equal to the Pass-Through Rate set forth above. The Securities Administrator will distribute on the 25th day of each month, or, if such 25th day is not a Business Day, the immediately following Business Day (each, a (Distribution Date”), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last day (or if such last day is not a Business Day, the Business Day immediately preceding such last day) of the calendar month immediately preceding the month in which the Distribution Date occurs, an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount (of interest and principal, if any) required to be distributed to the Holders of Certificates of the same Class as this Certificate. The Assumed Final Distribution Date is the Distribution Date in the month following the latest scheduled maturity date of any Mortgage Loan and is not likely to be the date on which the Certificate Principal Balance of this Class of Certificates will be reduced to zero.]

Distributions on this Certificate will be made by the Securities Administrator by check mailed to the address of the Person entitled thereto as such name and address shall appear on the Certificate Register or, if such Person so requests by notifying the Securities Administrator in writing as specified in the Agreement. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Securities Administrator of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Securities Administrator for that purpose and designated in such notice. The Initial Certificate Principal Balance of this Certificate is set forth above. The Certificate Principal Balance hereof will be reduced to the extent of distributions allocable to principal hereon and any Realized Losses allocable hereto.

[For the Class I-B-4, Class II-B-4, Class II-B-5 and Class II-B-6 Certificates: No transfer of this Certificate shall be made unless the transfer is made pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “1933 Act”), and an effective registration or qualification under applicable state securities laws, or is made in a transaction that does not require such registration or qualification. In the event that such a transfer of this Certificate is to be made without registration or qualification, the Trustee shall require receipt of (i) if such transfer is purportedly being made in reliance upon Rule 144A under the 1933 Act, written certifications from the Holder of the Certificate desiring to effect the transfer, and from such Holder’s prospective transferee, substantially in the forms attached to the Agreement as Exhibit E and either F or G, as applicable, and (ii) in all other cases, an Opinion of Counsel satisfactory to it that such transfer may be made without such registration or qualification (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Trustee, the Securities Administrator or the Master Servicer in their respective capacities as such), together with copies of the written certification(s) of the Holder of the Certificate desiring to effect the transfer and/or such Holder’s prospective transferee upon which such Opinion of Counsel is based. Neither the Depositor nor the Trustee is obligated to register or qualify the Class of Certificates specified on the face hereof under the 1933 Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of such Certificates without registration or qualification. Any Holder desiring to effect a transfer of this Certificate shall be required to indemnify the Trustee, the Securities Administrator, the Depositor, the Seller and the Master Servicer against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.]

This Certificate is one of a duly authorized issue of Certificates designated as set forth on the face hereof (the “Certificates”). The Certificates, in the aggregate, evidence the entire beneficial ownership interest in the Trust Fund formed pursuant to the Agreement.

[For Class I-B-1, Class I-B-2, Class I-B-3, Class II-B-1, Class II-B-2 and Class II-B-3: Each beneficial owner of this Certificate or any interest herein shall be deemed to have represented, by virtue of its acquisition or holding of this certificate or interest herein, that either (i) it is not an employee benefit plan or other retirement arrangement subject to the Employee Retirement Income Security Act of 1974, as amended or section 4975 of the Internal Revenue Code of 1986, as amended (“Plan”), or investing with assets of a Plan or (ii) it has acquired and is holding such certificate in reliance on Prohibited Transaction Exemption 90-30, as amended from time to time (“Exemption”), and that it understands that there are certain conditions to the availability of the Exemption, including that the certificate must be rated, at the time of purchase, not lower than “BBB-” (or its equivalent) by Standard & Poor(s, Fitch, Inc. or Moody(s Investors Service, Inc., and the certificate is so rated or (iii) (1) it is an insurance company, (2) the source of funds used to acquire or hold the certificate or interest herein is an “insurance company general account”, as such term is defined in Prohibited Transaction Class Exemption (“PTCE”) 95-60, and (3) the conditions in Sections I and III of PTCE 95-60 have been satisfied.]

The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the Trust Fund for payment hereunder and that the Trustee or the Securities Administrator is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced hereby, and the rights, duties and immunities of the Trustee and the Securities Administrator.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor and the rights of the Certificateholders under the Agreement from time to time by the parties thereto with the consent of the Certificate Insurers and the Holders of the Class or Classes of Certificates affected thereby evidencing over 50% of the Voting Rights of such Class or Classes. Any such consent by the Certificate Insurers and the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable with the Securities Administrator upon surrender of this Certificate for registration of transfer at the offices or agencies maintained by the Securities

Administrator for such purposes, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Securities Administrator duly executed by the Holder hereof or such Holder(s attorney duly authorized in writing, and thereupon one or more new Certificates in authorized denominations representing a like aggregate Percentage Interest will be issued to the designated transferee.

[For the Class I-B-4, Class II-B-4, Class II-B-5 and Class II-B-6 Certificates: This Certificate may not be acquired directly or indirectly by, or on behalf of, an employee benefit plan or other retirement arrangement which is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended, unless the transferee certifies or represents that the proposed transfer and holding of a Certificate and the servicing, management and operation of the trust and its assets: (i) will not result in any prohibited transaction which is not covered under an individual or class prohibited transaction exemption, including, but not limited to, Prohibited Transaction Exemption (“PTE”) 84-14, PTE 91-38, PTE 90-1, PTE 95-60 or PTE 96-23 and (ii) will not give rise to any additional obligations on the part of the Depositor, the Master Servicer or the Trustee, which will be deemed represented by an owner of a Book-Entry Certificate or a Global Certificate or unless an opinion specified in section 7.02 of the Agreement is provided. This Certificate is one of a duly authorized issue of Certificates designated as set forth on the face hereof (the “Certificates”). The Certificates, in the aggregate, evidence the entire beneficial ownership interest in the Trust Fund formed pursuant to the Agreement.]

The Certificates are issuable only as registered Certificates without coupons in the Classes and denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for one or more new Certificates evidencing the same Class and in the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

No service charge will be made to the Certificateholders for any such registration of transfer, but the Securities Administrator may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. The Depositor, the Master Servicer, the Securities Administrator, the Trustee and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Securities Administrator, the Trustee or any such agent shall be affected by notice to the contrary.

The obligations created by the Agreement and the Group I[I] Sub-Trust created thereby (other than the obligations to make payments to related Certificateholders with respect to the termination of the Agreement) shall terminate upon the earlier of (i) the later of (A) the maturity or other liquidation (or Advance with respect thereto) of the last Group I[I] Mortgage Loan remaining in the Group I[I] Sub-Trust and disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Group I Mortgage Loan and (B) the remittance of all related funds due under the Agreement, or (ii) the optional repurchase by the party named in the Agreement of all the Group I Mortgage Loans and other related assets of the Group I[I] Sub-Trust in accordance with the terms of the Agreement. Such optional repurchase may be made only on or after the [earlier of (i) the first] Distribution Date on which the aggregate Stated Principal Balance [specified in the Agreement] of the Group I[I] Mortgage Loans is less than [or equal to 20%][the percentage] of the aggregate Stated

Principal Balance of the Group I[I] Mortgage Loans [as of][at] the Cut-off Date [and (ii) the Distribution Date in July 2015]. The exercise of such right will effect the early retirement of the Group I[I] Certificates. In no event, however, will the Group I[I] Sub-Trust created by the Agreement continue beyond the earlier of (i) the expiration of beyond the expiration of 21 years after the death of certain persons identified in the Agreement and (ii) the related Latest Possible Maturity Date.

Unless this Certificate has been countersigned by an authorized signatory of the Securities Administrator by manual signature, this Certificate shall not be entitled to any benefit under the Agreement, or be valid for any purpose.

IN WITNESS WHEREOF, the Securities Administrator has caused this

Certificate to be duly executed.

Dated: July 29, 2005	WELLS FARGO BANK, NATIONAL ASSOCIATION, as Securities Administrator

By:
Authorized Signatory

CERTIFICATE OF AUTHENTICATION

This is one of the Class [_]-B-[_] Certificates referred to in the within-mentioned Agreement.

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Securities Administrator

By:
Authorized Signatory

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto __________________________________ (Please print or typewrite name and address including postal zip code of assignee) a Percentage Interest evidenced by the within Asset-Backed Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Fund.

I (We) further direct the Certificate Registrar to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

______________________________________________________________________________

______________________________________________________________________________

______________________________________________________________________________

______________________________________________________________________________

Dated:
Signature by or on behalf of assignor

Signature Guaranteed

DISTRIBUTION INSTRUCTIONS

This assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds

to	,
for the account of	,
account number___________, or, if mailed by check, to	,
Applicable statements should be mailed to	,
.

This information is provided by	,
the assignee named above, or	,
as its agent.

EXHIBIT A-4

FORM OF CLASS I-C CERTIFICATE

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE “CODE”).

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER ANY STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING THIS CERTIFICATE, AGREES THAT THIS CERTIFICATE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS AND ONLY (1) PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”) TO A PERSON THAT THE HOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A (A “QIB”), PURCHASING FOR ITS OWN ACCOUNT OR A QIB PURCHASING FOR THE ACCOUNT OF A QIB, WHOM THE HOLDER HAS INFORMED, IN EACH CASE, THAT THE REOFFER, RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (2) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (3) IN CERTIFICATED FORM TO AN “INSTITUTIONAL ACCREDITED INVESTOR” WITHIN THE MEANING THEREOF IN RULE 501(A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE ACT OR ANY ENTITY IN WHICH ALL OF THE EQUITY OWNERS COME WITHIN SUCH PARAGRAPHS PURCHASING NOT FOR DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, SUBJECT TO (A) THE RECEIPT BY THE TRUSTEE OF A LETTER SUBSTANTIALLY IN THE FORM PROVIDED IN THE AGREEMENT AND (B) THE RECEIPT BY THE TRUSTEE OF SUCH OTHER EVIDENCE ACCEPTABLE TO THE TRUSTEE THAT SUCH REOFFER, RESALE, PLEDGE OR TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS OR IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE UNITED STATES AND ANY OTHER APPLICABLE JURISDICTION.

NO TRANSFER OF THIS CERTIFICATE MAY BE MADE TO ANY PERSON, UNLESS THE TRANSFEREE PROVIDES EITHER A CERTIFICATION PURSUANT TO SECTION 7.02(b) OF THE AGREEMENT OR AN OPINION OF COUNSEL SATISFACTORY TO THE MASTER SERVICER, THE TRUSTEE AND THE SECURITIES ADMINISTRATOR THAT THE PURCHASE AND HOLDING OF THIS CERTIFICATE WILL NOT CONSTITUTE OR RESULT IN THE ASSETS OF THE TRUST BEING DEEMED TO BE “PLAN ASSETS” UNDER ERISA OR THE CODE, WILL NOT RESULT IN ANY NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED

(“ERISA”) OR SECTION 4975 OF THE CODE AND WILL NOT SUBJECT THE TRUSTEE, THE MASTER SERVICER OR THE SECURITIES ADMINISTRATOR TO ANY OBLIGATION OR LIABILITY IN ADDITION TO THOSE UNDERTAKEN IN THE AGREEMENT.

Certificate No. 1	Percentage Interest: 100%

Class I-C	Variable Pass-Through Rate

Date of Pooling and Servicing Agreement and Cut-off Date: July 1, 2005	Aggregate Certificate Notional Amount of this Certificate as of the Cut-off Date: $____________

First Distribution Date: August 25, 2005	Initial Certificate Notional Amount of this Certificate as of the Cut-off Date: $____________

Master Servicer: Wells Fargo Bank, National Association	CUSIP: 073879 [___]

Assumed Final Distribution Date: August 25, 2035

ASSET-BACKED CERTIFICATE

SERIES 2005-AC5

evidencing a percentage interest in the distributions allocable to the Class I-C Certificates with respect to a Trust Fund consisting primarily of a pool of conventional one- to four-family fixed interest rate mortgage loans sold by BEAR STEARNS ASSET BACKED SECURITIES I LLC.

This Certificate is payable solely from the assets of the Trust Fund, and does not represent an obligation of or interest in Bear Stearns Asset Backed Securities I LLC, the Master Servicer, the Trustee or the Securities Administrator referred to below or any of their affiliates or any other person. Neither this Certificate nor the underlying Mortgage Loans are guaranteed or insured by any governmental entity or by Bear Stearns Asset Backed Securities I LLC, the Master Servicer, the Trustee or the Securities Administrator or any of their affiliates or any other person. None of Bear Stearns Asset Backed Securities I LLC, the Master Servicer or any of their affiliates will have any obligation with respect to any certificate or other obligation secured by or payable from payments on the Certificates.

This certifies that Bear, Stearns Securities Corp. is the registered owner of the Percentage Interest evidenced hereby in the beneficial ownership interest of Certificates of the same Class as this Certificate in a trust (the “Trust Fund”) generally consisting of conventional first lien, fixed rate mortgage loans secured by one- to four- family residences (collectively, the “Mortgage

Loans”) sold by Bear Stearns Asset Backed Securities I LLC (“BSABS I”). The Mortgage Loans were sold by EMC Mortgage Corporation (“EMC”) to BSABS I. Wells Fargo Bank, National Association will act as master servicer of the Mortgage Loans (the “Master Servicer,” which term includes any successors thereto under the Agreement referred to below). The Trust Fund was created pursuant to the Pooling and Servicing Agreement, dated as of the Cut-off Date specified above (the “Agreement”), among BSABS I, as depositor (the “Depositor”), EMC Mortgage Corporation as seller and company, Wells Fargo Bank, National Association, as Master Servicer and securities administrator (the “Securities Administrator”) and U.S. Bank National Association, as trustee (the “Trustee”), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein shall have the meaning ascribed to them in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

The Trustee will distribute on the 25th day of each month, or, if such 25th day is not a Business Day, the immediately following Business Day (each, a “Distribution Date”), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last day (or if such last day is not a Business Day, the Business Day immediately preceding such last day) of the calendar month immediately preceding the month in which the Distribution Date occurs, an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amounts required to be distributed to the Holders of Certificates of the same Class as this Certificate. The Assumed Final Distribution Date is the Distribution Date in the month following the latest scheduled maturity date of any Mortgage Loan.

Distributions on this Certificate will be made by the Trustee by check mailed to the address of the Person entitled thereto as such name and address shall appear on the Certificate Register or, if such Person so requests by notifying the Trustee in writing as specified in the Agreement. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose and designated in such notice.

No transfer of this Certificate shall be made unless the transfer is made pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “1933 Act”), and an effective registration or qualification under applicable state securities laws, or is made in a transaction that does not require such registration or qualification. In the event that such a transfer of this Certificate is to be made without registration or qualification, the Trustee shall require receipt of (i) if such transfer is purportedly being made in reliance upon Rule 144A under the 1933 Act, written certifications from the Holder of the Certificate desiring to effect the transfer, and from such Holder’s prospective transferee, substantially in the forms attached to the Agreement as Exhibit D and either Exhibit E or Exhibit F, as applicable, and (ii) in all other cases, an Opinion of Counsel satisfactory to it that such transfer may be made without such registration or qualification (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Trustee, the Securities Administrator or the Master Servicer in their respective capacities as such), together with copies of the written certification(s) of the Holder of the Certificate desiring to effect the transfer and/or such Holder’s prospective transferee upon which such Opinion of Counsel is based. Neither the Depositor nor the Trustee is obligated to register or qualify the Class of Certificates specified on the face hereof under the 1933 Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of such Certificates without registration or qualification. Any Holder desiring to effect a transfer of this Certificate shall be required to indemnify the Trustee, the Securities Administrator, the Depositor, the Seller and the Master Servicer against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

No transfer of this Class I-C Certificate will be made unless the Trustee shall have received either (i) the opinion of counsel set forth in section 7.02(b) of the Pooling Agreement or (ii) a representation letter, in the form as described by the Agreement, stating that the transferee is not an employee benefit or other plan subject to the prohibited transaction provisions of ERISA or Section 4975 of the Code (a “Plan”), or any other person (including an investment manager, a named fiduciary or a trustee of any Plan) acting, directly or indirectly, on behalf of or purchasing any Certificate with “plan assets” of any Plan.

This Certificate is one of a duly authorized issue of Certificates designated as set forth on the face hereof (the “Certificates”). The Certificates, in the aggregate, evidence the entire beneficial ownership interest in the Trust Fund formed pursuant to the Agreement.

The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the Trust Fund for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced hereby, and the rights, duties and immunities of the Trustee.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor and the rights of the Class I-A Insurer and Class II-A Insurer and the Certificateholders under the Agreement from time to time by the parties thereto with the consent of the Class I-A Insurer and Class II-A Insurer and the Holders of the Class or Classes of Certificates affected thereby evidencing over 50% of the Voting Rights of such Class or Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable with the Trustee upon surrender of this Certificate for registration of transfer at the offices or agencies maintained by the Trustee for such purposes, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Trustee duly executed by the Holder hereof or such Holder’s attorney duly authorized in writing, and thereupon one or more new Certificates in authorized denominations representing a like aggregate Percentage Interest will be issued to the designated transferee.

The Certificates are issuable only as registered Certificates without coupons in the Classes and denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for one or more new Certificates evidencing the same Class and in the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

No service charge will be made to the Certificateholders for any such registration of transfer, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. The Depositor, the Master Servicer, the Trustee and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Trustee or any such agent shall be affected by notice to the contrary.

The obligations created by the Agreement and the Trust Fund created thereby (other than the obligations to make payments to Certificateholders with respect to the termination of the Agreement) shall terminate upon the earlier of (i) the later of (A) the maturity or other liquidation (or Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund and disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan and (B) the remittance of all funds due under the Agreement, or (ii) the optional repurchase by the party named in the Agreement of all the related Mortgage Loans and other related assets of the Trust Fund in accordance with the terms of the Agreement. Such optional repurchase may be made only on or after the earlier of (i) the first Distribution Date on which the aggregate Stated Principal Balance of the related Mortgage Loans is less than or equal to 20% of the aggregate Stated Principal Balance of the related Mortgage Loans as of the Cut-off Date and (ii) the Distribution Date in May 2015. The exercise of such right will effect the early retirement of the Certificates. In no event, however, will the Trust Fund created by the Agreement continue beyond the expiration of 21 years after the death of certain persons identified in the Agreement.

Unless this Certificate has been countersigned by an authorized signatory of the Trustee by manual signature, this Certificate shall not be entitled to any benefit under the Agreement, or be valid for any purpose.

IN WITNESS WHEREOF, the Securities Administrator has caused this Certificate to be duly executed.

Dated: July 29, 2005	WELLS FARGO BANK, NATIONAL ASSOCIATION, as Securities Administrator

By:
Authorized Signatory

CERTIFICATE OF AUTHENTICATION

This is one of the Class I-C Certificates referred to in the within-mentioned Agreement.

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Securities Administrator

By:
Authorized Signatory

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto __________________________________ (Please print or typewrite name and address including postal zip code of assignee) a Percentage Interest evidenced by the within Asset-Backed Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Fund.

I (We) further direct the Certificate Registrar to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

______________________________________________________________________________

______________________________________________________________________________

______________________________________________________________________________

______________________________________________________________________________

Dated:
Signature by or on behalf of assignor

Signature Guaranteed

DISTRIBUTION INSTRUCTIONS

This assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds

to	,
for the account of	,
account number___________, or, if mailed by check, to	,
Applicable statements should be mailed to	,
.

This information is provided by	,
the assignee named above, or	,
as its agent.

EXHIBIT A-5

FORM OF CLASS [_]- P CERTIFICATES

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE “CODE”).

THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE DECREASED BY THE PRINCIPAL PAYMENTS HEREON. ACCORDINGLY, FOLLOWING THE INITIAL ISSUANCE OF THE CERTIFICATES, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE DIFFERENT FROM THE DENOMINATION SHOWN BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CERTIFICATE PRINCIPAL BALANCE BY INQUIRY OF THE TRUSTEE NAMED HEREIN.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER ANY STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING THIS CERTIFICATE, AGREES THAT THIS CERTIFICATE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS AND ONLY (1) PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”) TO A PERSON THAT THE HOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A (A “QIB”), PURCHASING FOR ITS OWN ACCOUNT OR A QIB PURCHASING FOR THE ACCOUNT OF A QIB, WHOM THE HOLDER HAS INFORMED, IN EACH CASE, THAT THE REOFFER, RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (2) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (3) IN CERTIFICATED FORM TO AN “INSTITUTIONAL ACCREDITED INVESTOR” WITHIN THE MEANING THEREOF IN RULE 501(a)(1), (2), (3) or (7) OF REGULATION D UNDER THE ACT OR ANY ENTITY IN WHICH ALL OF THE EQUITY OWNERS COME WITHIN SUCH PARAGRAPHS PURCHASING NOT FOR DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, SUBJECT TO (A) THE RECEIPT BY THE TRUSTEE OF A LETTER SUBSTANTIALLY IN THE FORM PROVIDED IN THE AGREEMENT AND (B) THE RECEIPT BY THE TRUSTEE OF SUCH OTHER EVIDENCE ACCEPTABLE TO THE TRUSTEE THAT SUCH REOFFER, RESALE, PLEDGE OR TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS OR IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE UNITED STATES AND ANY OTHER APPLICABLE JURISDICTION.

THIS CERTIFICATE MAY NOT BE ACQUIRED DIRECTLY OR INDIRECTLY BY, OR ON BEHALF OF, AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT WHICH IS SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, UNLESS THE PROPOSED TRANSFEREE PROVIDES THE TRUSTEE WITH AN OPINION OF COUNSEL ADDRESSED TO THE TRUSTEE, DEPOSITOR, MASTER SERVICER AND SECURITIES ADMINISTRATOR AND ON WHICH THEY MAY RELY THAT IS SATISFACTORY TO THE TRUSTEE THAT THE PURCHASE OF CERTIFICATES ON BEHALF OF SUCH PERSON WILL NOT RESULT IN OR CONSTITUTE A NONEXEMPT PROHIBITED TRANSACTION, IS PERMISSIBLE UNDER APPLICABLE LAW AND WILL NOT GIVE RISE TO ANY ADDITIONAL OBLIGATIONS ON THE PART OF THE DEPOSITOR, THE MASTER SERVICER, THE SECURITIES ADMINISTRATOR OR THE TRUSTEE.

Certificate No.1	Percentage Interest: 100%

Class [_]- P

Date of Pooling and Servicing Agreement and Cut-off Date: July 1, 2005	Aggregate Initial Certificate Principal Balance of this Certificate as of the Cut-off Date: $100.00

First Distribution Date: August 25, 2005	Initial Certificate Principal Balance of this Certificate as of the Cut-off Date: $100.00

Master Servicer: Wells Fargo Bank, National Association	CUSIP: _________________

Assumed Final Distribution Date: August 25, 2035

ASSET-BACKED CERTIFICATE

SERIES 2005-AC5

evidencing a percentage interest in the distributions allocable to the Class P Certificates with respect to a Trust Fund consisting primarily of a pool of conventional one- to four-family fixed interest rate mortgage loans sold by BEAR STEARNS ASSET BACKED SECURITIES I LLC.

This Certificate is payable solely from the assets of the Trust Fund, and does not represent an obligation of or interest in Bear Stearns Asset Backed Securities I LLC, the Master Servicer, the Trustee or the Securities Administrator referred to below or any of their affiliates or any other person. Neither this Certificate nor the underlying Mortgage Loans are guaranteed or insured by any governmental entity or by Bear Stearns Asset Backed Securities I LLC, the Master Servicer, the Trustee or the Securities Administrator or any of their affiliates or any other person. None of Bear Stearns Asset Backed Securities I LLC, the Master Servicer or any of their affiliates will have any obligation with respect to any certificate or other obligation secured by or payable from payments on the Certificates.

This certifies that Bear, Stearns Securities Corp. is the registered owner of the Percentage Interest evidenced hereby in the beneficial ownership interest of Certificates of the same Class as this Certificate in a trust (the “Trust Fund”) generally consisting of conventional first lien, fixed rate mortgage loans secured by one- to four- family residences (collectively, the “Mortgage Loans”) sold by Bear Stearns Asset Backed Securities I LLC (“BSABS I”). The Mortgage Loans

were sold by EMC Mortgage Corporation (“EMC”) to BSABS I. Wells Fargo Bank, National Association will act as master servicer of the Mortgage Loans (the “Master Servicer,” which term includes any successors thereto under the Agreement referred to below). The Trust Fund was created pursuant to the Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the “Agreement”), among BSABS I, as depositor (the “Depositor”), EMC Mortgage Corporation as seller and company, Wells Fargo Bank, National Association, as Master Servicer and securities administrator (the “Securities Administrator”) and U.S. Bank National Association, as trustee (the “Trustee”), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein shall have the meaning ascribed to them in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

Each Holder of this Certificate will be deemed to have agreed to be bound by the restrictions set forth in the Agreement to the effect that (i) each person holding or acquiring any Ownership Interest in this Certificate must be a United States Person and a Permitted Transferee, (ii) the transfer of any Ownership Interest in this Certificate will be conditioned upon the delivery to the Trustee of, among other things, an affidavit to the effect that it is a United States Person and Permitted Transferee, (iii) any attempted or purported transfer of any Ownership Interest in this Certificate in violation of such restrictions will be absolutely null and void and will vest no rights in the purported transferee, and (iv) if any person other than a United States Person and a Permitted Transferee acquires any Ownership Interest in this Certificate in violation of such restrictions, then the Depositor will have the right, in its sole discretion and without notice to the Holder of this Certificate, to sell this Certificate to a purchaser selected by the Depositor, which purchaser may be the Depositor, or any affiliate of the Depositor, on such terms and conditions as the Depositor may choose.

The Securities Administrator will distribute on the 25th day of each month, or, if such 25th day is not a Business Day, the immediately following Business Day (each, a “Distribution Date”), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last day (or if such last day is not a Business Day, the Business Day immediately preceding such last day) of the calendar month immediately preceding the month in which the Distribution Date occurs, an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amounts required to be distributed to the Holders of Certificates of the same Class as this Certificate. The Assumed Final Distribution Date is the Distribution Date in the month following the latest scheduled maturity date of any Mortgage Loan.

Distributions on this Certificate will be made by the Securities Administrator by check mailed to the address of the Person entitled thereto as such name and address shall appear on the Certificate Register or, if such Person so requests by notifying the Trustee in writing as specified in the Agreement. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose and designated in such notice.

No transfer of this Certificate shall be made unless the transfer is made pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “1933 Act”), and an effective registration or qualification under applicable state securities laws, or is made in a transaction that does not require such registration or qualification. In the event that such a transfer of this Certificate is to be made without registration or qualification, the Trustee shall require receipt of (i) if such transfer is purportedly being made in reliance upon Rule 144A under the 1933 Act, written certifications from the Holder of the Certificate desiring to effect the transfer, and from such Holder(s prospective transferee, substantially in the forms attached to the Agreement as Exhibit E and either F or G, as applicable, and (ii) in all other cases, an Opinion of Counsel satisfactory to it that such transfer may be made without such registration or qualification (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Trustee, the Securities Administrator or the Master Servicer in their respective capacities as such), together with copies of the written certification(s) of the Holder of the Certificate desiring to effect the transfer and/or such Holder(s prospective transferee upon which such Opinion of Counsel is based. Neither the Depositor nor the Trustee is obligated to register or qualify the Class of Certificates specified on the face hereof under the 1933 Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of such Certificates without registration or qualification. Any Holder desiring to effect a transfer of this Certificate shall be required to indemnify the Trustee, the Securities Administrator, the Depositor, the Seller and the Master Servicer against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

This certificate may not be acquired directly or indirectly by, or on behalf of, an employee benefit plan or other retirement arrangement which is subject to title I of the Employee Retirement Income Security Act of 1974, as amended, or section 4975 of the Internal Revenue Code of 1986, as amended, unless the proposed transferee provides the Trustee with an opinion of counsel addressed to the Trustee, Master Servicer and the Securities Administrator and on which they may rely (which shall not be at the expense of the Trustee, Master Servicer or the Securities Administrator) which is acceptable to the Trustee, that the purchase of this Certificate will not result in or constitute a nonexempt prohibited transaction, is permissible under applicable law and will not give rise to any additional obligations on the part of the Depositor, the Master Servicer, the Securities Administrator or the Trustee.

This Certificate is one of a duly authorized issue of Certificates designated as set forth on the face hereof (the “Certificates”). The Certificates, in the aggregate, evidence the entire beneficial ownership interest in the Trust Fund formed pursuant to the Agreement.

The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the Trust Fund for payment hereunder and that the Trustee or the Securities Administrator is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced hereby, and the rights, duties and immunities of the Trustee and the Securities Administrator.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor and the rights of the Certificateholders under the Agreement from time to time by the parties thereto with the consent of the Certificates Insurers and the Holders of the Class or Classes of Certificates affected thereby evidencing over 50% of the Voting Rights of such Class or Classes. Any such consent by the Certificates Insurers and the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable with the Trustee upon surrender of this Certificate for registration of transfer at the offices or agencies maintained by the Trustee for such purposes, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Trustee duly executed by the Holder hereof or such Holder(s attorney duly authorized in writing, and thereupon one or more new Certificates in authorized denominations representing a like aggregate Percentage Interest will be issued to the designated transferee.

The Certificates are issuable only as registered Certificates without coupons in the Classes and denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for one or more new Certificates evidencing the same Class and in the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

No service charge will be made to the Certificateholders for any such registration of transfer, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. The Depositor, the Master Servicer, the Trustee and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Trustee or any such agent shall be affected by notice to the contrary.

The obligations created by the Agreement and the Trust Fund created thereby (other than the obligations to make payments to Certificateholders with respect to the termination of the Agreement) shall terminate upon the earlier of (i) the later of (A) the maturity or other liquidation (or Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund and disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan and (B) the remittance of all funds due under the Agreement, or (ii) the optional repurchase by the party named in the Agreement of all the Mortgage Loans and other assets of the Trust Fund in accordance with the terms of the Agreement. Such optional repurchase may be made only on or after the Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans is less than the percentage of the aggregate Stated Principal Balance specified in the Agreement of the Mortgage Loans at the Cut-off Date. The exercise of such right will effect the early retirement of the Certificates. In no event, however, will the Trust Fund created by the Agreement continue beyond the expiration of 21 years after the death of certain persons identified in the Agreement.

Unless this Certificate has been countersigned by an authorized signatory of the Trustee by manual signature, this Certificate shall not be entitled to any benefit under the Agreement, or be valid for any purpose.

IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated: __________, 20__	U.S. BANK NATIONAL ASSOCIATION, not in its individual capacity but solely as Trustee

By:
Authorized Signatory

CERTIFICATE OF AUTHENTICATION

This is one of the Class [_]- P Certificates referred to in the within-mentioned Agreement.

WELLS FARGO BANK, NATIONAL ASSOCIATION as Securities Administrator

By:
Authorized Signatory

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto __________________________________ (Please print or typewrite name and address including postal zip code of assignee) a Percentage Interest evidenced by the within Asset-Backed Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Fund.

I (We) further direct the Certificate Registrar to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

______________________________________________________________________________

______________________________________________________________________________

______________________________________________________________________________

______________________________________________________________________________

Dated:
Signature by or on behalf of assignor

Signature Guaranteed

DISTRIBUTION INSTRUCTIONS

This assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds

to	,
for the account of	,
account number___________, or, if mailed by check, to	,
Applicable statements should be mailed to	,
.

This information is provided by	,
the assignee named above, or	,
as its agent.

EXHIBIT A-6

FORM OF CLASS [_]-R-[_] CERTIFICATE

THIS CERTIFICATE MAY NOT BE HELD BY OR TRANSFERRED TO A NON-UNITED STATES PERSON OR A DISQUALIFIED ORGANIZATION (AS DEFINED BELOW).

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “RESIDUAL INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE “CODE”).

THIS CERTIFICATE MAY NOT BE ACQUIRED DIRECTLY OR INDIRECTLY BY, OR ON BEHALF OF, AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT WHICH IS SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, UNLESS THE PROPOSED TRANSFEREE PROVIDES THE TRUSTEE WITH AN OPINION OF COUNSEL ADDRESSED TO THE TRUSTEE, DEPOSITOR, MASTER SERVICER AND SECURITIES ADMINISTRATOR AND ON WHICH THEY MAY RELY THAT IS SATISFACTORY TO THE TRUSTEE THAT THE PURCHASE OF CERTIFICATES ON BEHALF OF SUCH PERSON WILL NOT RESULT IN OR CONSTITUTE A NONEXEMPT PROHIBITED TRANSACTION, IS PERMISSIBLE UNDER APPLICABLE LAW AND WILL NOT GIVE RISE TO ANY ADDITIONAL OBLIGATIONS ON THE PART OF THE DEPOSITOR, THE MASTER SERVICER, THE SECURITIES ADMINISTRATOR OR THE TRUSTEE.

ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE MAY BE MADE ONLY IF THE PROPOSED TRANSFEREE PROVIDES A TRANSFER AFFIDAVIT TO THE MASTER SERVICER AND THE TRUSTEE THAT (1) SUCH TRANSFEREE IS NOT (A) THE UNITED STATES, ANY STATE OR POLITICAL SUBDIVISION THEREOF, ANY POSSESSION OF THE UNITED STATES, OR ANY AGENCY OR INSTRUMENTALITY OF ANY OF THE FOREGOING (OTHER THAN AN INSTRUMENTALITY WHICH IS A CORPORATION IF ALL OF ITS ACTIVITIES ARE SUBJECT TO TAX AND EXCEPT FOR FREDDIE MAC, A MAJORITY OF ITS BOARD OF DIRECTORS IS NOT SELECTED BY SUCH GOVERNMENTAL UNIT), (B) A FOREIGN GOVERNMENT, ANY INTERNATIONAL ORGANIZATION, OR ANY AGENCY OR INSTRUMENTALITY OF EITHER OF THE FOREGOING, (C) ANY ORGANIZATION (OTHER THAN CERTAIN FARMERS( COOPERATIVES DESCRIBED IN SECTION 521 OF THE CODE) WHICH IS EXEMPT FROM THE TAX IMPOSED BY CHAPTER 1 OF THE CODE UNLESS SUCH ORGANIZATION IS SUBJECT TO THE TAX IMPOSED BY SECTION 511 OF THE CODE (INCLUDING THE TAX IMPOSED BY SECTION 511 OF THE CODE ON UNRELATED BUSINESS TAXABLE INCOME), (D)

RURAL ELECTRIC AND TELEPHONE COOPERATIVES DESCRIBED IN SECTION 1381(a)(2)(C) OF THE CODE, (E) AN ELECTING LARGE PARTNERSHIP UNDER SECTION 775(a) OF THE CODE (ANY SUCH PERSON DESCRIBED IN THE FOREGOING CLAUSES (A), (B), (C), (D) OR (E) BEING HEREIN REFERRED TO AS A “DISQUALIFIED ORGANIZATION”), OR (F) AN AGENT OF A DISQUALIFIED ORGANIZATION, (2) NO PURPOSE OF SUCH TRANSFER IS TO IMPEDE THE ASSESSMENT OR COLLECTION OF TAX AND (3) SUCH TRANSFEREE SATISFIES CERTAIN ADDITIONAL CONDITIONS RELATING TO THE FINANCIAL CONDITION OF THE PROPOSED TRANSFEREE. NOTWITHSTANDING THE REGISTRATION IN THE CERTIFICATE REGISTER OR ANY TRANSFER, SALE OR OTHER DISPOSITION OF THIS CERTIFICATE TO A DISQUALIFIED ORGANIZATION OR AN AGENT OF A DISQUALIFIED ORGANIZATION, SUCH REGISTRATION SHALL BE DEEMED TO BE OF NO LEGAL FORCE OR EFFECT WHATSOEVER AND SUCH PERSON SHALL NOT BE DEEMED TO BE A CERTIFICATEHOLDER FOR ANY PURPOSE HEREUNDER, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS ON THIS CERTIFICATE. EACH HOLDER OF THIS CERTIFICATE BY ACCEPTANCE OF THIS CERTIFICATE SHALL BE DEEMED TO HAVE CONSENTED TO THE PROVISIONS OF THIS PARAGRAPH.

Certificate No.1
Variable Pass-Through Rate
CLASS [_]-R-[_]
Percentage Interest: 100%
Date of Pooling and Servicing Agreement and Cut-off Date: July 1, 2005
Aggregate Initial Certificate Principal Balance of this Certificate as of the Cut-off Date:$50.00
First Distribution Date: August 25, 2005
Initial Certificate Principal Balance of this Certificate as of the Cut-off Date: $50.00
Master Servicer: Wells Fargo Bank, National Association
CUSIP: [____________]
Assumed Final Distribution Date: July 25, 2035

ASSET-BACKED CERTIFICATE

SERIES 2005-AC5

evidencing a fractional undivided interest in the distributions allocable to the CLASS [_]-R-[_] Certificates with respect to a Trust Fund consisting primarily of a pool of conventional one- to four-family fixed interest rate mortgage loans sold by BEAR STEARNS ASSET BACKED SECURITIES I LLC.

This Certificate is payable solely from the assets of the Trust Fund, and does not represent an obligation of or interest in Bear Stearns Asset Backed Securities I LLC, the Master Servicer, the Trustee or the Securities Administrator referred to below or any of their affiliates or any other person. Neither this Certificate nor the underlying Mortgage Loans are guaranteed or insured by any governmental entity or by Bear Stearns Asset Backed Securities I LLC, the Master Servicer, the Trustee or the Securities Administrator or any of their affiliates or any other person. None of Bear Stearns Asset Backed Securities I LLC, the Master Servicer or any of their affiliates will have any obligation with respect to any certificate or other obligation secured by or payable from payments on the Certificates.

This certifies that __________________ is the registered owner of the Percentage Interest evidenced hereby in the beneficial ownership interest of Certificates of the same Class as this Certificate in a trust (the “Trust Fund”) generally consisting of conventional first lien, fixed rate mortgage loans secured by one- to four- family residences (collectively, the “Mortgage Loans”) sold by Bear Stearns Asset Backed Securities I LLC (“BSABS I”). The Mortgage Loans were sold by EMC Mortgage Corporation (“EMC”) to BSABS I. Wells Fargo Bank, National Association will act as master servicer of the Mortgage Loans (the “Master Servicer,” which term includes any successors thereto under the Agreement referred to below). The Trust Fund was created pursuant to the Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the “Agreement”), among BSABS I, as depositor (the “Depositor”), EMC Mortgage Corporation as seller and company, Wells Fargo Bank, National Association, as Master Servicer and securities administrator (the “Securities Administrator”) and U.S. Bank National Association as trustee (the “Trustee”), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein shall have the meaning ascribed to them in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

Each Holder of this Certificate will be deemed to have agreed to be bound by the restrictions set forth in the Agreement to the effect that (i) each person holding or acquiring any Ownership Interest in this Certificate must be a United States Person and a Permitted Transferee, (ii) the transfer of any Ownership Interest in this Certificate will be conditioned upon the delivery to the Trustee of, among other things, an affidavit to the effect that it is a United States Person and Permitted Transferee, (iii) any attempted or purported transfer of any Ownership Interest in this Certificate in violation of such restrictions will be absolutely null and void and will vest no rights in the purported transferee, and (iv) if any person other than a United States Person and a Permitted Transferee acquires any Ownership Interest in this Certificate in violation of such restrictions, then the Depositor will have the right, in its sole discretion and without notice to the Holder of this

Certificate, to sell this Certificate to a purchaser selected by the Depositor, which purchaser may be the Depositor, or any affiliate of the Depositor, on such terms and conditions as the Depositor may choose.

Interest on this Certificate will accrue during the month prior to the month in which a Distribution Date (as hereinafter defined) occurs on the Certificate Principal Balance hereof at a per annum rate equal to the Pass-Through Rate set forth above. The Securities Administrator will distribute on the 25th day of each month, or, if such 25th day is not a Business Day, the immediately following Business Day (each, a “Distribution Date”), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last day (or if such last day is not a Business Day, the Business Day immediately preceding such last day) of the calendar month immediately preceding the month in which the Distribution Date occurs, an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount (of interest and principal, if any) required to be distributed to the Holders of Certificates of the same Class as this Certificate. The Assumed Final Distribution Date is the Distribution Date in the month following the latest scheduled maturity date of any Mortgage Loan.

Distributions on this Certificate will be made by the Securities Administrator by check mailed to the address of the Person entitled thereto as such name and address shall appear on the Certificate Register or, if such Person so requests by notifying the Trustee in writing as specified in the Agreement. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose and designated in such notice.

The Initial Certificate Principal Balance of this Certificate is set forth above. The Certificate Principal Balance hereof will be reduced to the extent of distributions allocable to principal hereon and any Realized Losses allocable hereto.

This certificate may not be acquired directly or indirectly by, or on behalf of, an employee benefit plan or other retirement arrangement which is subject to title I of the Employee Retirement Income Security Act of 1974, as amended, or section 4975 of the Internal Revenue Code of 1986, as amended, unless the proposed transferee provides the Trustee with an opinion of counsel addressed to the Trustee, Master Servicer and the Securities Administrator and on which they may rely (which shall not be at the expense of the Trustee, Master Servicer or the Securities Administrator) which is acceptable to the Trustee, that the purchase of this Certificate will not result in or constitute a nonexempt prohibited transaction, is permissible under applicable law and will not give rise to any additional obligations on the part of the Depositor, the Master Servicer, the Securities Administrator or the Trustee.

This Certificate is one of a duly authorized issue of Certificates designated as set forth on the face hereof (the “Certificates”). The Certificates, in the aggregate, evidence the entire beneficial ownership interest in the Trust Fund formed pursuant to the Agreement.

The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the Trust Fund for payment hereunder and that the Trustee is not liable to the

Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced hereby, and the rights, duties and immunities of the Trustee.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor and the rights of the Class I-A Insurer and Class II-A Insurer and the Certificateholders under the Agreement from time to time by the parties thereto with the consent of the Class I-A Insurer and Class II-A Insurer and the Holders of the Class or Classes of Certificates affected thereby evidencing over 50% of the Voting Rights of such Class or Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable with the Trustee upon surrender of this Certificate for registration of transfer at the offices or agencies maintained by the Trustee for such purposes, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Trustee duly executed by the Holder hereof or such Holder(s attorney duly authorized in writing, and thereupon one or more new Certificates in authorized denominations representing a like aggregate Percentage Interest will be issued to the designated transferee.

The Certificates are issuable only as registered Certificates without coupons in the Classes and denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for one or more new Certificates evidencing the same Class and in the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

No service charge will be made to the Certificateholders for any such registration of transfer, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. The Depositor, the Master Servicer, the Trustee and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of Depositor, the Master Servicer, the Trustee or any such agent shall be affected by notice to the contrary.

The obligations created by the Agreement and the Trust Fund created thereby (other than the obligations to make payments to Certificateholders with respect to the termination of the Agreement) shall terminate upon the earlier of (i) the later of (A) the maturity or other liquidation (or Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund and disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan and (B) the remittance of all funds due under the Agreement, or (ii) the optional repurchase by the party named in the Agreement of all the Mortgage Loans and other assets of the Trust Fund in accordance with the terms of the Agreement. Such optional repurchase may be made only on or after the Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans is less than the percentage of the aggregate Stated Principal Balance specified in the Agreement of the Mortgage Loans at the Cut-off Date. The exercise of such right will effect the early retirement of the Certificates. In no event, however, will the Trust Fund created by the Agreement continue beyond the expiration of 21 years after the death of certain persons identified in the Agreement.

Unless this Certificate has been countersigned by an authorized signatory of the Trustee by manual signature, this Certificate shall not be entitled to any benefit under the Agreement, or be valid for any purpose.

IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated: __________, 20__	U.S. BANK NATIONAL ASSOCIATION, not in its individual capacity but solely as Trustee

By:
Authorized Signatory

CERTIFICATE OF AUTHENTICATION

This is one of the CLASS [_]-R-[_] Certificates referred to in the within-mentioned Agreement.

WELLS FARGO BANK, NATIONAL ASSOCIATION as Securities Administrator

By:
Authorized Signatory

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto __________________________________ (Please print or typewrite name and address including postal zip code of assignee) a Percentage Interest evidenced by the within Asset-Backed Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Fund.

I (We) further direct the Certificate Registrar to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

______________________________________________________________________________

______________________________________________________________________________

______________________________________________________________________________

______________________________________________________________________________

Dated:
Signature by or on behalf of assignor

Signature Guaranteed

DISTRIBUTION INSTRUCTIONS

This assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds

to	,
for the account of	,
account number___________, or, if mailed by check, to	,
Applicable statements should be mailed to	,
.

This information is provided by	,
the assignee named above, or	,
as its agent.

EXHIBIT B

MORTGAGE LOAN SCHEDULE

[provided upon request]

EXHIBIT C

FORM OF TRANSFER AFFIDAVIT

Affidavit pursuant to Section 860E(e)(4) of the Internal Revenue Code of 1986, as amended, and for other purposes

STATE OF_____________	)
	)	ss.:
COUNTY OF___________	)

[NAME OF OFFICER], being first duly sworn, deposes and says:

1.       That he/she is [Title of Officer] of [Name of Investor] (the “Investor”), a [savings institution] [corporation] duly organized and existing under the laws of [the State of _____] [the United States], on behalf of which he makes this affidavit.

2.       That (i) the Investor is not a “disqualified organization” as defined in Section 860E(e)(5) of the Internal Revenue Code of 1986, as amended (the “Code”), and will not be a disqualified organization as of [Closing Date] [date of purchase]; (ii) it is not acquiring the Bear Stearns Asset-Backed Securities I LLC Asset-Backed Certificates, Series 2005-AC5, Class R-__ Certificates (the “Residual Certificates”) for the account of a disqualified organization; (iii) it consents to any amendment of the Pooling and Servicing Agreement that shall be deemed necessary by Bear Stearns Asset Backed Securities I LLC (upon advice of counsel) to constitute a reasonable arrangement to ensure that the Residual Certificates will not be owned directly or indirectly by a disqualified organization; and (iv) it will not transfer such Residual Certificates unless (a) it has received from the transferee an affidavit in substantially the same form as this affidavit containing these same four representations and (b) as of the time of the transfer, it does not have actual knowledge that such affidavit is false.

3.       That the Investor is one of the following: (i) a citizen or resident of the United States, (ii) a corporation or partnership (including an entity treated as a corporation or partnership for federal income tax purposes) created or organized in, or under the laws of, the United States or any state thereof or the District of Columbia (except, in the case of a partnership, to the extent provided in regulations), provided that no partnership or other entity treated as a partnership for United States federal income tax purposes shall be treated as a United States Person unless all persons that own an interest in such partnership either directly or through any entity that is not a corporation for United States federal income tax purposes are United States Persons, (iii) an estate whose income is subject to United States federal income tax regardless of its source, or (iv) a trust other than a (foreign trust,( as defined in Section 7701 (a)(31) of the Code.

4.	That the Investor=s taxpayer identification number is ______________________.

5.       That no purpose of the acquisition of the Residual Certificates is to avoid or impede the assessment or collection of tax.

6.       That the Investor understands that, as the holder of the Residual Certificates, the Investor may incur tax liabilities in excess of any cash flows generated by such Residual Certificates.

7.       That the Investor intends to pay taxes associated with holding the Residual Certificates as they become due.

IN WITNESS WHEREOF, the Investor has caused this instrument to be executed on its behalf, pursuant to authority of its Board of Directors, by its [Title of Officer] this ____ day of _________, 20__.

[NAME OF INVESTOR]

By:
[Name of Officer]
[Title of Officer]
[Address of Investor for receipt of distributions]

Address of Investor for receipt of tax information:

Personally appeared before me the above-named [Name of Officer], known or proved to me to be the same person who executed the foregoing instrument and to be the [Title of Officer] of the Investor, and acknowledged to me that he/she executed the same as his/her free act and deed and the free act and deed of the Investor.

Subscribed and sworn before me this ___ day of _________, 20___.

NOTARY PUBLIC

COUNTY OF

STATE OF

My commission expires the ___ day of ___________________, 20___.

EXHIBIT D

FORM OF TRANSFEROR CERTIFICATE

______________,200___

Bear Stearns Asset Backed Securities I LLC

383 Madison Avenue

New York, New York 10179

U.S. Bank National Association

One Federal Street, 3rd Floor

Boston, MA 02110

Attention: Bear Stearns Asset Backed Securities I Trust 2005-AC5

Re:	Bear Stearns Asset Backed Securities I LLC

Asset-Backed Certificates, Series 2005-AC5, Class__

Ladies and Gentlemen:

In connection with the sale by ___________ (the “Seller”) to ________ (the “Purchaser”) of $_________ Initial Certificate Principal Balance of Asset-Backed Certificates, Series 2005-AC5, Class _____ (the “Certificates”), issued pursuant to the Pooling and Servicing Agreement (the “Pooling and Servicing Agreement”), dated as of July 1, 2005, among Bear Stearns Asset-Backed Securities I LLC, as depositor (the “Depositor”), EMC Mortgage Corporation, as seller and company, Wells Fargo Bank, National Association, as master servicer and securities administrator and U.S. Bank National Association, as trustee (the “Trustee”). The Seller hereby certifies, represents and warrants to, a covenants with, the Depositor and the Trustee that:

Neither the Seller nor anyone acting on its behalf has (a) offered, pledged, sold, disposed of or otherwise transferred any Certificate, any interest in any Certificate or any other similar security to any person in any manner, (b) has solicited any offer to buy or to accept a pledge, disposition or other transfer of any Certificate, any interest in any Certificate or any other similar security from any person in any manner, (c) has otherwise approached or negotiated with respect to any Certificate, any interest in any Certificate or any other similar security with any person in any manner, (d) has made any general solicitation by means of general advertising or in any other manner, or (e) has taken any other action, that (as to any of (a) through (e) above) would constitute a distribution of the Certificates under the Securities Act of 1933 (the “Act”), that would render the disposition of any Certificate a violation of Section 5 of the Act or any state securities law, or that would require registration or qualification pursuant thereto. The Seller will not act in any manner set forth in the foregoing sentence with respect to any Certificate. The Seller has not and will not sell or otherwise transfer any of the Certificates, except in compliance with the provisions of the Pooling and Servicing Agreement.

Very truly yours,

(Seller)

By:
Name:
Title:

EXHIBIT E

FORM OF INVESTMENT LETTER

[Date]

[SELLER]

Bear Stearns Asset Backed Securities I LLC

383 Madison Avenue

New York, New York 10179

U.S. Bank National Association

One Federal Street, 3rd Floor

Boston, MA 02110

Re:

Bear Stearns Asset Backed Securities I Trust 2005-AC5, Asset-Backed Certificates, Series 2005-AC5 (the “Certificates”), including the Class I-B-4, Class I-P, Class I-C, Class I-R-1, Class I-R-2, Class II-B-4, Class II-B-5, Class II-B-6 Certificates (the “Privately Offered Certificates”)______________________________________

Dear Ladies and Gentlemen:

In connection with our purchase of Privately Offered Certificates, we confirm that:

(i)

we understand that the Privately Offered Certificates are not being registered under the Securities Act of 1933, as amended (the “Act”) or any applicable state securities or “Blue Sky” laws, and are being sold to us in a transaction that is exempt from the registration requirements of such laws;

(ii)

any information we desired concerning the Certificates, including the Privately Offered Certificates, the trust in which the Certificates represent the entire beneficial ownership interest (the “Trust”) or any other matter we deemed relevant to our decision to purchase Privately Offered Certificates has been made available to us;

(iii)

we are able to bear the economic risk of investment in Privately Offered Certificates; we are an institutional “accredited investor” as defined in Section 501(a) of Regulation D promulgated under the Act and a sophisticated institutional investor;

(iv)

we are acquiring Privately Offered Certificates for our own account, not as nominee for any other person, and not with a present view to any distribution or other disposition of the Privately Offered Certificates;

(v)	we agree the Privately Offered Certificates must be held indefinitely by us (and may not be sold, pledged, hypothecated or in any way disposed of)

unless subsequently registered under the Act and any applicable state securities or “Blue Sky” laws or an exemption from the registration requirements of the Act and any applicable state securities or “Blue Sky” laws is available;

(vi)

we agree that in the event that at some future time we wish to dispose of or exchange any of the Privately Offered Certificates (such disposition or exchange not being currently foreseen or contemplated), we will not transfer or exchange any of the Privately Offered Certificates unless:

(A) (1) the sale is to an Eligible Purchaser (as defined below), (2) if required by the Pooling and Servicing Agreement (as defined below) a letter to substantially the same effect as either this letter or, if the Eligible Purchaser is a Qualified Institutional Buyer as defined under Rule 144A of the Act, the Rule 144A and Related Matters Certificate in the form attached to the Pooling and Servicing Agreement (as defined below) (or such other documentation as may be acceptable to the Trustee) is executed promptly by the purchaser and delivered to the addressees hereof and (3) all offers or solicitations in connection with the sale, whether directly or through any agent acting on our behalf, are limited only to Eligible Purchasers and are not made by means of any form of general solicitation or general advertising whatsoever; and

(B)     if the Privately Offered Certificate is not registered under the Act (as to which we acknowledge you have no obligation), the Privately Offered Certificate is sold in a transaction that does not require registration under the Act and any applicable state securities or “blue sky” laws and, if U.S. Bank National Association (the “Trustee”) so requests, a satisfactory Opinion of Counsel is furnished to such effect, which Opinion of Counsel shall be an expense of the transferor or the transferee;

(vii)

we agree to be bound by all of the terms (including those relating to restrictions on transfer) of the Pooling and Servicing, pursuant to which the Trust was formed; we have reviewed carefully and understand the terms of the Pooling and Servicing Agreement;

(viii)

we either: (i) are not acquiring the Privately Offered Certificate directly or indirectly by, or on behalf of, an employee benefit plan or other retirement arrangement which is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended, or section 4975 of the Internal Revenue Code of 1986, as amended, or (ii) in the case of the Class II-B-4, Class II-B-5 and Class II-B-6 Certificates, are providing a representation to the effect that the proposed transfer and holding of a Privately Offered Certificate and the servicing, management and operation of the Trust and its assets: (I) will not result in any prohibited transaction which is not covered under an individual or class prohibited transaction exemption, including, but not limited to,

Prohibited Transaction Exemption (“PTE”) 84-14, PTE 91-38, PTE 90-1, PTE 95-60, or PTE 96-23 and (II) will not give rise to any additional obligations on the part of the Depositor, the Master Servicer, the Securities Administrator or the Trustee or (iii) in the case of the Privately Offered Securities have attached hereto the opinion specified in Section 7.02(b) of the Agreement.

(ix)

We understand that each of the Privately Offered Certificates bears, and will continue to bear, a legend to substantiate the following effect: (THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER ANY STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING THIS CERTIFICATE, AGREES THAT THIS CERTIFICATE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS AND ONLY (1) PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”) TO A PERSON THAT THE HOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A (A “QIB”), PURCHASING FOR ITS OWN ACCOUNT OR A QIB PURCHASING FOR THE ACCOUNT OF A QIB, WHOM THE HOLDER HAS INFORMED, IN EACH CASE, THAT THE REOFFER, RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (2) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (3) IN CERTIFICATED FORM TO AN “INSTITUTIONAL ACCREDITED INVESTOR” WITHIN THE MEANING THEREOF IN RULE 501(a)(1), (2), (3) or (7) OF REGULATION D UNDER THE ACT OR ANY ENTITY IN WHICH ALL OF THE EQUITY OWNERS COME WITHIN SUCH PARAGRAPHS PURCHASING NOT FOR DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, SUBJECT TO (A) THE RECEIPT BY THE TRUSTEE OF A LETTER SUBSTANTIALLY IN THE FORM PROVIDED IN THE AGREEMENT AND (B) THE RECEIPT BY THE TRUSTEE OF SUCH OTHER EVIDENCE ACCEPTABLE TO THE TRUSTEE THAT SUCH REOFFER, RESALE, PLEDGE OR TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS OR IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE UNITED STATES AND ANY OTHER APPLICABLE JURISDICTION. [In the case of the Class II-B-4, Class II-B-5 and Class II-B-6 Certificates: THIS CERTIFICATE MAY NOT BE ACQUIRED DIRECTLY OR INDIRECTLY BY, OR ON BEHALF OF, AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT WHICH IS SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR SECTION 4975 OF THE

INTERNAL REVENUE CODE OF 1986, AS AMENDED, UNLESS THE PROPOSED TRANSFER AND HOLDING OF A CERTIFICATE AND THE SERVICING, MANAGEMENT AND OPERATION OF THE TRUST AND ITS ASSETS: (1) WILL NOT RESULT IN ANY PROHIBITED TRANSACTION WHICH IS NOT COVERED UNDER AN INDIVIDUAL OR CLASS PROHIBITED TRANSACTION EXEMPTION, INCLUDING, BUT NOT LIMITED TO, PROHIBITED TRANSACTION EXEMPTION ((PTE() 84-14, PTE 91-38, PTE 90-1, PTE 95-60 OR PTE 96-23 AND (II) WILL NOT GIVE RISE TO ANY ADDITIONAL OBLIGATIONS ON THE PART OF THE DEPOSITOR, THE MASTER SERVICER, THE SECURITIES ADMINISTRATOR OR THE TRUSTEE, WHICH WILL BE DEEMED REPRESENTED BY AN OWNER OF A BOOK-ENTRY CERTIFICATE OR A GLOBAL CERTIFICATE OR UNLESS THE OPINION PROVIDED IN SECTION 5.07 OF THE AGREEMENT IS PROVIDED.(] [In the case of the Class P Certificates: THIS CERTIFICATE MAY NOT BE ACQUIRED DIRECTLY OR INDIRECTLY BY, OR ON BEHALF OF, AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT WHICH IS SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, UNLESS THE PROPOSED TRANSFEREE PROVIDES THE TRUSTEE WITH AN OPINION OF COUNSEL ADDRESSED TO THE TRUSTEE, DEPOSITOR, MASTER SERVICER AND SECURITIES ADMINISTRATOR AND ON WHICH THEY MAY RELY THAT IS SATISFACTORY TO THE TRUSTEE THAT THE PURCHASE OF CERTIFICATES ON BEHALF OF SUCH PERSON WILL NOT RESULT IN OR CONSTITUTE A NONEXEMPT PROHIBITED TRANSACTION, IS PERMISSIBLE UNDER APPLICABLE LAW AND WILL NOT GIVE RISE TO ANY ADDITIONAL OBLIGATIONS ON THE PART OF THE DEPOSITOR, THE MASTER SERVICER, THE SECURITIES ADMINISTRATOR OR THE TRUSTEE.]

“Eligible Purchaser” means a corporation, partnership or other entity which we have reasonable grounds to believe and do believe (i) can make representations with respect to itself to substantially the same effect as the representations set forth herein, and (ii) is either a Qualified Institutional Buyer as defined under Rule 144A of the Act or an institutional (Accredited Investor( as defined under Rule 501 of the Act.

Terms not otherwise defined herein shall have the meanings assigned to them in the Pooling and Servicing Agreement, dated as of July 1, 2005, between Bear Stearns Asset Backed Securities I LLC, as depositor, EMC Mortgage Corporation, as seller and company, Wells Fargo Bank, National Association, as master servicer and securities administrator and U.S. Bank National Association, as Trustee (the “Pooling and Servicing Agreement”).

If the Purchaser proposes that its Certificates be registered in the name of a nominee on its behalf, the Purchaser has identified such nominee below, and has caused such nominee to complete the Nominee Acknowledgment at the end of this letter.

Name of Nominee (if any): ________________

IN WITNESS WHEREOF, this document has been executed by the undersigned who is duly authorized to do so on behalf of the undersigned Eligible Purchaser on the ___ day of ________, 20___.

Very truly yours,

[PURCHASER]

By:
(Authorized Officer)

[By:
Attorney-in-fact]

Nominee Acknowledgment

The undersigned hereby acknowledges and agrees that as to the Certificates being registered in its name, the sole beneficial owner thereof is and shall be the Purchaser identified above, for whom the undersigned is acting as nominee.

[NAME OF NOMINEE]

By:
(Authorized Officer)

[By:
Attorney-in-fact]

EXHIBIT F

FORM OF RULE 144A AND RELATED MATTERS CERTIFICATE

[SELLER]

Bear Stearns Asset Backed Securities I LLC

383 Madison Avenue

New York, New York 10179

U.S. Bank National Association

One Federal Street, 3rd Floor

Boston, MA 02110

Re:

Bear Stearns Asset Backed Securities I Trust 2005-AC5, Asset-Backed Certificates, Series 2005-AC5 (the “Certificates”), including the Class I-B-4, Class I-P, Class I-C, Class I-R-1, Class I-R-2, Class II-B-4, Class II-B-5, Class II-B-6 and Class II-P Certificates (the “Privately Offered Certificates”)__________________________

Dear Ladies and Gentlemen:

In connection with our purchase of Privately Offered Certificates, the undersigned certifies to each of the parties to whom this letter is addressed that it is a qualified institutional buyer (as defined in Rule 144A under the Securities Act of 1933, as amended (the “Act”)) as follows:

1.

It owned and/or invested on a discretionary basis eligible securities (excluding affiliate(s securities, bank deposit notes and CD(s, loan participations, repurchase agreements, securities owned but subject to a repurchase agreement and swaps), as described below:

Date: ______________, 20__ (must be on or after the close of its most recent fiscal year)

Amount: $ _____________________; and

2.	The dollar amount set forth above is:
	a.	greater than $100 million and the undersigned is one of the following entities:
		(x)	[_]	an insurance company as defined in Section 2(13) of the Act[1]; or

(y)	[_] an investment company registered under the Investment Company Act or any business development company as defined in Section 2(a)(48) of the Investment Company Act of 1940; or

_________________________

1        A purchase by an insurance company for one or more of its separate accounts, as defined by Section 2(a)(37) of the Investment Company Act of 1940, which are neither registered nor required to be registered thereunder, shall be deemed to be a purchase for the account of such insurance company.

(z)	[_] a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; or
(aa)

[_]          a plan (i) established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, the laws of which permit the purchase of securities of this type, for the benefit of its employees and (ii) the governing investment guidelines of which permit the purchase of securities of this type; or

(bb)	[_] a business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940; or
(cc)

[_]          a corporation (other than a U.S. bank, savings and loan association or equivalent foreign institution), partnership, Massachusetts or similar business trust, or an organization described in Section 501(c)(3) of the Internal Revenue Code; or

(dd)	[_] a U.S. bank, savings and loan association or equivalent foreign institution, which has an audited net worth of at least $25 million as demonstrated in its latest annual financial statements; or
(ee)	[_] an investment adviser registered under the Investment Advisers Act; or
b.	[_] greater than $10 million, and the undersigned is a broker-dealer registered with the SEC; or
c.

[_]          less than $ 10 million, and the undersigned is a broker-dealer registered with the SEC and will only purchase Rule 144A securities in transactions in which it acts as a riskless principal (as defined in Rule 144A); or

d.

[_]          less than $100 million, and the undersigned is an investment company registered under the Investment Company Act of 1940, which, together with one or more registered investment companies having the same or an affiliated investment adviser, owns at least $100 million of eligible securities; or

e.	[_] less than $100 million, and the undersigned is an entity, all the equity owners of which are qualified institutional buyers.

The undersigned further certifies that it is purchasing a Privately Offered Certificate for its own account or for the account of others that independently qualify as “Qualified Institutional Buyers” as defined in Rule 144A. It is aware that the sale of the Privately Offered Certificates is being made in reliance on its continued compliance with Rule 144A. It is aware that the transferor may rely on the exemption from the provisions of Section 5 of the Act provided by Rule 144A. The undersigned understands that the Privately Offered Certificates may be resold, pledged or transferred only to (i) a person reasonably believed to be a Qualified Institutional Buyer that purchases for its own account or for the account of a Qualified Institutional Buyer to whom notice is given that the resale, pledge or transfer is being made in reliance in Rule 144A, or (ii) an institutional “accredited investor,” as such term is defined under Rule 501 of the Act in a transaction that otherwise does not constitute a public offering.

The undersigned agrees that if at some future time it wishes to dispose of or exchange any of the Privately Offered Certificates, it will not transfer or exchange any of the Privately Offered Certificates to a Qualified Institutional Buyer without first obtaining a Rule 144A and Related Matters Certificate in the form hereof from the transferee and delivering such certificate to the addressees hereof. Prior to making any transfer of Privately Offered Certificates, if the proposed Transferee is an institutional “accredited investor,” the transferor shall obtain from the transferee and deliver to the addressees hereof an Investment Letter in the form attached to the Pooling and Servicing Agreement, dated as of July 1, 2005, among Bear Stearns Asset Backed Securities I LLC, Wells Fargo Bank, National Association, EMC Mortgage Corporation and U.S. Bank National Association, as Trustee, pursuant to which the Certificates were issued.

The undersigned certifies that it either: (i) is not acquiring the Privately Offered Certificate directly or indirectly by, or on behalf of, an employee benefit plan or other retirement arrangement which is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended, or section 4975 of the Internal Revenue Code of 1986, as amended, or (ii) in the case of the Class II-B-4, Class II-B-5 and Class II-B-6 Certificates, is providing a representation to the effect that the proposed transfer and holding of a Privately Offered Certificate and the servicing, management and operation of the Trust and its assets: (I) will not result in any prohibited transaction which is not covered under a prohibited transaction exemption, including, but not limited to, Prohibited Transaction Exemption ((PTE() 84-14, PTE 91-38, PTE 90-1, PTE 95-60, PTE 96-23 and (II) will not give rise to any additional obligations on the part of the Depositor, the Master Servicer, the Securities Administrator or the Trustee or (iii) in the case of the Privately Offered Certificates, has attached hereto the opinion specified in Section 7.08(a) of the Agreement.

If the Purchaser proposes that its Certificates be registered in the name of a nominee on its behalf, the Purchaser has identified such nominee below, and has caused such nominee to complete the Nominee Acknowledgment at the end of this letter.

Name of Nominee (if any):

IN WITNESS WHEREOF, this document has been executed by the undersigned who is duly authorized to do so on behalf of the undersigned Eligible Purchaser on the ____ day of ___________, 20___.

Very truly yours,

[PURCHASER]

By:
(Authorized Officer)

[By:
Attorney-in-fact]

Nominee Acknowledgment

The undersigned hereby acknowledges and agrees that as to the Certificates being registered in its name, the sole beneficial owner thereof is and shall be the Purchaser identified above, for whom the undersigned is acting as nominee.

[NAME OF NOMINEE]

By:
(Authorized Officer)

[By:
Attorney-in-fact]

EXHIBIT G

FORM OF REQUEST FOR RELEASE

To:	U.S. Bank National Association

One Federal Street, 3rd Floor

Boston, MA 02110

RE:

Pooling and Servicing Agreement, dated as of July 1, 2005, between Bear Stearns Asset Backed Securities I LLC, as Depositor, EMC Mortgage Corporation, as seller and company, Wells Fargo Bank, National Association, as master servicer and securities administrator and U.S. Bank National Association, as Trustee

In connection with the administration of the Mortgage Loans held by you pursuant to the above-captioned Pooling and Servicing Agreement, we request the release, and hereby acknowledge receipt, of the Mortgage File for the Mortgage Loan described below, for the reason indicated.

Mortgage Loan Number:

Mortgagor Name, Address & Zip Code:

Reason for Requesting Documents (check one):

_____	1.	Mortgage Paid in Full and proceeds have been deposited into the Custodial Account

_____	2.	Foreclosure

_____	3.	Substitution

_____	4.	Other Liquidation

_____	5.	Nonliquidation	Reason:________________________

_____	6.	California Mortgage Loan paid in full

By:
(authorized signer)

Issuer:
Address:
Date:

EXHIBIT H

DTC Letter of Representations

[provided upon request]

EXHIBIT I

Schedule of Mortgage Loans with Lost Notes

[provided upon request]

EXHIBIT J

FORM OF CUSTODIAL AGREEMENT

THIS CUSTODIAL AGREEMENT (as amended and supplemented from time to time, the “Agreement”), dated as of July 29, 2005, by and among U.S. BANK NATIONAL ASSOCIATION, as trustee under the Pooling and Servicing Agreement defined below (including its successors under the Pooling and Servicing Agreement defined below, the “Trustee”), BEAR STEARNS ASSET BACKED SECURITIES I LLC, as depositor (together with any successor in interest, the “Depositor”), EMC MORTGAGE CORPORATION, as seller (the “Seller”) and company (together with any successor in interest or successor under the Pooling and Servicing Agreement referred to below, the “Company”) and WELLS FARGO BANK, NATIONAL ASSOCIATION, as master servicer (together with any successor in interest or successor under the Pooling and Servicing Agreement referred to below, the “Master Servicer”), securities administrator and custodian (together with any successor in interest or any successor appointed hereunder, the “Custodian”).

WITNESSETH THAT:

WHEREAS, the Depositor, the Seller, the Master Servicer and the Trustee have entered into a Pooling and Servicing Agreement, dated as of July 1, 2005, relating to the issuance of Bear Stearns Asset Backed Securities I Trust 2005-AC5, Asset-Backed Certificates, Series 2005-AC5 (as in effect on the date of this agreement, the “Original Pooling and Servicing Agreement,” and as amended and supplemented from time to time, the “Pooling and Servicing Agreement”); and

WHEREAS, the Custodian has agreed to act as agent for the Trustee for the purposes of receiving and holding certain documents and other instruments delivered by the Depositor, the Seller or the Master Servicer under the Pooling and Servicing Agreement and the Servicers under their respective Servicing Agreements, all upon the terms and conditions and subject to the limitations hereinafter set forth;

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter set forth, the Trustee, the Depositor, the Seller, the Master Servicer and the Custodian hereby agree as follows:

SECTION 1.

DEFINITIONS

Capitalized terms used in this Agreement and not defined herein shall have the meanings assigned in the Original Pooling and Servicing Agreement, unless otherwise required by the context herein.

SECTION 2.

CUSTODY OF MORTGAGE DOCUMENTS

(a)      Custodian to Act as Agent: Acceptance of Mortgage Files. The Custodian, as the duly appointed custodial agent of the Trustee for these purposes, acknowledges (subject to any exceptions noted in the Initial Certification referred to in Section 2.3(a)) receipt of the Mortgage Files relating to the Mortgage Loans identified on the schedule attached hereto (the “Mortgage Files”) and declares that it holds and will hold such Mortgage Files as agent for the Trustee, in trust, for the use and benefit of all present and future Certificateholders and the Certificate Insurers.

(b)      Recordation of Assignments. If any Mortgage File includes one or more assignments of Mortgage that have not been recorded pursuant to the provisions of Section 2.01 of the Pooling and Servicing Agreement and the related Mortgage Loan is not a MOM Loan or the related Mortgaged Properties are located in jurisdictions specifically excluded by the Opinion of Counsel delivered to the Trustee pursuant to Section 2.01 of the Pooling and Servicing Agreement, each such assignment shall be delivered by the Custodian to the Seller for the purpose of recording it in the appropriate public office for real property records, and the Seller, at no expense to the Custodian, shall promptly cause to be recorded in the appropriate public office for real property records each such assignment of Mortgage and, upon receipt thereof from such public office, shall return each such assignment of Mortgage to the Custodian.

(c)	Review of Mortgage Files.

(i)      On or prior to the Closing Date, in accordance with Section 2.02 of the Pooling and Servicing Agreement, the Custodian shall deliver to the Seller, the Trustee and the Certificate Insurers an Initial Certification in the form annexed hereto as Exhibit One evidencing receipt (subject to any exceptions noted therein) of a Mortgage File for each of the Mortgage Loans listed on the Schedule attached hereto (the “Mortgage Loan Schedule”).

(ii)      Within 90 days of the Closing Date, the Custodian agrees, for the benefit of Certificateholders and the Certificate Insurers, to review, in accordance with the provisions of Section 2.02 of the Pooling and Servicing Agreement, each such document, and shall deliver to the Seller, the Trustee and the Certificate Insurers an Interim Certification in the form annexed hereto as Exhibit Two to the effect that all such documents have been executed and received and that such documents relate to the Mortgage Loans identified on the Mortgage Loan Schedule, except for any exceptions listed on Schedule A attached to such Interim Certification. The Custodian shall be under no duty or obligation to inspect, review or examine said documents, instruments, certificates or other papers to determine that the same are genuine, enforceable, or appropriate for the represented purpose or that they have actually been recorded or that they are other than what they purport to be on their face.

(iii)     Not later than 180 days after the Closing Date, the Custodian shall review the Mortgage Files as provided in Section 2.02 of the Pooling and Servicing Agreement and deliver to the Seller, the Trustee and the Certificate Insurers a Final Certification in the form annexed hereto as Exhibit Three evidencing the completeness of the Mortgage Files.

(iv)     In reviewing the Mortgage Files as provided herein and in the Pooling and Servicing Agreement, the Custodian shall make no representation as to and shall not be responsible to verify (i) the validity, legality, enforceability, due authorization, recordability, sufficiency or genuineness of any of the documents included in any Mortgage File or (ii) the collectibility, insurability, effectiveness or suitability of any of the documents in any Mortgage File.

Upon receipt of written request from the Trustee, the Custodian shall as soon as practicable supply the Trustee with a list of all of the documents relating to the Mortgage Loans missing from the Mortgage Files.

(d)      Notification of Breaches of Representations and Warranties. Upon discovery by the Custodian of a breach of any representation or warranty made by the Depositor as set forth in the Pooling and Servicing Agreement with respect to a Mortgage Loan relating to a Mortgage File, the Custodian shall give prompt written notice to the Depositor, the related Servicer, the Trustee and the Certificate Insurers.

(e)      Custodian to Cooperate: Release of Mortgage Files. Upon receipt of written notice from the Trustee that the Seller has repurchased a Mortgage Loan pursuant to Article II of the Pooling and Servicing Agreement, and a request for release (a “Request for Release”) confirming that the purchase price therefore has been deposited in the Master Servicer Collection Account or the Distribution Account, then the Custodian agrees to promptly release to the Seller the related Mortgage File.

Upon the Custodian’s receipt of a Request for Release substantially in the form of Exhibit G to the Pooling and Servicing Agreement signed by a Servicing Officer of a Servicer, stating that it has received payment in full of a Mortgage Loan or that payment in full will be escrowed in a manner customary for such purposes, the Custodian agrees promptly to release to the Servicer, the related Mortgage File. The Depositor shall deliver to the Custodian and the Custodian agrees to review in accordance with the provisions of their Agreement the Mortgage Note and other documents constituting the Mortgage File with respect to any Replacement Mortgage Loan.

From time to time as is appropriate for the servicing or foreclosure of any Mortgage Loan, including, for this purpose, collection under any Primary Insurance Policy or LPMI Policy, the Company or the related Servicer, as applicable, shall deliver to the Custodian a Request for Release signed by a Servicing Officer requesting that possession of all of the Mortgage File be released to the Company or the related Servicer, as applicable, and certifying as to the reason for such release and that such release will not invalidate any insurance coverage provided in respect of the Mortgage Loan under any of the Insurance Policies. Upon receipt of the foregoing, the Custodian shall deliver the Mortgage File to the Company or the related Servicer, as applicable. The Company or the related Servicer, as applicable, shall cause each Mortgage File or any document therein so released to be returned to the Custodian when the need therefore by the Company or the related Servicer, as applicable, no longer exists, unless (i) the Mortgage Loan has been liquidated and the Liquidation Proceeds relating to the Mortgage Loan have been deposited in the Master Servicer Collection Account or the Distribution Account or (ii) the Mortgage File or such document has been delivered to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non-judicially, and the Company or the related Servicer, as applicable, has delivered to the Custodian a certificate of a Servicing Officer certifying as to the name and address of the Person to which such Mortgage File or such document was delivered and the purpose or purposes of such delivery.

At any time that the Company or the related Servicer is required to deliver to the Custodian a Request for Release, the Company or the related Servicer, as applicable, shall deliver two copies of the Request for Release if delivered in hard copy or the Company or the related Servicer, as applicable, may furnish such Request for Release electronically to the Custodian, in which event the Servicing Officer transmitting the same shall be deemed to have signed the Request for Release. In connection with any Request for Release of a Mortgage File because of a repurchase of a Mortgage Loan, such Request for Release shall be accompanied by an assignment of mortgage, without recourse, representation or warranty from the Trustee to the Seller (unless such Mortgage Loan is a MOM Loan) and the related Mortgage Note shall be endorsed without recourse, representation or warranty by the Trustee (unless such Mortgage Loans is registered on the MERS System) and be returned to the Seller. In connection with any Request for Release of a Mortgage File because of the payment in full of a Mortgage Loan, such Request for Release shall be accompanied by a certificate of satisfaction or other similar instrument to be executed by or on behalf of the Trustee and returned to the Company or the related Servicer, as applicable.

(f)      Assumption Agreements. In the event that any assumption agreement, substitution of liability agreement or sale of servicing agreement is entered into with respect to any Mortgage Loan subject to this Agreement in accordance with the terms and provisions of the Pooling and Servicing Agreement, the Master Servicer, to the extent provided in the Pooling and Servicing Agreement or the related Servicing Agreement, shall cause the Company or the related Servicer, as applicable, to notify the Custodian that such assumption or substitution agreement has been completed by forwarding to the Custodian the original of such assumption or substitution agreement, which shall be added to the related Mortgage File and, for all purposes, shall be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting parts thereof.

SECTION 3.

CONCERNING THE CUSTODIAN

(a)      Custodian a Bailee and Agent of the Trustee. With respect to each Mortgage Note, Mortgage and other documents constituting each Mortgage File which are delivered to the Custodian, the Custodian is exclusively the bailee and custodial agent of the Trustee and has no instructions to hold any Mortgage Note or Mortgage for the benefit of any person other than the Trustee, the Certificateholders and the Certificate Insurers and undertakes to perform such duties and only such duties as are specifically set forth in this Agreement and in the Pooling and Servicing Agreement. Except upon compliance with the provisions of Section 2.5 of this Agreement, no Mortgage Note, Mortgage or Mortgage File shall be delivered by the Custodian to the Company, the Depositor, any Servicer or the Master Servicer or otherwise released from the possession of the Custodian.

(b)      Custodian May Own Certificates. The Custodian in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights it would have if it were not Custodian.

(c)      Master Servicer to Pay Custodian’s Fees and Expenses. The Master Servicer covenants and agrees to pay to the Custodian from time to time, and the Custodian shall be entitled to, reasonable compensation for all services rendered by it in the exercise and performance of any of the powers and duties hereunder of the Custodian, and the Master Servicer will pay or reimburse the Custodian upon its request for all reasonable expenses, disbursements and advances incurred or made by the Custodian in accordance with any of the provisions of this Agreement (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ), except any such expense, disbursement or advance as may arise from its negligence or bad faith or to the extent that such cost or expense is indemnified by the Depositor pursuant to the Pooling and Servicing Agreement.

(d)      Custodian May Resign; Trustee May Remove Custodian. The Custodian may resign from the obligations and duties hereby imposed upon it as such obligations and duties relate to its acting as Custodian of the Mortgage Loans. Upon receiving such written notice of resignation, the Trustee shall either take custody of the Mortgage Files itself and give prompt written notice thereof to the Depositor, the Master Servicer, the Certificate Insurers and the Custodian, or promptly appoint a successor Custodian by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Custodian and one copy to the successor Custodian. If the Trustee shall not have taken custody of the Mortgage Files and no successor Custodian shall have been so appointed and have accepted appointment within 30 days after the giving of such written notice of resignation, the resigning Custodian may petition any court of competent jurisdiction for the appointment of a successor Custodian.

The Trustee may remove the Custodian at any time upon 60 days prior written notice to Custodian. In such event, the Trustee shall appoint, or petition a court of competent jurisdiction to appoint, a successor Custodian hereunder. Any successor Custodian shall be a depository institution subject to supervision or examination by federal or state authority shall be able to satisfy the other requirements contained in Section 3.6 and shall be unaffiliated with the Servicers, the Company and the Depositor.

Any resignation or removal of the Custodian and appointment of a successor Custodian pursuant to any of the provisions of this Section 3.4 shall become effective upon acceptance of appointment by the successor Custodian. The Trustee shall give prompt notice to the Depositor, the Master Servicer and Certificate Insurers of the appointment of any successor Custodian. No successor Custodian shall be appointed by the Trustee without the prior approval of the Depositor and the Master Servicer and with the prior written consent of the Certificate Insurers (which consent shall not be unreasonably withheld).

(e)      Merger or Consolidation of Custodian. Any Person into which the Custodian may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Custodian shall be a party, or any Person succeeding to the business of the Custodian, shall be the successor of the Custodian hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

(f)      Representations of the Custodian. The Custodian hereby represents that it is a depository institution subject to supervision or examination by a federal or state authority, has a combined capital and surplus of at least $15,000,000 and is qualified to do business in the jurisdictions in which it will hold any Mortgage File.

SECTION 4.

MISCELLANEOUS PROVISIONS

(a)      Notices. All notices, requests, consents and demands and other communications required under this Agreement or pursuant to any other instrument or document delivered hereunder shall be in writing and, unless otherwise specifically provided, may be delivered personally, by telegram or telex, or by registered or certified mail, postage prepaid, return receipt requested, at the addresses specified on the signature page hereof (unless changed by the particular party whose address is stated herein by similar notice in writing), in which case the notice will be deemed delivered when received.

(b)      Certificate Insurers’ Rights. The Certificate Insurers shall be an express third party beneficiary of this Custodial Agreement for the purpose of enforcing the provisions hereof to the extent of the Certificate Insurers’ or the respective Certificateholder’s rights explicitly specified herein as if a party hereto.

(c)      Amendments. No modification or amendment of or supplement to this Agreement shall be valid or effective unless the same is in writing and signed by all parties hereto, with the prior written consent of the Certificate Insurers (which consent shall not be unreasonably withheld).  The Trustee shall give prompt notice to the Custodian of any amendment or supplement to the Pooling and Servicing Agreement and furnish the Custodian with written copies thereof.

(d)      GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

(e)      Recordation of Agreement. To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Depositor and at the Trust’s expense, but only upon direction accompanied by an Opinion of Counsel reasonably satisfactory to the Depositor to the effect that the failure to effect such recordation is likely to materially and adversely affect the interests of the Certificateholders.

For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

I.1.     Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the holders thereof.

IN WITNESS WHEREOF, this Agreement is executed as of the date first above written.

Address: One Federal Street, 3rd Floor Boston, MA 02110 Attention: Corporate Trust Services, BSABS I 2005-AC5 Telecopy: (617)603-6638 Confirmation:	U.S. BANK NATIONAL ASSOCIATION, as Trustee By:_______________________________ Name: Title:
Address: 383 Madison Avenue New York, New York 10179	BEAR STEARNS ASSET BACKED SECURITIES I LLC By:_______________________________ Name: Title:
Address: 909 Hidden Ridge Drive, Suite 200 Irving, Texas 75038	EMC MORTGAGE CORPORATION By:_______________________________ Name: Title:
Address: 9062 Old Annapolis Road Columbia, Maryland 21045	WELLS FARGO BANK, NATIONAL ASSOCIATION, as Custodian and Master Servicer By:_______________________________ Name: Title:

STATE OF NEW YORK	)
	)	ss.:
COUNTY OF NEW YORK	)

On the ______ day of July 2005 before me, a notary public in and for said State, personally appeared _______________, known to me to be a _________________of U.S. Bank National Association, a national banking association that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation and acknowledged to me that such corporation executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

Notary Public

[SEAL]

STATE OF NEW YORK	)
	)	ss.:
COUNTY OF NEW YORK	)

On the ______ day of July 2005 before me, a notary public in and for said State, personally appeared ________________, known to me to be a _____________ of Bear Stearns Asset Backed Securities I LLC, that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

Notary Public

[SEAL]

STATE OF TEXAS	)
	)	ss.:
COUNTY OF DALLAS	)

On the ______ day of July 2005 before me, a notary public in and for said State, personally appeared ________________, known to me to be a __________________ of EMC Mortgage Corporation, one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

Notary Public

[Notarial Seal]

STATE OF MARYLAND	)
	)	ss.:
COUNTY OF HOWARD	)

On the ______ day of July 2005 before me, a notary public in and for said State, personally appeared ____________, known to me to be a of Wells Fargo Bank, National Association, one of the national associations that executed the within instrument, and also known to me to be the person who executed it on behalf of said national association, and acknowledged to me that such national association executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

Notary Public

[Notarial Seal]

EXHIBIT ONE TO CUSTODIAL AGREEMENT

FORM OF CUSTODIAN INITIAL CERTIFICATION

July 29, 2005

U.S. Bank National Association

One Federal Street, 3rd Floor

Boston, MA 02110

EMC Mortgage Corporation

909 Hidden Ridge Drive, Suite 200

Irving, Texas 75038

Assured Guaranty Corp.

1325 Avenue of the Americas, 18th Floor

New York, New York 10019

Financial Guaranty Insurance Company

125 Park Avenue

New York, New York 10017

Attention: Bear Stearns Asset Backed Securities I LLC, Series 2005-AC5

Re:

Custodial Agreement, dated as of July 29, 2005, by and among U.S. Bank National Association, Wells Fargo Bank, National Association, Bear Stearns Asset Backed Securities I LLC and EMC Mortgage Corporation relating to Bear Stearns Asset Backed Securities I Trust 2005-AC5, Asset-Backed Certificates, Series 2005-AC5_______________________

Ladies and Gentlemen:

In accordance with Section 2.3(a) of the above-captioned Custodial Agreement, and subject to Section 2.02(a) of the Pooling and Servicing Agreement, the undersigned, as Custodian, hereby certifies that it has received a Mortgage File (which contains an original Mortgage Note or lost note affidavit) to the extent required in Section 2.01 of the Pooling and Servicing Agreement with respect to each Mortgage Loan listed in the Mortgage Loan Schedule, with any exceptions listed on Schedule A attached hereto.

Capitalized words and phrases used herein shall have the respective meanings assigned to them in the above-captioned Custodial Agreement.

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:
Name:
Title:

EXHIBIT TWO TO CUSTODIAL AGREEMENT

FORM OF CUSTODIAN INTERIM CERTIFICATION

____________, 2005

U.S. Bank National Association

One Federal Street, 3rd Floor

Boston, MA 02100

EMC Mortgage Corporation

909 Hidden Ridge Drive, Suite 200

Irving, Texas 75038

Assured Guaranty Corp.

1325 Avenue of the Americas, 18th Floor

New York, New York 10019

Financial Guaranty Insurance Company

125 Park Avenue

New York, New York 10017

Attention: Bear Stearns Asset Backed Securities I LLC, Series 2005-AC5

Re:

Custodial Agreement, dated as of July 29, 2005, by and among U.S. Bank National Association, Wells Fargo Bank, National Association, Bear Stearns Asset Backed Securities I LLC and EMC Mortgage Corporation relating to Bear Stearns Asset Backed Securities I Trust 2005-AC5, Asset-Backed Certificates, Series 2005-AC5_______________

Ladies and Gentlemen:

In accordance with Section 2.3(b) of the above-captioned Custodial Agreement and subject to Section 2.02(a) of the Pooling and Servicing Agreement, the undersigned, as Custodian, hereby certifies that it has received a Mortgage File to the extent required pursuant to Section 2.01 of the Pooling and Servicing Agreement with respect to each Mortgage Loan listed in the Mortgage Loan Schedule, and it has reviewed the Mortgage File and the Mortgage Loan Schedule and has determined that: all required documents have been executed and received and that such documents related to the Mortgage Loans identified on the Mortgage Loan Schedule, with any exceptions listed on Schedule A attached hereto.

Capitalized words and phrases used herein shall have the respective meanings assigned to them in the above-captioned Custodial Agreement.

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:
Name:
Title:

EXHIBIT THREE TO CUSTODIAL AGREEMENT

FORM OF CUSTODIAN FINAL CERTIFICATION

____________, 2005

U.S. Bank National Association

One Federal Street, 3rd Floor

Boston, MA 02110

EMC Mortgage Corporation

909 Hidden Ridge Drive, Suite 200

Irving, Texas 75038

Assured Guaranty Corp.

1325 Avenue of the Americas, 18th Floor

New York, New York 10019

Financial Guaranty Insurance Company

125 Park Avenue

New York, New York 10017

Attention: Bear Stearns Asset Backed Securities I LLC, Series 2005-AC5

Re:

Custodial Agreement, dated as of July 29, 2005, by and among U.S. Bank National Association, Wells Fargo Bank, National Association, Bear Stearns Asset Backed Securities I LLC and EMC Mortgage Corporation relating to Bear Stearns Asset Backed Securities I Trust 2005-AC5, Asset-Backed Certificates, Series 2005-AC5______________

In accordance with Section 2.3(c) of the above-captioned Custodial Agreement and, subject to Section 2.02(b) of the Pooling and Servicing Agreement, the undersigned, as Custodian, hereby certifies that it has received a Mortgage File to the extent required pursuant to Section 2.01 of the Pooling and Servicing Agreement with respect to each Mortgage Loan listed in the Mortgage Loan Schedule, and it has reviewed the Mortgage File and the Mortgage Loan Schedule and has determined that: all required documents have been executed and received and that such documents relate to the Mortgage Loans identified on the Mortgage Loan Schedule, with any exceptions listed on Schedule A attached hereto.

Capitalized words and phrases used herein shall have the respective meanings assigned to them in the above-captioned Custodial Agreement or in the Pooling and Servicing Agreement, as applicable.

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:
Name:
Title:

EXHIBIT K

FORM OF MORTGAGE LOAN PURCHASE AGREEMENT

MORTGAGE LOAN PURCHASE AGREEMENT, dated as of July 29, 2005, as amended and supplemented by any and all amendments hereto (collectively, “this Agreement”), by and between EMC MORTGAGE CORPORATION, a Delaware corporation (the “Mortgage Loan Seller”) and BEAR STEARNS ASSET BACKED SECURITIES I LLC, a Delaware limited liability company (the “Purchaser”).

Upon the terms and subject to the conditions of this Agreement, the Mortgage Loan Seller agrees to sell, and the Purchaser agrees to purchase, certain conventional, fixed rate, first lien mortgage loans secured by one- to four-family residences (collectively, the “Mortgage Loans”) as described herein. The Purchaser intends to deposit the Mortgage Loans into a trust fund (the “Trust Fund”) and create Bear Stearns Asset Backed Securities I Trust 2005-AC5, Asset-Backed Certificates, Series 2005-AC5 (the “Certificates”), under a pooling and servicing agreement, to be dated as of July 1, 2005 (the “Pooling and Servicing Agreement”), among the Purchaser, as Purchaser, the Mortgage Loan Seller, as seller and company, Wells Fargo Bank, National Association, as master servicer (the “Master Servicer”) and as securities administrator and U.S. Bank National Association, as trustee (the “Trustee”).

The Purchaser has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (Number 333-125422) relating to its Asset-Backed Certificates and the offering of certain series thereof (including certain classes of the Certificates) from time to time in accordance with Rule 415 under the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder (the “Securities Act”). Such registration statement, when it became effective under the Securities Act, and the prospectus relating to the public offering of certain classes of the Certificates by the Purchaser (the “Public Offering”), as each may be amended or supplemented from time to time pursuant to the Securities Act or otherwise, are referred to herein as the “Registration Statement” and the “Prospectus,” respectively. The “Prospectus Supplement” shall mean that supplement, dated July 27, 2005, to the Prospectus, dated June 24, 2005, relating to certain classes of the Certificates. With respect to the Public Offering of certain classes of the Certificates, the Purchaser and Bear, Stearns & Co. Inc. (“Bear Stearns”) have entered into a terms agreement, dated as of July 27, 2005, to an underwriting agreement, dated January 25, 2005, between the Purchaser and Bear Stearns (together, the “Underwriting Agreement”).

Now, therefore, in consideration of the premises and the mutual agreements set forth herein, the parties hereto agree as follows:

SECTION 1.      Definitions. Certain terms are defined herein. Capitalized terms used herein but not defined herein shall have the meanings specified in the Pooling and Servicing Agreement. The following other terms are defined as follows:

Acquisition Price: Cash in an amount equal to $______2______ (plus $______*______ in accrued interest), and the Retained Certificates.

Bear Stearns: Bear, Stearns & Co. Inc.

Certificate Insurers: Financial Guaranty Insurance Company and Assured Guaranty Corp.

Closing Date: July 29, 2005.

Custodial Agreement: An agreement, dated as of July 29, 2005 among the Depositor, the Seller, the Trustee and the Custodian.

Cut-off Date Balance: Shall mean $375,440,019 for the Mortgage Loans in loan group I and $112,812,329 for the Mortgage Loans in loan group II.

Deleted Mortgage Loan: A Mortgage Loan replaced or to be replaced by a Replacement Mortgage Loan.

Due Date: With respect to each Mortgage Loan, the date in each month on which its scheduled payment is due, as set forth in the related Mortgage Note.

Insurance Policies: The Class I-A Policy and the Class II-A Policy.

MERS: Mortgage Electronic Registration Systems, Inc., a corporation organized and existing under the laws of the State of Delaware, or any successor thereto.

MERS® System: The system of recording transfers of Mortgages electronically maintained by MERS.

MOM Loan: With respect to any Mortgage Loan, MERS acting as the mortgagee of such Mortgage Loan, solely as nominee for the originator of such Mortgage Loan and its successors and assigns, at the origination thereof.

Moody’s: Moody’s Investors Service, Inc., or its successors in interest.

Mortgage: The mortgage or deed of trust creating a first lien on an interest in real property securing a Mortgage Note.

Mortgage File: The items referred to in Exhibit 1 pertaining to a particular Mortgage Loan and any additional documents required to be added to such documents pursuant to this Agreement.

Mortgage Rate: The annual rate of interest borne by a Mortgage Note as stated therein.

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2Please contact Bear Stearns for pricing information.

Mortgagor: The obligor(s) on a Mortgage Note.

Net Mortgage Rate: For each Mortgage Loan, the Mortgage Rate for such Mortgage Loan less (i) the Master Servicing Fee Rate, (ii) the Servicing Fee Rate and (ii) the rate at which the LPMI Fee is calculated, if applicable.

Opinion of Counsel: A written opinion of counsel, who may be counsel for the Mortgage Loan Seller or the Purchaser, reasonably acceptable to the Trustee.

Person: Any legal person, including any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

Purchase Price: With respect to any Mortgage Loan required to be purchased by the Mortgage Loan Seller pursuant to the applicable provisions of this Agreement, an amount equal to the sum of (i) 100% of the principal remaining unpaid on such Mortgage Loan as of the date of purchase (including if a foreclosure has already occurred, the principal balance of the related Mortgage Loan at the time the Mortgaged Property was acquired), (ii) accrued and unpaid interest thereon at the Mortgage Rate through and including the last day of the month of purchase and (iii) any costs and damages (if any) incurred by the Trust in connection with any violation of such Mortgage Loan of any anti-predatory lending laws.

Rating Agencies: Standard & Poor’s and Moody’s, each a “Rating Agency.”

Replacement Mortgage Loan: A mortgage loan substituted for a Deleted

Mortgage Loan which must meet on the date of such substitution the requirements stated herein and in the Pooling and Servicing Agreement; upon such substitution, such mortgage loan shall be a “Mortgage Loan” hereunder.

Securities Act: The Securities Act of 1933, as amended.

Standard & Poor’s: Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. or its successors in interest.

Transaction Documents: This Agreement, the Pooling and Servicing Agreement, the Custodial Agreement, the Insurance Agreement, the Indemnification Agreement (as defined in the Insurance Agreement), the FGIC Insurance and Indemnity Agreement, the Underwriting Agreement and the Assured Premium Letter.

Value: The value of the Mortgaged Property at the time of origination of the related Mortgage Loan, such value being the lesser of (i) the value of such property set forth in an appraisal accepted by the applicable originator of the Mortgage Loan or (ii) the sales price of such property at the time of origination.

Wells Fargo: Wells Fargo Bank, National Association.

SECTION 2.	Purchase and Sale of the Mortgage Loans and Related Rights.

(a)      Upon satisfaction of the conditions set forth in Section 10 hereof, the Mortgage Loan Seller agrees to sell, and the Purchaser agrees to purchase Mortgage Loans having an aggregate outstanding principal balance as of the Cut-off Date equal to the related Cut-off Date Balance.

(b)      The closing for the purchase and sale of the Mortgage Loans and the closing for the issuance of the Certificates will take place on the Closing Date at the office of the Purchaser’s counsel in New York, New York or such other place as the parties shall agree.

(c)      Upon the satisfaction of the conditions set forth in Section 10 hereof, on the Closing Date, the Purchaser shall pay to the Mortgage Loan Seller the Acquisition Price for the Mortgage Loans in immediately available funds by wire transfer to such account or accounts as shall be designated by the Mortgage Loan Seller.

(d)      In addition to the foregoing, on the Closing Date the Mortgage Loan Seller assigns to the Purchaser all of its right, title and interest in the Servicing Agreements.

SECTION 3.      Mortgage Loan Schedules. The Mortgage Loan Seller agrees to provide to the Purchaser as of the date hereof a preliminary listing of the Mortgage Loans (the “Preliminary Mortgage Loan Schedule”) setting forth the information listed on Exhibit 2 to this Agreement with respect to each of the Mortgage Loans being sold by the Mortgage Loan Seller. If there are changes to the Preliminary Mortgage Loan Schedule, the Mortgage Loan Seller shall provide to the Purchaser as of the Closing Date a final schedule (the “Final Mortgage Loan Schedule”) setting forth the information listed on Exhibit 2 to this Agreement with respect to each of the Mortgage Loans being sold by the Mortgage Loan Seller to the Purchaser. The Final Mortgage Loan Schedule shall be delivered to the Purchaser on the Closing Date, shall be attached to an amendment to this Agreement to be executed on the Closing Date by the parties hereto and shall be in form and substance mutually agreed to by the Mortgage Loan Seller and the Purchaser (the “Amendment”). If there are no changes to the Preliminary Mortgage Loan Schedule, the Preliminary Mortgage Loan Schedule shall be the Final Mortgage Loan Schedule for all purposes hereof.

SECTION 4.	Mortgage Loan Transfer.

(a)      The Purchaser will be entitled to all scheduled payments of principal and interest on the Mortgage Loans due after the Cut-off Date (regardless of when actually collected) and all payments thereof. The Mortgage Loan Seller will be entitled to all scheduled payments of principal and interest on the Mortgage Loans due on or before the Cut-off Date (including payments collected after the Cut-off Date) and all payments thereof. Such principal amounts and any interest thereon belonging to the Mortgage Loan Seller as described above will not be included in the aggregate outstanding principal balance of the Mortgage Loans as of the Cut-off Date as set forth on the Final Mortgage Loan Schedule.

(b)      Pursuant to various conveyancing documents to be executed on the Closing Date and pursuant to the Pooling and Servicing Agreement, the Purchaser will assign on the Closing Date all of its right, title and interest in and to the Mortgage Loans to the Trustee for the benefit of the Certificateholders and the Certificate Insurers. In connection with the transfer and assignment of the Mortgage Loans, the Mortgage Loan Seller has delivered or will deliver or cause to be delivered to the Trustee or the Custodian on behalf of the Trustee by the Closing Date or such later date as is agreed to by the Purchaser and the Mortgage Loan Seller (each of the Closing Date and such later date is referred to as a “Mortgage File Delivery Date”), the items of each Mortgage File, provided, however, that in lieu of the foregoing, the Mortgage Loan Seller may deliver the following documents, under the circumstances set forth below: (x) in lieu of the original Mortgage, assignments to the Trustee or intervening assignments thereof which have been delivered, are being delivered or will upon receipt of recording information relating to the Mortgage required to be included thereon, be delivered to recording offices for recording and have not been returned in time to permit their delivery as specified above, the Mortgage Loan Seller may deliver a true copy thereof with a certification by the Mortgage Loan Seller or the Master Servicer, on the face of such copy, substantially as follows: “Certified to be a true and correct copy of the original, which has been transmitted for recording;” (y) in lieu of the Mortgage, assignments to the Trustee or intervening assignments thereof, if the applicable jurisdiction retains the originals of such documents or if the originals are lost (in each case, as evidenced by a certification from the Mortgage Loan Seller or the Master Servicer to such effect), the Mortgage Loan Seller may deliver photocopies of such documents containing an original certification by the judicial or other governmental authority of the jurisdiction where such documents were recorded; and (z) in lieu of the Mortgage Notes relating to the Mortgage Loans, each identified in the list delivered by the Purchaser to the Trustee on the Closing Date and attached hereto as Exhibit 5 the Mortgage Loan Seller may deliver lost note affidavits and indemnities of the Mortgage Loan Seller; and provided further, however, that in the case of Mortgage Loans which have been prepaid in full after the Cut-off Date and prior to the Closing Date, the Mortgage Loan Seller, in lieu of delivering the above documents, may deliver to the Trustee a certification by the Mortgage Loan Seller or the Master Servicer to such effect. The Mortgage Loan Seller shall deliver such original documents (including any original documents as to which certified copies had previously been delivered) or such certified copies to the Trustee, or the Custodian on behalf of the Trustee, promptly after they are received. The Mortgage Loan Seller shall cause the Mortgage and intervening assignments, if any, and the assignment of the Mortgage to be recorded not later than 180 days after the Closing Date unless such assignment is not required to be recorded under the terms set forth in Section 6(a) hereof.

(c)      In connection with the assignment of any Mortgage Loan registered on the MERS® System, the Mortgage Loan Seller further agrees that it will cause, at the Mortgage Loan Seller’s own expense, within 30 days after the Closing Date, the MERS® System to indicate that such Mortgage Loans have been assigned by the Mortgage Loan Seller to the Purchaser and by the Purchaser to the Trustee in accordance with this Agreement for the benefit of the Certificateholders and the Certificate Insurers by including (or deleting, in the case of Mortgage Loans which are repurchased in accordance with this Agreement) in such computer files (a) the code in the field which identifies the specific Trustee and (b) the code in the field “Pool Field” which identifies the series of the Certificates issued in connection with such Mortgage Loans. The Mortgage Loan Seller further agrees that it will not, and will not permit any Servicer or the Master Servicer to, and the Master Servicer agrees that it will not, alter the codes referenced in this paragraph with respect to any Mortgage Loan during the term of the Pooling and Servicing Agreement unless and until such Mortgage Loan is repurchased in accordance with the terms of the Pooling and Servicing Agreement.

(d)      The Mortgage Loan Seller and the Purchaser acknowledge hereunder that all of the Mortgage Loans and the related servicing (other than the servicing rights with respect to the GMAC Loans, Harbourside Loans, HSBC Loans, the PPH Loans and the Wachovia Loans), will ultimately be assigned to U.S. Bank National Association, as Trustee for the benefit of the Certificateholders and the Certificate Insurers, on the date hereof.

SECTION 5.	Examination of Mortgage Files.

(a)      On or before the Mortgage File Delivery Date, the Mortgage Loan Seller will have made the Mortgage Files available to the Purchaser or its agent for examination which may be at the offices of the Trustee or the Mortgage Loan Seller and/or the Mortgage Loan Seller’s custodian. The fact that the Purchaser or its agent has conducted or has failed to conduct any partial or complete examination of the Mortgage Files shall not affect the Purchaser’s rights to demand cure, repurchase, substitution or other relief as provided in this Agreement. In furtherance of the foregoing, the Mortgage Loan Seller shall make the Mortgage Files available to the Purchaser or its agent from time to time so as to permit the Purchaser to confirm the Mortgage Loan Seller’s compliance with the delivery and recordation requirements of this Agreement and the Pooling and Servicing Agreement. In addition, upon request of the Purchaser, the Mortgage Loan Seller agrees to provide to the Purchaser, Bear Stearns, the Certificate Insurers and to any investors or prospective investors in the Certificates information regarding the Mortgage Loans and their servicing, to make the Mortgage Files available to the Purchaser, Bear Stearns, the Certificate Insurers and to such investors or prospective investors (which may be at the offices of the Mortgage Loan Seller and/or the Mortgage Loan Seller’s custodian) and to make available personnel knowledgeable about the Mortgage Loans for discussions with the Purchaser, Bear Stearns and such investors or prospective investors, upon reasonable request during regular business hours, sufficient to permit the Purchaser, Bear Stearns and such investors or potential investors to conduct such due diligence as any such party reasonably believes is appropriate.

(b)      Pursuant to the Pooling and Servicing Agreement, on the Closing Date the Trustee (or the Custodian as obligated under the Custodial Agreement), for the benefit of the Certificateholders and the Certificate Insurers, will review items of the Mortgage Files as set forth on Exhibit 1 and will deliver to the Mortgage Loan Seller an initial certification in the form attached as Exhibit One to the Custodial Agreement.

(c)      Within 90 days of the Closing Date, the Trustee or the Custodian on its behalf shall, in accordance with the provisions of Section 2.02 of the Pooling and Servicing Agreement, deliver to the Mortgage Loan Seller and the Trustee an Interim Certification in the form attached as Exhibit Two to the Custodial Agreement to the effect that all such documents have been executed and received and that such documents relate to the Mortgage Loans identified on the Mortgage Loan Schedule, except for any exceptions listed on Schedule A attached to such Interim Certification. The Custodian shall be under no duty or obligation to inspect, review or examine said documents, instruments, certificates or other papers to determine that the same are genuine, enforceable, or appropriate for the represented purpose or that they have actually been recorded or that they are other than what they purport to be on their face.

(d)      The Trustee or the Custodian on its behalf will review the Mortgage Files within 180 days of the Closing Date and will deliver to the Mortgage Loan Seller and the Master Servicer, and if reviewed by the Custodian, the Trustee, a final certification substantially in the form of Exhibit Three to the Custodial Agreement. If the Trustee or the Custodian on its behalf is unable to deliver a final certification with respect to the items listed in Exhibit 1 due to any document that is missing, has not been executed, is unrelated, determined on the basis of the Mortgagor name, original principal balance and loan number, to the Mortgage Loans identified in the Final Mortgage Loan Schedule (a “Material Defect”), the Trustee or the Custodian on its behalf shall notify the Mortgage Loan Seller of such Material Defect. The Mortgage Loan Seller shall correct or cure any such Material Defect within 90 days from the date of notice from the Trustee or the Certificate Insurers of the Material Defect and if the Mortgage Loan Seller does not correct or cure such Material Defect within such period and such defect materially and adversely affects the interests of the Certificateholders or Certificate Insurers in the related Mortgage Loan, the Mortgage Loan Seller will, in accordance with the terms of the Pooling and Servicing Agreement, within 90 days of the date of notice, provide the Trustee with a Replacement Mortgage Loan (if within two years of the Closing Date) or purchase the related Mortgage Loan at the applicable Purchase Price; provided, however, that if such defect relates solely to the inability of the Mortgage Loan Seller to deliver the original security instrument or intervening assignments thereof, or a certified copy because the originals of such documents, or a certified copy, have not been returned by the applicable jurisdiction, the Mortgage Loan Seller shall not be required to purchase such Mortgage Loan if the Mortgage Loan Seller delivers such original documents or certified copy promptly upon receipt, but in no event later than 360 days after the Closing Date. The foregoing repurchase obligation shall not apply in the event that the Mortgage Loan Seller cannot deliver such original or copy of any document submitted for recording to the appropriate recording office in the applicable jurisdiction because such document has not been returned by such office; provided that the Mortgage Loan Seller shall instead deliver a recording receipt of such recording office or, if such receipt is not available, a certificate of Mortgage Loan Seller or a Servicing Officer confirming that such documents have been accepted for recording, and delivery to the Trustee shall be effected by the Mortgage Loan Seller within thirty days of its receipt of the original recorded document.

(e)      At the time of any substitution, the Mortgage Loan Seller shall deliver or cause to be delivered the Replacement Mortgage Loan, the related Mortgage File and any other documents and payments required to be delivered in connection with a substitution pursuant to the Pooling and Servicing Agreement. At the time of any purchase or substitution, the Trustee shall (i) assign the selected Mortgage Loan to the Mortgage Loan Seller and shall release or cause the Custodian to release the documents (including, but not limited to the Mortgage, Mortgage Note and other contents of the Mortgage File) in the possession of the Trustee or the Custodian, as applicable relating to the Deleted Mortgage Loan and (ii) execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be necessary to vest in the Mortgage Loan Seller title to such Deleted Mortgage Loan.

SECTION 6.	Recordation of Assignments of Mortgage.

(a)      The Mortgage Loan Seller will, promptly after the Closing Date, cause each Mortgage and each assignment of Mortgage from the Mortgage Loan Seller to the Trustee, and all unrecorded intervening assignments, if any, delivered on or prior to the Closing Date, to be recorded in all recording offices in the jurisdictions where the related Mortgaged Properties are located; provided, however, the Mortgage Loan Seller need not cause to be recorded any assignment which relates to a Mortgage Loan that is a MOM Loan or for which the related Mortgaged Property is located in any jurisdiction under the laws of which, as evidenced by an Opinion of Counsel delivered by the Mortgage Loan Seller to the Trustee, the Certificate Insurers and the Rating Agencies, the recordation of such assignment is not necessary to protect the Trustee’s interest in the related Mortgage Loan; provided, however, notwithstanding the delivery of any Opinion of Counsel, each assignment of Mortgage shall be submitted for recording by the Mortgage Loan Seller in the manner described above, at no expense to the Trust Fund or Trustee, upon the earliest to occur of (i) reasonable direction by the Holders of Certificates evidencing Percentage Interests aggregating not less than 25% of the Trust, (ii) the occurrence of a Company Default, (iii) the occurrence of a bankruptcy, insolvency or foreclosure relating to the Mortgage Loan Seller under the Pooling and Servicing Agreement, (iv) the occurrence of a servicing transfer as described in Section 9.05 of the Pooling and Servicing Agreement or an assignment of the servicing as described in Section 8.05(b) of the Pooling and Servicing Agreement or (iv) with respect to any one assignment of Mortgage, the occurrence of a bankruptcy, insolvency or foreclosure relating to the Mortgagor under the related Mortgage.

While each such Mortgage or assignment is being recorded, if necessary, the Mortgage Loan Seller shall leave or cause to be left with the Trustee or the Custodian on its behalf a certified copy of such Mortgage or assignment. In the event that, within 180 days of the Closing Date, the Trustee has not been provided with an Opinion of Counsel as described above or received evidence of recording with respect to each Mortgage Loan delivered to the Purchaser pursuant to the terms hereof or as set forth above and the related Mortgage Loan is not a MOM Loan, the failure to provide evidence of recording or such Opinion of Counsel shall be considered a Material Defect, and the provisions of Section 5(c) and (d) shall apply. All customary recording fees and reasonable expenses relating to the recordation of the assignments of mortgage to the Trustee or the Opinion of Counsel, as the case may be, shall be borne by the Mortgage Loan Seller.

(b)      It is the express intent of the parties hereto that the conveyance of the Mortgage Loans by the Mortgage Loan Seller to the Purchaser, as contemplated by this Agreement be, and be treated as, a sale. It is, further, not the intention of the parties that such conveyance be deemed a pledge of the Mortgage Loans by the Mortgage Loan Seller to the Purchaser to secure a debt or other obligation of the Mortgage Loan Seller. However, in the event that, notwithstanding the intent of the parties, the Mortgage Loans are held by a court to continue to be property of the Mortgage Loan Seller, then (a) this Agreement shall also be deemed to be a security agreement within the meaning of Articles 8 and 9 of the applicable Uniform Commercial Code; (b) the transfer of the Mortgage Loans provided for herein shall be deemed to be a grant by the Mortgage Loan Seller to the Purchaser of a security interest in all of the Mortgage Loan Seller’s right, title and interest in and to the Mortgage Loans and all amounts payable to the holders of the Mortgage Loans in accordance with the terms thereof and all proceeds of the conversion, voluntary or involuntary, of the foregoing into cash, instruments, securities or other property, to the extent the Purchaser would otherwise be entitled to own such Mortgage Loans and proceeds pursuant to Section 4 hereof, including all amounts, other than investment earnings, from time to time held or invested in any accounts created pursuant to the Pooling and Servicing Agreement, whether in the form of cash, instruments, securities or other property; (c) the possession by the Purchaser or the Trustee (or the

Custodian on its behalf) of Mortgage Notes and such other items of property as constitute instruments, money, negotiable documents or chattel paper shall be deemed to be “possession by the secured party” for purposes of perfecting the security interest pursuant to Section 9-305 (or comparable provision) of the applicable Uniform Commercial Code; and (d) notifications to persons holding such property, and acknowledgments, receipts or confirmations from persons holding such property, shall be deemed notifications to, or acknowledgments, receipts or confirmations from, financial intermediaries, bailees or agents (as applicable) of the Purchaser for the purpose of perfecting such security interest under applicable law. Any assignment of the interest of the Purchaser pursuant to any provision hereof or pursuant to the Pooling and Servicing Agreement shall also be deemed to be an assignment of any security interest created hereby. The Mortgage Loan Seller and the Purchaser shall, to the extent consistent with this Agreement, take such actions as may be reasonably necessary to ensure that, if this Agreement were deemed to create a security interest in the Mortgage Loans, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of the Pooling and Servicing Agreement.

SECTION 7.      Representations and Warranties of Mortgage Loan Seller Concerning the Mortgage Loans. The Mortgage Loan Seller hereby represents and warrants to the Purchaser and the Certificate Insurers as of the Closing Date or such other date as may be specified below with respect to each Mortgage Loan being sold by it:

(a)      The information set forth in the Mortgage Loan Schedule on the Closing Date is complete, true and correct.

(b)      All payments required to be made prior to the Cut-off Date with respect to each Mortgage Loan have been made and no Mortgage Loan is delinquent thirty one or more days; and the Mortgage Loan Seller has not advanced funds, or induced, solicited or knowingly received any advance of funds from a party other than the owner of the Mortgaged Property subject to the Mortgage, directly or indirectly, for the payment of any amount required under any Mortgage Loan.

(c)      Except with respect to taxes, insurance and other amounts previously advanced by a prior servicer with respect to any Mortgage Loan, there are no delinquent taxes, water charges, sewer rents, assessments, insurance premiums, leasehold payments, including assessments payable in future installments, or other outstanding charges affecting the related Mortgaged Property.

(d)      The terms of the Mortgage Note and the Mortgage have not been impaired, waived, altered or modified in any respect, except by written instruments which in the case of the Mortgage Loans are in the Mortgage File and have been or will be recorded, if necessary to protect the interests of the Trustee, and which have been or will be delivered to the Trustee, all in accordance with this Agreement. The substance of any such waiver, alteration or modification has been approved by the title insurer, to the extent required by the related policy. No Mortgagor has been released, in whole or in part, except in connection with an assumption agreement approved by the title insurer, to the extent required by the policy, and which assumption agreement in the case of the Mortgage Loans is part of the Mortgage File.

(e)      The Mortgage Note and the Mortgage are not subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, nor will the operation of any of the terms of the Mortgage Note and the Mortgage, or the exercise of any right thereunder, render the Mortgage unenforceable, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto.

(f)      All buildings upon, or comprising part of, the Mortgaged Property are insured by an insurer acceptable to Fannie Mae and Freddie Mac against loss by fire, hazards of extended coverage and such other hazards as are customary in the area where the Mortgaged Property is located, and such insurer is licensed to do business in the state where the Mortgaged Property is located. All such insurance policies contain a standard mortgagee clause naming the originator, its successors and assigns as mortgagee and Mortgage Loan Seller has received no notice that all premiums thereon have not been paid. If upon origination of the Mortgage Loan, the Mortgaged Property was, or was subsequently deemed to be, in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards (and such flood insurance has been made available), which require under applicable law that a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration (or any successor thereto) be obtained, such flood insurance policy is in effect which policy is with a generally acceptable carrier in an amount representing coverage not less than the least of (A) the Stated Principal Balance of the related Mortgage Loan, (B) the minimum amount required to compensate for damage or loss on a replacement cost basis, or (C) the maximum amount of insurance that is available under the Flood Disaster Protection Act of 1973. The Mortgage obligates the Mortgagor thereunder to maintain all such insurance at Mortgagor’s cost and expense and, on the Mortgagor’s failure to do so, authorizes the holder of the Mortgage to maintain such insurance at Mortgagor’s cost and expense and to obtain reimbursement therefor from the Mortgagor.

(g)      Any and all requirements of any federal, state or local law including, without limitation, usury, truth in lending, real estate settlement procedures including, the Real Estate Settlement Procedures Act of 1974, as amended, consumer credit protection, equal credit opportunity or disclosure and reporting laws and all anti-predatory lending laws applicable to the Mortgage Loan have been complied with in all material respects.

(h)      The Mortgage has not been satisfied, canceled, subordinated, or rescinded, in whole or in part, and the Mortgaged Property has not been released from the lien of the Mortgage, in whole or in part, nor has any instrument been executed that would effect any such release, cancellation, subordination or rescission.

(i)      The Mortgage is a valid, existing and enforceable first lien on the Mortgaged Property, including all improvements on the Mortgaged Property, if any, subject only to (1) the lien of current real property taxes and assessments not yet due and payable, (2) covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording being acceptable to mortgage lending institutions generally and specifically referred to in the lender’s title insurance policy delivered to the originator of the Mortgage Loan and which do not adversely affect the Appraised Value of the Mortgaged Property and (3) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the Mortgage. The Mortgage Loan Seller has full right to sell and assign the Mortgage to the Purchaser.

(j)      The Mortgage Note and the related Mortgage are genuine and each is the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or reorganization or general principles of equity.

(k)      All parties to the Mortgage Note and the Mortgage had the legal capacity to enter into the Mortgage Loan transaction and to execute and deliver the Mortgage Note and the Mortgage, and the Mortgage Note and the Mortgage have been duly and properly executed by such parties.

(l)      The proceeds of the Mortgage Loan have been fully disbursed and there is no requirement for future advances thereunder and any and all requirements as to completion of any on-site or off-site improvement and as to disbursements of any escrow funds therefor have been complied with. All costs, fees and expenses incurred in making or closing the Mortgage Loan and the recording of the Mortgage were paid, and the Mortgagor is not entitled to any refund of any amounts paid or due under the Mortgage Note or Mortgage.

(m)     Immediately prior to the conveyance of the Mortgage Loans by the Mortgage Loan Seller to the Purchaser hereunder, the Mortgage Loan Seller was the sole owner and holder of the Mortgage Loan; the related Originator or the Mortgage Loan Seller or the applicable Servicer was the custodian of the related escrow account, if applicable; the Mortgage Loan had neither been assigned nor pledged, and the Mortgage Loan Seller had good and marketable title thereto, and had full right to transfer and sell the Mortgage Loan and the related servicing rights to the Purchaser free and clear of any encumbrance, equity, lien, pledge, charge, claim or security interest subject to the applicable servicing agreement and had full right and authority subject to no interest or participation of, or agreement with, any other party, to sell and assign the Mortgage Loan and the related servicing rights, subject to the applicable servicing agreement, to the Purchaser pursuant to the terms of this Agreement.

(n)      All parties which have had any interest in the Mortgage, whether as mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were) (1) in compliance with any and all applicable licensing requirements of the laws of the state wherein the Mortgaged Property is located, and (2) organized under the laws of such state, qualified to do business in such state, a federal savings and loan association or national bank having principal offices in such state or not deemed to be doing business in such state under applicable law.

(o)      The Mortgage Loan is covered by an ALTA lender’s title insurance policy or equivalent form acceptable to the Department of Housing and Urban Development, or any successor thereto, and qualified to do business in the jurisdiction where the Mortgaged Property is located, insuring (subject to the exceptions contained in clause (i) above) the Mortgage Loan Seller (as assignee), its successors and assigns as to the first priority lien of the Mortgage in the original principal amount of the Mortgage Loan. Additionally, such lender’s title insurance policy affirmatively insures ingress and egress, and against encroachments by or upon the Mortgaged Property or any interest therein. With respect to each Mortgage Loan, the Mortgage Loan Seller (as assignee) is the sole insured of such lender’s title insurance policy, and such lender’s title insurance policy is in full force and effect. No claims have been made under such lender’s title insurance policy, and no prior holder of the related Mortgage, including the Mortgage Loan Seller, has done, by act or omission, anything which would impair the coverage of such lender’s title insurance policy.

(p)      Except as provided in clause (b), immediately prior to the Cut-off Date, there was no default, breach, violation or event of acceleration existing under the Mortgage or the Mortgage Note and there was no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration, and the Mortgage Loan Seller has not waived any default, breach, violation or event of acceleration.

(q)      There are no mechanics’ or similar liens or claims which have been filed for work, labor or material (and no rights are outstanding that under law could give rise to such lien) affecting the related Mortgaged Property which are or may be liens prior to or equal with, the lien of the related Mortgage.

(r)      All improvements which were considered in any appraisal which was used in determining the Appraised Value of the related Mortgaged Property lay wholly within the boundaries and building restriction lines of the Mortgaged Property, and no improvements on adjoining properties encroach upon the Mortgaged Property.

(s)      The origination, servicing and collection practices with respect to each Mortgage Note and Mortgage including, the establishment, maintenance and servicing of the escrow accounts and escrow payments, if any, since origination, have been conducted in all respects in accordance with the terms of Mortgage Note and in compliance with all applicable laws and regulations and, unless otherwise required by law or Fannie Mae/Freddie Mac standards, in accordance with the proper, prudent and customary practices in the mortgage origination and servicing business. With respect to the escrow accounts and escrow payments, if any, and an EMC Mortgage Loan all such payments are in the possession or under the control of the Mortgage Loan Seller (including pursuant to a Subservicing Agreement) and there exists no deficiencies in connection therewith for which customary arrangements for repayment thereof have not been made. Any interest required to be paid pursuant to state and local law has been properly paid and credited.

(t)      The Mortgaged Property is free of material damage and waste and there is no proceeding pending for the total or partial condemnation thereof.

(u)      The Mortgage contains customary and enforceable provisions to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security intended to be provided thereby, including, (1) in the case of a Mortgage designated as a deed of trust, by trustee’s sale, and (2) otherwise by judicial foreclosure. There is no other exemption available to the Mortgagor which would interfere with the right to sell the Mortgaged Property at a trustee’s sale or the right to foreclose the Mortgage. The Mortgagor has not notified the Mortgage Loan Seller and the Mortgage Loan Seller has no knowledge of any relief requested or allowed to the Mortgagor under the Servicemembers Civil Relief Act.

(v)      The Mortgage Note is not and has not been secured by any collateral except the lien of the applicable Mortgage.

(w)     In the event the Mortgage constitutes a deed of trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in the Mortgage, and no fees or expenses are or will become payable by the Certificateholders to the trustee under the deed of trust, except in connection with a trustee’s sale after default by the Mortgagor.

(x)      No Mortgage Loan contains a permanent or temporary “buydown” provision. The Mortgage Loan is not a graduated payment mortgage loan.

(y)      The Mortgagor has received all disclosure materials required by applicable law with respect to the making of the Mortgage Loan.

(z)      No Mortgage Loan was made in connection with the construction or rehabilitation of a Mortgaged Property.

(aa)     To the best of the Mortgage Loan Seller’s knowledge, the Mortgaged Property is lawfully occupied under applicable law and all inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy, have been made or obtained from the appropriate authorities.

(bb)    The assignment of Mortgage with respect to a Mortgage Loan is in recordable form and is acceptable for recording under the laws of the jurisdiction in which the Mortgaged Property is located.

(cc)     The Mortgaged Property consists of a single parcel of real property with or without a detached single family residence erected thereon, or an individual condominium unit, or a 2-4 family dwelling, or an individual unit in a planned unit development as defined by Fannie Mae or a townhouse, each structure of which is permanently affixed to the Mortgaged Property, and is legally classified as real estate.

(dd)    Each Mortgage Loan at the time of origination was underwritten in general in accordance with guidelines not inconsistent with the guidelines set forth in the Prospectus Supplement and generally accepted credit underwriting guidelines.

(ee)     No error, omission, misrepresentation, fraud or similar occurrence with respect to a Mortgage Loan has taken place on the part of the Mortgage Loan Seller or the related Originator.

(ff)      None of the Mortgage Loans are (a) loans subject to 12 CFR Part 226.31, 12 CFR Part 226.32 or 12 CFR Part 226.34 of Regulation Z, the regulation implementing TILA, which implements the Home Ownership and Equity Protection Act of 1994 (“HOEPA”) or (b) classified and/or defined as a “high cost home loan” (or a similarly classified loan using different terminology under a law imposing heightened regulatory scrutiny or additional legal liability for residential mortgage loans having high interest rates, points and/or fees) under any federal, state, or local law, including, but not limited to, the States of Georgia or North Carolina.

(gg)     None of the Mortgage Loans originated on or after October 1, 2002 and before March 7, 2003 was secured by property located in the State of Georgia.

(hh)     Each Prepayment Charge is enforceable and was originated in compliance with all applicable federal, state and local laws.

(ii)      At the time of origination, each Mortgaged Property was the subject of an appraisal which conformed to the underwriting requirements of the originator of the Mortgage Loan and, the appraisal is in a form acceptable to Fannie Mae or FHLMC.

(jj)      No Mortgage Loan is a High Cost Loan or Covered Loan, as applicable (as such terms are defined in the then current Standard & Poor’s LEVELS® Glossary which is now Version 5.6b Revised, Appendix E attached hereto as Exhibit 6).

(kk)    None of the Mortgage Loans that are secured by property located in the State of Illinois are in violation of the provisions of the Illinois Interest Act.

(ll)      Each Mortgage Loan was originated with an initial mortgagee of record, or was originated in conformity with the underwriting standards of and purchased by a subsequent mortgagee, that was either (x) a savings and loan association, savings bank, commercial bank, credit union, insurance company, or similar institution which is supervised and examined by a Federal or State authority or (y) a mortgagee approved by the Secretary of Housing and Urban Development pursuant to sections 203 and 211 of the National Housing Act.

It is understood and agreed that the representations and warranties set forth in this Section 7 will inure to the benefit of the Purchaser, its successors and assigns, and the Certificate Insurers, notwithstanding any restrictive or qualified endorsement on any Mortgage Note or assignment of Mortgage or the examination of any Mortgage File. Upon any substitution for a Mortgage Loan, the representations and warranties set forth above shall be deemed to be made by the Mortgage Loan Seller as to any Replacement Mortgage Loan as of the date of substitution.

Upon discovery or receipt of notice by the Mortgage Loan Seller, the Purchaser, the Certificate Insurers or the Trustee of a breach of any representation or warranty of the Mortgage Loan Seller set forth in this Section 7 which materially and adversely affects the value of the interests of the Purchaser, the Certificateholders, the Certificate Insurers or the Trustee in any of the Mortgage Loans delivered to the Purchaser pursuant to this Agreement, the party discovering or receiving notice of such breach shall give prompt written notice to the others. In the case of any such breach of a representation or warranty set forth in this Section 7, within 90 days from the date of discovery by the Mortgage Loan Seller, or the date the Mortgage Loan Seller is notified by the party discovering or receiving notice of such breach (whichever occurs earlier), the Mortgage Loan Seller will (i) cure such breach in all material respects, (ii) purchase the affected Mortgage Loan at the applicable Purchase Price or (iii) if within two years of the Closing Date, substitute a qualifying Replacement Mortgage Loan in exchange for such Mortgage Loan; provided that, (A) in the case of a breach of the representation and warranty concerning the Mortgage Loan Schedule contained in clause (a) of this Section 7, if such breach is material and relates to any field on the Mortgage Loan Schedule which identifies any Prepayment Charge or (B) in the case of a breach of the representation contained in clause (hh) of this Section 7, then, in each case, in lieu of purchasing such Mortgage Loan from the Trust Fund at the Purchase Price, the Mortgage Loan Seller shall pay the amount of the Prepayment Charge (net of any amount previously collected by or paid to the Trust Fund in respect of such Prepayment Charge) from its own funds and without reimbursement therefor, and the Mortgage Loan Seller shall have no obligation to repurchase or substitute for such Mortgage Loan. The obligations of the Mortgage Loan Seller to cure, purchase or substitute a qualifying Replacement Mortgage Loan shall constitute the Purchaser’s, the Trustee’s and the Certificateholder’s sole and exclusive remedy under this Agreement or otherwise respecting a breach of representations or warranties hereunder with respect to the Mortgage Loans, except for the obligation of the Mortgage Loan Seller to indemnify the Purchaser for such breach as set forth in and limited by Section 13 hereof.

Any cause of action against the Mortgage Loan Seller or relating to or arising out of a breach by the Mortgage Loan Seller of any representations and warranties made in this Section 7 shall accrue as to any Mortgage Loan upon (i) discovery of such breach by the Mortgage Loan Seller or notice thereof by the party discovering such breach and (ii) failure by the Mortgage Loan Seller to cure such breach, purchase such Mortgage Loan or substitute a qualifying Replacement Mortgage Loan pursuant to the terms hereof.

SECTION 8.     Representations and Warranties Concerning the Mortgage Loan Seller. As of the date hereof and as of the Closing Date, the Mortgage Loan Seller represents and warrants to the Purchaser and the Certificate Insurers as to itself in the capacity indicated as follows:

(a)      the Mortgage Loan Seller (i) is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and (ii) is qualified and in good standing to do business in each jurisdiction where such qualification is necessary, except where the failure so to qualify would not reasonably be expected to have a material adverse effect on the Mortgage Loan Seller’s business as presently conducted or on the Mortgage Loan Seller’s ability to enter into this Agreement or any other Transaction Document to which it is a party and to consummate the transactions contemplated hereby or thereby;

(b)      the Mortgage Loan Seller has full power to own its property, to carry on its business as presently conducted and to enter into and perform its obligations under this Agreement or any other Transaction Document to which it is a party;

(c)      the execution and delivery by the Mortgage Loan Seller of this Agreement and any other Transaction Document to which it is a party has been duly authorized by all necessary action on the part of the Mortgage Loan Seller; and neither the execution and delivery of this Agreement or any other Transaction Document to which it is a party, nor the consummation of the transactions herein or therein contemplated, nor compliance with the provisions hereof or thereof, will conflict with or result in a breach of, or constitute a default under, any of the provisions of any law, governmental rule, regulation, judgment, decree or order binding on the Mortgage Loan Seller or its properties or the charter or by-laws of the Mortgage Loan Seller, except those conflicts, breaches or defaults which would not reasonably be expected to have a material adverse effect on the Mortgage Loan Seller’s ability to enter into this Agreement or any other Transaction Document to which it is a party and to consummate the transactions contemplated hereby or thereby;

(d)      the execution, delivery and performance by the Mortgage Loan Seller of this Agreement and the consummation of the transactions contemplated hereby do not require the consent or approval of, the giving of notice to, the registration with, or the taking of any other action in respect of, any state, federal or other governmental authority or agency, except those consents, approvals, notices, registrations or other actions as have already been obtained, given or made and, in connection with the recordation of the Mortgages, powers of attorney or assignments of Mortgages not yet completed;

(e)      each of this Agreement and the other Transaction Document to which it is a party has been duly executed and delivered by the Mortgage Loan Seller and, assuming due authorization, execution and delivery by the Purchaser, constitutes a valid and binding obligation of the Mortgage Loan Seller enforceable against it in accordance with its terms (subject to applicable bankruptcy and insolvency laws and other similar laws affecting the enforcement of the rights of creditors generally);

(f)      there are no actions, suits or proceedings pending or, to the knowledge of the Mortgage Loan Seller, threatened against the Mortgage Loan Seller, before or by any court, administrative agency, arbitrator or governmental body (i) with respect to any of the transactions contemplated by this Agreement or any other Transaction Document to which it is a party or (ii) with respect to any other matter which in the judgment of the Mortgage Loan Seller will be determined adversely to the Mortgage Loan Seller and will if determined adversely to the Mortgage Loan Seller materially and adversely affect the Mortgage Loan Seller’s ability to perform its obligations under this Agreement or any other Transaction Document to which it is a party; and the Mortgage Loan Seller is not in default with respect to any order of any court, administrative agency, arbitrator or governmental body so as to materially and adversely affect the transactions contemplated by this Agreement; and

(g)      the Mortgage Loan Seller’s Information (as defined in Section 13(a) hereof) does not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.

SECTION 9.      Representations and Warranties Concerning the Purchaser. As of the date hereof and as of the Closing Date, the Purchaser represents and warrants to the Mortgage Loan Seller and the Certificate Insurers as follows:

(a)      the Purchaser (i) is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware and (ii) is qualified and in good standing to do business in each jurisdiction where such qualification is necessary, except where the failure so to qualify would not reasonably be expected to have a material adverse effect on the Purchaser’s business as presently conducted or on the Purchaser’s ability to enter into this Agreement or any other Transaction Document to which it is a party and to consummate the transactions contemplated hereby or thereby;

(b)      the Purchaser has full power to own its property, to carry on its business as presently conducted and to enter into and perform its obligations under this Agreement or any other Transaction Document to which it is a party;

(c)      the execution and delivery by the Purchaser of this Agreement or any other Transaction Document to which it is a party has been duly authorized by all necessary action on the part of the Purchaser; and neither the execution and delivery of this Agreement, nor the consummation of the transactions herein contemplated, nor compliance with the provisions hereof or thereof, will conflict with or result in a breach of, or constitute a default under, any of the provisions of any law, governmental rule, regulation, judgment, decree or order binding on the Purchaser or its properties or the certificate of formation or limited liability company agreement of the Purchaser, except those conflicts, breaches or defaults which would not reasonably be expected to have a material adverse effect on the Purchaser’s ability to enter into this Agreement or any other Transaction Document to which it is a party and to consummate the transactions contemplated hereby or thereby;

(d)      the execution, delivery and performance by the Purchaser of this Agreement and the consummation of the transactions contemplated hereby do not require the consent or approval of, the giving of notice to, the registration with, or the taking of any other action in respect of, any state, federal or other governmental authority or agency, except those consents, approvals, notices, registrations or other actions as have already been obtained, given or made;

(e)      each of this Agreement and the other Transaction Documents to which it is a party has been duly executed and delivered by the Purchaser and, assuming due authorization, execution and delivery by the Mortgage Loan Seller, constitutes a valid and binding obligation of the Purchaser enforceable against it in accordance with its terms (subject to applicable bankruptcy and insolvency laws and other similar laws affecting the enforcement of the rights of creditors generally);

(f)      there are no actions, suits or proceedings pending or, to the knowledge of the Purchaser, threatened against the Purchaser, before or by any court, administrative agency, arbitrator or governmental body (i) with respect to any of the transactions contemplated by this Agreement and the other Transaction Documents to which it is a party or (ii) with respect to any other matter which in the judgment of the Purchaser will be determined adversely to the Purchaser and will if determined adversely to the Purchaser materially and adversely affect the Purchaser’s ability to perform its obligations under this Agreement and the other Transaction Documents to which it is a party; and the Purchaser is not in default with respect to any order of any court, administrative agency, arbitrator or governmental body so as to materially and adversely affect the transactions contemplated by this Agreement and the other Transaction Documents to which it is a party; and

(g)      the Purchaser’s Information (as defined in Section 13(b) hereof) does not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.

SECTION 10.	Conditions to Closing.

(a)      The obligations of the Purchaser under this Agreement will be subject to the satisfaction, on or prior to the Closing Date, of the following conditions:

(1)      Each of the obligations of the Mortgage Loan Seller required to be performed at or prior to the Closing Date pursuant to the terms of this Agreement shall have been duly performed and complied with in all material respects; all of the representations and warranties of the Mortgage Loan Seller under this Agreement shall be true and correct as of the date or dates specified in all material respects; and no event shall have occurred which, with notice or the passage of time, would constitute a default under this Agreement or any of the Transaction Documents; and the Purchaser and the Certificate Insurers shall have received certificates to that effect signed by authorized officers of the Mortgage Loan Seller.

(2)      The Purchaser shall have received all of the following closing documents, in such forms as are agreed upon and reasonably acceptable to the Purchaser, duly executed by all signatories other than the Purchaser as required pursuant to the respective terms thereof:

(i)      If required pursuant to Section 3 hereof, the Amendment dated as of the Closing Date and any documents referred to therein;

(ii)      If required pursuant to Section 3 hereof, the Final Mortgage Loan Schedule containing the information set forth on Exhibit 2 hereto, one copy to be attached to each counterpart of the Amendment;

(iii)     The Pooling and Servicing Agreement, in form and substance reasonably satisfactory to the Trustee, the Certificate Insurers and the Purchaser, and all documents required thereby duly executed by all signatories;

(iv)     A certificate of an officer of the Mortgage Loan Seller dated as of the Closing Date, in a form reasonably acceptable to the Purchaser and the Certificate Insurers, and attached thereto the resolutions of the Mortgage Loan Seller authorizing the transactions contemplated by this Agreement and the other Transaction Documents to which it is a party, together with copies of the articles of incorporation, by-laws and certificate of good standing of the Mortgage Loan Seller;

(v)      One or more opinions of counsel from the Mortgage Loan Seller’s counsel otherwise in form and substance reasonably satisfactory to the Purchaser, the Trustee, the Certificate Insurers and each Rating Agency;

(vi)     A letter from each of the Rating Agencies giving each Class of Certificates set forth on Schedule A hereto the rating set forth therein; and

(vii)     Such other documents, certificates (including additional representations and warranties) and opinions as may be reasonably necessary to secure the intended ratings from each Rating Agency for the Certificates (without taking into consideration the Insurance Policies).

(3)      The Certificates to be sold to Bear Stearns pursuant to the Underwriting Agreement shall have been issued and sold to Bear Stearns.

(4)      The Mortgage Loan Seller shall have furnished to the Purchaser and the Certificate Insurers such other certificates of its officers or others and such other documents and opinions of counsel to evidence fulfillment of the conditions set forth in this Agreement and the transactions contemplated hereby as the Purchaser, the Certificate Insurers and their respective counsel may reasonably request.

(b)      The obligations of the Mortgage Loan Seller under this Agreement shall be subject to the satisfaction, on or prior to the Closing Date, of the following conditions:

(1)      The obligations of the Purchaser required to be performed by it on or prior to the Closing Date pursuant to the terms of this Agreement shall have been duly performed and complied with in all material respects, and all of the representations and warranties of the Purchaser under this Agreement shall be true and correct in all material respects as of the date hereof and as of the Closing Date, and no event shall have occurred which would constitute a breach by it of the terms of this Agreement or any of the Transaction Documents, and the Mortgage Loan Seller and the Certificate Insurers shall have received a certificate to that effect signed by an authorized officer of the Purchaser.

(2)      The Mortgage Loan Seller shall have received copies of all of the following closing documents, in such forms as are agreed upon and reasonably acceptable to the Mortgage Loan Seller, duly executed by all signatories other than the Mortgage Loan Seller as required pursuant to the respective terms thereof:

(i)      If required pursuant to Section 3 hereof, the Amendment dated as of the Closing Date and any documents referred to therein;

(ii)      The Pooling and Servicing Agreement, in form and substance reasonably satisfactory to the Mortgage Loan Seller and the Certificate Insurers, and all documents required thereby duly executed by all signatories;

(iii)     A certificate of an officer of the Purchaser dated as of the Closing Date, in a form reasonably acceptable to the Mortgage Loan Seller and the

Certificate Insurers, and attached thereto the written consent of the member of the Purchaser authorizing the transactions contemplated by this Agreement and the other Transaction Documents to which it is a party, together with copies of the Purchaser’s certificate of formation, limited liability company agreement, and evidence as to the good standing of the Purchaser dated as of a recent date;

(iv)     One or more opinions of counsel from the Purchaser’s counsel in form and substance reasonably satisfactory to the Mortgage Loan Seller, the Certificate Insurers and the Rating Agencies; and

(v)      Such other documents, certificates (including additional representations and warranties) and opinions as may be reasonably necessary to secure the intended rating from each Rating Agency for the Certificates (without taking into account the Insurance Policies).

SECTION 11.    Fees and Expenses. Subject to Section 16 hereof, the Mortgage Loan Seller shall pay on the Closing Date or such later date as may be agreed to by the Purchaser (i) the fees and expenses of the Mortgage Loan Seller’s attorneys and the reasonable fees and expenses of the Purchaser’s attorneys, (ii) the fees and expenses of Deloitte & Touche LLP, (iii) the fee for the use of Purchaser’s Registration Statement based on the aggregate original principal amount of the Certificates and the filing fee of the Commission as in effect on the date on which the Registration Statement was declared effective, (iv) the fees and expenses including counsel’s fees and expenses in connection with any “blue sky” and legal investment matters, (v) the fees and expenses of the Trustee which shall include without limitation the fees and expenses of the Trustee (and the fees and disbursements of its counsel) with respect to (A) legal and document review of this Agreement, the Pooling and Servicing Agreement, the Certificates and related agreements, (B) attendance at the Closing and (C) review of the Mortgage Loans to be performed by the Trustee or the Custodian on its behalf, (vi) the expenses for printing or otherwise reproducing the Certificates, the Prospectus and the Prospectus Supplement, (vii) the fees and expenses of each Rating Agency (both initial and ongoing), (viii) the fees and expenses relating to the preparation and recordation of mortgage assignments (including intervening assignments, if any and if available, to evidence a complete chain of title from the originator to the Trustee) from the Mortgage Loan Seller to the Trustee or the expenses relating to the Opinion of Counsel referred to in Section 6(a) hereof, as the case may be, and (ix) Mortgage File due diligence expenses and other out-of-pocket expenses incurred by the Purchaser in connection with the purchase of the Mortgage Loans and by Bear Stearns in connection with the sale of the Certificates. The Mortgage Loan Seller additionally agrees to pay directly to any third party on a timely basis the fees provided for above which are charged by such third party and which are billed periodically.

SECTION 12.	Accountants’ Letters.

(a)      Deloitte & Touche LLP will review the characteristics of a sample of the Mortgage Loans described in the Final Mortgage Loan Schedule and will compare those characteristics to the description of the Mortgage Loans contained in the Prospectus Supplement under the captions “Summary—The Mortgage Loans” and “The Mortgage Pool” and in Schedule A

thereto. The Mortgage Loan Seller will cooperate with the Purchaser in making available all information and taking all steps reasonably necessary to permit such accountants to complete the review and to deliver the letters required of them under the Underwriting Agreement. Deloitte & Touche LLP will also confirm certain calculations as set forth under the caption “Yield, Prepayment and Maturity Considerations” in the Prospectus Supplement.

(b)      To the extent statistical information with respect to the Mortgage Loan Seller’s servicing portfolio is included in the Prospectus Supplement under the caption “Servicing of the Mortgage Loans—EMC—Delinquency and Foreclosure Experience of EMC,” a letter from the certified public accountant for the Mortgage Loan Seller will be delivered to the Purchaser dated the date of the Prospectus Supplement, in the form previously agreed to by the Mortgage Loan Seller and the Purchaser, with respect to such statistical information.

SECTION 13.	Indemnification.

(a)      The Mortgage Loan Seller shall indemnify and hold harmless the Purchaser and its directors, officers and controlling persons (as defined in Section 15 of the Securities Act) from and against any loss, claim, damage or liability or action in respect thereof, to which they or any of them may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon (i) any untrue statement of a material fact contained in the Mortgage Loan Seller’s Information as identified in Exhibit 3, the omission to state in the Prospectus Supplement or Prospectus (or any amendment thereof or supplement thereto approved by the Mortgage Loan Seller and in which additional Mortgage Loan Seller’s Information is identified), in reliance upon and in conformity with Mortgage Loan Seller’s Information a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances in which they were made, not misleading, (ii) any representation or warranty assigned or made by the Mortgage Loan Seller in Section 7 or Section 8 hereof being, or alleged to be, untrue or incorrect, or (iii) any failure by the Mortgage Loan Seller to perform its obligations under this Agreement; and the Mortgage Loan Seller shall reimburse the Purchaser and each other indemnified party for any legal and other expenses reasonably incurred by them in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action.

The foregoing indemnity agreement is in addition to any liability which the Mortgage Loan Seller otherwise may have to the Purchaser or any other such indemnified party.

(b)      The Purchaser shall indemnify and hold harmless the Mortgage Loan Seller and its respective directors, officers and controlling persons (as defined in Section 15 of the Securities Act) from and against any loss, claim, damage or liability or action in respect thereof, to which they or any of them may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon (i) any untrue statement of a material fact contained in the Purchaser’s Information as identified in Exhibit 4, the omission to state in the Prospectus Supplement or Prospectus (or any amendment thereof or supplement thereto approved by the Purchaser and in which additional Purchaser’s Information is identified), in reliance upon and in conformity with the Purchaser’s Information, a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances in which they were made, not misleading, (ii) any representation or warranty made by the Purchaser in Section 9 hereof being, or alleged to be, untrue or incorrect, or (iii) any failure by the Purchaser to perform its obligations under this Agreement; and the Purchaser shall reimburse the Mortgage Loan Seller, and each other indemnified party for any legal and other expenses reasonably incurred by them in connection with investigating or defending or preparing to defend any such loss, claim, damage, liability or action. The foregoing indemnity agreement is in addition to any liability which the Purchaser otherwise may have to the Mortgage Loan Seller, or any other such indemnified party.

(c)      Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify each party against whom indemnification is to be sought in writing of the commencement thereof (but the failure so to notify an indemnifying party shall not relieve it from any liability which it may have under this Section 13 except to the extent that it has been prejudiced in any material respect by such failure or from any liability which it may have otherwise). In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent it may elect by written notice delivered to the indemnified party promptly (but, in any event, within 30 days) after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party. Notwithstanding the foregoing, the indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless (i) the employment of such counsel shall have been authorized in writing by one of the indemnifying parties in connection with the defense of such action, (ii) the indemnifying parties shall not have employed counsel to have charge of the defense of such action within a reasonable time after notice of commencement of the action, or (iii) such indemnified party or parties shall have reasonably concluded that there is a conflict of interest between itself or themselves and the indemnifying party in the conduct of the defense of any claim or that the interests of the indemnified party or parties are not substantially co-extensive with those of the indemnifying party (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the indemnifying parties (provided, however, that the indemnifying party shall be liable only for the fees and expenses of one counsel in addition to one local counsel in the jurisdiction involved. Anything in this subsection to the contrary notwithstanding, an indemnifying party shall not be liable for any settlement or any claim or action effected without its written consent; provided, however, that such consent was not unreasonably withheld.

(d)      If the indemnification provided for in paragraphs (a) and (b) of this Section 13 shall for any reason be unavailable to an indemnified party in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to in Section 13, then the indemnifying party shall in lieu of indemnifying the indemnified party contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, in such proportion as shall be appropriate to reflect the relative benefits received by the Mortgage Loan Seller on the one hand and the Purchaser on the other from the purchase and sale of the Mortgage Loans, the offering of the Certificates and the other transactions contemplated hereunder. No person found liable for a fraudulent misrepresentation shall be entitled to contribution from any person who is not also found liable for such fraudulent misrepresentation.

(e)      The parties hereto agree that reliance by an indemnified party on any publicly available information or any information or directions furnished by an indemnifying party shall not constitute negligence, bad faith or willful misconduct by such indemnified party.

SECTION 14.    Notices. All demands, notices and communications hereunder shall be in writing but may be delivered by facsimile transmission subsequently confirmed in writing. Notices to the Mortgage Loan Seller shall be directed to EMC Mortgage Corporation, 909 Hidden Ridge Drive, Suite 200 Irving, Texas 75038, (Telecopy: (972-444-2880)), and notices to the Purchaser shall be directed to Bear Stearns Asset Backed Securities I LLC, 383 Madison Avenue, New York, New York 10179, (Telecopy: (212-272-7206)), Attention: Chief Counsel; or to any other address as may hereafter be furnished by one party to the other party by like notice. Any such demand, notice or communication hereunder shall be deemed to have been received on the date received at the premises of the addressee (as evidenced, in the case of registered or certified mail, by the date noted on the return receipt) provided that it is received on a business day during normal business hours and, if received after normal business hours, then it shall be deemed to be received on the next business day.

SECTION 15.    Transfer of Mortgage Loans. The Purchaser retains the right to assign the Mortgage Loans and any or all of its interest under this Agreement to the Trustee without the consent of the Mortgage Loan Seller, and, upon such assignment, the Trustee shall succeed to the applicable rights and obligations of the Purchaser hereunder; provided, however, the Purchaser shall remain entitled to the benefits set forth in Sections 11, 13 and 17 hereto and as provided in Section 2(a). Notwithstanding the foregoing, the sole and exclusive right and remedy of the Trustee with respect to a breach of representation or warranty of the Mortgage Loan Seller shall be the cure, purchase or substitution obligations of the Mortgage Loan Seller contained in Sections 5 and 7 hereof.

SECTION 16.    Termination. This Agreement may be terminated (a) by the mutual consent of the parties hereto prior to the Closing Date, (b) by the Purchaser, if the conditions to the Purchaser’s obligation to close set forth under Section 10(a) hereof are not fulfilled as and when required to be fulfilled or (c) by the Mortgage Loan Seller, if the conditions to the Mortgage Loan Seller’s obligation to close set forth under Section 10(b) hereof are not fulfilled as and when required to be fulfilled. In the event of termination pursuant to clause (b), the Mortgage Loan Seller shall pay, and in the event of termination pursuant to clause (c), the Purchaser shall pay, all reasonable out-of-pocket expenses incurred by the other in connection with the transactions contemplated by this Agreement. In the event of a termination pursuant to clause (a), each party shall be responsible for its own expenses.

SECTION 17.    Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement, or contained in certificates of officers of the Mortgage Loan Seller submitted pursuant hereto, shall remain operative and in full force and effect and shall survive delivery of the Mortgage Loans to the Purchaser (and by the Purchaser to the Trustee). Subsequent to the delivery of the Mortgage Loans to the Purchaser, the Mortgage Loan Seller’s representations and warranties contained herein with respect to the Mortgage Loans shall be deemed to relate to the Mortgage Loans actually delivered to the Purchaser and included in the Final Mortgage Loan Schedule and any

Replacement Mortgage Loan and not to those Mortgage Loans deleted from the Preliminary Mortgage Loan Schedule pursuant to Section 3 hereof prior to the Closing.

SECTION 18.    Severability. If any provision of this Agreement shall be prohibited or invalid under applicable law, this Agreement shall be ineffective only to such extent, without invalidating the remainder of this Agreement.

SECTION 19.    Counterparts. This Agreement may be executed in counterparts, each of which will be an original, but which together shall constitute one and the same agreement.

SECTION 20.    Amendment. This Agreement cannot be amended or modified in any manner without the prior written consent of each party.

SECTION 21.    GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

SECTION 22.    Further Assurances. Each of the parties agrees to execute and deliver such instruments and take such actions as another party may, from time to time, reasonably request in order to effectuate the purpose and to carry out the terms of this Agreement including any amendments hereto which may be required by either Rating Agency.

SECTION 23.	Successors and Assigns.

(a)      This Agreement shall bind and inure to the benefit of and be enforceable by the Mortgage Loan Seller and the Purchaser and their permitted successors and assigns and, to the extent specified in Section 13 hereof, Bear Stearns, and their directors, officers and controlling persons (within the meaning of federal securities laws), and the Certificate Insurers, to the extent of its rights as a third party beneficiary hereunder. The parties hereto hereby acknowledge that the Certificate Insurers shall be a third party beneficiary of this Agreement. The Mortgage Loan Seller acknowledges and agrees that the Purchaser may assign its rights under this Agreement (including, without limitation, with respect to the Mortgage Loan Seller’s representations and warranties respecting the Mortgage Loans) to the Trustee. Any person into which the Mortgage Loan Seller may be merged or consolidated (or any person resulting from any merger or consolidation involving the Mortgage Loan Seller), any person resulting from a change in form of the Mortgage Loan Seller or any person succeeding to the business of the Mortgage Loan Seller, shall be considered the “successor” of the Mortgage Loan Seller hereunder and shall be considered a party hereto without the execution or filing of any paper or any further act or consent on the part of any party hereto. Except as provided in the two preceding sentences, this Agreement cannot be assigned, pledged or hypothecated by either party hereto without the written consent of the other parties to this Agreement and any such assignment or purported assignment shall be deemed null and void.

SECTION 24.    The Mortgage Loan Seller. The Mortgage Loan Seller will keep in full force and effect its existence, all rights and franchises as a corporation under the laws of the State of its incorporation and will obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is necessary to perform its obligations under this Agreement.

SECTION 25.    Entire Agreement. This Agreement contains the entire agreement and understanding between the parties with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof.

SECTION 26.    No Partnership. Nothing herein contained shall be deemed or construed to create a partnership or joint venture between the parties hereto.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused their names to be signed hereto by their respective duly authorized officers as of the date first above written.

EMC MORTGAGE CORPORATION

By:
Name:
Title:

BEAR STEARNS ASSET BACKED SECURITIES I LLC

By:
Name:	Baron Silverstein
Title:	Vice President

EXHIBIT 1

CONTENTS OF MORTGAGE FILE

With respect to each Mortgage Loan, the Mortgage File shall include each of the following items, which shall be available for inspection by the Purchaser or its designee, and which shall be delivered to the Purchaser or its designee pursuant to the terms of this Agreement.

(i)      The original Mortgage Note, including any riders thereto, endorsed without recourse to the order of “U.S. Bank National Association”, as Trustee for certificateholders of Bear Stearns Asset Backed Securities I LLC Asset-Backed Certificates, Series 2005-AC5,” and showing to the extent available to the Mortgage Loan Seller an unbroken chain of endorsements from the original payee thereof to the Person endorsing it to the Trustee;

(ii)      the original Mortgage and, if the related Mortgage Loan is a MOM Loan, noting the presence of the MIN and language indicating that such Mortgage Loan is a MOM Loan, which shall have been recorded (or if the original is not available, a copy), with evidence of such recording indicated thereon (or if clause (x) in the proviso below applies, shall be in recordable form);

(iii)     unless the Mortgage Loan is a MOM Loan, the assignment (either an original or a copy, which may be in the form of a blanket assignment if permitted in the jurisdiction in which the Mortgaged Property is located) to the Trustee of the Mortgage with respect to each Mortgage Loan in the name of “U.S. Bank National Association”, as Trustee for certificateholders of Bear Stearns Asset Backed Securities I LLC Asset-Backed Certificates, Series 2005-AC5,” which shall have been recorded (or if clause (x) in the proviso below applies, shall be in recordable form);

(iv)     an original or a copy of all intervening assignments of the Mortgage, if any, to the extent available to the Mortgage Loan Seller, with evidence of recording thereon;

(v)      the original policy of title insurance or mortgagee’s certificate of title insurance or commitment or binder for title insurance, if available, or a copy thereof, or, in the event that such original title insurance policy is unavailable, a photocopy thereof, or in lieu thereof, a current lien search on the related Mortgaged Property and

(vi)     originals or copies of all available assumption, modification or substitution agreements, if any.

Provided, however, that in lieu of the foregoing, the Mortgage Loan Seller may deliver the following documents, under the circumstances set forth below: x) if any Mortgage, assignment thereof to the Trustee or intervening assignments thereof have been delivered or are being delivered to recording offices for recording and have not been returned in time to permit their delivery as specified above, the Purchaser may deliver a true copy thereof with a certification by the Mortgage Loan Seller or the title company issuing the commitment for title insurance, on the face of such copy, substantially as follows: “Certified to be a true and correct copy of the original, which has been transmitted for recording” and (y) in lieu of the Mortgage Notes relating to the Mortgage Loans identified in the list set forth in Exhibit J to the Pooling and Servicing Agreement, the Purchaser may deliver a lost note affidavit and indemnity and a copy of the original note, if available; and provided, further, however, that in the case of Mortgage Loans which have been prepaid in full after the Cut-off Date and prior to the Closing Date, the Purchaser, in lieu of delivering the above documents, may deliver to the Trustee and its Custodian a certification of a Servicing Officer to such effect and in such case shall deposit all amounts paid in respect of such Mortgage Loans, in the Master Servicer Collection Account or in the Distribution Account on the Closing Date. In the case of the documents referred to in clause (x) above, the Purchaser shall deliver such documents to the Trustee or its Custodian promptly after they are received. The Mortgage Loan Seller shall cause, at its expense, the Mortgage and intervening assignments, if any, and to the extent required in accordance with the foregoing, the assignment of the Mortgage to the Trustee to be submitted for recording promptly after the Closing Date; provided that the Mortgage Loan Seller need not cause to be recorded any assignment (a) in any jurisdiction under the laws of which, as evidenced by an Opinion of Counsel addressed to the Trustee delivered by the Mortgage Loan Seller to the Trustee, the Certificate Insurers and the Rating Agencies, the recordation of such assignment is not necessary to protect the Trustee’s interest in the related Mortgage Loan or (b) if MERS is identified on the Mortgage or on a properly recorded assignment of the Mortgage as mortgagee of record solely as nominee for Mortgage Loan Seller and its successors and assigns. In the event that the Mortgage Loan Seller, the Purchaser or the Master Servicer gives written notice to the Trustee that a court has recharacterized the sale of the Mortgage Loans as a financing, the Mortgage Loan Seller shall submit or cause to be submitted for recording as specified above or, should the Mortgage Loan Seller fail to perform such obligations, the Master Servicer shall cause each such previously unrecorded assignment to be submitted for recording as specified above at the expense of the Trust. In the event a Mortgage File is released to the Company or the related Servicer as a result of such Person having completed a Request for Release, the Custodian shall, if not so completed, complete the assignment of the related Mortgage in the manner specified in clause (iii) above.

EXHIBIT 2

MORTGAGE LOAN SCHEDULE INFORMATION

The Preliminary and Final Mortgage Loan Schedules shall set forth the following information with respect to each Mortgage Loan:

(i)	the loan number;
(ii)	the loan group;
(iii)	the Servicer (or the Company, if it services the Mortgage Loan) and the Servicing Fee Rate;
(iv)	the Mortgage Rate in effect as of the Cut-off Date;
(v)	the LPMI Fee, if applicable;
(vi)	the Net Mortgage Rate in effect as of the Cut-off Date;
(vii)	the maturity date;
(viii)	the original principal balance;
(ix)	the Cut-off Date Balance;
(x)	the original term;
(xi)	the remaining term;
(xii)	the property type;
(xiii)	the MIN with respect to each Mortgage Loan; and
(xiv)	the Prepayment Charge, if any.

Such schedule shall also set forth the aggregate Group I Cut-off Date Principal Balance and Group II Cut-off Date Principal Balance for all of the related Mortgage Loans.

EXHIBIT 3

MORTGAGE LOAN SELLER’S INFORMATION

All information in the Prospectus Supplement described under the following captions: “SUMMARY – The Mortgage Loans,” “THE MORTGAGE POOL,” “SERVICING OF THE MORTGAGE LOANS – EMC” and “SCHEDULE A – Mortgage Loan Statistical Data.”

EXHIBIT 4

PURCHASER’S INFORMATION

All information in the Prospectus Supplement and the Prospectus, except the Mortgage Loan Seller’s Information.

EXHIBIT 5

SCHEDULE OF LOST NOTES

Available Upon Request

EXHIBIT 6

APPENDIX E – Standard & Poor’s Anti-Predatory Lending Categorization

REVISED February 07, 2005

Standard & Poor’s has categorized loans governed by anti-predatory lending laws in the Jurisdictions listed below into three categories based upon a combination of factors that include (a) the risk exposure associated with the assignee liability and (b) the tests and thresholds set forth in those laws. Note that certain loans classified by the relevant statute as Covered are included in Standard & Poor’s High Cost Loan Category because they included thresholds and tests that are typical of what is generally considered High Cost by the industry.

Standard & Poor’s High Cost Loan Categorization
State/Jurisdiction	Name of Anti-Predatory Lending Law/Effective Date	Category under Applicable Anti- Predatory Lending Law
Arkansas	Arkansas Home Loan Protection Act, Ark. Code Ann. §§ 23-53-101 et seq. Effective July 16, 2003	High Cost Home Loan
Cleveland Heights, OH	Ordinance No. 72-2003 (PSH), Mun. Code §§ 757.01 et seq. Effective June 2, 2003	Covered Loan
Colorado

Consumer Equity Protection, Colo. Stat. Ann. §§ 5-3.5-101 et seq.

Effective for covered loans offered or entered into on or after January 1, 2003. Other provisions of the Act took effect on June 7, 2002

Covered Loan
Connecticut	Connecticut Abusive Home Loan Lending Practices Act, Conn. Gen. Stat. §§ 36a-746 et seq. Effective October 1, 2001	High Cost Home Loan
District of Columbia	Home Loan Protection Act, D.C. Code §§ 26-1151.01 et seq. Effective for loans closed on or after January 28, 2003	Covered Loan

Florida	Fair Lending Act, Fla. Stat. Ann. §§ 494.0078 et seq. Effective October 2, 2002	High Cost Home Loan
Georgia (Oct. 1, 2002 – Mar. 6, 2003)	Georgia Fair Lending Act, Ga. Code Ann. §§ 7-6A-1 et seq. Effective October 1, 2002 – March 6, 2003	High Cost Home Loan
Georgia as amended (Mar. 7, 2003 – current)	Georgia Fair Lending Act, Ga. Code Ann. §§ 7-6A-1 et seq. Effective for loans closed on or after March 7, 2003	High Cost Home Loan
HOEPA Section 32	Home Ownership and Equity Protection Act of 1994, 15 U.S.C. § 1639, 12 C.F.R. §§ 226.32 and 226.34 Effective October 1, 1995, amendments October 1, 2002	High Cost Loan
Illinois	High Risk Home Loan Act, Ill. Comp. Stat. tit. 815, §§ 137/5 et seq. Effective January 1, 2004 (prior to this date, regulations under Residential Mortgage License Act effective from May 14, 2001)	High Risk Home Loan
Indiana	Indiana Home Loan Practices Act, Ind. Code Ann. §§ 24-9-1-1 et seq. Effective for loans originated on or after January 1, 2005.	High Cost Home Loan
Kansas	Consumer Credit Code, Kan. Stat. Ann. §§ 16a-1-101 et seq. Sections 16a-1-301 and 16a-3-207 became effective April 14, 1999; Section 16a-3-308a became effective July 1, 1999	High Loan to Value Consumer Loan (id. § 16a-3-207) and;
High APR Consumer Loan (id. § 16a-3-308a)
Kentucky	2003 KY H.B. 287 – High Cost Home Loan Act, Ky. Rev. Stat. §§ 360.100 et seq. Effective June 24, 2003	High Cost Home Loan

Maine	Truth in Lending, Me. Rev. Stat. tit. 9-A, §§ 8-101 et seq. Effective September 29, 1995 and as amended from time to time	High Rate High Fee Mortgage
Massachusetts	Part 40 and Part 32, 209 C.M.R. §§ 32.00 et seq. and 209 C.M.R. §§ 40.01 et seq. Effective March 22, 2001 and amended from time to time	High Cost Home Loan
	Massachusetts Predatory Home Loan Practices Act Mass. Gen. Laws ch. 183C, §§ 1 et seq. Effective November 7, 2004	High Cost Home Mortgage Loan
Nevada	Assembly Bill No. 284, Nev. Rev. Stat. §§ 598D.010 et seq. Effective October 1, 2003	Home Loan
New Jersey	New Jersey Home Ownership Security Act of 2002, N.J. Rev. Stat. §§ 46:10B-22 et seq. Effective for loans closed on or after November 27, 2003	High Cost Home Loan
New Mexico	Home Loan Protection Act, N.M. Rev. Stat. §§ 58-21A-1 et seq. Effective as of January 1, 2004; Revised as of February 26, 2004	High Cost Home Loan
New York	N.Y. Banking Law Article 6-l Effective for applications made on or after April 1, 2003	High Cost Home Loan
North Carolina	Restrictions and Limitations on High Cost Home Loans, N.C. Gen. Stat. §§ 24-1.1E et seq. Effective July 1, 2000; amended October 1, 2003 (adding open-end lines of credit)	High Cost Home Loan
Ohio	H.B. 386 (codified in various sections of the Ohio Code), Ohio Rev. Code Ann. §§ 1349.25 et seq. Effective May 24, 2002	Covered Loan

Oklahoma	Consumer Credit Code (codified in various sections of Title 14A) Effective July 1, 2000; amended effective January 1, 2004	Subsection 10 Mortgage
South Carolina	South Carolina High Cost and Consumer Home Loans Act, S.C. Code Ann. §§ 37-23-10 et seq. Effective for loans taken on or after January 1, 2004	High Cost Home Loan
West Virginia	West Virginia Residential Mortgage Lender, Broker and Servicer Act, W. Va. Code Ann. §§ 31-17-1 et seq. Effective June 5, 2002	West Virginia Mortgage Loan Act Loan

Standard & Poor’s Covered Loan Categorization
State/Jurisdiction	Name of Anti-Predatory Lending Law/Effective Date	Category under Applicable Anti- Predatory Lending Law
Georgia (Oct. 1, 2002 – Mar. 6, 2003)	Georgia Fair Lending Act, Ga. Code Ann. §§ 7-6A-1 et seq. Effective October 1, 2002 – March 6, 2003	Covered Loan
New Jersey	New Jersey Home Ownership Security Act of 2002, N.J. Rev. Stat. §§ 46:10B-22 et seq. Effective November 27, 2003 – July 5, 2004	Covered Home Loan

Standard & Poor’s Home Loan Categorization
State/Jurisdiction	Name of Anti-Predatory Lending Law/Effective Date	Category under Applicable Anti- Predatory Lending Law
Georgia (Oct. 1, 2002 – Mar. 6, 2003)	Georgia Fair Lending Act, Ga. Code Ann. §§ 7-6A-1 et seq. Effective October 1, 2002 – March 6, 2003	Home Loan

New Jersey	New Jersey Home Ownership Security Act of 2002, N.J. Rev. Stat. §§ 46:10B-22 et seq. Effective for loans closed on or after November 27, 2003	Home Loan
New Mexico	Home Loan Protection Act, N.M. Rev. Stat. §§ 58-21A-1 et seq. Effective as of January 1, 2004; Revised as of February 26, 2004	Home Loan
North Carolina	Restrictions and Limitations on High Cost Home Loans, N.C. Gen. Stat. §§ 24-1.1E et seq. Effective July 1, 2000; amended October 1, 2003 (adding open-end lines of credit)	Consumer Home Loan
South Carolina	South Carolina High Cost and Consumer Home Loans Act, S.C. Code Ann. §§ 37-23-10 et seq. Effective for loans taken on or after January 1, 2004	Consumer Home Loan

SCHEDULE A

REQUIRED RATINGS FOR EACH CLASS OF CERTIFICATES

Public Certificates

Class	Moody’s	S&P
I-A-1	Aaa	AAA
I-A-2	Aaa	AAA
I-A-3	Aaa	AAA
I-A-4	Aaa	AAA
I-A-5	Aaa	AAA
I-M-1	Aa2	AA
I-M-2	A2	A
I-M-3	A3	A-
I-B-1	Baa1	BBB+
I-B-2	Baa2	BBB
I-B-3	Baa3	BBB-
II-A-1	Aaa	AAA
II-A-2	Aa1	AAA
II-A-3	Aaa	AAA
II-A-4	Aaa	AAA
II-X-1	Aaa	AAA
II-X-2	Aaa	AAA
II-PO	Aaa	AAA
II-R-1	--	AAA
II-R-2	--	AAA
II-R-3	--	AAA
II-B-1	--	AA
II-B-2	--	A
II-B-3	--	BBB

None of the above ratings has been lowered, qualified or withdrawn since the dates of issuance of such ratings by the Rating Agencies.

Private Certificates

Class	S&P
I-B-4	BB
II-B-4	BB
II-B-5	B
II-B-6	Not Rated
I-P	Not Rated
I-C	Not Rated
I-R-1	Not Rated
I-R-2	Not Rated
II-P	Not Rated

EXHIBIT L

FORM OF COMPANY CERTIFICATION

This certificate is being delivered pursuant to Section 3.13(b) of the Pooling and Servicing Agreement, dated as of May 1, 2005 (the “Agreement”), among Bear Stearns Asset Backed Securities I LLC, as depositor, EMC Mortgage Corporation (the “Company”), as seller and servicer, Wells Fargo Bank, National Association, as master servicer and securities administrator, and U.S. Bank National Association, as trustee. Capitalized terms used herein and not otherwise defined have the meanings set forth in the Agreement.

I certify that:

(i)	I am a ____________________ of the Company.

(ii)

Based on my knowledge, the information in the annual statement of compliance furnished in March 20__ pursuant to Section 3.13(b) of the Agreement and the annual independent certified public accountants( servicing report delivered pursuant to Section 3.14 thereof (collectively, the “Reports”), and all servicing reports, officer(s certificates and other information relating to the EMC Mortgage Loans submitted to the Master Servicer taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the date of this certification.

(iii)	The servicing information required to be provided to the Master Servicer by the Company under the Agreement has been provided to the Master Servicer.

(iv)

I am responsible for reviewing the servicing activities performed by the Company pursuant to this Agreement, and except as disclosed in the Reports, the Company has, as of the date of this certification, fulfilled its obligations under the Agreement.

(v)

I have disclosed to the Master Servicer all significant deficiencies relating to the Company(s compliance with the minimum servicing standards in accordance with a review conducted in compliance with the Uniform Single Attestation Program for Mortgage Bankers or similar standard as set forth in the Agreement.

______________________

Dated: March __, 20__

EXHIBIT M-1

FORM OF CLASS I-A-3 POLICY

July 29, 2005

Assured Guaranty Corp.

1325 Avenue of the Americas

New York, New York 10019

(i)	FINANCIAL GUARANTY INSURANCE POLICY

OBLIGATIONS INSURED:

All Insured Payments now owing or which may in the future be owing by the Trust and to be paid by the Trust to the Beneficiary under the Obligations, as further described and defined below.

SECTION 5. FINANCIAL GUARANTY INSURANCE POLICY NUMBER: D-2005-54 EFFECTIVE DATE: July 29, 2005

For value received and subject to the terms and conditions of this financial guaranty insurance policy number D-2005-54 (the “Policy”), Assured Guaranty Corp., a Maryland corporation, as Insurer with respect to the Obligations (the “Insurer”) for the trust created pursuant to the Pooling Agreement, as defined below (the “Trust”), is held and firmly bound unto the Beneficiary identified below for, and unconditionally and irrevocably agrees to pay, each and every Insured Payment which shall become Due for Payment, but shall be unpaid by reason of Nonpayment by the Trust (as such terms are defined below). This Policy is non-cancelable for any reason, including, without limitation, the non-payment of premium.

TERMS AND CONDITIONS

SECTION 1. Definitions

Capitalized terms used herein and not otherwise defined shall have the meaning assigned to them in the Pooling Agreement as of the date of execution of this Policy, without giving effect to any subsequent amendment to or modification of the Pooling Agreement unless such amendment or modification has been approved in writing by the Insurer pursuant to the amendment provisions of the Pooling Agreement. In addition to the terms defined elsewhere herein, the following terms shall have the respective meanings set forth below.

(a)   “Avoided Payment” shall mean any amount previously distributed by or on behalf of the Trust in respect of an Obligation that is recoverable and sought to be recovered as a voidable preference by a trustee in bankruptcy pursuant to Insolvency Proceeding in accordance with a final nonappealable order of a court having competent jurisdiction.

(b)   “Beneficiary” means the Trustee, on behalf of, and for the benefit of, the holders of the Obligations.

(c)   “Business Day” means any day other than (i) a Saturday or Sunday or (ii) any other day on which banking institutions are authorized or required by law, executive order or governmental decree to be closed in New York City, Minnesota, Maryland, Illinois or in the city in which the Corporate Trust Office of the Trustee or the Securities Administrator or the Principal Office of the Master Servicer is located.

(d)   “Defaulted Amount” means the portion of an Insured Payment that is Due for Payment and unpaid by reason of Nonpayment by the Trust.

(e)   “Due for Payment,” means with respect to an Insured Payment and any Distribution Date: (i) any shortfall in amounts available in the Distribution Account in respect of the Interest Distribution Amount payable on each Obligation on such Distribution Date; (ii) any Insured Certificate Loss Amount with respect to each Obligation on such Distribution Date; and (iii) on the Final Scheduled Distribution Date (or, with the consent of the Insurer, upon the earlier termination of the Trust pursuant to the terms of the Pooling Agreement) the Certificate Principal Balance of each Obligation after giving effect to any distributions on such Distribution Date (other than distributions of Insured Payments).

(f)       “Final Scheduled Distribution Date” means the Distribution Date occurring in August 2020.

(g)	“Fiscal Agent” has the meaning assigned thereto in Section 4.

(h)   “Insolvency Proceeding” means the commencement after the date hereof of any bankruptcy, insolvency, readjustment of debt, reorganization, marshalling of assets and liabilities or similar proceedings by or against any Person, or the commencement after the date hereof of any proceedings by or against any Person for the winding up or the liquidation of its affairs, or the consent after the date hereof to the appointment of a trustee, conservator, administrator, receiver or liquidator in any bankruptcy, insolvency, readjustment of debt, reorganization, marshalling of assets and liabilities or similar proceedings relating to any Person.

(i)   “Insured Certificate Loss Amount” means, with respect to any Distribution Date and the Obligation, the Applied Realized Loss Amount with respect to the Obligation allocated on such Distribution Date.

(j)   “Insured Payment” means the following amounts now owing or which may in the future be owing by the Trust to the Holders of any Obligation: (i) the Accrued Certificate Interest payable on each Obligation on such Distribution Date; (ii) any Insured Certificate Loss Amount with respect to each Obligation on each Distribution Date; and (iii) the Certificate Principal Balance of each Obligation on the Final Scheduled Distribution Date, or, with the consent of the Insurer, upon the earlier termination of the Trust pursuant to the terms of the Pooling Agreement, in each case after giving effect to any distributions on such Distribution Date (other than distributions of Insured Payments); provided, however, that so long as the Insurer has not failed to pay when due and payable an amount previously referred to in this definition, “Insured Payment” shall not include any additional amounts owing by the Trust solely as a result of the failure by the Trustee or the Securities Administrator to pay such amount when due and payable, including, without limitation, any such additional amounts as may be attributable to penalties or default interest rates, amounts in respect of indemnification, or any other additional amounts payable by the Trustee or the Securities Administrator by reason of such a default. Notwithstanding the foregoing, “Insured Payment” does not include any Net WAC Rate Carryover Amount, any Prepayment Interest Shortfall, any interest shortfall attributable to application of the Relief Act or any shortfall attributable to the liability of the Trust, any REMIC, the Trustee or the Securities Administrator for taxes or withholding taxes including interest and penalties in respect of such liability.

(k)   “Nonpayment by the Trust” with respect to an Insured Payment at a time when such Insured Payment is Due for Payment, means that the funds, if any, remitted by the Servicer to the Securities Administrator or the Trustee pursuant to the Pooling Agreement are insufficient for payment in full of such Insured Payment. In addition to and without limiting the foregoing, “Nonpayment by the Trust” includes any portion of any Insured Payment which has become an Avoided Payment.

(l)	“Notice of Claim” means a notice of claim in the form of Exhibit A hereto.

(m)  “Obligation” means the Asset-Backed Certificates, Series 2005-AC5, Class II-A-1 and Class II-A-2 Certificates issued under the Pooling Agreement.

(n)   “Order” means a final, nonappealable order of a court or other body exercising jurisdiction in an Insolvency Proceeding by or against the Trust, to the effect that the Beneficiary is required to return or repay all or any portion of an Avoided Payment.

(o)   “Person” means any legal person, including any individual, corporation, partnership, joint venture, association, joint stock company, limited liability company, trust or unincorporated organization or similar entity.

(p)	“Policy” means this Financial Guaranty Insurance Policy No. D-2005-54.

(q)   “Pooling Agreement” means the Pooling and Servicing Agreement, dated as of July 1, 2005, among Bear Stearns Asset Backed Securities I LLC, as Depositor, EMC Mortgage Corporation, as Seller, Wells Fargo Bank, National Association, as Securities Administrator and as Master Servicer, and the Trustee, without regard to any amendment or supplement thereto unless such amendment or supplement has been approved in writing by the Insurer pursuant to the amendment provisions of the Pooling Agreement.

(r)   “Receipt” and “Received” shall mean actual delivery to the Insurer prior to 2:00 p.m., New York City time, on a Business Day; provided, however, that delivery either on a day that is not a Business Day, or after 2:00 p.m., New York City time, on a Business Day, shall be deemed to be “Received” on the next succeeding Business Day. For purposes of this definition, “actual delivery” to the Insurer shall mean (i) the delivery of the original Notice of Claim, notice or other applicable documentation to the Insurer at its address set forth in Section 6, or (ii) facsimile transmission of the original Notice of Claim, notice or other applicable documentation to the Insurer at its facsimile number set forth in Section 6. If presentation is made by facsimile transmission, the Beneficiary (i) promptly shall confirm transmission by telephone to the Insurer at its telephone number set forth in Section 6, and (ii) as soon as is reasonably practicable, shall deliver the original Notice of Claim, notice or other applicable documentation to the Insurer at its address set forth in Section 6. If any Notice of Claim, notice or other documentation actually delivered (or attempted to be delivered) under the Policy by the Beneficiary is not in proper form or is not properly completed, executed or delivered, or otherwise is insufficient for the purpose of making a claim hereunder, “Receipt” by the Insurer shall be deemed not to have occurred, and the Insurer promptly shall so advise the Securities Administrator. In such case, the Securities Administrator may submit an amended Notice of Claim, notice or other documentation, as the case may be, to the Insurer.

(s)   “Term of the Policy” means the period from and including the Effective Date to and including the date on which all Insured Payments have been paid; provided, however, that in the event that any amount with respect to any Insured Payment paid to the Securities Administrator pursuant to the Pooling Agreement during the Term of the Policy becomes an Avoided Payment, the Insurer’s obligations with respect thereto shall remain in effect or shall be reinstated, as applicable, until payment in full by the Insurer pursuant to the terms hereof.

(t)   “Trustee” means U.S. Bank National Association, or any successor thereto under the Pooling Agreement.

(u)   “Securities Administrator” means Wells Fargo Bank, National Association, or any successor thereto under the Pooling Agreement.

SECTION 2. Claims

The Securities Administrator, on behalf of the Beneficiary, may make a claim under this Policy for the amount of any Defaulted Amount by executing and delivering, or causing to be executed and delivered, to the Insurer a Notice of Claim, with appropriate insertions. Such Notice of Claim, when so completed and delivered, shall constitute proof of a claim hereunder when Received by the Insurer.

In the event that any amount shall be received by the Securities Administrator in respect of a Defaulted Amount forming the basis of a claim specified in a Notice of Claim submitted hereunder, which amount had not been received when the Notice of Claim was prepared but which is received by the Securities Administrator prior to the receipt of payment from the Insurer as contemplated by this Policy (any such amount, a “Recovery”), the Securities Administrator immediately shall so notify the Insurer (which notice shall include the amount of any such Recovery). The fact that a Recovery has been received by the Securities Administrator shall be deemed to be incorporated in the applicable Notice of Claim as of the date such Notice of Claim originally was prepared, without necessity of any action on the part of any Person, and the Insurer shall pay the amount of the claim specified in the Notice of Claim as herein provided, net of the Recovery.

The Insurer will pay each Defaulted Amount (other than a Defaulted Amount which consists of an Avoided Payment) to the Securities Administrator, on behalf of the Beneficiary, on the later of (i) noon, New York City time, on the date such Defaulted Amount becomes Due for Payment or (ii) noon, New York City time, on the second Business Day following the day on which the Insurer Receives a Notice of Claim as specified in the preceding paragraph. The Insurer will pay each Defaulted Amount which consists of an Avoided Payment as provided in Section 3.

No claim may be made hereunder except by the Securities Administrator, on behalf of the Beneficiary.

SECTION 3. Payments

Payments due hereunder in respect of Insured Payments shall be disbursed to the Securities Administrator, on behalf of the Beneficiary, by wire transfer of immediately available funds to an account of the Securities Administrator specified in the applicable Notice of Claim.

The Insurer’s obligations hereunder in respect of Insured Payments shall be discharged to the extent that funds are transferred to the Securities Administrator as provided in the Notice of Claim, whether or not such funds are properly applied by the Securities Administrator.

If any amount or property paid, credited, transferred or delivered to the Securities Administrator by the Trust becomes an Avoided Payment, the Insurer will pay the amount of such Avoided Payment when due to be paid pursuant to an applicable Order, but in any event no earlier than the fourth Business Day following Receipt by the Insurer from the Securities Administrator of (i) a certified copy of such Order, (ii) a certificate by or on behalf of the Beneficiary that such Order has been entered and is not subject to any stay, (iii) an assignment, in form and substance satisfactory to the Insurer, duly executed and delivered by the Beneficiary, irrevocably assigning to the Insurer all rights and claims of the Beneficiary against the estate of the Trust or otherwise, which rights and claims relate to or arise under or with respect to the subject Avoided Payment, and (iv) a Notice of Claim appropriately completed and executed by the Securities Administrator. Such payment shall be disbursed to the receiver, conservator, administrator, debtor-in-possession or trustee in bankruptcy named in the Order, and not to the Securities Administrator directly, unless the Securities Administrator has previously paid the Avoided Payment over to such court or receiver, conservator, administrator, debtor-in-possession, or trustee in bankruptcy, in which case the Insurer will pay the

Securities Administrator subject to the delivery of (a) the items referred to in clauses (i), (ii), (iii) and (iv) above to the Insurer, and (b) evidence satisfactory to the Insurer that payment has been made to such court or receiver, conservator, administrator, debtor-in-possession or trustee in bankruptcy named in the Order.

Notwithstanding the foregoing paragraph, in no event shall the Insurer be obligated to make any payment in respect of an Avoided Payment prior to the date such Avoided Payment is Due for Payment. In the event that the payment of any amount in respect of any Insured Payment is accelerated or must otherwise be paid by the Trust in advance of the scheduled payment date therefore, nothing in this Policy shall be deemed to require the Insurer to make any payment hereunder in respect of any such Insured Payment prior to the date such Insured Payment otherwise would have been Due for Payment without giving effect to such acceleration, unless the Insurer in its sole discretion elects to make any prior payment, in whole or in part, with respect to any such Insured Payment.

SECTION 4. Fiscal Agent

At any time during the Term of the Policy, the Insurer may appoint a fiscal agent (the “Fiscal Agent”) for purposes of this Policy by written notice to the Beneficiary and the Securities Administrator, specifying the name and notice address of such Fiscal Agent. From and after the date of receipt of such notice by the Beneficiary and the Securities Administrator, copies of all notices and documents required to be delivered to the Insurer pursuant to this Policy shall be simultaneously delivered to the Fiscal Agent and to the Insurer. All payments required to be made by the Insurer under this Policy may be made directly by the Insurer or by the Fiscal Agent on behalf of the Insurer. The Fiscal Agent is the agent of the Insurer only, and the Fiscal Agent shall in no event be liable to the Beneficiary for any acts of the Fiscal Agent or any failure of the Insurer to deposit, or cause to be deposited, sufficient funds to make payments due under this Policy.

SECTION 5. Assignment

This Policy may not be assigned by the Beneficiary without the prior written consent of the Insurer.

SECTION 6. Notices

All notices, presentations, transmissions, deliveries and communications made by the Beneficiary or the Securities Administrator to the Insurer with respect to this Policy shall specifically refer to the number of this Policy, shall be in writing (except as otherwise specifically provided herein) and shall be mailed by registered mail or personally delivered or telecopied to the recipient as follows:

if to the Insurer:

Assured Guaranty Corp.

1325 Avenue of the Americas

New York, New York 10019

Attention: Risk Management

Telephone: (212) 974-0100

Facsimile: (212) 581-3268

(i)	With a copy to the General Counsel at the above address and facsimile number.

If to the Beneficiary:

U.S. Bank National Association, as Trustee

One Federal Street, 3rd Floor

Boston, Massachusetts 02110

Attention: BSABS I LLC, Series 2005-AC5, Class II-A-1 and Class II-A-2

Facsimile: (617) 603-6638

With a copy to:

Wells Fargo Bank, N.A., as Securities Administrator

9062 Old Annapolis Road

Columbia, Maryland 21045

Attn: BSABS 2005-AC5

Facsimile: (410) 715-2380

The Insurer, the Beneficiary or the Securities Administrator may designate an additional or different address, or telephone or telecopier number, by prior written notice. Each notice, presentation, delivery and communication to the Insurer shall be effective only upon Receipt by the Insurer.

SECTION 7. Subrogation

The Insurer shall be subrogated to the rights of the Beneficiary to receive payments in respect of the Insured Payments to the extent of any payment by the Insurer hereunder. Any payment made by or on behalf of the Trust to, and any amounts received under the Pooling Agreement for the benefit of, the Beneficiary in respect of any Insured Payment forming the basis of a claim hereunder (which claim shall have been paid by the Insurer) shall be received and held in trust for the benefit of the Insurer and shall be paid over to the Insurer in accordance with the Pooling Agreement. The Beneficiary shall cooperate in all reasonable respects, and at the expense of the Insurer, with any request by the Insurer for action to preserve or enforce the Insurer’s rights and remedies in respect of the Trust under the Obligation, any related security arrangements or otherwise, including without limitation any request to (i) institute or participate in any suit, action or other proceeding, (ii) enforce any judgment obtained and collect from the Trust or the Beneficiary any amounts adjudged due or

(iii) transfer to the Insurer, via absolute legal assignment, the Beneficiary’s rights in respect of any Insured Payment which may form the basis of a claim hereunder.

SECTION 8. Premiums

The Securities Administrator, on behalf of the Beneficiary, shall pay to the Insurer in accordance with the Pooling Agreement the premium payable to the Insurer in respect of this Policy as set forth in the premium letter, dated July 29, 2005, relating to this Policy.

SECTION 9. Termination

This Policy and the obligations of the Insurer hereunder shall terminate upon the expiration of the Term of the Policy.

SECTION 10. Miscellaneous

(a)   No waiver of any rights or powers of the Insurer or the Beneficiary, or any consent by either of them, shall be valid unless in writing and signed by an authorized officer or agent of the Insurer or Beneficiary, as applicable. The waiver of any right by the Insurer or the Beneficiary, or the failure promptly to exercise any such right, shall not be construed as a waiver of any other right to exercise the same at any time thereafter.

(b)   This Policy will be governed by, and shall be construed in accordance with, the laws of the State of New York (other than with respect to its conflicts of laws principles).

(c)   The Insurer hereby irrevocably submits to the jurisdiction of the United States District Court for the Southern District of New York and any court in the State of New York located in the City and County of New York, and any Appellate Court which hears appeals from any such court, in any action, suit or proceeding brought against it in connection with its obligations under this Policy, or for recognition or enforcement of any judgment with respect thereto, and the Insurer hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard or determined in such New York State court or, to the extent permitted by law, in such United States federal court. The Insurer agrees that a final judgment in any such action, suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment, or in any other manner provided by applicable law. To the extent permitted by applicable law, the Insurer hereby waives and agrees not to assert by way of motion, as a defense or otherwise in any such suit, action or proceeding, any claim (i) that it is not personally subject to the jurisdiction of such courts, (ii) that the suit, action or proceeding is brought in an inconvenient forum, (iii) that the venue of the suit, action or proceeding is improper or (iv) that the subject matter thereof may not be litigated in or by such courts.

(d)   The Insurer hereby waives and agrees not to assert, in each case for the benefit of the Beneficiary only, any and all rights and defenses of any kind which the Insurer might have with respect to the Obligation to pay the amounts due hereunder in full.

(e)   This Policy is not covered by the property/casualty insurance security fund specified in Article 76 of the New York Insurance Law.

IN WITNESS WHEREOF, ASSURED GUARANTY CORP. has caused this Policy to be affixed with its corporate seal and to be signed by its authorized officer, to become effective and binding upon ASSURED GUARANTY CORP. by virtue of such signature.

ASSURED GUARANTY CORP.

By:
Name:	Stephen Donuarumma
Title:	Managing Director

[SEAL]

[Signature Page to Financial Guaranty Policy]

EXHIBIT A

NOTICE OF CLAIM

Assured Guaranty Corp.

[_]	1325 Avenue of the Americas

New York, New York 10019

Attention:	General Counsel

The undersigned, a duly authorized officer of [Name of Securities Administrator] (the “Securities Administrator”), hereby certifies to Assured Guaranty Corp. (the “Insurer”) with reference to Financial Guaranty Insurance Policy No. D-2005-54 (the “Policy”), that:

(i)          The deficiency with respect to the Insured Payment Due for Payment and unpaid by reason of Nonpayment by the Trust for [insert applicable payment date] is $[insert applicable amount] (the “Defaulted Amount”).

(ii)         The Securities Administrator is making a claim under the Policy for the Defaulted Amount to be applied to the payment of the above-described Insured Payment.

(iii)         The Securities Administrator agrees that, following payment by the Insurer made with respect to the Defaulted Amount which is the subject of this Notice of Claim, it (a) will cause such amounts to be applied directly to the payment of the applicable Insured Payment; (b) will insure that such funds are not applied for any other purpose; and (c) will cause an accurate record of such payment to be maintained with respect to the appropriate Insured Payment(s), the corresponding claim on the Policy, and the proceeds of such claim.

(iv)	Payment should be made by wire transfer to the following account:
Bank:	Wells Fargo Bank, N.A.
ABA No.:	121000248

Account Name: SAS Clearing

Account No: 397077146

For Credit to: BSABS I 2005-ACS, acct. 17178900

Upon payment of the applicable Defaulted Amount(s), the Insurer shall be subrogated to the rights of the Beneficiary with respect to such payment, to the extent set forth in Section 7 of the Policy.

Capitalized terms used in this Notice of Claim and not otherwise defined herein shall have the respective meanings ascribed thereto in the Policy.

This Notice of Claim may be revoked at any time by written notice of such revocation by the Securities Administrator to the Insurer, if and only to the extent that moneys are actually received prior to any such revocation from a source other than the Insurer with respect to the Defaulted Amount set forth herein.

IN WITNESS WHEREOF, the undersigned has executed and delivered this Notice of Claim as of the __ day of _________ of 20__.

Wells Fargo Bank, N.A., as Securities Administrator

By:
Name:
Title:

EXHIBIT M-2

FORM OF CLASS II-A POLICY

Surety Bond Financial Guaranty Insurance Company 125 Park Avenue New York, New York 10017 (212) 312-3000 (800) 352-0001
Issuer: Bear Stearns Asset Backed Securities I Trust 2005-AC5	Policy Number: 05030067 Control Number: 0010001

Insured Obligations:

$75,000,000 in aggregate maximum principal amount of Bear Stearns Asset Backed Securities I Trust 2005-AC5, Asset-Backed Certificates, Series 2005-AC5, Class I-A-3 Certificates (the “Insured Certificates”)

Trustee: U.S. Bank National Association

Financial Guaranty Insurance Company (“Financial Guaranty”), a New York stock insurance company, in consideration of the right of Financial Guaranty to receive monthly premiums pursuant to the Pooling and Servicing Agreement (as defined below) and the Insurance Agreement referred to therein, and subject to the terms of this Surety Bond, hereby unconditionally and irrevocably agrees to pay each Insured Amount, to the extent set forth in the Pooling and Servicing Agreement, to the Securities Administrator on behalf of the Trustee named above or its successor, not in its individual capacity, but solely as trustee for the Insured Certificateholders, except as otherwise provided herein with respect to Preference Amounts. Capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in the Pooling and Servicing Agreement as in effect and executed on the date hereof without giving effect to any subsequent amendments or modifications thereto unless such amendments or modifications have been approved in writing by Financial Guaranty.

The term “Insured Amount” means, with respect to the Insured Certificates (1) any Deficiency Amount and (2) any Preference Amount.

The term “Deficiency Amount” means, with respect to any Distribution Date and the Insured Certificates, an amount, if any, equal to the sum of:

(i)      the excess of (x) the Monthly Interest Distributable Amount for the Insured Certificates on such Distribution Date plus the interest portion of any Realized Losses on the Mortgage Loans in Loan Group I on such Distribution Date which are allocated to reduce the Monthly Interest Distributable Amount for the Insured Certificates on such Distribution Date in accordance with the Pooling and Servicing Agreement over (y) the Interest Funds from the Mortgage Loans in Loan Group I on such Distribution Date allocated to pay the Monthly Interest Distributable Amount on the Insured Certificates on such Distribution Date as provided in Section 6.04(a) of the Pooling and Servicing Agreement; and

(ii)      the Certificate Principal Balance of the Insured Certificates to the extent unpaid on the Last Scheduled Distribution Date or earlier termination of the related Sub-Trust pursuant to the terms of the Pooling and Servicing Agreement, in each case after giving effect to distributions made on such date from sources other than this Surety Bond.

The term “Insured Certificateholder” means, as to a particular Insured Certificate, the Person, other than the Depositor, any Servicer, the Master Servicer, the Trustee, the Seller, the Securities Administrator or any subservicer retained by a Servicer who, on the applicable Distribution Date, is entitled under the terms of the Insured Certificates to a distribution on the Insured Certificates.

The term “Last Scheduled Distribution Date” with respect to the Insured Certificates means the Distribution Date occurring in August 2035.

Financial Guaranty will pay a Deficiency Amount with respect to the Insured Certificates by 12:00 noon (New York City time) in immediately available funds to the Securities Administrator on behalf of the Trustee on the later of (i) the second Business Day following the Business Day on which Financial Guaranty shall have received Notice that a Deficiency Amount is due in respect of the Insured Certificates, and (ii) the Distribution Date on which the related Deficiency Amount is payable to the Insured Certificateholders pursuant to the Pooling and Servicing Agreement, for payment to the Insured Certificateholders in the same manner as other payments with respect to the Insured Certificates are required to be made. Any Notice received by Financial Guaranty after 12:00 noon New York City time on a given Business Day or on any day that is not a Business Day shall be deemed to have been received by Financial Guaranty on the next succeeding Business Day.

Upon payment of an Insured Amount hereunder, Financial Guaranty shall be fully subrogated to the rights of the Insured Certificateholders to receive the amount so paid. Financial Guaranty’s obligations with respect to the Insured Certificates hereunder with respect to each Distribution Date shall be discharged to the extent funds consisting of the related Deficiency Amount are received by the Security Administrator on behalf of the Trustee as trustee for the Insured Certificateholders for payment to such Insured Certificateholders, as provided in the Pooling and

Servicing Agreement and herein, whether or not such funds are properly applied by the Securities Administrator.

If any portion or all of any amount that is insured hereunder that was previously distributed to a Insured Certificateholder is recoverable and recovered from such Insured Certificateholder as a voidable preference by a trustee in bankruptcy pursuant to the U.S. Bankruptcy Code, pursuant to a final non-appealable order of a court exercising proper jurisdiction in an insolvency proceeding (a “Final Order”) (such recovered amount, a “Preference Amount”), Financial Guaranty will pay on the guarantee described in the first paragraph hereof, an amount equal to each such Preference Amount by 12:00 noon on the second Business Day following receipt by Financial Guaranty of (w) a certified copy of the Final Order, (x) an opinion of counsel satisfactory to Financial Guaranty that such order is final and not subject to appeal, (y) an assignment, in form reasonably satisfactory to Financial Guaranty, irrevocably assigning to Financial Guaranty all rights and claims of the Trustee and/or such Insured Certificateholder relating to or arising under such Preference Amount and appointing Financial Guaranty as the agent of the Trustee and/or such Insured Certificateholder in respect of such Preference Amount, and (z) a Notice appropriately completed and executed by the Securities Administrator or such Insured Certificateholder, as the case may be. Such payment shall be made to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Final Order and not to the Trustee or Insured Certificateholder directly (unless the Insured Certificateholder has previously paid such amount to such receiver, conservator, debtor-in-possession or trustee named in such Final Order in which case payment shall be made to the Trustee for payment to the Insured Certificateholder upon delivery of proof of such payment reasonably satisfactory to Financial Guaranty). Notwithstanding the foregoing, in no event shall Financial Guaranty be (i) required to make any payment under this Surety Bond in respect of any Preference Amount to the extent such Preference Amount is comprised of amounts previously paid by Financial Guaranty hereunder, or (ii) obligated to make any payment in respect of any Preference Amount, which payment represents a payment of the principal amount of any Insured Certificates, prior to the time Financial Guaranty otherwise would have been required to make a payment in respect of such principal, in which case Financial Guaranty shall pay the balance of the Preference Amount when such amount otherwise would have been required.

Any of the documents required under clauses (w) through (z) of the preceding paragraph that are received by Financial Guaranty after 12:00 noon New York City time on a given Business Day or on any day that is not a Business Day shall be deemed to have been received by Financial Guaranty on the next succeeding Business Day. If any notice received by Financial Guaranty is not in proper form or is otherwise insufficient for the purpose of making a claim under this Surety Bond, it will be deemed not to have been received by Financial Guaranty, and Financial Guaranty will promptly so advise the Securities Administrator, and the Securities Administrator may submit an amended Notice. All payments made by Financial Guaranty hereunder in respect of Preference Amounts will be made with Financial Guaranty’s own funds.

This Surety Bond is non-cancelable for any reason, including nonpayment of any premium. The premium on this Surety Bond is not refundable for any reason, including the payment of any Insured Certificates prior to the maturity of the Insured Certificates. This Surety Bond shall expire and terminate without any action on the part of Financial Guaranty or any other Person on the date that is the later of (i) the date that is one year and one day following the date on which the Insured Certificates shall have been paid in full and (ii) if any insolvency proceeding referenced in the second preceding paragraph has been commenced on or prior to the date specified in clause (i) above, the 30th day after the entry of a final, non-appealable order in resolution or settlement of such proceeding.

A monthly premium shall be due and payable in arrears as provided in the Pooling and Servicing Agreement and the Insurance Agreement.

This Surety Bond does not cover Net Interest Shortfalls or Net WAC Rate Carryover Amounts on the Insured Certificates, nor does it guarantee to the Insured Certificateholders any particular rate of principal payment. In addition, this Surety Bond does not cover shortfalls, if any, attributable to the liability of the Depositor, the Trust, the Trustee or the Insured Certificateholder for withholding taxes, if any (including interest and penalties in respect of any liability for withholding taxes). This Surety Bond does not cover the failure of the Trustee or Securities Administrator to make any distribution required under the Pooling and Servicing Agreement to any Insured Certificateholders.

This Surety Bond is subject to and shall be governed by the laws of the State of New York, without giving effect to the conflicts of laws principles thereof. The proper venue for any action or proceeding on this Surety Bond shall be the County of New York, State of New York.

THE INSURANCE PROVIDED BY THIS SURETY BOND IS NOT COVERED BY THE NEW YORK PROPERTY/CASUALTY INSURANCE SECURITY FUND (NEW YORK INSURANCE CODE, ARTICLE 76).

“Notice” means a written notice in the form of Exhibit A to this Surety Bond by registered or certified mail or telephonic or telegraphic notice, subsequently confirmed by written notice delivered via telecopy, telex or hand delivery from the Securities Administrator to Financial Guaranty specifying the information set forth therein. “Pooling and Servicing Agreement” means the Pooling and Servicing Agreement relating to the Insured Certificates among EMC Mortgage Corporation, as Seller, Bear Stearns Asset Backed Securities I LLC, as Depositor, Wells Fargo Bank, National Association, as Master Servicer and Securities Administrator, and U.S. Bank National Association, as Trustee, dated as of July 1, 2005. “Insurance Agreement” means the Insurance and Indemnity Agreement, among Financial Guaranty, EMC Mortgage Corporation, Bear Stearns Asset Backed Securities I LLC and the Trustee, dated as of July 29, 2005.

In the event that payments under any Insured Certificate are accelerated, nothing herein contained shall obligate Financial Guaranty to make any payment of principal or interest on such Insured Certificate on an accelerated basis, unless such acceleration of payment by Financial Guaranty is at the sole option of Financial Guaranty; it being understood that a payment shortfall in respect of the redemption of any Insured Certificate by reason of the repurchase of the assets of the related Sub-Trust pursuant to Section 11.01 of the Pooling and Servicing Agreement does not constitute acceleration for the purposes hereof.

IN WITNESS WHEREOF, Financial Guaranty has caused this Surety Bond to be affixed with its corporate seal and to be signed by its duly authorized officer in facsimile to become effective and binding upon Financial Guaranty by virtue of the countersignature of its duly authorized representative.

President______________________	Authorized Representative________________

Effective Date: July 29, 2005

EXHIBIT A

NOTICE OF NONPAYMENT

AND DEMAND FOR PAYMENT OF INSURED AMOUNTS

To:	Financial Guaranty Insurance Company

125 Park Avenue

New York, New York 10017

(212) 312-3000

Attention: General Counsel

Telephone: (212) 312-3000

Telecopier: (212) 312-3220

Re:

$75,000,000 in aggregate maximum principal amount of Bear Stearns Asset Backed Securities I Trust 2005-AC5, Asset-Backed Certificates, Series 2005-AC5, Class I-A-3 Certificates (the “Insured Certificates”)

Policy No. 05030067 (the “Surety Bond”)

Distribution Date:	___________________________

We refer to that certain Pooling and Servicing Agreement, dated as of July 1, 2005, among EMC Mortgage Corporation, as Seller, Bear Stearns Asset Backed Securities I LLC, as Depositor, Wells Fargo Bank, National Association, as Master Servicer and Securities Administrator, and U.S. Bank National Association, as Trustee (the “Pooling and Servicing Agreement”), relating to the above referenced Insured Certificates. All capitalized terms not otherwise defined herein or in the Surety Bond shall have the same respective meanings assigned to such terms in the Pooling and Servicing Agreement.

SECTION 6.	The Securities Administrator has determined under the Pooling and Servicing Agreement that in respect of such Distribution Date:
(a)

the excess of (x) the Monthly Interest Distributable Amount for the Insured Certificates on such Distribution Date plus the interest portion of any Realized Losses on the Mortgage Loans in Loan Group I on such Distribution Date which are allocated to reduce the Monthly Interest Distributable Amount for the Insured Certificates on such Distribution Date in accordance with the Pooling and Servicing Agreement over (y) the Interest Funds from the Mortgage Loans in Loan Group I on such Distribution Date allocated to pay the Monthly Interest Distributable Amount on the Insured Certificates on such Distribution Date as provided in Section 6.04(a) of the Pooling and Servicing Agreement is $[__]; and

(b)

the Certificate Principal Balance of the Insured Certificates to the extent unpaid on the Last Scheduled Distribution Date or earlier termination of the related Sub-Trust pursuant to the terms of the Pooling and Servicing Agreement, in each case after giving effect to distributions made on such date from sources other than this Surety Bond is $[___]

(b)      The amounts available to pay the items identified in items (1) through (2) above, as reduced by any portion thereof that has been deposited in the Master Servicer Collection Account or the Distribution Account but may not be withdrawn therefrom pursuant to an order of a United States bankruptcy court of competent jurisdiction imposing a stay pursuant to Section 362 of the United States Bankruptcy Code), is $[_______].

Please be advised that accordingly, a Deficiency Amount is due for the Distribution Date identified above for the Insured Certificates in the amount of $__________. This Deficiency Amount constitutes an Insured Amount payable by Financial Guaranty under the Surety Bond.

[In addition, attached hereto is a copy of the Final Order in connection with a Preference Amount in the amount set forth therein, together with an assignment of rights and appointment of agent and other documents required by the Surety Bond in respect of Preference Amounts. The amount of the Preference Amount is $______________. This Preference Amount constitutes an Insured Amount payable by Financial Guaranty under the Surety Bond.]

Accordingly, pursuant to the Pooling and Servicing Agreement, this statement constitutes a notice for payment of an Insured Amount by Financial Guaranty in the amount of $_______________ under the Surety Bond.

(c)            No payment claimed hereunder is in excess of the amount payable under the Surety Bond.

The amount requested in this Notice should be paid to: [Payment Instructions]

Any person who knowingly and with intent to defraud any insurance company or other person files an application for insurance or statement of claim containing any materially false information or conceals for the purpose of misleading, information concerning any fact material thereto, commits a fraudulent insurance act, which is a crime, and shall also be subject to a civil penalty not to exceed Five Thousand Dollars ($5,000.00) and the stated value of the claim for each such violation.

IN WITNESS WHEREOF, the Securities Administrator has executed and delivered this Notice of Nonpayment and Demand for Payment of Insured Amounts this _____ day of ______________.

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Securities Administrator

By:

Title:

EXHIBIT N

NOTIONAL BALANCE SCHEDULE AND CAP RATE SCHEDULE

Month of Distribution Date	Notional amount of Class I-A-1 Yield Maintenance Agreement($)	Cap Rate of Class I-A-1 Yield Maintenance Agreement (%)	Notional amount of Class I-A-2 Yield Maintenance Agreement($)	Cap Rate of Class I-A-2 Yield Maintenance Agreement (%)
September 25, 2005	123,608,930.29	5.00	19,842,172.12	5.00
October 25, 2005	122,750,387.42	5.00	19,659,070.95	5.00
November 25, 2005	121,776,170.75	5.00	19,450,989.17	5.00
December 25, 2005	120,687,670.30	5.00	19,218,316.69	5.00
January 25, 2006	119,486,608.46	5.00	18,961,540.68	5.00
February 25, 2006	118,175,038.41	5.00	18,681,245.09	5.00
March 25, 2006	116,755,585.03	5.00	18,378,164.05	5.00
April 25, 2006	115,230,942.21	5.00	18,053,068.09	5.00
May 25, 2006	113,604,508.22	5.00	17,706,905.36	5.00
June 25, 2006	111,880,678.37	5.00	17,340,863.40	5.00
July 25, 2006	110,068,322.09	5.00	16,957,132.15	5.00
August 25, 2006	108,199,497.26	5.00	16,563,007.02	5.00
September 25, 2006	106,361,862.72	5.00	16,177,922.71	5.00
October 25, 2006	104,554,900.98	5.00	15,801,672.59	5.00
November 25, 2006	102,778,103.13	5.00	15,434,054.72	5.00
December 25, 2006	101,030,968.62	5.00	15,074,871.76	5.00
January 25, 2007	99,313,005.22	5.00	14,723,930.88	5.00
February 25, 2007	97,623,728.82	5.00	14,381,043.65	5.00
March 25, 2007	95,962,663.31	5.00	14,046,025.93	5.00
April 25, 2007	94,329,340.45	5.00	13,718,697.78	5.00
May 25, 2007	92,723,299.74	5.00	13,398,883.35	5.00
June 25, 2007	91,144,088.30	5.00	13,086,410.83	5.00
July 25, 2007	89,591,260.73	5.00	12,781,112.29	5.00
August 25, 2007	88,064,379.01	5.00	12,482,823.66	5.00
September 25, 2007	86,563,012.34	5.00	12,191,384.61	5.00
October 25, 2007	85,086,737.05	5.00	11,906,638.45	5.00
November 25, 2007	83,635,136.49	5.00	11,628,432.07	5.00
December 25, 2007	82,207,800.89	5.00	11,356,615.86	5.00
January 25, 2008	80,804,327.24	5.00	11,091,043.62	5.00
February 25, 2008	79,424,319.23	5.00	10,831,572.48	5.00

March 25, 2008	78,067,387.08	5.00	10,578,062.83	5.00
April 25, 2008	76,733,147.46	5.00	10,330,378.26	5.00
May 25, 2008	75,421,223.38	5.00	10,088,385.44	5.00
June 25, 2008	74,131,244.10	5.00	9,851,954.12	5.00
July 25, 2008	72,862,844.99	5.00	9,620,957.00	5.00
August 25, 2008	71,615,667.48	5.00	9,395,269.68	5.00
September 25, 2008	70,389,358.89	5.00	9,174,770.63	5.00
October 25, 2008	69,183,572.44	5.00	8,959,341.05	5.00
November 25, 2008	67,997,967.01	5.00	8,748,864.88	5.00
December 25, 2008	66,832,207.18	5.00	8,543,228.71	5.00
January 25, 2009	65,685,963.07	5.00	8,342,321.70	5.00
February 25, 2009	64,558,910.25	5.00	8,146,035.57	5.00
March 25, 2009	63,450,729.65	5.00	7,954,264.47	5.00
April 25, 2009	62,361,107.50	5.00	7,766,905.00	5.00
May 25, 2009	61,289,735.21	5.00	7,583,856.12	5.00
June 25, 2009	60,236,309.32	5.00	7,405,019.07	5.00
July 25, 2009	59,200,531.34	5.00	7,230,297.38	5.00
August 25, 2009	58,182,107.78	5.00	7,059,596.75	5.00
September 25, 2009	57,180,749.98	5.00	6,892,825.05	5.00
October 25, 2009	56,196,174.06	5.00	6,729,892.26	5.00
November 25, 2009	55,228,100.86	5.00	6,570,710.41	5.00
December 25, 2009	54,276,255.80	5.00	6,415,193.53	5.00
January 25, 2010	53,340,368.87	5.00	6,263,257.63	5.00
February 25, 2010	52,420,174.55	5.00	6,114,820.62	5.00
March 25, 2010	51,515,411.68	5.00	5,969,802.30	5.00
April 25, 2010	50,625,823.45	5.00	5,828,124.30	5.00
May 25, 2010	49,751,157.31	5.00	5,689,710.04	5.00
June 25, 2010	48,891,164.86	5.00	5,554,484.68	5.00
July 25, 2010	48,045,601.83	5.00	5,422,375.10	5.00
August 25, 2010	47,213,952.03	5.00	5,293,278.75	5.00
September 25, 2010	46,396,214.63	5.00	5,167,152.74	5.00
October 25, 2010	45,592,206.53	5.00	5,043,934.43	5.00
November 25, 2010	44,801,699.09	5.00	4,923,557.11	5.00
December 25, 2010	44,024,467.45	5.00	4,805,955.61	5.00

January 25, 2011	43,260,290.44	5.00	4,691,066.23	5.00
February 25, 2011	42,508,950.58	5.00	4,578,826.73	5.00
March 25, 2011	41,770,234.00	5.00	4,469,176.31	5.00
April 25, 2011	41,043,930.38	5.00	4,362,055.54	5.00
May 25, 2011	40,329,832.84	5.00	4,257,406.35	5.00
June 25, 2011	39,627,738.00	5.00	4,155,172.02	5.00
July 25, 2011	38,937,445.79	5.00	4,055,297.10	5.00
August 25, 2011	38,258,759.48	5.00	3,957,727.42	5.00
September 25, 2011	37,591,485.60	5.00
October 25, 2011	36,935,433.90	5.00
November 25, 2011	36,290,417.25	5.00
December 25, 2011	35,656,251.67	5.00
January 25, 2012	35,032,756.20	5.00
February 25, 2012	34,419,752.87	5.00
March 25, 2012	33,817,066.70	5.00
April 25, 2012	33,224,525.56	5.00
May 25, 2012	32,641,960.24	5.00
June 25, 2012	32,069,204.27	5.00
July 25, 2012	31,506,094.00	5.00
August 25, 2012	30,952,468.44	5.00
September 25, 2012	30,408,169.32	5.00
October 25, 2012	29,873,040.96	5.00
November 25, 2012	29,346,930.29	5.00
December 25, 2012	28,829,686.76	5.00
January 25, 2013	28,321,162.32	5.00
February 25, 2013	27,821,211.38	5.00
March 25, 2013	27,329,690.79	5.00
April 25, 2013	26,846,459.72	5.00
May 25, 2013	26,371,379.75	5.00
June 25, 2013	25,904,314.69	5.00
July 25, 2013	25,445,130.64	5.00
August 25, 2013	24,993,695.95	5.00
September 25, 2013	24,549,881.11	5.00